EXECUTION VERSION

U.S. $850,000,000
CREDIT AGREEMENT
Dated as of November 28, 2017
among
EXGEN RENEWABLES IV, LLC,
as Borrower,
EXGEN RENEWABLES IV HOLDING, LLC,
as Holding,
THE LENDERS PARTY HERETO,
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Depositary Bank,

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent,
and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

_______________________________________________
MORGAN STANLEY SENIOR FUNDING, INC.,
as Sole Lead Arranger and Sole Lead Bookrunner,
MORGAN STANLEY SENIOR FUNDING, INC.,
as Syndication Agent,
and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Documentation Agent

EXECUTION VERSION

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Page
ARTICLE I. DEFINITIONS 2
Section 1.01Defined Terms    2
Section 1.02Terms Generally    32
ARTICLE II. THE CREDITS33
Section 2.01Commitments    33
Section 2.02Loans and Borrowings    33
Section 2.03Requests for Borrowings    33
Section 2.04Funding of Borrowings    34
Section 2.05Interest Elections    34
Section 2.06Termination of Commitments    35
Section 2.07Evidence of Debt    35
Section 2.08Repayment of Loans; Application of Prepayments    36
Section 2.09Optional and Mandatory Prepayment of Loans    37
Section 2.10Fees    37
Section 2.11Interest    38
Section 2.12Alternate Rate of Interest    38
Section 2.13Increased Costs    39
Section 2.14Break Funding Payments    40
Section 2.15Taxes    40
Section 2.16Payments Generally; Pro Rata Treatment; Sharing of Set-offs    42
Section 2.17Mitigation Obligations; Replacement of Lenders    44
Section 2.18Illegality    45

Section 2.19Depositary Accounts    45
Section 2.20Incremental Revolving Facility and Commitments.    55
ARTICLE III. REPRESENTATIONS AND WARRANTIES57
Section 3.01Organization; Powers    57
Section 3.02Authorization; No Conflicts    57
Section 3.03Enforceability    58
Section 3.04Governmental Approvals; Consents.     58
Section 3.05Financial Statements.     58
Section 3.06No Material Adverse Effect    58
Section 3.07Properties    58
Section 3.08Litigation; Compliance.    59
Section 3.09Federal Reserve Regulations    60
Section 3.10Investment Company Act    60
Section 3.11Use of Proceeds    60
Section 3.12Tax Returns    60
Section 3.13No Material Misstatements    60
Section 3.14Employee Benefit Plans    61
Section 3.15Environmental Matters    61
Section 3.16Solvency    62
Section 3.17Labor Matters    62
Section 3.18Status as Senior Debt; Perfection of Security Interests    62
Section 3.19Material Project Level Agreements    62
Section 3.20Insurance.    63
ARTICLE IV. CONDITIONS TO FUNDING63

Section 4.01Closing Date    63
ARTICLE V. AFFIRMATIVE COVENANTS66
Section 5.01Existence; Businesses and Properties    66
Section 5.02Insurance    66
Section 5.03Taxes; Payment of Obligations    66
Section 5.04Financial Statements, Reports, Etc.    67
Section 5.05Litigation and Other Notices    68
Section 5.06Compliance with Laws    69
Section 5.07Maintaining Records; Access to Properties and Inspections    70
Section 5.08Use of Proceeds    70
Section 5.09Compliance with Environmental Laws    70
Section 5.10Further Assurances    70
Section 5.11Credit Ratings    71
Section 5.12Interest Rate Protection    71
Section 5.13Accounts    71
Section 5.14Existence of the Project Entities; Operation and Maintenance.    71
Section 5.15Subsidiary Distributions    71
ARTICLE VI. NEGATIVE COVENANTS71
Section 6.01Indebtedness    72
Section 6.02Liens    73
Section 6.03Sale and Lease-back Transactions    74
Section 6.04Investments, Loans and Advances    74
Section 6.05Mergers, Consolidations, Sales of Assets and Acquisitions    75
Section 6.06Dividends and Distributions    76

Section 6.07Transactions with Affiliates    77
Section 6.08Business of the Borrower and Holding    78
Section 6.09Limitation on Modifications or Prepayments of Indebtedness; Modifications of Certificate of Incorporation, By-laws and Certain Other Agreements; Etc.    78
Section 6.10Debt Service Coverage Ratio    79
Section 6.11Negative Pledge    79
Section 6.12Swap Agreements    79
Section 6.13Amendment of Major Revenue Contracts, Etc.    79
Section 6.14Fiscal Year, Name, Location and EIN    79
Section 6.15No Subsidiaries or Joint Ventures    79
Section 6.16Bank Accounts    80
Section 6.17Special Purpose Entity    80
ARTICLE VII. EVENTS OF DEFAULT80
Section 7.01Events of Default    80
Section 7.02Right to Cure    82
ARTICLE VIII. THE AGENTS; ADDITIONAL PROVISIONS FOR DEPOSITARY BANK83
Section 8.01Appointment and Authority    83
Section 8.02Rights as a Lender    84
Section 8.03Exculpatory Provisions    84
Section 8.04Reliance by Agents    85
Section 8.05Delegation of Duties    85
Section 8.06Resignation of the Agents    85
Section 8.07Non-Reliance on the Agents and Other Lenders    86
Section 8.08No Other Duties, Etc.    86

Section 8.09Administrative Agent May File Proofs of Claim    86
Section 8.10Collateral and Guarantee Matters    87
Section 8.11Indemnification    87
Section 8.12Withholding    88
Section 8.13Enforcement    88
Section 8.14Additional Depositary Bank Provisions    88
Section 8.15Cash Equivalent Investments in Depositary Accounts.    91
Section 8.16Depositary Account Balance Statements    91
Section 8.17Application of Funds in Depositary Accounts upon Event of Default.    92
ARTICLE IX. MISCELLANEOUS92
Section 9.01Notices    92
Section 9.02Survival of Agreement    93
Section 9.03Binding Effect    94
Section 9.04Successors and Assigns    94
Section 9.05Expenses; Indemnity    97
Section 9.06Right of Set-off    98
Section 9.07Applicable Law    99
Section 9.08Waivers; Amendment    99
Section 9.09Interest Rate Limitation    100
Section 9.10Entire Agreement    101
Section 9.11Waiver of Jury Trial    101
Section 9.12Severability    101
Section 9.13Counterparts    101
Section 9.14Headings    102

Section 9.15Jurisdiction; Consent to Service of Process    102
Section 9.16Confidentiality    102
Section 9.17Communications    103
Section 9.18Release of Liens and Guarantees    104
Section 9.19Acknowledgment and Consent to Bail-in of EEA Financial Institutions    105
Section 9.20U.S.A. PATRIOT Act and Similar Legislation    105
Section 9.21No Fiduciary Duty    105
Section 9.22Affiliated Lenders    106
Section 9.23Certain ERISA Matters    106
Section 9.24No Personal Liability of Directors, Officers, Employees and Equityholders    109

Exhibits and Schedules

Exhibit A-1    Form of Assignment and Acceptance
Exhibit A-2    Form of Affiliated Lender Assignment and Acceptance
Exhibit B    Form of Prepayment Notice
Exhibit C    Form of Borrowing Request
Exhibit D    Form of Interest Election Request
Exhibit E-1    Form of Security Agreement
Exhibit E-2    Form of Pledge Agreement
Exhibit F    Form of Solvency Certificate
Exhibit G-1    Form of ECF Sweep Date Certificate
Exhibit G-2    Form of Quarterly Date Certificate
Exhibit H    Form of Note
Exhibit I    Form of Tax Certificate
Exhibit J    Form of Administrative Questionnaire
Exhibit K    Form of Withdrawal Certificate

Schedule 1.01A        Existing Project Level Financing Agreements
Schedule 1.01B        Material Other Indebtedness Documents
Schedule 1.01C        Project Entities
Schedule 1.01D        Projects
Schedule 2.01        Commitments
Schedule 3.07(c)    Subsidiaries
Schedule 3.07(d)    Equity Interests
Schedule 6.01(i)    Project Level Indebtedness
Schedule 6.02(a)    Liens
Schedule 6.07(b)    Transactions with Affiliates

CREDIT AGREEMENT dated as of November 28, 2017, (as amended, amended and restated, supplemented or otherwise modified, this “Agreement”), a limited liability company organized under the laws of Delaware (the “Borrower”), EXGEN RENEWABLES IV HOLDING, LLC, a limited liability company organized under the laws of Delaware (“Holding”), the LENDERS party hereto from time to time, and MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as administrative agent (in such capacity, together with any successor administrative agent appointed pursuant to the provisions of Article VIII, the “Administrative Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to the provisions of Article VIII, the “Collateral Agent”) for the Lenders and WILMINGTON TRUST, NATIONAL ASSOCIATION, as depositary bank (in such capacity, together with any successor depositary bank appointed pursuant to the provisions of Article VIII, the “Depositary Bank”).
W I T N E S S E T H :
WHEREAS, the Sponsor (such term and each other capitalized term used in these recitals and not otherwise previously defined, as hereinafter defined) has formed each of the Borrower and Holding;
WHEREAS, Holding owns all of the Equity Interests of the Borrower;
WHEREAS, as of the Closing Date, the Borrower owns (A) all of the Equity Interests in (i) ExGen Renewables Holdings, LLC, a limited liability company organized under the laws of Delaware (“ExGen Renewables Holdings”), (ii) SolGen Holding, LLC, a limited liability company organized under the laws of Delaware (“SolGen Holding”) and (iii) Exelon AVSR Holding, LLC, a limited liability company organized under the laws of Delaware (“Exelon AVSR Holding”) and (B) not less than 50% of the Equity Interests in Constellation DCO Albany Power Holdings, LLC, a limited liability company organized under the laws of Delaware (“Albany Power Holdings”);
WHEREAS, ExGen Renewables Holdings owns all of the JV Class A Membership Interests in ExGen Renewables Partners, LLC, a limited liability company organized under the laws of Delaware (“ExGen Renewables JV”);
WHEREAS, ExGen Renewables JV, SolGen Holding, Exelon AVSR Holding and Albany Power Holdings own, directly or indirectly, all (or a specified class of) the Equity Interests of each of the other Project Entities, which collectively own or lease the Projects;
WHEREAS, the Borrower has requested that the Lenders extend credit in the form of Loans on the Closing Date, in an aggregate U.S. Dollar amount for all such Loans of U.S. $850 million; and
WHEREAS, the Borrower intends to use the proceeds of the Loans to declare and consummate distributions to the Sponsor and/or its Affiliates and to pay fees and expenses associated with the Transactions.
NOW, THEREFORE, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

Article I.
DEFINITIONS
Section 1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
“Acceptable Guarantor” shall mean any Affiliate of the Borrower whose long-term debt is rated BBB- or better by S&P or Baa3 or better by Moody’s.
2    “Acceptable LC Issuer” shall mean any bank or trust company that is organized under the laws of the United States (or any state or political subdivision thereof) and whose long-term debt, or whose parent holding company’s long-term debt, is rated BBB+ or better by S&P and Baa1 or better by Moody’s.
3    “Account Letter of Credit” shall mean (a) any letter of credit issued under the Revolving Facility, if any, or (b) any irrevocable standby letter of credit, in form and substance reasonably satisfactory to the Administrative Agent, (i) issued by an Acceptable LC Issuer on account of an applicant (which shall not be a Loan Party or a Subsidiary of a Loan Party), (ii) in respect of which no Loan Party or Subsidiary of a Loan Party has any reimbursement obligations or has provided any credit support therefor and (iii) which letter of credit shall name the Collateral Agent (for the benefit of the Secured Parties) as the beneficiary thereunder.
4    “Additional Albany Green Entities” shall mean any entities formed in connection with an AG Disposition to a Person other than ExGen Renewables JV.
5    “Additional Project” shall have the meaning assigned to such term in the definition of “Permitted Acquisition”.
6    “Additional Project Entity” shall mean the one or more entities acquired pursuant to a Permitted Acquisition that own, directly and indirectly, all or a portion an Additional Project.
7    “Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
8    “Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.10(a).
9    “Administrative Questionnaire” shall mean an Administrative Questionnaire in substantially the form of Exhibit J or any other form approved by the Administrative Agent.
10    “Affiliate” shall mean, of any specified Person, any other Person who directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
11    “Affiliated Lender” shall mean any Person that becomes a Lender that is the Sponsor or an Affiliate of the Sponsor (other than a Loan Party).

12    “Affiliated Lender Assignment and Acceptance” shall mean an assignment and acceptance entered into (x) by a Lender, as assignor, and an Affiliated Lender, as assignee or (y) by an Affiliated Lender, as assignor, and any other Eligible Assignee or Affiliated Lender, as assignee, to the extent permitted pursuant to Section 9.04(b), and, in each case, accepted by the Administrative Agent, in substantially the form of Exhibit A-2 or such other form as shall be approved by the Administrative Agent.
13    “Agent Parties” shall have the meaning assigned to such term in Section 9.17(c).
14    “Agents” shall mean the Administrative Agent, the Collateral Agent, the Depositary Bank, the Syndication Agent and the Documentation Agent.
15    “Aggregate Interests” shall mean all rights to receive dividends, distributions and other restricted payments as an owner of or member in a Person, and all rights to receive payments as a lender pursuant to a member loan (including the DCO Loan) or a financing arrangement similar to the DCO Loan with the applicable Person or its members.
16    “Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
17    “AG Disposition” shall have the meaning assigned to such term in Section 6.05(f).
18    “AG Financing Documents” shall have the meaning assigned to such term in Schedule 1.01A.
19    “Albany Green Energy” shall mean Albany Green Energy, LLC, a limited liability company organized under the laws of Georgia.
20    “Albany Green Entities” shall mean Albany Power Holdings and Albany Green Energy and, if applicable, any Additional Albany Green Entities.
21    “Albany Green Project” shall mean the approximately 50 MW biomass facility owned by Albany Green Energy and listed under the heading “Albany Green Project” in Schedule 1.01D, including the related Project site, and the facilities, structures and improvements erected on the related Project site and all other equipment and property leased or owned by Albany Green Energy and attached to or placed upon the related Project site or used in connection with the operation of the Albany Green Project.
22    “Albany Power Holdings” shall have the meaning assigned to such term in the recitals of this Agreement.
23     “Applicable ECF Percentage” shall mean (a) for each Quarterly Date occurring in 2018, 2019, 2020 and 2021, 100% and (b) for each Quarterly Date thereafter, 75%.
24    “Applicable Margin” shall mean for any day with respect to (a) any LIBOR Loan, 3.00% per annum and (b) any Base Rate Loan, 2.00% per annum.
25    “Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

26    “Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to any Loan Party or any of the Loan Parties’ Affiliates from time to time concerning or relating to bribery or corruption.
27    “Anti-Terrorism Laws” means (a) the U.S.A. Patriot Act, (b) Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) (the “Executive Order”), and (c) and any other similar legal requirements relating to terrorism or money laundering.
28    “Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A-1 or such other form as shall be approved by the Administrative Agent.
29    “Available Cash” shall mean, for any period, the sum (without duplication) of all amounts the Borrower or Holding actually receive in cash during such period in the form of dividends or similar distributions or fees, whether on account of operations, management or maintenance or otherwise, in each case, from the Project Entities pursuant to payments made in accordance with the Project Level Financing Documents or otherwise; provided, that any portion of Available Cash included in the calculation thereof with respect to any Test Quarter shall be included in the calculation of Available Cash for no more than four (4) consecutive Test Quarters.
30    “AVSR Disposition” shall have the meaning assigned to such term in Section 6.05(g).
31    “AVSR Entities” shall mean Exelon AVSR Holding and the other the entities listed in Part 1 of Schedule 1.01C.
32    “AVSR Financing Documents” shall have the meaning assigned to such term in Schedule 1.01A.
33    “AV Solar Project” shall mean the approximately 242 MW solar powered electrical generation facility owned by the AVSR Entities and listed under the heading “AV Solar Project” in Schedule 1.01D, including the related Project site, and the panels, facilities, structures and improvements erected on the related Project site and all other equipment and property leased or owned by the AVSR Entities and attached to or placed upon the related Project site or used in connection with the operation of the AV Solar Project.
34     “Bail-In Action” means the exercise of any Write-down and Conversion Powers by the applicable Resolution Authority.
35    “Bail-In Legislation” means in relation to an EEA Member Country that has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time.
36    “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
37 “Bankruptcy Law” means the Bankruptcy Code and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors.

38    “Base Case Model” shall mean the Sponsor’s financial model EGRIV Lender Model (11.15.2017) - Updated, delivered to the Lead Arranger prior to the Closing Date.
39    “Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate for such day plus 0.50%, (c) the LIBO Rate for a LIBOR Loan with a one month interest period commencing on such day plus 1.00% and (d) 2.00%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively.
40    “Base Rate Borrowing” shall mean a Borrowing comprised of Base Rate Loans.
41    “Base Rate Loan” shall mean any Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article II.
42    “BIS” shall mean the U.S. Department of Commerce’s Bureau of Industry and Security.
43    “Bluestem Entities” shall mean the entities listed in Part 3 of Schedule 1.01C.
44    “Bluestem Financing Documents” shall have the meaning assigned to such term in Schedule 1.01A.
45    “Bluestem Project” shall mean the wind power electric generation project owned by the Bluestem Entities and listed under the heading “Other Projects” in Schedule 1.01D, including the related Project site, and the panels, turbines, facilities, structures and improvements erected on such Project site and all other equipment and property leased or owned by the applicable Bluestem Entities with respect thereto and attached to or placed upon such Project site or used in connection with the operation of such Bluestem Project.
46    “Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
47    “Board of Directors” shall mean (a) with respect to a corporation, the board of directors of the corporation and any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the Board of Directors of the general partner of the partnership; (c) with respect to a limited liability company, the manager or managers thereof or any controlling committee of managers or members thereof; and (d) with respect to any other Person, the board or committee of such Person serving a similar function.
48    “Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
49    “Borrower Liquidity Shortfall” shall have the meaning assigned to such term in Section 2.19(e)(iii).
50    “Borrower Materials” shall have the meaning assigned to such term in Section 9.17(b).
51    “Borrowing” shall mean a group of Loans of a single Type and made on a single date to the Borrower and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.
52    “Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

53    “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, such day is also a day for trading by and between banks in U.S. Dollar deposits in the interbank eurodollar market.
54    “Capital Lease Obligations” of any Person shall mean, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
55    “Capital Stock” shall mean:
(a)    in the case of a corporation, corporate stock;
(b)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(d)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
56 “Cash and Cash Equivalents” shall mean:
(a)    Marketable securities issued by the U.S. Government and supported by the full faith and credit of the U.S. Treasury, either by statute or an opinion of the Attorney General of the United States;
(b)    Marketable debt securities issued by U. S. Government-sponsored enterprises, U. S. Federal agencies, U. S. Federal financing banks, and international institutions whose capital stock has been subscribed for by the United States;
(c)    Certificates of Deposit, Time Deposits, and Bankers Acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that, at the date of acquisition, such investment, and/or the commercial paper or other short term debt obligation of such bank or trust company has a short-term credit rating or ratings from Moody’s and/or S&P, each at least P-1 or A-1;
(d)    Deposit accounts with any bank that is insured by the Federal Deposit Insurance Corporation and whose long-term obligations are rated A3 or better by Moody’s and/or A- or better by S&P;
(e)    Commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition is rated by Moody’s and/or S&P, provided each such credit rating is least P-1 and/or A-1;

(f)    Money market mutual funds that are registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 and that at the time of such investment are rated Aaa by Moody’s and/or AAAm by S&P, including such funds for which the Trustee or an affiliate provides investment advice or other services;
(g)    Tax-exempt variable rate commercial paper, tax-exempt adjustable rate option tender bonds, and other tax-exempt bonds or notes issued by municipalities in the United States, having a short-term rating of "MIG-1" or "VMIG-1" or a long term rating of "AA" (Moody's), or a short-term rating of "A-1” or a long term rating of "AA" (S&P);
(h)    Repurchase obligations with a term of not more than thirty days, 102 percent collateralized, for underlying securities of the types described in clauses (i) and (ii) above, entered into with any bank or trust company or its respective affiliate meeting the requirements specified in clause (iii) above; and
(i)    Maturities on the above securities shall not exceed 365 days and all rating requirements and/or percentage restrictions are based on the time of purchase.
57     “Cash Flow Available for Debt Service” shall mean, as of any date of determination, Available Cash for the Test Period most recently ended as of such date (excluding for the avoidance of doubt, any funds required to be used to prepay the Loans pursuant to Section 2.09(b)) minus any Operating Expenses for such Test Period paid (or directed to be paid pursuant to a Withdrawal Certificate) in cash pursuant to Section 2.19(c)(i) during such Test Period.
58     “Change in Control” shall mean the consummation of any transaction or series of transactions as a result of which (a) the Sponsor shall cease to own and control of record and beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date), directly or indirectly, at least 51.0% of the voting power of the Voting Stock and economic interests represented by the issued and outstanding Equity Interests of Holding; provided that no Change in Control shall be deemed to have occurred in any circumstance set forth in this clause (a) if (i) each of S&P and Moody’s shall have provided a Ratings Reaffirmation after giving effect to such transaction that otherwise would give rise to a Change in Control and (ii) the Person that (directly or indirectly) acquires the Capital Stock of Holding is a direct or indirect owner of one or more renewable electric generating facilities aggregating to at least 300 MW; or (b) Holding shall cease to own and control of record and beneficially (as defined above), directly, 100% of the voting power of the Voting Stock and economic interests represented by the issued and outstanding Equity Interests of the Borrower; or (c) the Borrower shall cease to own and control of record and beneficially (as defined above), directly, (i) with respect to Albany Power Holdings, the percentage of Aggregate Interests in Albany Power Holdings (or such lower percentage as it shall own and control following any AG Disposition) owned and controlled by it on the Closing Date and (ii) in the case of each other Project Holdco, 100% (or such lower percentage as it shall own and control following any AVSR Disposition (in the case of Exelon AVSR Holding) or SolGen Disposition (in the case of SolGen Holding)) of the voting power of the Voting Stock and economic interests represented by the issued and outstanding Equity Interests of such Project Holdco; or (d) either (1) ExGen Renewables Holding shall cease to own and control of record and beneficially (as defined above), directly, 100% of the JV Class A Membership Interests or (2) a Subsidiary of the Sponsor ceases to act as Managing Member (as defined in the ExGen Renewables JV Agreement); provided that no Change in Control shall be deemed to have occurred under this clause (d) so long as ExGen Renewables Holding owns and controls of record and beneficially (as defined above), directly more than 50% of the voting power of the Voting Stock and economic interests represented by the issued and outstanding Equity Interests of ExGen Renewables JV; or (e) Exelon AVSR Holding shall cease to own and control of record and beneficially (as defined above), directly or indirectly, 100% (or such lower percentage as it shall own and control following any AVSR Disposition) of the voting power of the Voting Stock and economic interests represented by the issued and outstanding Equity Interests of each of the other AVSR Entities.
59     “Change in Law” shall mean (a) the adoption or implementation of any treaty, law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law but if not having the force of law, then being one with which the relevant party would customarily comply) of any Governmental Authority made or issued after the Closing Date; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory agencies, in each case, pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
60    “Charges” shall have the meaning assigned to such term in Section 9.09.
61    “Closing Date” shall mean November 28, 2017, and “Closing” shall mean the making of the initial Loans on the Closing Date hereunder.
62    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time (except as otherwise provided herein).
63    “Collateral” shall mean all the “Collateral” as defined in any Security Document.
64    “Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
65    “Collateral and Guarantee Requirement” shall mean the requirement that:
(a)    on the Closing Date, the Collateral Agent shall have received from the Borrower a counterpart of the Security Agreement and from Holding and ExGen Renewables Holdings a counterpart of the Pledge Agreement (which shall include a Guarantee of the Obligations of the Borrower), duly executed and delivered on behalf of such Loan Party;
(b)    on the Closing Date, the Collateral Agent shall be the beneficiary of a pledge of (i) (x) all the issued and outstanding Equity Interests of the Borrower and each Project Holdco other than Albany Power Holdings and (y) 50% of the issued and outstanding Equity Interests of Albany Power Holdings, and (ii) all the issued and outstanding JV Class A Membership Interests, and the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests and JV Class A Membership Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank or shall have otherwise received a security interest over such Equity Interests satisfactory to the Collateral Agent;
(c)    on the Closing Date, the Collateral Agent shall have received from the Borrower, the Collateral Agent and the Depositary Bank a counterpart of a Control Agreement for the Depositary Accounts, in each case, duly executed and delivered on behalf of such Person;
(d)    after the Closing Date, (i) to the extent any Loan Party establishes any securities account with the Depositary Bank, the Collateral Agent shall have received from the Borrower and the Depositary

Bank a fully executed Control Agreement for each such securities account and (ii) to the extent the Borrower or any Project Holdco establishes any deposit account with a bank, the Collateral Agent shall have received from the Borrower a fully executed Local Account Control Agreement for each such account, in each case, duly executed and delivered on behalf of such Person and the Depositary Bank or other bank, as applicable, within thirty (30) days of the establishment of such security account or Local Account (or such longer period as may be agreed to by the Administrative Agent in its sole discretion);
(e)    with respect to any Equity Interests acquired by any Loan Party after the Closing Date (including, if applicable in the case of an AG Disposition to a Person other than ExGen Renewables JV, Equity Interests directly owned by the Borrower in any Additional Albany Green Entity), within thirty (30) days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) of such acquisition of Equity Interests, all such outstanding Equity Interests directly owned by a Loan Party shall have been pledged in accordance with the Security Documents, and the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank or shall have otherwise received a security interest over such Equity Interests reasonably satisfactory to the Collateral Agent; and
(f)    UCC financing statements naming the applicable Loan Party, as the case may be, as debtor and the Collateral Agent as secured party, in form appropriate for filing as may be necessary to perfect the security interests purported to be created by the Security Documents, covering the applicable Collateral which constitutes personal property (in each case, including any supplements thereto) shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording and, as of the Closing Date, Collateral Agent shall have received reasonably satisfactory evidence that all other actions necessary to perfect the security interests purported to be created by the Security Documents have been taken;
provided, that, (x) the Collateral and Guarantee Requirement shall not require the grant of a Lien or provision of a guarantee by any Person over those assets as to which the Administrative Agent and the Collateral Agent shall determine in their reasonable discretion that the costs of obtaining such security interest are excessive in relation to the value of the security to be afforded thereby, and (y) no asset in respect of which a Lien has been granted to the Collateral Agent for the benefit of the Secured Parties shall be subject to any other Lien except for any Lien permitted under Section 6.02.
66    “Commitments” shall mean, with respect to any Lender, the amount set forth on Schedule 2.01 under the heading Commitment. The aggregate amount of the Commitments on the Closing Date is U.S. $850 million.
67    “Commodity Exchange Act” shall mean the Commodity Exchange Act (7. U.S.C. §§ 1 et seq.), as amended from time to time, and any successor statute.
68 “Commodity Hedge Agreement” shall mean any agreement (including each confirmation entered into pursuant to any master agreement) providing for any swap, cap, collar, put, call, floor, future, option, spot, forward, power purchase and sale agreement (including heat rate options), tolling agreement, fuel purchase and sale agreement, emissions credit purchase or sale agreement, power transmission agreement, fuel transportation agreement, fuel storage agreement, energy management agreement, netting agreement or similar agreement entered into in respect of any commodity, whether physical or financial, and any agreement (including any guarantee, credit sleeve or similar arrangement) providing for credit support for the foregoing.
69    “Communications” shall have the meaning assigned to such term in Section 9.17(a).

70    “Completion Proceeds” shall mean amounts released from the Bluestem Completion Account and distributed to ExGen Renewables Holdings in accordance with Section 3.13 of the ExGen Renewables JV Agreement.
71    “Confidential Information Memorandum” shall mean the Confidential Information Memorandum dated November 7, 2017, as modified or supplemented prior to the Closing Date.
72    “Continental Wind Credit Agreement” that certain Credit Agreement, dated as of September 30, 2013, among Continental Wind, LLC, Continental Wind Holding, LLC, the other Continental Wind Entities parties thereto, the lenders and issuing banks party thereto from time to time, and Crédit Agricole Corporate and Investment Bank, as administrative agent for the lenders thereunder.
73    “Continental Wind Entities” shall mean ExGen Renewables I Holding and the other entities listed in Part 6 of Schedule 1.01C and, if applicable, any Additional Project Entities owned, directly or indirectly, by ExGen Renewables I Holding.
74    “Continental Wind Financing Documents” shall have the meaning assigned to such term in Schedule 1.01A.
75    “Continental Wind Projects” shall mean each of the thirteen wind power electric generation projects owned by the Continental Wind Entities and listed under the heading “Continental Wind Projects” in Schedule 1.01D and, if applicable, any Additional Project owned by a Continental Wind Entity (each, individually, a “Continental Wind Project”), including with respect to each such Continental Wind Project the related Project site, and the panels, turbines, facilities, structures and improvements erected on such Project site and all other equipment and property leased or owned by the applicable Continental Wind Entities with respect to such Continental Wind Project and attached to or placed upon such Project site or used in connection with the operation of such Continental Wind Project.
76    “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.
77    “Control Agreement” shall mean one or more control agreements, entered into by the Borrower, the Collateral Agent and the Depositary Bank, which (i) provides that the Depositary Bank will comply with any instructions or entitlement orders originated by the Borrower and, upon delivery of written notice that an Event of Default has occurred and is continuing, the Collateral Agent (but not, after such notice (until rescinded), the Borrower), (ii) is otherwise sufficient to establish the Collateral Agent’s control per Section 9-104 and Section 8-106 of the UCC, as applicable, and (iii) is otherwise in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent.
78    “Credit Support” shall mean “Credit Support” as defined in the Credit Support Reimbursement Agreement.
79    “Credit Support Reimbursement Agreement” shall mean the Reimbursement Agreement, dated as of November 28, 2017 among the Sponsor and the Borrower.
80    “Credit Support Reimbursement Obligations” shall mean “Obligations” as defined in the Credit Support Reimbursement Agreement.
81     “Cure Amount” shall mean the minimum amount which, if added to Available Cash for the Test Period in respect of which a Default in respect of the Financial Performance Covenant occurred,

would cause the Financial Performance Covenant for such Test Period to be satisfied (it being understood and agreed that for purposes of calculating such amount no effect shall be given to any prepayment of Loans with such proceeds).
82    “Cure Right” shall have the meaning assigned to such term in Section 7.02.
83    “DCO Loan” shall have the meaning assigned to such term in Section 6.04(g).
84    “Debt Payment Deficiency” shall have the meaning assigned to such term in Section 2.19(d)(iv).
85    “Debt Service” shall mean, for the Borrower and for any period, the amount of Fees, interest (including, without duplication of interest amounts payable under this Agreement, ordinary course settlement amounts payable by the Borrower under any Interest Rate Swap Agreement, net of ordinary course settlement amounts received by the Borrower thereunder during the relevant period) and Scheduled Amortization Payments of principal due and payable under the Loan Documents during such period (excluding, under all circumstances, any such amounts due and payable on the Maturity Date).
86    “Debt Service Coverage Ratio” shall mean, for any period, the ratio of (a) Cash Flow Available for Debt Service for such period to (b) Debt Service for such period.
87    “Debt Service Reserve Account” shall have the meaning assigned to such term in Section 2.19(a).
88    “Default” shall mean any event or condition that, with the passage of time or the giving of notice or both would be, an Event of Default.
89    “Defaulting Lender” shall mean any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder (including in respect of any participation in Account Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its required funding obligations hereunder, or has made a public statement to that effect with respect to its required obligations hereunder or generally under the other agreements pursuant to which it has committed to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Bankruptcy Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in or to any such proceeding or action or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon the earlier to occur of (x) the delivery of written notice of such determination to the Borrower and each Lender by the Administrative Agent and (y) the fifth Business Day following the occurrence of the applicable event or circumstances described in clause (a), (b), (c) or (d) above (if such event or circumstance continues to exist on such date). No Lender that is Solvent shall be a Defaulting Lender solely by virtue of the precautionary appointment of an administrator guardian, custodian or other similar official with respect to such Lender or any direct or indirect parent company thereof by a Governmental Authority under or based on the law of the governing jurisdiction of such Lender or any direct or indirect parent company thereof if applicable law requires that such appointment not be disclosed.
90    “Depositary Accounts” shall have the meaning assigned to such term in Section 2.19(a).
91    “Depositary Bank” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
92    “Discharge of the Obligations” shall mean, and shall have occurred, when (a) all Obligations owing shall have been paid in full in cash (other than (i) inchoate indemnity obligations that are expressly stated to survive termination and (ii) obligations and liabilities under Secured Swap Agreements that have been cash collateralized or as to which other arrangements satisfactory to the applicable Specified Swap Counterparties shall have been made) and (b) all Commitments shall have terminated or expired.
93     “Disqualified Equity Interest” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to one hundred and eighty (180) days after the Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt or debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to one hundred and eighty (180) days after the Maturity Date.
94    “Dividend” shall have the meaning assigned to such term in Section 6.06.
95    “Documentation Agent” shall mean MSSF in its capacity as documentation agent.
96    “Drawing Amount” shall mean, with respect to any Account Letter of Credit, as of any date of determination, the amount available to be drawn thereunder as of such date.
97    “DSR Increase Payment” shall have the meaning assigned to such term in Section 2.19(d)(i).

98    “DSR Requirement Amount” shall mean, an amount, as calculated on the Closing Date for the six (6) month period following the Closing Date, and thereafter as recalculated on each Quarterly Date (commencing with May 2018) for the six (6) month period following each such Quarterly Date, equal to the amount of Debt Service reasonably anticipated on such date of determination to be due and payable over the six (6) month period commencing on such date of determination (calculated taking into account any amount that would be received or paid by the Borrower pursuant to Interest Rate Swap Agreements that are in effect during the applicable period), in each case based on the reasonable good faith projections of the Borrower and certified to by a Responsible Officer of the Borrower.
99    “ECF Prepayment Account” shall have the meaning assigned to such term in Section 2.19(a).
100    “ECF Sweep Date” shall have the meaning assigned to such term in Section 2.09(b).
101    “Echo Entities” shall mean the entities listed in Part 7 of Schedule 1.01C.
102    “Echo LLC Agreements” shall have the meaning assigned to such term in Schedule 1.01F.
103    “Echo Projects” shall mean each of the wind powered electric generation projects owned by the Echo Entities and listed under the heading “Other Projects” in Schedule 1.01D (each, individually, an “Echo Project”), including with respect to each such Echo Project the related Project site, and the panels, turbines, facilities, structures and improvements erected on such Project site and all other equipment and property leased or owned by the applicable Echo Entity with respect to such Echo Project and attached to or placed upon such Project site or used in connection with the operation of such Echo Project.
104    “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
105    “EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
106    “Eligible Assignee” shall mean any Person other than a natural Person that is (i) a Lender, an Affiliate of any Lender or an Approved Fund (any two or more related Approved Funds being treated as a single Eligible Assignee for all purposes hereof), or (ii) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course.
107    “Engagement Letter” shall mean that certain Engagement Letter, dated October 19, 2017, by and between the Borrower and the Lead Arranger, as amended, amended and restated, supplemented or otherwise modified prior to the date hereof.
108     “Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or sediment, and all other environmental media, and natural resources, including flora and fauna, including birds and bats, or as otherwise defined in any Environmental Law.

109    “Environmental Claim” shall mean any and all actions, suits, demand letters, claims, Liens, notices of noncompliance or violation, notices of liability or potential liability, investigations by a Governmental Authority, judicial, administrative or arbitral proceedings, consent orders or consent agreements relating to any violation or alleged violation of an Environmental Law or the Release of, or human exposure to, any Hazardous Material.
110    “Environmental Law” shall mean, collectively, all federal, state or local laws, including common law, statutes, ordinances, regulations, rules, codes, orders, judgments or other requirements or rules of law governing (a) the prevention, abatement or elimination of pollution, or the protection of the Environment, natural resources or human health or safety, or natural resource damages and (b) the use, generation, handling, treatment, storage, Release, transportation or regulation of, or human exposure to, Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., the Endangered Species Act, 16 U.S.C. §§ 1531 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Clean Water Act, 33 U.S.C. §§ 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq.; the National Environmental Policy Act, 42 U.S.C. §§ 4321 et. seq.; the Migratory Bird Treaty Act, 16 U.S.C. §§ 703 et. seq.; and the Bald and Golden Eagle Protection Act, 16 U.S.C. §§ 668 et. seq., each as amended, and their state or local counterparts or equivalents.
111    “Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.
112    “Equity Proceeds” shall mean the cash proceeds of the issuance of Qualified Equity Interests of Holding or cash capital contributions (other than proceeds received as a result of the exercise of Cure Rights pursuant to Section 7.02) to Holding.
113    “Equity Proceeds Account” shall have the meaning assigned to such term in Section 2.19(a)(ii).
114 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
115 “ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414 of the Code.
116 “ERISA Event” shall mean, if at any time, (i) any Plan fails to comply with any material provision of ERISA and/or the Code (and applicable regulations under either) or with the material terms of such Plan, (ii) any Plan fails to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (iii) a notice of intent to terminate any Plan is or is reasonably expected to be filed with the PBGC or the PBGC institutes proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC notifies the Borrower that a Plan may become a subject of any such proceedings, (iv) a Loan Party incurs or is reasonably expected to incur any liability pursuant to Title I of ERISA (other than routine claims for benefits) or the penalty or excise tax provisions of the Code relating to employee benefit plans, or a Loan Party or any ERISA Affiliate incurs or is reasonably expected to incur any liability pursuant to Title IV of ERISA (other than for timely paid premiums to the PBGC), (v) a Loan Party or any ERISA Affiliate withdraws from any Multiemployer Plan in a complete withdrawal or a partial withdrawal, (vi) a Loan Party or any ERISA Affiliate fails to make any required contribution to a Multiemployer Plan pursuant to Section 431 or 432 of the Code, (vii) any Multiemployer Plan is determined to be insolvent, or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), (viii) a Loan Party establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of a Loan Party thereunder, (ix) a non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975(c) of the Code) occurs with respect to any Plan, (x) any ERISA Plan is determined to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (xi) a “reportable event” occurs (within the meaning of Section 4043 of ERISA) for which notice thereof has not been waived pursuant to regulations as in effect on the date thereof, or (xii) a Foreign Plan Event occurs.
117    “ERISA Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 of ERISA and in respect of which any Loan Party or any ERISA Affiliate is (or if such plan were terminated would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
118    “EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
119    “Event of Default” shall have the meaning assigned to such term in Section 7.01.
120    “Excess Cash Flow” shall mean, for each Excess Cash Flow Period, an amount equal to 100% of Available Cash of the Borrower for such Excess Cash Flow Period and any other amounts deposited into the Revenue Account during such Excess Cash Flow Period less any amounts required to be disbursed pursuant to clauses (i) through (vi) of Section 2.19(c) during such Excess Cash Flow Period.
121    “Excess Cash Flow Period” shall mean (a) initially the period from the Closing Date until May, 2018 and (b) thereafter, each quarterly period ending on each Quarterly Date of each calendar year.
122    “Excess Liquidity Reserve Amount” shall have the meaning assigned to such term in Section 2.19(e)(ii)(C)
123    “Excess Project Disposition Proceeds” shall have the meaning assigned to such term in Section 2.09(b).
124    “Excess Reserve Amount” shall have the meaning assigned to such term in Section 2.19(d)(iii)(A).
125    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
126    “Excluded Indebtedness” shall mean all Indebtedness permitted to be incurred under Section 6.01.
127    “Excluded Swap Obligation” shall mean with respect to the Guarantors (as defined in the Pledge Agreement), (x) as it relates to all or a portion of the Guarantee of the Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of the Guarantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by the Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of the Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
128    “Excluded Taxes” shall mean, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) Taxes imposed on or measured by its net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of the recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15(a) or Section 2.15(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 2.15(e), and (d) any U.S. federal withholding Taxes imposed under FATCA.
129    “Executive Order” has the meaning given to such term in the definition of “Anti-Terrorism Laws”.
130    “Exelon AVSR Holding” shall have the meaning assigned to such term in the recitals hereto.
131    “ExGen Renewables Entities” means ExGen Renewables Holdings, ExGen Renewables JV, the Continental Wind Entities, the RPG Entities, the Bluestem Entities and the Other JV Entities and, if applicable, (a) any Additional Project Entities owned, directly or indirectly, by ExGen Renewables JV and (b) upon consummation of (i) the SolGen Disposition, the SolGen Entities, (ii) the AVSR Disposition, the AVSR Entities and (iii) the AG Disposition where the Albany Green Entities are sold to ExGen Renewables JV, the Albany Green Entities.
132    “ExGen Renewables Holdings” shall have the meaning assigned to such term in the recitals hereto.
133    “ExGen Renewables I Holding” shall mean ExGen Renewables I Holding, LLC, a Delaware limited liability company.
134    “ExGen Renewables JV” shall have the meaning assigned to such term in the recitals hereto.
135    “ExGen Renewables JV Agreements” shall have the meaning assigned to such term in Schedule 1.01A.

136    “ExGen Renewables JV Projects” shall mean the Continental Wind Projects, the RPG Projects, the Bluestem Project and the Other JV Projects and if applicable (a) any Additional Project owned by any ExGen Renewables Entity and (b) upon consummation of (i) the SolGen Disposition, the SolGen Projects, (ii) the AVSR Disposition, the AV Solar Project and (iii) the AG Disposition where the Albany Green Entities are sold to ExGen Renewables JV, the Albany Green Project.
137    “Existing Project Level Financing Documents” shall mean the agreements set forth on Schedule 1.01A.
138    “FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations and official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
138    “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by it.
139    “Fee Letters” shall mean (i) that certain Administrative Agent Fee Letter, dated as of November 28, 2017, by and between the Borrower and the Administrative Agent, (ii) that certain Collateral Agent and Depositary Services Agreement, dated October 5, 2017, by and between the Borrower and the Collateral Agent and (iii) any other fee letters between the Borrower and any Agent, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time.
140    “Fees” shall mean the Administrative Agent Fees and any other fees payable under the Fee Letters, any other fees payable to the Collateral Agent or the Depositary Bank by the Loan Parties and any fees payable under the Engagement Letter.
141    “Financial Assets” shall have the meaning assigned to such term in Section 8.01(e).
142    “Financial Officer” of any Person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person.
143    “Financial Performance Covenant” shall mean the covenant of the Borrower set forth in Section 6.10.
144    “Foreign Benefit Arrangement” shall mean any employee benefit arrangement mandated by non-U.S. law that is maintained or contributed to by any Loan Party.
145    “Foreign Plan” shall mean each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to U.S. law and is maintained or contributed to by any Loan Party.
146    “Foreign Plan Event” shall mean, with respect to any Foreign Benefit Arrangement or Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Benefit Arrangement or Foreign Plan, (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Benefit Arrangement or Foreign Plan required to be registered, or (c) the failure of any Foreign Benefit Arrangement or Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Benefit Arrangement or Foreign Plan.
147    “FPA” shall have the meaning assigned to such term in Section 3.08(c).
148    “Fully Funded” shall mean, with respect to the Debt Service Reserve Account and as of any date of determination, that the sum of (a) the amount of Cash and Cash Equivalents on deposit in the Debt Service Reserve Accounts as of such date of determination plus (b) the maximum amount guaranteed pursuant to any Sponsor Guaranty credited to such account as of such date of determination plus (c) the aggregate Drawing Amounts as of such date of determination of any Account Letters of Credit in favor of the Collateral Agent credited to such account, is not less than the then applicable DSR Requirement Amount (provided, that (i) (x) such Sponsor Guaranty shall have not been terminated or disavowed in writing and no payment default shall have occurred thereunder and (y) the guarantor under any such Sponsor Guaranty has not ceased to be an Acceptable Guarantor, and (ii) (x) such Account Letter of Credit shall be in full force and effect (and shall not expire within thirty (30) days from the date of determination) unless the Collateral Agent has received notice from the issuer thereof that such Account Letter of Credit will be renewed in accordance with its terms or has received notice from the issuer thereof or the Borrower that such Account Letter of Credit will be extended or replaced (with another Account Letter of Credit, a Sponsor Guaranty or cash in a corresponding amount deposited in the Debt Service Reserve Accounts) on or prior to its stated expiration date) and (y) the issuer of such Account Letter of Credit has not ceased to be an Acceptable LC Issuer (unless such Account Letter of Credit has been replaced with another Account Letter of Credit, Sponsor Guaranty or cash in a corresponding amount deposited in the Debt Service Reserve Accounts)), and “Fully Fund” shall have a meaning correlative thereto.
149    “GAAP” shall mean generally accepted accounting principles and practices as in effect from time to time in the United States of America.
150    “Governmental Authority” shall mean any federal, state, provincial, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.
151    “Government Official” shall mean any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office.
152    “Guarantee” shall mean a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
153    “Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature, in each case to the extent subject to regulation or for which liability can be imposed under any Environmental Law.
154    “Hedging Obligations” shall mean, with respect to any specified Person, the obligations of such Person under (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (b) other agreements or arrangements designed to manage interest rates or interest rate risk; and (c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices, including Commodity Hedge Agreements.
155    “Holding” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
156    “Indebtedness” shall mean, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(a)    in respect of borrowed money;
(b)    evidenced by bonds, notes, debentures or similar instruments;
(c)    in respect of letters of credit, banker’s acceptances or other similar instruments (or reimbursement agreements in respect thereof);
(d)    representing Capital Lease Obligations;
(e)    representing the balance deferred and unpaid of the purchase price of any property or services due more than 60 days after such property is acquired or such services are completed; or
(f)    representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
157     “Indemnified Taxes” shall mean all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party under any Loan Document.
158    “Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).
159    “Information” shall have the meaning assigned to such term in Section 3.13(a).
160    “Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05, in substantially the form of Exhibit D.
161    “Interest Payment Date” shall mean (a) with respect to any LIBOR Loan, each Quarterly Date, (b) with respect to any Base Rate Loan, each Quarterly Date and (c) as to any Loan, the Maturity Date.
162    “Interest Period” shall mean, as to any Borrowing consisting of a LIBOR Loan, the period commencing on the date of such Borrowing or on the last day of the immediately preceding

Interest Period applicable to such Borrowing, as applicable, and ending on the next Quarterly Date that is one (1), three (3) or six (6) months thereafter, as the Borrower may elect; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following: (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; (ii) the Borrower may not select an Interest Period that would extend beyond the Maturity Date; (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and (iv) notwithstanding the foregoing, in connection with the LIBOR Borrowing made on the Closing Date, such LIBOR Borrowing may have an Interest Period commencing on the Closing Date and ending on the first Quarterly Date after the Closing Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
163    “Interest Rate Swap Agreements” shall have the meaning assigned to such term in Section 5.12.
164    “Interpolated Rate” shall mean at any time, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate (for the longest period for which that LIBO Screen Rate is available in U.S. Dollars) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate (for the shortest period for which that LIBO Screen Rate is available for U.S. Dollars) that exceeds the Impacted Interest Period, in each case, at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. When determining the rate for a period which is less than the shortest period for which the LIBO Screen Rate is available, the LIBO Screen Rate for purposes of clause (a) above shall be deemed to be the overnight rate for U.S. Dollars determined by the Administrative Agent from such service as the Administrative Agent may select.
165    “Investment” shall have the meaning assigned to such term in Section 6.04.
166    “JV Class A Membership Interests” shall mean the “Class A Interests” as defined in the ExGen Renewables JV Agreement.
167    “Lead Arranger” shall mean MSSF in its capacity as sole lead arranger and sole bookrunner.
168    “Lender” shall mean each financial institution listed on Schedule 2.01, as well as any Person (other than a natural person) that becomes a “Lender” hereunder pursuant to Section 9.04.
169    “Lender Counterparty” shall mean (a) the Administrative Agent, the Lead Arranger or any of their respective Affiliates or (b) any Lender or any of its Affiliates, in the case of this clause (b) with a credit rating (or having a guarantor with a credit rating) equal to or better than A- from S&P or A3 from Moody’s at the time it enters into a Swap Agreement, in each case, in its capacity as a party to a Swap Agreement.
170    “LIBO Base Rate” shall mean, with respect to any LIBOR Loan for any Interest Period, (i) the rate appearing on the applicable Reuters screen page (or on any successor or substitute page or service providing quotations of interest rates applicable to dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period or (ii) if the rate referenced in clause (i) above does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (in each case, the “LIBO Screen Rate”); provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to U.S. Dollars, then the LIBO Base Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement).
171    “LIBO Rate” shall mean, with respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the greater of (x) the quotient obtained by dividing (a) the LIBO Base Rate for such LIBOR Loan for such Interest Period by (b) 1 minus the LIBOR Reserve Requirement for such LIBOR Loan for such Interest Period and (y) 1.00% per annum.
172    “LIBOR Borrowing” shall mean a Borrowing comprised of LIBOR Loans.
173    “LIBOR Loans” shall mean Loans that bear interest at rates based upon the LIBO Rate.
174    “LIBOR Reserve Requirements” shall mean, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board by member banks of the Federal Reserve System against “Eurocurrency liabilities” (as such term is used in Regulation D) (such requirement as set forth on www.federalreserve.gov/monetarypolicy/reservereq.htm or any similar website operated or made available from time to time by the Board either relating to reserve requirements in general or to the terms of Regulation D in particular). Without limiting the effect of the foregoing, the LIBOR Reserve Requirements shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the LIBO Rate is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Loans. The LIBO Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirements.
175     “Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. For certainty, “Lien” shall not include any netting or set-off arrangements under any contract, agreement or other undertaking that is otherwise permitted to be entered into by ExGen Renewables JV, any Project Holdco or any Project Entity in accordance with the Project Level Financing Documents to which it (or its Subsidiaries) is a party.
176    “Liquidity Reserve Account” shall have the meaning assigned to such term in Section 2.19(a).

177    “Liquidity Reserve Maximum Balance” shall mean $[***].
178    “LLC Agreement” shall mean (i) the Amended and Restated Limited Liability Company Agreement of the Borrower, effective as of November 10, 2017 and (ii) the Second Amended and Restated Limited Liability Company Agreement of Holding, effective as of November 10, 2017.
179    “Loan Documents” shall mean this Agreement, the Security Documents and any Notes issued under Section 2.07(d).
180    “Loan Parties” shall mean the Borrower, Holding and ExGen Renewables Holdings. For the avoidance of doubt, none of the Sponsor, the Parent, or the Project Entities (other than ExGen Renewables Holdings) shall be (or be deemed for any purpose to be) Loan Parties.
181    “Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01.
182    “Local Account Control Agreement” shall mean (i) the Deposit Account Control Agreement, entered into as of November 28, 2017, among the Borrower, the Collateral Agent and Citibank, N.A. as depositary bank and (ii) any other account control agreement entered into to establish “control” (within the meaning of the UCC) over Local Accounts in form and substance reasonably satisfactory to the Administrative Agent.
183    “Local Accounts” shall mean one or more “local checking account(s)” or similar account(s) to be established by the Borrower or any Project Holdco at their respective election, which account(s) shall be subject to a perfected, first priority Lien of the Collateral Agent pursuant to the applicable Local Account Control Agreement but to which the Borrower or any such Project Holdco shall have at all times, other than upon the occurrence and continuation of a Trigger Event, full access and signing authority for the purpose of writing checks or wiring funds for the purposes permitted hereunder; provided that the aggregate $[***].
184    “Major Revenue Contract” shall mean (a) each agreement for the sale of all or a portion of the energy, capacity and/or ancillary services entered into by any Project Entity from time to time with respect to output of the AV Solar Project and (b) PTC Agreements, together with all amendments, modifications, supplements or replacements thereto or thereof to the extent permitted hereunder.
185    “Margin Stock” shall have the meaning assigned to such term in Regulation U.
186    “Material Adverse Effect” shall mean a material adverse effect on (i) the business, assets, properties, financial condition or results of operations of the Borrower and its Subsidiaries (including all Project Entities), taken as a whole, (ii) the rights and remedies of the Agents and the Lenders under any Loan Document or (iii) the ability of the Loan Parties (taken as a whole) to perform their payment and other material obligations under any Loan Document.
187    “Material Indebtedness” shall mean (x) with respect to any Loan Party, any outstanding Indebtedness (other than the Loans) of any such Person in an aggregate principal amount equal to or greater than U.S. $[***] and (y) with respect to any Project Entity (or, to the extent under a common financing arrangement, Project Entities), outstanding Indebtedness of any such Person in an aggregate principal amount equal to or greater than U.S. $[***](including under any Project Level Financing Documents).

188    “Material Other Indebtedness Document” shall mean any definitive documentation for any Indebtedness for borrowed money with a principal or committed amount equal to or greater than $[***] (and any Guarantees and security related thereto) of one or more Project Entities.
189    “Material Project Level Agreements” shall mean (i) the Project Level Financing Documents and (ii) the Major Revenue Contracts.
190    “Material Project Subsidiary” shall mean any of the Project Holdcos and AVSR Entities.
191    “Maturity Date” shall mean November 28, 2024 (or if such date is not a Business Day, the next succeeding Business Day, unless such Business Day is in the next calendar month, in which case the next preceding Business Day).
192    “Maximum Rate” shall have the meaning assigned to such term in Section 9.09.
193    “Moody’s” shall mean Moody’s Investors Service, Inc., and its successors.
194    “MSSF” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Multiemployer Plan” shall mean any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions.
195    “Net Proceeds” shall mean:
(a)    100.0% of the proceeds constituting Cash and Cash Equivalents paid and actually received by a Loan Party (including any cash payments or payments consisting of Cash and Cash Equivalents paid and received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable and including casualty insurance settlements and condemnation awards, but only as and when paid and received) from any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets) to any Person of any asset or assets of any of the Loan Parties (other than those permitted under Section 6.05, other than Section 6.05(e) but subject to the terms of the Project Level Financing Documents) net of (x) attorneys’ fees, accountants’ fees, investment banking fees, sales commissions, required debt payments and required payments of other obligations (including swap breakage costs) relating to the applicable asset (other than pursuant hereto) and any cash reserve for adjustment in respect of the sale price of such asset established in accordance with GAAP, including pension and post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and (y) Taxes and Other Taxes paid or payable as a result thereof; and
(b)    100.0% of the proceeds constituting Cash and Cash Equivalents from the incurrence, issuance or sale by any of the Loan Parties of any Indebtedness (other than Excluded Indebtedness), net of all Taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.
For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower or any of their respective Affiliates shall be disregarded, except for financial advisory fees customary in type and amount paid to Affiliates of the Sponsor.

196    “Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.17(c).
197    “Non-U.S. Lender” shall have the meaning assigned to such term in Section 2.15(e).
198    “Note” shall mean a promissory note delivered by the Borrower pursuant to Section 2.07(d) and substantially in the form of Exhibit H.
199    “Obligations” shall mean all amounts owing to any of the Agents, any Lender or any other Secured Party pursuant to the terms of this Agreement or any other Loan Document, or to any Specified Swap Counterparty pursuant to the terms of any Secured Swap Agreement, or pursuant to the terms of any Guarantee thereof, including with respect to any Loan, Secured Swap Agreement or other agreement, and all other obligations and liabilities of the Loan Parties of any kind and description to the Agents, any Lender or any other Secured Party, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and whether on account of principal, interest, fees, indemnities, costs, expenses, guarantee obligations or otherwise, which may arise under, out of, or in connection with, this Agreement or any other Loan Document, and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, that at no time shall Obligations include any Excluded Swap Obligations.
200    “OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.
201    “Operating Expenses” shall mean all costs and expenses of the Borrower and Holding incurred by the Borrower and Holding pursuant to or in respect of the Loan Documents (other than Fees).
202    “Organizational Documents” shall mean (i) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association, as amended, and its by- laws, as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended.
203    “Other Connection Taxes” shall mean, with respect to any Agent or any Lender, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
204    “Other JV Entities” shall mean the entities listed in Part 8 of Schedule 1.01C and, if applicable, any Additional Project Entities owned, directly or indirectly, by ExGen Renewables JV and that are not Continental Wind Entities, Bluestem Entities or RPG Entities.
205    “Other JV Projects” shall mean each of the wind and solar power electric generation projects owned by the Other JV Entities and listed under the heading “Other Projects” in Schedule 1.01D and any Additional Project owned by any Other JV Entity (each, individually, an “Other JV Project”), including with respect to each such Other JV Project the related Project site, and the panels, turbines, facilities, structures and improvements erected on such Project site and all other equipment and property leased or owned by the applicable Other JV Entity with respect to such Other JV Project and attached to or placed upon such Project site or used in connection with the operation of such Other JV Project.
206     “Other Taxes” shall mean any and all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17(b)).
207    “Parent” shall mean Exelon Corporation, a Pennsylvania corporation.
208    “Participant” shall have the meaning assigned to such term in Section 9.04(c)(i).
209    “Participant Register” shall have the meaning assigned to such term in Section 9.04(c)(i).
210    “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
211    “Permitted Acquisition” shall mean (a) the acquisition, directly or indirectly, by the Borrower, whether by purchase, merger or otherwise (and in one or more transactions), of all or a portion of the Equity Interests in Albany Power Holdings that are not owned by it on the Closing Date and (b) any acquisition, directly or indirectly, by the Borrower, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or all or a portion of the Equity Interests of, a Person owning any wholesale renewable electric generating facility or distributed electric generating portfolio in the United States (including any “ROFO Assets” as defined in the ExGen Renewables JV Agreement) (each an “Additional Project”); provided that (i) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable law and in conformity with all applicable consents, orders, permits and approvals of any Governmental Authority, (ii) such acquisition does not result in any default or event of default under any Material Project Level Agreement, (iii) to the extent the Person acquiring such assets or Equity Interests is a Loan Party, the Collateral and Guaranty Requirement shall have been satisfied and (iv) the Borrower shall have delivered to Administrative Agent a certificate of a Responsible Officer of the Borrower certifying compliance with the foregoing clauses (i) through (iii).
212    “Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, individual or family trusts, or government or any agency or political subdivision thereof.
213 “Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is maintained or is contributed to by a Loan Party or any ERISA Affiliate and is covered by Title IV of ERISA or is subject to minimum funding standards under Section 412 of the Code.
214    “Platform” shall have the meaning assigned to such term in Section 9.17(b).
215    “Pledge Agreement” shall mean the Guarantee and Pledge Agreement, substantially in the form of Exhibit E-2, between Holding, ExGen Renewables Holdings and the Collateral Agent.
216    “Pledged Collateral” with respect to particular Collateral, shall have the meaning assigned to such term, the term “Pledged Equity Interests” or similar term in the Security Document applicable to such Collateral.

217    “Prepayment Notice” shall mean a notice by the Borrower to prepay Loans in accordance with Section 2.08, in substantially the form of Exhibit B.
218    “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York, NY (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors).
219    “Prior Liens” shall mean Liens permitted pursuant to Section 6.02 other than Liens permitted pursuant to clauses (b), (d) and (h) of Section 6.02.
220    “Project Entities” shall mean each of, or all of, as the context shall require, the AVSR Entities, the ExGen Renewables Entities, the SolGen Entities, the Albany Green Entities and any Additional Project Entities not otherwise included in the foregoing (but excluding, for purposes of clarity, any Project Entities transferred or otherwise disposed of in accordance with Section 6.05(e) from and after such disposition).
221    “Project Holdcos” each of, or all of, as the context shall require, (i) ExGen Renewables Holdings, (ii) SolGen Holding (until the consummation of the SolGen Disposition), (iii) Exelon AVSR Holding (until the consummation of the AVSR Disposition), and (iv) Albany Power Holdings (until the consummation of the AG Disposition where the Albany Green Entities are sold to ExGen Renewables JV) (or, if applicable in the case of an AG Disposition to a Person other than ExGen Renewables JV, any Additional Albany Green Entity directly owned by the Borrower).
222    “Project Level Financing Documents” shall mean (i) the Existing Project Level Financing Documents and (ii) any Material Other Indebtedness Document and any other definitive documentation for any Indebtedness for borrowed money of any Project Entity that is in full force and effect as of the Closing Date and set forth on Schedule 1.01B or entered into after the Closing Date (or, with respect to any Additional Project, was entered into on or prior to the date of the applicable Permitted Acquisition by the applicable Additional Project Entities), in each case, together with all amendments, modifications, supplements or replacements thereto or thereof to the extent permitted hereunder. Notwithstanding the foregoing, for the avoidance of doubt, solely for the purposes of Sections 6.01(h), 6.02(h), and 6.05(e), the term “Project Level Financing Documents” shall only include those documents and agreements listed in clauses (i) and (ii) of the preceding sentence as such documents and agreements are in effect as of the Closing Date and without giving effect to any amendments, modifications, supplements or replacements thereto or thereof after the Closing Date (other than any amendments, modifications, supplements or replacements thereto or thereof as to which the Required Lenders shall have consented to in writing).
223    “Project Level Indebtedness” shall mean Indebtedness of the Project Entities existing on the Closing Date and set forth on Schedule 6.01(i).
224    “Project Liquidity Shortfall” shall have the meaning assigned to such term in Section 2.19(e)(iii).
225     “Projections” shall mean the projections of the Borrower and its Subsidiaries, including the Base Case Model, the pro forma balance sheet of the Borrower referred to in Section 3.05(c) and any other projections and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders, the Lead Arranger or the Administrative Agent by or on behalf of Holding or any of its Subsidiaries prior to the Closing Date.

226 “Projects” shall mean each of, or all of, as the context shall require, the ExGen Renewables JV Projects (including the Continental Wind Projects, the RPG Projects and the Other JV Projects), the SolGen Projects (until the consummation of the SolGen Disposition), the AV Solar Project (until the consummation of the AVSR Disposition), the Albany Green Project (until the consummation of the AG Disposition where the Albany Green Entities are sold to ExGen Renewables JV) and any Additional Projects not otherwise included in the foregoing (but excluding, for purposes of clarity, any Projects transferred or otherwise disposed of in accordance with Section 6.05(e) from and after such disposition).
227 “PTC Agreements” shall mean (i) the Offtake Agreement, dated as of September 1, 2013, by and between Parent and Continental Wind, LLC and (ii) the Offtake Agreement, dated as of March 31, 2016, by and between Sponsor and Renewable Power Generation, LLC.
228    “Public Lender” shall have the meaning assigned to such term in Section 9.17(b).
229    “Public Side Information” shall have the meaning assigned to such term in Section 9.17(b).
230    “PUHCA” shall have the meaning assigned to such term in Section 3.08(c).
231    “Qualified Equity Interests” of any Person shall mean any Equity Interest of such Person that is not a Disqualified Equity Interest.
232    “Quarterly Date” shall mean each February 28, May 31, August 31 and November 30 of each calendar year. The first Quarterly Date after the Closing Date shall be February 28, 2018.
233    “Ratings Reaffirmation” shall mean, in the case of an event or proposed event, a reaffirmation by each of S&P and Moody’s that the then current ratings respectively assigned by such entities to the Term Loan Facility will not be lower, after giving effect to the event or proposed event, than the ratings respectively assigned by such entities to the Term Loan Facility immediately prior to such event or proposed event.
234    “Register” shall have the meaning assigned to such term in Section 9.04(b)(iv).
235    “Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
236    “Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
237    “Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
238    “Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
239    “Related Indemnitee” shall mean, with respect to any Indemnitee, (i) any Affiliate of an Indemnitee and (ii) the Related Parties of such Indemnitee, in each case, only to the extent such Person is acting on the instructions of such Indemnitee or within the scope of such Person’s employment or engagement by such Indemnitee.

240    “Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates.
241    “Release” shall mean any placing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing or migrating in, into, onto or through the Environment, and “Released” shall have a meaning correlative thereto.
242    “Relevant Parties” shall have the meaning assigned to such term in Section 9.23(a).
243     “Repricing Event” shall mean (i) (x) any voluntary prepayment of Loans pursuant to Section 2.09(a), in whole or in part, with the proceeds of, or any conversion of any Loans into, any new or replacement tranche of debt financing bearing interest at an “effective” interest rate less than the “effective” interest rate applicable to the Loans or (y) any amendment to this Agreement that, directly or indirectly, reduces the “effective” interest rate applicable to the Loans or (ii) any assignment permitted under Section 2.17(c) of all or any portion of the Loans of any Lender in connection with any amendment under clause (i) of this definition. For purposes of this definition, the “effective” interest rate shall be deemed to include original issue discount and upfront fees (which fees shall be deemed to constitute like amounts of original issue discount being equated to interest margins in a manner consistent with generally accepted financial practice based on an assumed four-year life to maturity) and, in any event, will exclude arrangement, structuring or other fees paid in connection therewith that are not shared with all lenders in connection with such Repricing Event.
243    “Required Lender Vote/Directive” shall have the meaning assigned to such term in Section 9.22.
244    “Required Lenders” shall mean, at any time, Lenders having Loans and Commitments outstanding that, taken together, represent more than 50.0% of the sum of all Loans and Commitments outstanding. The Loans and Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time and the Loans and Commitments of any Affiliated Lenders shall, for purposes of this definition, be subject to Section 9.22.
245    “Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
246    “Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of the Loan Documents.
247    “Revenue Account” shall have the meaning assigned to such term in Section 2.19(a).
248    “Revolving Facility” shall the meaning assigned to such term in Section 2.20(a).
249    “RPG Entities” shall mean RPG Holdings and the other entities listed in Part 4 of Schedule 1.01C and, if applicable, any Additional Project Entities owned, directly or indirectly, by RPG Holdings.
250    “RPG Financing Documents” shall have the meaning assigned to such term in Schedule 1.01A.

251    “RPG Holdings” shall mean Renewable Power Generation Holdings, LLC, a Delaware limited liability company.
252    “RPG Projects” shall mean each of the seven wind and solar power electric generation projects owned by the RPG Entities and listed under the heading “RPG Projects” in Schedule 1.01D and any Additional Projects owned by any RPG Entity (each, individually, a “RPG Project”), including with respect to each such RPG Project the related Project site, and the panels, turbines, facilities, structures and improvements erected on such Project site and all other equipment and property leased or owned by RPG Holdings and its Subsidiaries with respect to such RPG Project and attached to or placed upon such Project site or used in connection with the operation of such RPG Project.
253    “S&P” shall mean S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.
254    “Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.
255    “Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement: Crimea, Cuba, Iran, North Korea and Syria).
256    “Sanctioned Person” shall mean, at any time, any Person subject to or the target of Sanctions including, without limitation, (a) any Person listed in any of the following Sanctions-related lists of designated Persons: OFAC’s Specially Designated Nationals (“SDN”) List, BIS’s Denied Persons, Unverified and Entity Lists, the U.S. Department of State’s Debarred Persons List, the Consolidated United Nations Security Council Sanctions List, the U.K. HM Treasury Consolidated List of Targets, or the European Union’s List of designated individuals and entities, (b) any Person organized or resident in a Sanctioned Country (unless otherwise permitted, exempted, excepted, generally licensed, or specifically licensed by the applicable administering agency) or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
257    “Sanctions” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States and administered by OFAC, BIS or the U.S. Department of State, or any successor agency, and (b) the United Nations Security Council, the European Union as administered by any European Union member state, or the United Kingdom’s HM Treasury, or any sanctions authority of a jurisdiction where a Loan Party, Loan Party Subsidiary or Loan Party Affiliate is located or doing business.
258    “Scheduled Amortization Payment” shall have the meaning assigned to such term in Section 2.08(a).
259    “SEC” shall mean the Securities and Exchange Commission or any successor thereto.
260    “Secured Parties” means the Agents, the Lead Arranger, the Lenders from time to time party hereto and each Specified Swap Counterparty.
261    “Secured Swap Agreement” shall mean any Swap Agreement settled by reference to interest rates that is entered into by the Borrower and any Specified Swap Counterparty, to the extent, the Borrower has notified the Administrative Agent of its entry thereof and designated the applicable Lender Counterparty as a Specified Swap Counterparty (for the avoidance of doubt, it being understood that such notification may cover all transactions that have been or may be entered into under a specific master agreement and, in any event, that such notification and designation shall only need to be made once).
262    “Securities Act” shall mean the Securities Act of 1933, as amended.
263    “Security Agreement” shall mean the Pledge and Security Agreement, substantially in the form of Exhibit E-1, among the Borrower and the Collateral Agent.
264    “Security Documents” shall mean the Security Agreement, the Pledge Agreement, the Control Agreements and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing, the Collateral and Guarantee Requirement or Section 5.10.
265    “SolGen Disposition” shall have the meaning assigned to such term in Section 6.05(h).
266    “SolGen Entities” shall mean SolGen Holding and the other entities listed in Part 5 of Schedule 1.01C and, if applicable, any Additional Project Entities owned, directly or indirectly, by SolGen Holding.
267    “SolGen Financing Documents” shall have the meaning assigned to such term in Schedule 1.01A.
268    “SolGen Holding” shall have the meaning assigned to such term in the recitals hereto.
269    “SolGen Projects” shall mean each of the thirty seven projects that comprise distributed solar photovoltaic generation assets on 192 sites owned by the SolGen Entities and listed under the heading “SolGen Projects” in Schedule 1.01D and any Additional Project owned by any SolGen Entity (each, individually, a “SolGen Project”), including with respect to each such SolGen Project the related Project sites, and the panels, facilities, structures and improvements erected on such Project sites and all other equipment and property leased or owned by the SolGen Entities with respect to such SolGen Project and attached to or placed upon such Project sites or used in connection with the operation of such SolGen Project.
270    “Solvent” or “Solvency” shall mean, with respect to any Person (on a consolidated basis) on any date of determination, that on such date (i) the fair value of the assets (for the avoidance of doubt, calculated to include goodwill and other intangibles) of such Person, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person; (ii) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liabilities of such Person on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (iv) such Person will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted following such date.
271    “Specified Swap Counterparty” shall mean any Person that, at the time it enters into a Swap Agreement, is a Lender Counterparty.
272    “Sponsor” shall mean Exelon Generation Company, LLC, a Pennsylvania limited liability company.

273    “Sponsor Guaranty” shall mean a guaranty of payment in form and substance reasonably acceptable to the Administrative Agent issued by an Acceptable Guarantor, which guaranty shall name the Collateral Agent (for the benefit of the Lenders) as the beneficiary thereof.
274    “Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association, joint venture, limited liability company or other business entity of which securities or other ownership interests representing more than 50.0% of the equity or more than 50.0% of the ordinary voting power or more than 50.0% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held by such Person.
275    “Successor Benchmark Rate” shall have the meaning assigned to such term in Section 2.12(b).
276     “Swap Agreements” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Loan Party or any of their respective Subsidiaries shall be a Swap Agreement.
277    “Swap Obligation” shall mean, with respect to any Guarantor (as defined in the Collateral Agreement), any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
278    “Syndication Agent” shall mean MSSF in its capacity as syndication agent.
279    “Target Balance Prepayment Amount” shall mean, with respect to any ECF Sweep Date occurring in 2022 or thereafter, an amount equal to the lesser of (a) any Excess Cash Flow for the Excess Cash Flow Period most recently ended on such ECF Sweep Date remaining in the Revenue Account after giving effect to any transfers on such ECF Sweep Date pursuant to Section 2.19(c)(vii)(B) and (b) the amount of any remaining Excess Cash Flow for the Excess Cash Flow Period most recently ended on such ECF Sweep Date that, if applied to a prepayment of the Loans pursuant to Section 2.09(c), would reduce the outstanding principal amount of Loans (pro forma after giving effect to such prepayment) to the Target Loan Balance for such ECF Sweep Date; provided that such amount shall not be less than zero.
280    “Target Loan Balance” shall mean, with respect to each ECF Sweep Date occurring in 2022 or thereafter, the amount noted on Schedule 1.01E for such ECF Sweep Date; provided that in the event of any prepayment of Loans pursuant to Section 2.09(b)(i) with any Target Sale Prepayment Amount, the amount set forth for each ECF Sweep Date thereafter set forth on Schedule 1.01E shall be adjusted by reducing each such amount by the amount of such Target Sale Prepayment Amount, and the Borrower shall promptly after any such prepayment provide an updated Schedule 1.01E to the Administrative Agent reflecting these reductions.
281    “Target Sale Additional Prepayment Amount” shall have the meaning assigned to such term in Section 2.09(b).
282    “Target Sale Prepayment Amount” shall mean the product of (a) the portion of the Equity Interests in AG Holdings, the AVSR Entities or the SolGen Entities (as the case may be) sold or transferred in connection with the applicable disposition (expressed as a fraction of the total Equity

Interests in the applicable Person(s)) multiplied by (b) with respect to (i) the AG Disposition, $[***], (ii) the AVSR Disposition, $[***] and (iii) the SolGen Disposition, $[***].
283    “Taxes” shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges), withholdings (including backup withholding), assessments and other fees imposed by any Governmental Authority and any and all additions to tax, interest and penalties related thereto.
284    “Term Loan Facility” shall mean the Commitments and the Loans made hereunder.
285    “Test Period” shall mean, at any date of determination, the most recently completed four (4) consecutive Test Quarters of the Borrower ending on or prior to such date.
286    “Test Quarter” shall mean each three-month period ending on a Quarterly Date.
287    “Transactions” shall mean, collectively, (a) the execution and delivery of the Loan Documents, the Borrowings hereunder, the consummation of the Term Loan Facility and the use of the proceeds thereof, (b) the providing of a Guarantee by Holding and ExGen Renewables Holdings and the granting and perfection of security interests in connection with the transactions referred to in clause (a) above and (c) the payment of all fees and expenses due and payable on the Closing Date as expressly provided in the Engagement Letter, the Fee Letters and the Loan Documents in connection with the foregoing.
288    “Trigger Event” means an Event of Default exists and as a result thereof any Obligations become or are declared to be due and payable prior to their scheduled maturity (as notified in writing to the Collateral Agent).
289    “Type” shall mean LIBOR Loans or Base Rate Loans, as applicable, each of which constitutes a Type of Loan.
290    “U.S. Dollars” or “U.S. $” shall mean the lawful currency of the United States.
291    “UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided however that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
292    “United States” or “U.S.” shall mean the United States of America.
293    “U.S.A. Patriot Act” means, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (signed into law on October 26, 2001).
294    “U.S. Person” means, unless otherwise specified, any United States citizen, permanent resident alien, entity organized under the laws of the United States or any jurisdiction within the United States (including foreign branches), or any person in the United States.
295    “Voting Stock” of any specified Person as of any date shall mean the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

296     “Withdrawal Certificate” shall have the meaning assigned to such term in Section 2.19(c).
297    “Write-down and Conversion Powers” means in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule.
Section 1.02    Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document or any other agreement or instrument delivered in connection herewith or therewith or referred to herein shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except with respect to the financial statements referenced in Section 3.05(b) and (c) and as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
Article II.
THE CREDITS
Section 2.01    Commitments. Subject to the terms and conditions set forth herein, each Lender party hereto agrees to make Loans to the Borrower in the applicable amounts set forth opposite each Lender’s name on Schedule 2.01 on the Closing Date in U.S. Dollars in an aggregate principal amount that will not result in the aggregate amount of such Lender’s Loans exceeding such Lender’s Commitment. Amounts repaid or prepaid in respect of the Loans may not be reborrowed. The Term Loan Facility shall be made available as Base Rate Loans and LIBOR Loans.
Section 2.02    Loans and Borrowings.
(a)    Each Loan to the Borrower shall be made as part of a Borrowing consisting of Loans of the same Type and in the same currency made by the Lenders on a pro rata basis in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and not joint, and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Subject to Section 2.12, each Borrowing shall be comprised entirely of Base Rate Loans or LIBOR Loans as the Borrower may request in accordance herewith.

(c)    Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five (5) Interest Periods in respect of Borrowings outstanding; provided, further, that Interest Periods for the Borrower that commence on the same day and that have the same duration shall be deemed to be one (1) interest period for the purpose of this Section 2.02(c).
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
Section 2.03    Requests for Borrowings. Each Borrowing shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by “pdf” or similar electronic format, in the form of a written Borrowing Request signed by the Borrower. Each such Borrowing Request must be received by the Administrative Agent (i) in the case of the Borrowing on the Closing Date, not later than 2:00 p.m. (New York City time), at least two (2) Business Days before the proposed Borrowing or (ii) otherwise, (A) in the case of a Borrowing consisting of LIBOR Loans, not later than 11:00 a.m. (New York City time), three (3) Business Days before the date of the proposed Borrowing or (B) in the case of a Borrowing consisting of Base Rate Loans, not later than 12:00 noon (New York City time), one (1) Business Day before the date of the proposed Borrowing. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:
(a)    the aggregate amount of the requested Borrowing;
(b)    the date of such Borrowing, which shall be a Business Day;
(c)    whether such Borrowing is to be an Base Rate Borrowing or a LIBOR Borrowing;
(d)    in the case of a Borrowing consisting of a LIBOR Loan, the initial Interest Period to be applicable thereto; and
(e)    the location and number of the Borrower’s account to which funds are to be disbursed.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested LIBOR Borrowing, then such Borrower shall be deemed to have selected an Interest Period of three (3) months’ duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04    Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by it to the Borrower hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m. (New York City time), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to such account as is designated by the Borrower in its respective Borrowing Request.
(b)    Unless the Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.04 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section 2.05    Interest Elections.
(a)     Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect, in the case of any Borrowing to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.05. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated on a pro rata basis among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    Each interest election pursuant to this Section 2.05 shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by “pdf” or similar electronic format, in the form of a written Interest Election Request signed by the Borrower.
(c)    Each written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an Base Rate Borrowing or a LIBOR Borrowing; and
(iv)    if the resulting Borrowing is a LIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election.
If any such Interest Election Request made by the Borrower requests a LIBOR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of three (3) months’ duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, the Borrower shall be deemed to have converted such Borrowing to a LIBOR Borrowing with an Interest Period of three (3) months’ duration at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, then, so long as such Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a LIBOR Borrowing and (ii) unless repaid, each LIBOR Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.
Section 2.06    Termination of Commitments. Any undrawn Commitments will terminate at 5:00 p.m. (New York City time) on the Closing Date.
Section 2.07    Evidence of Debt.
(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(c)    The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section 2.07 shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any conflict between the accounts maintained pursuant to paragraph (a) or (b) of this Section 2.07, the entries made in the Register shall control.
(d)    Any Lender may request that Loans made by it to the Borrower be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including, to the extent requested by any assignee, after assignment pursuant to Section 9.04) be represented by one or more Notes payable to the payee named therein (or to such payee and its registered assigns).
Section 2.08    Repayment of Loans; Application of Prepayments.
(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made to the Borrower on such dates and in such amounts as provided in this Section 2.08. Subject to adjustment pursuant to paragraph (c) of this Section 2.08, (i) the Borrower shall repay on each Quarterly Date an aggregate principal amount equal to 0.25% of the aggregate principal amount of the Loans drawn on the Closing Date (each a “Scheduled Amortization Payment”) and (ii) the Borrower shall repay on the Maturity Date all remaining amounts of the Loans then outstanding. All payments under this Section 2.08(a) shall be allocated to the Lenders on a pro rata basis. For the avoidance of doubt, no Default or Event of Default shall arise solely as a result of the outstanding principal amount of the Loans exceeding the scheduled Target Loan Balance for any ECF Sweep Date after giving effect to any prepayments made pursuant to Section 2.09(c) for such ECF Sweep Date.

(b)    To the extent not previously paid, all Loans shall be due and payable on the Maturity Date.
(c)    Prepayment of the Loans (i) pursuant to Section 2.09(b), shall be applied to Scheduled Amortization Payments and the remaining unpaid principal amount of Loans due and payable on the Maturity Date in the inverse order of maturity, (ii) pursuant to Section 2.09(c), shall be applied, first, in direct order of maturity to all Scheduled Amortization Payments in respect of the Loans due on the immediately succeeding four (4) Quarterly Dates from the date of such prepayment, second, to the remaining Scheduled Amortization Payments in respect of the Loans and the remaining unpaid principal amount of Loans due and payable on the Maturity Date in the inverse order of maturity, and (iii) from any optional prepayments pursuant to Section 2.09(a) shall be applied to the remaining Scheduled Amortization Payments in respect of the Loans as directed by the Borrower and thereafter to the remaining unpaid principal amount of Loans due and payable on the Maturity Date, and all such payments pursuant to clauses (i), (ii) and (iii) shall be allocated ratably to the Lenders.
(d)    Prior to any repayment of any Borrowing hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by irrevocable notice to the Administrative Agent, which may be given by “pdf” or similar electronic format, in the form of a written Prepayment Notice signed by the Borrower. Such Prepayment Notice shall be received by the Administrative Agent not later than 2:00 p.m. (New York City time) (i) in the case of an Base Rate Borrowing, one (1) Business Day before the scheduled date of such repayment and (ii) in the case of a LIBOR Borrowing, three (3) Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be allocated ratably to the Loans included in the repaid Borrowing.
Section 2.09    Optional and Mandatory Prepayment of Loans.
(a)    The Borrower shall have the right at any time and from time to time to prepay Loans in whole or in part (but subject to Section 2.14 and Section 2.09(d)), in an aggregate principal amount that is an integral multiple of U.S. $1.0 million and not less than U.S. $1.0 million or, if less, the amount outstanding, subject to prior notice in the form of Exhibit B hereto provided in accordance with Section 2.08(d).
(b)    The Borrower shall apply Net Proceeds promptly upon (and in any event within three (3) Business Days of) receipt thereof by any of the Loan Parties as follows (i) with respect to Net Proceeds from the AG Disposition, AVSR Disposition and SolGen Disposition (A) Net Proceeds in an amount up to the applicable Target Sale Prepayment Amount and (B) 50% of the amount of Net Proceeds in excess of such applicable Target Sale Prepayment Amount (the “Target Sale Additional Prepayment Amount”), if any, shall be applied to prepay Loans in accordance with Section 2.08(c) and (ii) all other Net Proceeds shall be applied to prepay Loans made to the Borrower in accordance with Section 2.08(c); provided that, any amount of Net Proceeds from the AG Disposition, AVSR Disposition or SolGen Disposition (if any), in excess of the Target Sale Prepayment Amount and, if applicable, any Target Sale Additional Prepayment Amount (“Excess Project Disposition Proceeds”) shall not be subject to this Section 2.09(b) and may be deposited in the Equity Proceeds Account and transferred in accordance with Section 2.19(g).
(c)    On the date that is five (5) Business Days after the Quarterly Date occurring in May of each year (the “ECF Sweep Date”), the Borrower shall apply all amounts on deposit in the ECF Prepayment Account (after giving effect to transfers of Excess Cash Flow pursuant to Section 2.19(c)(vii) on such Quarterly Date) to prepay the Loans in accordance with Section 2.08(c), in each case as calculated and certified by the Borrower pursuant to Section 5.04(e).
(d)    In the event that a Repricing Event is consummated in connection with all or any portion of the Loans on or prior to the period ending six months from the Closing Date, the Borrower shall pay to the Lenders a non-refundable fee equal to 1.00% of the aggregate principal amount of the Loans prepaid, converted or assigned in connection with such Repricing Event.
Section 2.10    Fees.
(a)    The Borrower shall pay to the Administrative Agent, for the account of the Administrative Agent, the administrative fees set forth in the applicable Fee Letter at the times specified therein (the “Administrative Agent Fees”).
(b)    The Borrower shall pay to the Collateral Agent, for the account of the Collateral Agent, and to the Depositary Bank, for the account of the Depositary Bank, the fees and other amounts set forth in the Fee Letters between the Borrower and the Collateral Agent and Depositary Bank (including attorneys’ fees and expenses), respectively, at the times specified therein.
(c)    The Borrower agrees to pay on the Closing Date such fees as are set forth in the Engagement Letter and the Fee Letters and expressly provided therein as being due and payable on the Closing Date (which fees shall be non-refundable and non-creditable thereafter).

(d)    All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.
Section 2.11    Interest.
(a)    The Borrower shall pay interest on the unpaid principal amount of each Base Rate Loan made to the Borrower at the Base Rate plus the Applicable Margin.
(b)    The Borrower shall pay interest on the unpaid principal amount of each LIBOR Loan made to the Borrower at the LIBO Rate for the Interest Period in effect for such LIBOR Loan plus the Applicable Margin.
(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, then the Borrower shall pay interest on such overdue amount, after as well as before judgment, at a rate per annum equal to (x) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.11 or (y) in the case of any other amount, 2.00% plus the rate applicable to Base Rate Loans in paragraph (a) of this Section 2.11.
(d)    Accrued interest on each Loan shall be payable by the Borrower from and after the Closing Date in arrears on each Interest Payment Date for such Loan, and on the Maturity Date; provided that (x) interest accrued pursuant to paragraph (c) of this Section 2.11 shall be payable on demand, (y) in the event of any repayment or prepayment of any Loan (other than a prepayment of an Base Rate Loan prior to its stated maturity (unless all Loans are being repaid)), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (z) in the event of any conversion of any LIBOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All computations of interest shall be made by the Administrative Agent taking into account the actual number of days occurring in the period for which such interest is payable (including the first day but excluding the last day) pursuant to this Section 2.11, and (i) if based on the Base Rate as calculated based on the Prime Rate, a year of 365 days or 366 days, as the case may be; or (ii) if based on the Base Rate (other than as calculated based on the Prime Rate) or the LIBO Rate, on the basis of a year of 360 days.
Section 2.12    Alternate Rate of Interest.
(a)    If prior to the commencement of any Interest Period for a LIBOR Borrowing:
(i)    the Administrative Agent determines in good faith that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or
(ii)    the Administrative Agent is advised by the Required Lenders (acting in good faith) that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give written notice thereof to the Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective and such Borrowing shall be converted to an Base Rate Borrowing on the last day of the Interest Period applicable thereto, and (y) if any Borrowing Request requests a LIBOR Borrowing, such Borrowing shall be made as an Base Rate Borrowing.
(b)    If the Borrower and the Administrative Agent reasonably determine in good faith that an interest rate is not ascertainable pursuant to the provisions of the definition of “LIBO Base Rate” and the inability to ascertain such rate is unlikely to be temporary, the “LIBO Base Rate” shall be an alternate rate of interest established by the Administrative Agent and the Borrower that is commercially practicable for the Administrative Agent to administer (as determined by the Administrative Agent in its reasonable discretion) and is generally accepted as the then prevailing market convention for determining a rate of interest (including the making of appropriate adjustments to such alternate rate and this Agreement (x) to preserve pricing in effect at the time of selection of such alternate rate (but for the avoidance of doubt which shall not be at an interest rate less than the LIBO Base Rate prior to the adoption of the alternate rate) and (y) other changes necessary to reflect the available interest periods for such alternate rate) for syndicated leveraged loans of this type in the United States at such time (any such rate, the “Successor Benchmark Rate”), and the Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable and, notwithstanding anything to the contrary in Section 9.08, such amendment shall become effective without any further action or consent of any other party to this Agreement; provided, that if a Successor Benchmark Rate has not been established pursuant to the foregoing, at the option of the Borrower, the Borrower and the Required Lenders (as defined below) may select a different Successor Benchmark Rate that is reasonably commercially practicable for the Administrative Agent to administer (as determined by the Administrative Agent in its reasonable discretion) and, upon not less than 15 Business Days’ prior written notice to the Administrative Agent, the Administrative Agent, the Required Lenders and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable and, notwithstanding anything to the contrary in Section 9.08, such amendment shall become effective without any further action or consent of any other party to this Agreement; provided, further, that until such Successor Benchmark Rate has been determined pursuant to this paragraph, (i) any request for Borrowing, the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Loan shall be ineffective and (ii) all outstanding Borrowings shall be converted to a Base Rate Loan.

Section 2.13    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by or participated in by, any Lender (except any such reserve requirement reflected in the LIBO Rate); or
(ii)    impose on any Lender or the London interbank market any other condition affecting this Agreement or Loans made by such Lender or participation therein (including any Tax, cost or expense) (except, in each case, for (x) Indemnified Taxes indemnified pursuant to Section 2.15, (y) Excluded Taxes and (z) Other Taxes);
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) to the Borrower or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered in connection therewith.
(b)    If any Lender reasonably determines in good faith that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or any of the Loans made by such Lender or as a consequence of the Commitments to make any of the foregoing, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered in connection therewith.
(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section 2.13 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 2.13, such Lender shall notify the Borrower thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.13 for any increased costs or reductions incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.14    Break Funding Payments. In the event of (a) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any LIBOR Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such LIBOR Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a LIBOR Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in U.S. Dollars of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
Section 2.15    Taxes.
(a)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, except to the extent required by applicable law. If any Indemnified Taxes or Other Taxes are required by applicable law to be deducted from any such payments, then (i) the sum payable by the Loan Party shall be increased as necessary so that after all required deductions (including deductions applicable to additional sums payable under this Section 2.15), each Agent or Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes and Other Taxes been made, (ii) such Loan Party or the applicable withholding agent, if required to deduct any such Taxes, shall make such deductions and

(iii) such Loan Party or the applicable withholding agent, if required to deduct any such Taxes, shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)    In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    The Loan Parties shall indemnify each Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent or such Lender, as applicable, on or with respect to any payment by or on account of any obligation of the Loan Parties under any Loan Document (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that a certificate as to the amount of such payment or liability and setting forth in reasonable detail the basis and calculation for such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender or Agent, shall be conclusive absent manifest error of the Lender or the Administrative Agent, as applicable.
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Each Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall, to the extent it may lawfully do so, deliver to the Borrower and the Administrative Agent two executed originals of U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E (claiming the benefits of an applicable income tax treaty), W-8EXP, W-8IMY (together with any required attachments) or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a statement substantially in the form of Exhibit I and a Form W-8BEN or W-8BEN-E, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender (with any other required forms attached) claiming complete exemption from or a reduced rate of U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Each Lender that is not a Non-U.S. Lender shall, to the extent it may lawfully do so, deliver to the Borrower and the Administrative Agent two executed originals of U.S. Internal Revenue Service Form W-9, properly completed and duly executed by such Lender, claiming complete exemption (or otherwise establishing an exemption) from U.S. backup withholding on all payments under this Agreement and the other Loan Documents. Such forms shall be delivered by each Lender, to the extent it may lawfully do so, on or before the date it becomes a party to this Agreement. In addition, each Lender, to the extent it may lawfully do so, shall deliver such forms promptly upon the obsolescence or inaccuracy of any form previously delivered by such Lender. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower or the Administrative Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Without limiting the foregoing, any Lender that is entitled to an exemption from or reduction of withholding Tax otherwise indemnified against by a Loan Party pursuant to this Section 2.15 with respect to payments under any Loan Document shall deliver to the Borrower or the relevant Governmental Authority (with a copy to the Administrative Agent), to the extent such Lender is legally entitled to do so, at the time or times prescribed by applicable law such properly completed and executed documentation prescribed by applicable law as may reasonably be requested by the Borrower or the Administrative Agent to permit such payments to be made without such withholding tax or at a reduced rate; provided that in such Lender’s reasonable judgment such completion, execution or submission would not materially prejudice such Lender. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the

Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements; provided that in such Lender’s reasonable judgment such completion, execution or submission would not materially prejudice such Lender.
(f)    If an Agent or a Lender determines, in good faith and in its sole discretion, that it has received a refund of Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.15 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by such Agent or such Lender in good faith and in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of such Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph (f) shall not be construed to require any Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Loan Parties or any other Person. Notwithstanding anything to the contrary in this paragraph (f), in no event shall any Agent or Lender be required to pay any amount to any Loan Party pursuant to this paragraph (f) the payment of which would place such Agent or Lender in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification, or with respect to which additional amounts were paid, and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to the Tax had never been paid.
(g)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(h)    Each Lender agrees that if any form or certification it previously delivered pursuant to Section 2.15(e) or 2.15(g) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(i)    For purposes of this Section 2.15, the term “applicable law” shall include FATCA.
Section 2.16    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)    Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 p.m. (New York City time), on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.05 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan or of other amounts due hereunder or under any other Loan Document shall be made in U.S. Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)    If any Lender shall, by exercising any right of set-off or counterclaim, through the application of any proceeds of Collateral or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted pursuant to Section 9.04. The Borrower consents to the foregoing and agrees, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment by the Borrower is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as applicable, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.17    Mitigation Obligations; Replacement of Lenders.
(a)    (x) If any Lender requests compensation under Section 2.13, (y) if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 or (z) if any Lender exercises its rights under Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as applicable, in the future, or would eliminate such Lender’s need to exercise its rights under Section 2.18, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If any Lender requests compensation under Section 2.13, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender is a Defaulting Lender, or if any Lender exercises its rights under Section 2.18, then the Borrower may, at the Borrower’s sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.17 shall be deemed to prejudice any rights that any Loan Party may have against any Lender that is a Defaulting Lender.
(c)    If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, consent, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected or all of the Lenders and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent; provided that, (i) all Obligations of the Borrower due and payable to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (including any such Obligation pursuant to Section 2.09(d)), (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and (iii) the replacement Lender shall have consented to the applicable amendment, waiver, consent, discharge or termination or provides such consent concurrently with such assignment. In connection with any such assignment the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04. Each Lender agrees that if the Borrower exercises the Borrower’s option hereunder to cause an assignment by such Lender as a Non-Consenting Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 9.04. Notwithstanding anything to the contrary herein, in the event that a Lender does not comply with the requirements of the immediately preceding sentence within one (1) Business Day after receipt of such notice, such assignment shall be deemed to have occurred on such Business Day without such Lender’s execution and delivery of any documentation required pursuant to Section 9.04.
(d)    A Lender shall not be required to make any such assignment or delegation under this Section 2.17, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment cease to apply.
Section 2.18    Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any LIBOR Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue LIBOR Loans or to convert Base Rate Borrowings to LIBOR Borrowings, as the case may be, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all such LIBOR Borrowings of such Lender to Base Rate Borrowings on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 2.19    Depositary Accounts.
(a)    Establishment of Accounts. On or prior to the Closing Date, the Borrower shall establish the following deposit accounts (the “Depositary Accounts”), with the Depositary Bank, in each case, subject to fully perfected first priority security interest and Control Agreement in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Obligations:
(i)    a U.S. Dollar-denominated account in the name of the Borrower entitled “ExGen Renewables IV – Revenue” and numbered [***] (the “Revenue Account”);
(ii)    a U.S. Dollar-denominated account in the name of the Borrower entitled “ExGen Renewables IV – Equity Proceeds” and numbered [***] (the “Equity Proceeds Account”);
(iii)    a U.S. Dollar-denominated account in the name of the Borrower entitled “ExGen Renewables IV – Debt Service Reserve” and numbered [***] (the “Debt Service Reserve Account”);
(iv)    a U.S. Dollar-denominated account in the name of the Borrower entitled “ExGen Renewables IV – Liquidity Reserve” and numbered [***] (the “Liquidity Reserve Account”); and
(v)    a U.S. Dollar-denominated account in the name of the Borrower entitled “ExGen Renewables IV – ECF Prepayment” and numbered [***] (the “ECF Prepayment Account”).
All amounts on deposit in or credited to each Depositary Account from time to time shall (i) be disbursed in accordance with the terms hereof, (ii) constitute the property of the Borrower, (iii) be subject to the first priority Lien of the Collateral Agent (for the benefit of the Secured Parties), (iv) be held in the sole custody and “control” (within the meaning of Section 8-106(d) or Section 9-104 of the UCC) of the Collateral Agent for the purposes and on the terms set forth in this Agreement and the Security Documents and (v) constitute a part of the Collateral. No amounts on deposit in or credited to the Depositary Accounts from time to time shall constitute payment of any Obligations or any other obligation of any Loan Party.
(b)    Deposits into Accounts.
(i)    Revenue Account. All Cash and Cash Equivalents (including all Available Cash and any proceeds received by the Loan Parties as a result of the exercise of Cure Rights pursuant to Section 7.02) of each of the Loan Parties, all amounts required to be transferred to the Revenue Account from any other Depositary Accounts in accordance with the terms of this Agreement and all other amounts received by the Loan Parties on or after the Closing Date and not required to be deposited to another Depositary Account pursuant to this Agreement shall be deposited as and when received (without regard to whether the current fiscal period in which they arise has closed) directly to, and shall be retained in, the Revenue Account, subject to application in accordance with Section 2.19(c), other than Cash and Cash Equivalents (A) required to be deposited (or on deposit) in the Debt Service Reserve Account pursuant to Section 2.19(d), (B) deposited (or on deposit) in the Liquidity Reserve Account pursuant to Section 2.19(e) and (C) any Equity Proceeds, Completion Proceeds and any Excess Project Disposition Proceeds deposited in the Equity Proceeds Account.

(ii)    Equity Proceeds Account. The Loan Parties may deposit in the Equity Proceeds Account as and when received any Equity Proceeds, Completion Proceeds and any Excess Project Disposition Proceeds, as determined by the Borrower (and any Equity Proceeds not so deposited shall be deposited into the Revenue Account).
(c)    Withdrawals from the Revenue Account. Amounts in the Revenue Account shall be disbursed (A) by the Depositary Bank as directed by the Borrower (which disbursement shall be described in a certificate executed by a Responsible Officer of the Borrower to the Administrative Agent, the Collateral Agent and the Depositary Bank at least (1) five (5) Business Days prior to the applicable funding date, in the case of any Withdrawal Certificate that includes transfers for the payment of Debt Service pursuant to clauses (i), (ii) or (iii) below; (2) in any other case, other than with respect to transfers pursuant to clause (vi) below, three (3) Business Days prior to the applicable funding date; or (3) in the case of any transfer with respect to clause (vi) below, no later than two (2) Business Days after the applicable Excess Cash Flow Period detailing the amounts and Persons to be paid in accordance with the following clauses (i) through (vi) and in substantially the form set forth in Exhibit K (such certificate, a “Withdrawal Certificate”)) (via wire transfer or by internal transfer between Depositary Accounts, if applicable), to the extent that funds are then available in the Revenue Account, in the following order of priority, or (B) upon the occurrence and during the continuance of a Default or Event of Default, from time to time as the Administrative Agent shall direct, to be applied against the Obligations of the Borrower that are then due and payable to the Agents, the Lenders and the other Secured Parties, in the order of priority set forth below or (C) if the Borrower fails to deliver a Withdrawal Certificate pursuant to this Section 2.19(c) on any date on which any amounts described in this Section 2.19(c) are due and payable to the Secured Parties, as the Administrative Agent may direct (with one Business Day’s advance notice thereof and a copy of such Withdrawal Certificate to the Borrower and the Collateral Agent) in the order of priority set forth below:
(i)    first, from time to time as necessary to pay as and when due Operating Expenses (provided that any such payments to Affiliates shall be in compliance with Section 6.07), including expenses, indemnity payments and other amounts (including reasonable and documented fees, charges and disbursements of counsel of any Agent) payable to the Administrative Agent, the Collateral Agent or the Depositary Bank, in their capacities as such (but excluding any amounts payable pursuant to clause (iv) below), and Fees, that have become due and payable and have not yet been paid, as set forth in the applicable Withdrawal Certificate (or, if applicable, direction from the Administrative Agent);
(ii)    second, after giving effect to any withdrawals pursuant to clauses (i) above, on each Quarterly Date and otherwise from time to time as necessary to pay as and when due (x) to the Administrative Agent, the interest and any breakage costs on the Loans payable to the Lenders hereunder and (y) to each applicable Specified Swap Counterparty, scheduled ordinary course payments (but not termination payments) payable by a Loan Party under Secured Swap Agreements, as set forth in the applicable Withdrawal Certificate (or, if applicable, direction from the Administrative Agent);
(iii)    third, after giving effect to the withdrawals pursuant to clauses (i) and (ii) above, on each Quarterly Date, as necessary to pay as and when due (x) to the Administrative Agent, any principal of (including Scheduled Amortization Payments) and premium, if any, on the Loans payable to the Lenders hereunder and (y) to each applicable Specified Swap Counterparty, termination payments payable by a Loan Party under Secured Swap Agreements, as set forth in the applicable Withdrawal Certificate (or, if applicable, direction from the Administrative Agent);
(iv)    fourth, after giving effect to the withdrawals pursuant to clauses (i) through (iii) above, on each Quarterly Date and otherwise from time to time as necessary to pay as and when due to the Persons entitled thereto all indemnities and other amounts (other than interest, Fees, principal and premium) payable to the Lenders and Specified Swap Counterparties under the Loan Documents and Secured Swap Agreements, as set forth in the applicable Withdrawal Certificate (or, if applicable, direction from the Administrative Agent);
(v)    fifth, after giving effect to the withdrawals pursuant to clauses (i) through (iv) above, on each Quarterly Date, as necessary to fund the Debt Service Reserve Account such that the amount on deposit and available therein (taking into account any Sponsor Guaranty and Account Letter of Credit credited thereto) is at least equal to the DSR Requirement Amount, as set forth in the applicable Withdrawal Certificate (or, if applicable, direction from the Administrative Agent);
(vi)    sixth, at the option of the Borrower in its sole discretion, after giving effect to the withdrawals pursuant to clauses (i) through (v) above, on each Quarterly Date, to fund the Liquidity Reserve Account and/or the Local Accounts in the amount, if any, determined by the Borrower (in its sole discretion), as set forth in the applicable Withdrawal Certificate; provided that, in no event, shall the aggregate amount of monies on deposit (1) in the Liquidity Reserve Account, after giving effect to any such transfer, exceed the Liquidity Reserve Maximum Balance or (2) in the Liquidity Reserve Account together with monies on deposit in the Local Accounts, after giving effect to any such transfer, exceed [$***];
(vii)    seventh, after giving effect to the withdrawals pursuant to clauses (i) through (vi) above, as set forth in the applicable Withdrawal Certificate:
(A) on each Quarterly Date, the Applicable ECF Percentage of Excess Cash Flow for the Excess Cash Flow Period ending on such Quarterly Date remaining on deposit in the Revenue Account shall be applied as follows: (x) if no Credit Support Reimbursement Obligations are then outstanding and unpaid, all such Excess Cash Flow shall be transferred to the ECF Prepayment Account and (y) if Credit Support Reimbursement Obligations are then outstanding and unpaid, such Excess Cash Flow shall be allocated pro rata (based on the aggregate amount of the outstanding principal of the Loans and the Credit Support Reimbursement Obligations then outstanding and unpaid on such Quarterly Date), with (1) the amount allocated to the Loans transferred to the ECF Prepayment Account and (2) the amount allocated to Credit Support Reimbursement Obligations transferred to an Affiliate of the Borrower as directed in the applicable Withdrawal Certificate to be applied to the payment or prepayment of such Credit Support Reimbursement Obligations; and
(B) in addition, on each Quarterly Date occurring in May (commencing with the Quarterly Date occurring in May 2022), if applicable, after giving effect to the payment(s) described in the immediately preceding clause (A) on such Quarterly Date, an amount of funds remaining on deposit in the Revenue Account on such Quarterly Date equal to the Target Balance Prepayment Amount for the applicable ECF Sweep Date shall be transferred to the ECF Prepayment Account;
provided, that notwithstanding anything to the contrary in this clause (vii), to the extent any Credit Support Reimbursement Obligation remains outstanding for twelve (12) Quarterly Dates after the incurrence of such Credit Support Reimbursement Obligation, 100% of Excess Cash Flow remaining on deposit in the Revenue Account for the Excess Cash Flow Period ending on the last of such Quarterly Dates, and each Quarterly Date thereafter on which such Credit Support Reimbursement Obligation remains outstanding, shall be applied first to the payment of such Credit Support Reimbursement

Obligation until such Credit Support Reimbursement Obligation is paid in full, and then any remaining Excess Cash Flow after such application shall be applied as set forth above in this clause (vii); and
(viii)    eighth, on each ECF Sweep Date (commencing with the ECF Sweep Date occurring in May 2022), so long as no Default or Event of Default has occurred and is continuing, any funds remaining on deposit in the Revenue Account after giving effect to the withdrawals pursuant to clauses (i) through (vii) above, shall be transferred, as set forth in the applicable Withdrawal Certificate (including to Holding or its Affiliates).
If funds being disbursed at any time pursuant to clause (ii), (iii) or (iv) above are insufficient on any date to make the transfers and payments specified in the applicable Withdrawal Certificate, then the amounts in the Revenue Account at such level at such time shall be transferred to the Persons entitled thereto pro rata based on the respective amounts then due and payable to such Persons.
(d)    Debt Service Reserve Account.
(i)    Deposits into the Debt Service Reserve Account. On the Closing Date, the Borrower shall Fully Fund the Debt Service Reserve Account up to the DSR Requirement Amount as of the Closing Date with cash or a Sponsor Guaranty. Thereafter, on each date referred to in the next sentence, the Borrower shall Fully Fund the Debt Service Reserve Account with, to the extent available, (x) cash withdrawals from the Revenue Account permitted under Section 2.19(c)(v) and/or (y) one or more Sponsor Guarantees (or supplements to existing Sponsor Guarantees) and/or Account Letters of Credit. Immediately prior to each Quarterly Date and on each ECF Sweep Date (prior to the application of such mandatory prepayment required pursuant to Section 2.09(c)) after the Closing Date, the Borrower shall deposit or cause to be deposited in the Debt Service Reserve Account an aggregate amount (the “DSR Increase Payment”) equal to no less than the amount necessary (if any) to Fully Fund the Debt Service Reserve Account as of such date; provided, that if such aggregate amount then available from the Revenue Account is less than the DSR Increase Payment, the full amount of such available amounts on deposit in the Revenue Account shall be deposited into the Debt Service Reserve Account, it being understood that the failure to fund the full DSR Increase Payment in accordance with this proviso shall not be deemed a Default or Event of Default hereunder.
(ii)    Drawings under Sponsor Guarantees and Account Letters of Credit. Amounts on deposit in the Debt Service Reserve Account may be funded from time to time by any Sponsor Guaranty or Account Letter of Credit, and the Collateral Agent shall make a demand for payment under any Sponsor Guaranty or drawing upon any Account Letter of Credit if:
(A)    In the case of a Sponsor Guaranty, the guarantor under such Sponsor Guaranty is not an Acceptable Guarantor and thirty (30) or more days have elapsed since such guarantor ceased to be an Acceptable Guarantor and such Sponsor Guaranty has not been replaced (with another Sponsor Guaranty, an Account Letter of Credit or cash); or
(B)    In the case of an Account Letter of Credit, (1) the issuer of such Account Letter of Credit is not an Acceptable LC Issuer and thirty (30) or more days have elapsed since such issuer ceased to be an Acceptable LC Issuer and such Account Letter of Credit has not been replaced (with another Account Letter of Credit or cash); or (2) such Account Letter of Credit will expire within thirty (30) days and either (x) the Collateral Agent has received a notice from the issuer thereof that such Account Letter of Credit will not be renewed in accordance with its terms or (y) the Collateral Agent has not received written evidence from the issuer thereof or the Borrower that such Account Letter of Credit will be extended or replaced (with another Account Letter of Credit, a Sponsor Guaranty or cash) upon or prior to its stated expiration date.
Upon obtaining knowledge thereof, the Borrower shall provide prompt written notice to the Collateral Agent if any guarantor under a Sponsor Guaranty is not an Acceptable Guarantor or whether any issuer of an Account Letter of Credit is not an Acceptable Credit Provider. Any such demand under a Sponsor Guaranty shall be in an amount equal to the lesser of (1) the DSR Requirement Amount at such time minus the sum of (x) the amount of Cash and Cash Equivalents on deposit in the Debt Service Reserve Account at such time and (y) the remaining Drawing Amounts of any Account Letters of Credit credited to the Debt Service Reserve Account at such time (to the extent such Account Letters of Credit are issued by an Acceptable LC Issuer and will not expire within thirty (30) days (unless the issuing bank or the Borrower has provided written evidence to the Collateral Agent that any such Account Letter of Credit will be extended or replaced upon or prior to its stated expiration date)) and the guaranteed amount then available for demand under any other Sponsor Guarantees credited to the Debt Service Reserve Account at such time (to the extent any such Sponsor Guaranty is issued by an Acceptable Guarantor, has not been terminated and no payment defaults have occurred thereunder) and (2) if applicable, the remaining guaranteed amount then available for demand under such Sponsor Guaranty, and the proceeds of such demand shall be deposited into the Debt Service Reserve Account by the Collateral Agent. Any such drawing under an Account Letter of Credit shall be in an amount equal to the lesser of (1) the DSR Requirement Amount at such time minus the sum of (x) the amount of Cash and Cash Equivalents on deposit in the Debt Service Reserve Account at such time and (y) the remaining Drawing Amounts of any other Account Letters of Credit credited to the Debt Service Reserve Account at such time (to the extent such Account Letters of Credit are issued by an Acceptable LC Issuer and will not expire within thirty (30) days (unless the issuing bank or the Borrower has provided written evidence to the Collateral Agent that any such Account Letter of Credit will be extended or replaced upon or prior to its stated expiration date)) and the guaranteed amount then available for demand under any Sponsor Guarantees credited to the Debt Service Reserve Account at such time (to the extent any such Sponsor Guaranty is issued by an Acceptable Guarantor, has not been terminated and no payment defaults have occurred thereunder) and (2) the remaining Drawing Amount under such Account Letter of Credit, and the proceeds of such drawing shall be deposited into the Debt Service Reserve Account by the Collateral Agent.
(iii)    Disbursements of Excess Amounts from the Debt Service Reserve Accounts; Reductions in Account Letters of Credit and Sponsor Guarantees.
(A)    So long as no Event of Default has occurred and is continuing, at any time that the sum of the aggregate Drawing Amounts under all Account Letters of Credit held by the Collateral Agent credited to the Debt Service Reserve Account at such time (to the extent such Account Letters of Credit are issued by an Acceptable LC Issuer and will not expire within thirty (30) days (unless the issuing bank or the Borrower has provided written evidence to the Collateral Agent that any such Account Letter of Credit will be extended or replaced upon or prior to its stated expiration date)) plus the aggregate guaranteed amount then available for demand under any Sponsor Guarantees held by the Collateral Agent credited to the Debt Service Reserve Account at such time (to the extent such Sponsor Guarantees are issued by an Acceptable Guarantor, has not been terminated and no payment defaults have occurred thereunder) plus the funds then on deposit in or credited to the Debt Service Reserve Account is greater than the DSR Requirement Amount as of such date (in each case, an “Excess Reserve Amount”), as specified in a certificate signed by a Responsible Officer of the Borrower (with a copy to the Administrative Agent), certifying as to the amount of such Excess Reserve Amount, the Borrower shall be entitled pursuant to a Withdrawal Certificate to (1) transfer or cause to be transferred an amount of funds up to the Excess Reserve Amount from the Debt Service Reserve Account to the Revenue Account and (2) then, if any Excess Reserve Amount remains after giving effect to clause (1), the Borrower shall be entitled to deliver to the Collateral Agent for countersignature (in the Administrative Agent’s reasonable discretion), and shall thereafter deliver to the issuer of any Account Letter of Credit credited to the Debt Service Reserve Account at such time, a reduction certificate in the form attached to such Account Letter of Credit or otherwise in a form satisfactory to such issuer in the amount of such remaining Excess Reserve Amount, and the face amount of such Account Letter of Credit may be reduced as provided in such certificate; provided that if any Sponsor Guaranty is then also credited to the Debt Service Reserve Account, such Sponsor Guaranty shall be reduced pursuant to a supplement provided under such Sponsor Guaranty or documentation otherwise satisfactory to the Administrative Agent (with a copy to the Administrative Agent) for such remaining Excess Reserve Amount prior to the reduction of any Account Letter of Credit.
(B)    So long as no Event of Default has occurred and is continuing, the Borrower shall be entitled to instruct the Depositary Bank to release funds from the Debt Service Reserve Account pursuant to a written request from a Responsible Officer of the Borrower (certifying as to no Event of Default), with a copy to the Administrative Agent, in the event that the Borrower has provided to the Collateral Agent a Sponsor Guaranty or an Account Letter of Credit in a guaranteed or stated amount equal to the amount of funds to be released from the Debt Service Reserve Account and amounts so released shall be transferred to such accounts or Persons as are specified in such instructions to the Depositary Bank. Such Sponsor Guaranty and Account Letter of Credit shall be subject to all of the terms of this Section 2.19(d).
(C)    The Borrower may at any time deliver Cash and Cash Equivalents and/or one or more Account Letters of Credit to the Depositary Agent for deposit in or credit to the Debt Service Reserve Account and upon delivery thereof, shall be entitled, (pursuant to a written request from a Responsible Officer of the Borrower to the applicable guarantor and the Collateral Agent, certifying that such reduction is in compliance with this clause (C), with a copy to the Administrative Agent) to a reduction in the then available guaranteed amount under any Sponsor Guaranty credited to the Debt Service Reserve Account pursuant to a supplement provided under such Sponsor Guaranty or documentation otherwise satisfactory to the Administrative Agent in the face or stated amount equal to the amount of Cash and Cash Equivalents and/or Account Letters of Credit to be deposited in or credited to the Debt Service Reserve Account. Any such reduction shall only be effective upon actual receipt by the Depositary Agent of the replacement Cash and Cash Equivalents and/or one or more Account Letters of Credit.
(D)    For the avoidance of doubt, in no event shall the guaranteed amount of any Sponsor Guaranty or the stated amount of any Account Letter of Credit credited to the Debt Service Reserve Account be permitted to be reduced other than in connection with Section 2.19(d)(iii)(A) or 2.19(d)(iii)(C) or in connection with a cash payment made pursuant to any demand or draw, as applicable, thereunder paid to the Collateral Agent in accordance with the terms thereof.

(iv)    Disbursements to Pay Debt Service. To the extent disbursements from the Revenue Account or other funds available to the Borrower or the other Loan Parties are not anticipated to be or are not adequate to pay (x) all interest and Fees due and payable to the Agents and the Lenders under or in respect of the Loan Documents, or (y) all principal or premium (if any) due and payable to the Lenders under or in respect of the Loan Documents (any such shortfall, a “Debt Payment Deficiency”), then:
(A)    the Depositary Bank (at the written direction of (I) the Borrower pursuant to a Withdrawal Certificate or (II) if the Borrower has not so delivered such Withdrawal Certificate by 1:00 p.m. (New York City time) on the third Business Day prior to the date on which such amounts are due and not paid, the Administrative Agent) shall withdraw from the Debt Service Reserve Account and immediately transfer to the Administrative Agent cash in an aggregate amount equal to the Debt Payment Deficiency (or, if less, the aggregate amount of funds then on deposit in or credited to the Debt Service Reserve Accounts) for application (1) first, to that portion of the Debt Payment Deficiency that relates to amounts due in clause (x) above and (2) second, to that portion of the Debt Payment Deficiency that relates to amounts due in clause (y) above, in accordance with the Loan Documents, and if such funds are insufficient to meet the Debt Payment Deficiency, then
(B)    after giving effect to clause (A), to the extent any Debt Payment Deficiency remains outstanding, the Depositary Bank shall promptly so notify the Borrower, the Administrative Agent and the Collateral Agent, and the Collateral Agent shall (I) first, if any Sponsor Guaranty is then in effect, make a demand under such Sponsor Guaranty in an amount equal to the remaining Debt Payment Deficiency (or, if less, the full available guaranteed amount under such Sponsor Guaranty) and immediately transfer the proceeds thereof to the Administrative Agent and (II) second, to the extent any Debt Payment Deficiency remains outstanding, if any Account Letter of Credit is then in effect, make a drawing on such Account Letter of Credit in an amount equal to the remaining Debt Payment Deficiency (or, if less, the Drawing Amount under such Account Letter of Credit) and immediately transfer the proceeds thereof to the Administrative Agent. The Administrative Agent shall apply such proceeds (1) first, to that portion of the Debt Payment Deficiency that relates to amounts due in clause (x) above and (2) second, to that portion of the Debt Payment Deficiency that relates to amounts due in clause (y) above, in accordance with the Loan Documents.
(e)    Liquidity Reserve Account
(i)    Deposits into the Liquidity Reserve Account. On the Closing Date, the Borrower shall fund the Liquidity Reserve Account up to the Liquidity Reserve Maximum Balance with cash or a Sponsor Guaranty. Thereafter, on each Quarterly Date, the Borrower (at its option (in its sole discretion)) may fund the Liquidity Reserve Account with, to the extent available, cash withdrawals from the Revenue Account permitted under Section 2.19(c)(vi), up to the Liquidity Reserve Maximum Balance.
(ii)    Sponsor Guarantees and Account Letters of Credit. Amounts on deposit in the Liquidity Reserve Account may be funded from time to time by any Sponsor Guaranty or Account Letter of Credit, and the Collateral Agent shall make a demand for payment under any Sponsor Guaranty or drawing upon any Account Letter of Credit if:
(A)    In the case of a Sponsor Guaranty, the guarantor under such Sponsor Guaranty is not an Acceptable Guarantor and thirty (30) or more days have elapsed since such guarantor ceased to be an Acceptable Guarantor and such Sponsor Guaranty has not been replaced (with another Sponsor Guaranty, an Account Letter of Credit or cash); or
(B)    In the case of an Account Letter of Credit, (1) the issuer of such Account Letter of Credit is not an Acceptable LC Issuer and thirty (30) or more days have elapsed since such issuer ceased to be an Acceptable LC Issuer and such Account Letter of Credit has not been replaced (with another Account Letter of Credit or cash); or (2) such Account Letter of Credit will expire within thirty (30) days and either (x) the Collateral Agent has received a notice from the issuer thereof that such Account Letter of Credit will not be renewed in accordance with its terms or (y) the Collateral Agent has not received written evidence from the issuer thereof or the Borrower that such Account Letter of Credit will be extended or replaced (with another Account Letter of Credit, a Sponsor Guaranty or cash) upon or prior to its stated expiration date.
Upon obtaining knowledge thereof, the Borrower shall provide prompt written notice to the Collateral Agent if any guarantor under a Sponsor Guaranty is not an Acceptable Guarantor or whether any issuer of an Account Letter of Credit is not an Acceptable Credit Provider. Any such demand under a Sponsor Guaranty shall be in an amount equal to the remaining guaranteed amount then available for demand under such Sponsor Guaranty, and the proceeds of such demand shall be deposited into the Liquidity Reserve Accounts by the Collateral Agent. Any such drawing under an Account Letter of Credit shall be in an amount equal to the remaining Drawing Amount under such Account Letter of Credit, and the proceeds of such drawing shall be deposited into the Liquidity Reserve Account by the Collateral Agent.
(C)    So long as no Event of Default has occurred and is continuing, at any time that the sum of the aggregate Drawing Amounts under all Account Letters of Credit held by the Collateral Agent credited to the Liquidity Reserve Account at such time (to the extent such Account Letters of Credit are issued by an Acceptable LC Issuer and will not expire within thirty (30) days (unless the issuing bank or the Borrower has provided written evidence to the Collateral Agent that any such Account Letter of Credit will be extended or replaced upon or prior to its stated expiration date)) plus the aggregate guaranteed amount then available for demand under any Sponsor Guarantees held by the Collateral Agent credited to the Liquidity Reserve Account at such time (to the extent such Sponsor Guarantees are issued by an Acceptable Guarantor, has not been terminated and no payment defaults have occurred thereunder) plus the funds then on deposit in or credited to the Liquidity Reserve Account is greater than the Liquidity Reserve Maximum Balance (in each case, an “Excess Liquidity Reserve Amount”), as specified in a certificate signed by a Responsible Officer of the Borrower (with a copy to the Administrative Agent), certifying as to the amount of such Excess Liquidity Reserve Amount, the Borrower shall be entitled pursuant to a Withdrawal Certificate to transfer or cause to be transferred an amount of funds up to the Excess Liquidity Reserve Amount from the Liquidity Reserve Account as directed in such Withdrawal Certificate.
(D)    So long as no Event of Default has occurred and is continuing, the Borrower shall be entitled to instruct the Depositary Bank to release funds from the Liquidity Reserve Account pursuant to a written request from a Responsible Officer of the Borrower (certifying as to no Event of Default), with a copy to the Administrative Agent, in the event that the Borrower has provided to the Collateral Agent a Sponsor Guaranty or an Account Letter of Credit in a guaranteed or stated amount equal to the amount of funds to be released from the Liquidity Reserve Account and amounts so released shall be transferred to such accounts or Persons as are specified in such instructions to the Depositary Bank. Such Sponsor Guaranty and Account Letter of Credit shall be subject to all of the terms of this Section 2.19(e).
(E)    The Borrower may at any time deliver Cash and Cash Equivalents and/or one or more Account Letters of Credit to the Depositary Agent for deposit in or credit to the Liquidity Reserve Account and upon delivery thereof, shall be entitled, (pursuant to a written request from a Responsible Officer of the Borrower to the applicable guarantor and the Collateral Agent, certifying that such reduction is in compliance with this clause (C), with a copy to the Administrative Agent) to a reduction in the then available guaranteed amount under any Sponsor Guaranty credited to the Liquidity Reserve Account pursuant to a supplement provided under such Sponsor Guaranty or documentation otherwise satisfactory to the Administrative Agent in the face or stated amount equal to the amount of Cash and Cash Equivalents and/or Account Letters of Credit to be deposited in or credited to the Liquidity Reserve Account. Any such reduction shall only be effective upon actual receipt by the Depositary Agent of the replacement Cash and Cash Equivalents and/or one or more Account Letters of Credit.
(F)    For the avoidance of doubt, in no event shall the guaranteed amount of any Sponsor Guaranty or the stated amount of any Account Letter of Credit credited to the Liquidity Reserve Account be permitted to be reduced other than in connection with Section 2.19(e)(ii)(C) or (E) or in connection with a cash payment made pursuant to any demand or draw, as applicable, thereunder paid to the Collateral Agent in accordance with the terms thereof.
(G)    At any time that the sum of the aggregate Drawing Amounts under all Account Letters of Credit credited to the Liquidity Reserve Account, the then available guaranteed amount under any Sponsor Guaranty credited to the Liquidity Reserve Account and the funds then on deposit in or credited to the Liquidity Reserve Account and the Local Accounts at such time is (i) less than the Liquidity Reserve Maximum Balance, net interest, if any, earned on funds on deposit in the Liquidity Reserve Account shall be accumulated therein or (ii) greater than the Liquidity Reserve Maximum Balance, net interest, if any, earned on funds on deposit in the Liquidity Reserve Account shall be transferred to the Revenue Account.
(iii)    Disbursements. If (x) on any Quarterly Date, or any other date on which transfers are to be made, the amount available in the Revenue Account is insufficient to make all of the transfers required by clauses (i) through (iv) of Section 2.19(c) (a “Borrower Liquidity Shortfall”) or (y) there are insufficient funds at any Project Entity to make payments of amounts consisting of operation and maintenance costs or expenses attributable to any Project or payment of debt service or fees under any Project Level Financing Documents, as described in reasonable detail and certified by a Responsible Officer of the Borrower (a “Project Liquidity Shortfall”), the Depositary Bank (at the written direction of the Borrower pursuant to a Withdrawal Certificate) shall transfer an amount in cash equal to the lesser of (x) the Borrower Liquidity Shortfall or Project Liquidity Shortfall, as applicable, and (y) the amount then available in (i) the Liquidity Reserve Account and (ii) any Local Accounts, from the Liquidity Reserve Account or applicable Local Account and deposit such amount into, in the case of a Borrower Liquidity Shortfall, the Revenues Account for application on such date in accordance with Section 2.19(c) and in the case of a Project Liquidity Shortfall, to such accounts or Persons as are specified in such Withdrawal Certificate for application to such Project Liquidity Shortfall as specified in the corresponding Responsible Officer’s certificate. In addition, in accordance with Section 2.19(g), the Borrower may submit a Withdrawal Certificate to transfer any amount on deposit in the

Liquidity Reserve Account to one or more Local Accounts as specified therein for application to any future Borrower Liquidity Shortfall or Project Liquidity Shortfall; provided that after giving effect to any such transfer, (1) the amount on deposit in the Liquidity Reserve Account shall not exceed the Liquidity Reserve Maximum Balance and (2) the aggregate amount on deposit in the Liquidity Reserve Account and the Local Accounts shall not exceed [$***]. To the extent any Borrower Liquidity Shortfall or Project Liquidity Shortfall, as applicable, remains outstanding after application of all cash in the Liquidity Reserve Account and the Local Accounts, the Depositary Bank shall promptly so notify the Borrower, the Administrative Agent and the Collateral Agent, and the Collateral Agent shall (I) first, if any Sponsor Guaranty is then in effect, make a demand under such Sponsor Guaranty in an amount equal to the remaining Borrower Liquidity Shortfall or Project Liquidity Shortfall, as applicable, (or, if less, the full available guaranteed amount under such Sponsor Guaranty) and immediately transfer the proceeds thereof to the applicable account and (II) second, to the extent any Borrower Liquidity Shortfall or Project Liquidity Shortfall, as applicable, remains outstanding, if any Account Letter of Credit is then in effect, make a drawing on such Account Letter of Credit in an amount equal to the remaining Borrower Liquidity Shortfall or Project Liquidity Shortfall, as applicable, (or, if less, the Drawing Amount under such Account Letter of Credit) and immediately transfer the proceeds thereof to the applicable account.
(f)    Local Accounts. The Depositary Bank shall, pursuant to a Withdrawal Certificate delivered by the Borrower for such purpose in accordance with Section 2.19(e)(iii), transfer to the applicable Local Account the amount requested by the Borrower in the applicable Withdrawal Certificate for payment of Borrower Liquidity Shortfalls and Project Liquidity Shortfalls as, when and to the extent specified in such Withdrawal Certificate.
(g)    Equity Proceeds Account. To the extent any Loan Party received Equity Proceeds, Completion Proceeds or Excess Project Disposition Proceeds, such Equity Proceeds, Completion Proceeds or Excess Project Disposition Proceeds may be deposited into the Equity Proceeds Account. The Borrower shall be permitted to transfer Cash and Cash Equivalents on deposit in or credited to the Equity Proceeds Account at any time pursuant to a Withdrawal Certificate delivered to the Depositary Agent (with a copy to the Administrative Agent), to an account (which may be any Depositary Account) or Person as directed by the Borrower in such Withdrawal Certificate, which funds may be applied for any purpose permitted by this Agreement and the other Loan Documents.
(h)    ECF Prepayment Account. The Depositary Bank (at the written direction of (I) the Borrower pursuant to a Withdrawal Certificate or (II) if the Borrower has not so delivered such Withdrawal Certificate by 1:00 p.m. (New York City time) on the third Business Day prior to any ECF Sweep Date, the Administrative Agent) shall on each ECF Sweep Date withdraw from the ECF Prepayment Account and immediately transfer to the Administrative Agent cash equal to the aggregate amount of funds then on deposit in or credited to the ECF Prepayment Account for application to a mandatory prepayment of the Loans in accordance with Section 2.09(b).
(i)    Invasion of Accounts. One (1) Business Day prior to any Business Day on which disbursements are required to be made from the Revenue Account in accordance with Section 2.19(c)(ii) or (iii), if the amounts on deposit in the Revenue Account are not sufficient to make such disbursements, and the Borrower has not transferred amounts from the Liquidity Reserve Account to cover such insufficiency, the Depositary Agent (at the written direction of (I) the Borrower pursuant to a Withdrawal Certificate or (II) if the Borrower has not so delivered such Withdrawal Certificate by 1:00 p.m. (New York City time) on the second Business Day prior to the Business Day on which such disbursements are required to be made, the Administrative Agent) shall transfer funds to the Revenue Account to cover such insufficiency first from the ECF Prepayment Account, second, from the Liquidity Reserve Account and third, after giving effect to such transfers, from the Debt Service Reserve Account in accordance with Section 2.19(d).
(j)    Receipt of Certain Funds; Unidentified Funds.     If any Agent or Lender receives directly any amount that is payable to a Depositary Account (due to such amount not being paid directly to the applicable Depositary Account), such Person shall deposit or cause to be deposited such amount into the applicable Depositary Account, and the obligation of the Loan Parties to deposit such amount into such Depositary Account shall be deemed satisfied upon such deposit. If the Depositary Bank receives directly any amount that is not sufficiently identified or is not accompanied with adequate instructions as to which Depositary Account such amount is to be deposited, the Depositary Bank shall deposit such funds into the Revenue Account, and notify the Borrower and each Agent of the receipt of such funds. Upon receipt of written instructions from the Borrower (as confirmed in writing by the Administrative Agent), the Depositary Bank shall transfer such funds from the Revenue Account to the Depositary Account specified by such instructions.
Section 2.20    Incremental Revolving Facility and Commitments.
(a)    The Borrower may, by written notice to the Administrative Agent, on one occasion, request a revolving facility (including, if desired, but without duplication, letter of credit capacity) in an aggregate principal amount not to exceed $50,000,000 (the “Revolving Facility”), to be used solely for working capital requirements, letter of credit capacity and other general corporate purposes of the Loan Parties. Upon the receipt of such request by the Administrative Agent, the Administrative Agent shall deliver a copy thereof to each Lender. Such notice shall set forth the amount of the requested Revolving Facility, which shall be in a minimum increments of $1,000,000 and a minimum amount of $10,000,000, and the date on which such Revolving Facility is requested to become effective (which shall be not less than 15 days nor more than 90 days after the date of such notice, which in any event must be prior to the Maturity Date), and shall offer each Lender the opportunity to participate by its applicable pro rata share of the proposed Revolving Facility, provided that any Agent or Lender may elect or decline, in its sole discretion, to provide a commitment in respect of the Revolving Facility.
(b)    Each Lender shall, by notice to the Borrower and the Administrative Agent given not more than 10 days after the date of the Administrative Agent's notice described in clause (a) above is delivered to such Lender, either agree to issue a commitment for all or a portion of the offered amount (each agreeing Lender, a “ Participating Revolving Lender”) or decline to issue a commitment (and any Lender that does not deliver such a notice within such period of 10 days shall be deemed to have declined to provide a commitment) (each declining or deemed declining Lender, a “Non- Participating Revolving Lender”).
(c)    In the event that, on the 15th day after the Administrative Agent shall have delivered a notice pursuant to the immediately preceding paragraph (b), the Participating Revolving Lenders shall have agreed pursuant to the preceding sentence to provide commitments by an aggregate amount less than the amount requested by the Borrower, the Borrower may arrange for one or more banks or other entities (each such bank or other entity, a “New Revolving Lender” and together with the Participating Revolving Lender, the “Revolving Lenders”), which may include any Lender or Agent, to issue commitments under the requested Revolving Facility, in an aggregate amount equal to the unsubscribed amount; provided, however, that each New Revolving Lender that is not a Lender shall be subject to the prior written approval of the Administrative Agent and, if such Revolving Facility is to include a letter of credit facility, each issuing bank thereunder (each, a “Revolving Issuing Bank”) (which approvals shall not be unreasonably withheld or delayed), and the Borrower and each New Revolving Lender and Revolving Issuing Bank shall execute all such documentation (including a joinder agreement, if applicable) as the Administrative Agent shall reasonably specify to evidence its commitments under the requested Revolving Facility and/or its status as a “Lender” or issuing bank under such Revolving Facility hereunder and shall share pro rata in the Collateral as a Secured Party. Any Revolving Facility may be made in an amount that is less than the amount requested by the Borrower if the Borrower is unable to arrange for, or chooses not to arrange for, New Revolving Lenders, but in no event less than $10,000,000.
(d)    Notwithstanding the foregoing, no Revolving Facility shall become effective under this Section 2.20 unless:
(i)    on the date of such incurrence, no Default or Event of Default shall have occurred and be continuing or would exist after giving effect to such Revolving Facility;
(ii)    the representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such incurrence with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided, that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by “materiality,” “Material Adverse Effect” or similar language in the text thereof;
(iii)    the final maturity date of such Revolving Facility shall be no later than the Maturity Date;
(iv)    such Revolving Facility will rank pari passu in right of payment and pari passu with respect to security under the Security Documents with the Term Loan Facility;
(v)    all fees and expenses relating to such Revolving Facility then due and payable shall have been paid in full, including to the Administrative Agent, the Collateral Agent and the Lender Parties;
(vi)    the Borrower would be in compliance with the Financial Performance Covenant on the date of incurrence of such Revolving Facility and as of the most recently completed Test Period ending prior to the incurrence of such Revolving Facility, after giving pro forma effect to the incurrence of such Revolving Facility (assuming a full drawing under the commitments with respect to such Revolving Facility and after giving effect to other pro forma adjustment events reasonably acceptable to the Administrative Agent and any permanent repayment of Indebtedness after the beginning of the relevant determination period but prior to or simultaneous with such drawing) as if such incurrence had occurred as of the first day of such Test Period;

(vii)    the Borrower shall have obtained a Ratings Reaffirmation after giving effect to such Revolving Facility;
(viii)    the terms and conditions of the Revolving Facility shall be determined by the Borrower, the Administrative Agent, the Revolving Lenders and the Revolving Issuing Banks and, to the extent such terms are not consistent with those applicable to the Term Loan Facility, as applicable, such terms shall be reasonably satisfactory to the Administrative Agent; and
(ix)    the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying and showing (in reasonable detail and with appropriate calculations and computations, where applicable, in all respects reasonably satisfactory to the Administrative Agent) that the conditions set forth in clauses (i) and (v) above in connection with the incurrence of the Revolving Facility have been satisfied.
(e)    Any Revolving Facility incurred pursuant to this Section 2.20 shall be effected pursuant to an amendment of this Agreement executed and delivered by the Borrower, each Revolving Lender, each Revolving Issuing Bank and the Administrative Agent, each of which shall be recorded in the Register. Notwithstanding anything to the contrary in this Agreement, each of the parties hereto hereby agrees that this Agreement and the other Loan Documents shall be amended (or amended and restated), without the consent of any other Lender Parties, to effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent to effect the provisions of this Section 2.20 and reflect the existence of the Revolving Facility (and, to the extent not consistent with the Term Loan Facility, in a manner reasonably satisfactory to the Administrative Agent).
Article III.
REPRESENTATIONS AND WARRANTIES
Each of Holding and the Borrower represents and warrants to each of the Lenders on and as of the Closing Date with respect to itself and the other Loan Parties that:
Section 3.01    Organization; Powers. Each of the Loan Parties (a) is duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.
Section 3.02    Authorization; No Conflicts. The execution, delivery and performance by the Loan Parties of each of the Loan Documents to which such Loan Party is a party, and the Borrowings hereunder and the other Transactions (a) have been duly authorized by all necessary corporate, stockholder, limited liability company or partnership action required to be obtained by each of the Loan Parties; (b) will not (i) violate any provision of (A) any applicable law, statute, rule or regulation binding on the Loan Parties or their properties or (B) the certificate or articles of incorporation or other constitutive documents or by-laws of any Loan Party, any applicable order of any court or any rule, regulation or order of any Governmental Authority binding on the Loan Parties or their properties or (C) any indenture, lease or other instrument or agreement to which any Loan Party is a party or by which any of them is or any of their respective property is or may be bound or any Material Project Level Agreements, or (ii) result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, lease or other instrument or agreement (including the Material Project Level Agreements), where any such violation, breach or default referred to in clause (i) or (ii) of this clause (b) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (c) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party, other than the Liens created by the Loan Documents and Prior Liens.
Section 3.03    Enforceability. This Agreement has been duly executed and delivered by each of the Loan Parties and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) implied covenants of good faith and fair dealing.
Section 3.04    Governmental Approvals; Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or any other Person is or will be required in connection with the Transactions except for (a) the filing of UCC financing statements (or the filing of financing statements under any other local equivalent) or (b) such consents, authorizations, filings or other actions that have  been made or obtained and are in full force and effect and such actions, consents, approvals, registrations or filings the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect.
Section 3.05    Financial Statements. There has heretofore been furnished to the Lenders the following (and the following representations and warranties are made with respect thereto (as applicable)):
(a)    The audited consolidated balance sheet as of December 31, 2016 (and, solely with respect to Continental Wind, LLC and AV Solar Ranch 1, LLC, December 31, 2015) and the related audited consolidated statements of operations, cash flows and owners’ equity of Renewable Power Generation, LLC, Continental Wind, LLC and AV Solar Ranch 1, LLC for the years ended December 31, 2016 (and, solely with respect to Continental Wind, LLC and AV Solar Ranch 1, LLC, December 31, 2015) were prepared in accordance with GAAP and fairly present in all material respects the consolidated financial position of Renewable Power Generation, LLC, Continental Wind, LLC and AV Solar Ranch 1, LLC (as applicable) as of the dates thereof and their respective consolidated results of operations and cash flows for the applicable periods then ended.
(b)     The unaudited pro forma consolidated balance sheet (i) as of December 31, 2016 and the related unaudited pro forma consolidated statements of operations and cash flows of the Borrower for the fiscal year ended December 31, 2016 fairly present, in all material respects, the pro forma consolidated financial position of the Borrower as of the date thereof as though the ExGen Renewables JV Agreement had been in effect on such date and (ii) as of December 31, 2015 and the related unaudited pro forma consolidated statement of operations of the Borrower for the fiscal year ended December 31, 2015 fairly present, in all material respects, the pro forma consolidated financial position of the Borrower as of the date thereof as though the ExGen Renewables JV Agreement had been in effect on such date.
(c)    The unaudited pro forma balance sheet of the Borrower as of June 30, 2017 and the related unaudited pro forma statements of operations and cash flows of the Borrower for the six month period ended June 30, 2017 fairly present, in all material respects, the pro forma financial position of the Borrower as of the date thereof as though the ExGen Renewables JV Agreement had been in effect on such date and no obligations had been outstanding under that certain receivables services agreement, dated as of June 9, 2015, by and between The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch and Albany Green Energy on such date.
Section 3.06    No Material Adverse Effect. Since December 31, 2016, there has been no event or occurrence which has resulted in or would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.
Section 3.07    Properties; Equity Interests.

(a)    The Loan Parties have good title to all of their respective material properties and assets, free and clear of Liens other than Liens permitted under Section 6.02.
(b)    None of the Loan Parties has any fee-owned real properties or has any leasehold interests in any real property.
(c)    Schedule 3.07(c) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of Holding and each Subsidiary of Holding and, as to each such Subsidiary, the percentage of each class of Equity Interests owned by Holding or by any such Subsidiary, indicating the ownership thereof.
(d)    As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of Holding or the Borrower or its Subsidiaries, other than as set forth on Schedule 3.07(d).
Section 3.08    Litigation; Compliance.
(a)    There are no actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending against, or, to the knowledge of the Borrower, threatened in writing against, any Loan Parties or any business, property or rights of any such Person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. None of the Loan Parties nor any of their respective properties is in violation of any laws, rules, regulations or orders of any Governmental Authority currently applicable thereto, except any violation or non-compliance that would not reasonably be expected to have a Material Adverse Effect.
(b)    No Loan Party, Loan Party’s Subsidiary or Loan Party’s Affiliate, nor the officers, directors or employees thereof, nor, to the knowledge of the Loan Parties, any agent or representative of any Loan Party, Loan Party Subsidiary or Loan Party Affiliate (i) has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to improperly influence official action, or to any person in violation of any applicable Anti-Corruption Laws, (ii) has knowingly engaged in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country unless lawfully authorized for a U.S. Person, (iii) is or has been in violation of any Anti-Terrorism Laws, Anti-Corruption Laws or Sanctions, or (iv) is any of the following: (A) a Sanctioned Person or (B) a Person with whom the Borrower is prohibited from dealing or otherwise engaging in any transaction by any Anti‑Terrorism Law. The Loan Parties or any Loan Party Subsidiary will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, in violation of any Anti-Terrorism Laws, Anti-Corruption Laws or applicable Sanctions. The Loan Parties have implemented and maintain in effect policies and procedures reasonably designed to ensure compliance by the Loan Parties, the Loan Parties’ Affiliates and their respective directors, officers, employees and agents with Anti-Terrorism Laws, Anti-Corruption Laws and applicable Sanctions. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Loan Parties or any Loan Party Subsidiary with respect to Anti-Terrorism Laws is pending or, to the best knowledge of the Loan Parties, threatened.
(c)    (i) None of the Loan Parties is in violation of any currently applicable law, rule or regulation (including, but not limited to the Federal Power Act (“FPA”), Federal Energy Regulatory Commission regulations under the FPA, Environmental Law, zoning ordinance, code or approval or any building permit), or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) each of the Loan Parties holds all permits, licenses, registrations, certificates, approvals, consents, clearances and other authorizations from any Governmental Authority required under any currently applicable law, rule or regulation for the operation of its business as presently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) no Loan Party (A) is subject to regulation as a “public utility” under the FPA; or (B) is subject to regulation as a “public utility” or other similar term under the laws of any state and (iv) none of the Lenders or the Agents, solely by virtue of the execution, delivery and performance of this Agreement or the Loan Documents, or consummation of the Transactions contemplated hereby and thereby, shall be or become: (A) a “public-utility company,” a “holding company,” an “affiliate” of a “holding company,” an “associate company” of a “holding company,” or a “subsidiary company” of a “holding company,” as each such term is defined in the Public Utility Holding Company Act of 2005 (“PUHCA”), or otherwise subject to regulation under PUHCA; (B) a “public utility” subject to regulation under the FPA; or (C) subject to regulation under the laws of any state with respect to public utilities.
(d)    None of Holding or the Borrower is party to any actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration which would reasonably be expected to result in the revocation or impairment of any of their relevant FERC authorizations and approvals, including, but not limited to, Qualifying Facility and Exempt Wholesale Generator status, authorization to sell energy, capacity and ancillary services at market-based rates pursuant to Section 205 of the FPA (including blanket authorization under Section 204 of the FPA), as well as all relevant exemptions including, but not limited to, exemption from regulation under PUHCA, in each case to the extent that such revocation or impairment, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
Section 3.09    Federal Reserve Regulations. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.
(a)    The commitment to make, and the making of, the Loans and the granting and maintaining of the security interest in connection with the obligations created thereby, will not, whether directly or indirectly, and whether immediately, incidentally or ultimately, be a violation of, or inconsistent with, the provisions of the Regulations of the Board, including Regulation T, Regulation U or Regulation X.
Section 3.10    Investment Company Act. No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 3.11    Use of Proceeds. The Borrower will use the proceeds of the Loans solely to (i) consummate the Transactions, (ii) make the distributions to Sponsor and/or its Affiliates described in Section 6.06(c), (iii) except to the extent otherwise satisfied through the issuance and delivery of a Sponsor Guaranty or an Account Letter of Credit, to fund the DSR Requirement Amount in the Debt Service Reserve Account and the Liquidity Reserve Maximum Balance in the Liquidity Reserve Account (collectively with any Local Accounts) and (iv) fund the Local Accounts in additional amounts not to exceed (in the aggregate) $[***], in each case on the Closing Date.
Section 3.12    Tax Returns. Each Loan Party (i) has filed or caused to be filed all federal and all material state, local and non-U.S. Tax returns required to have been filed by it and (ii) has paid or caused to be paid all material Taxes due and payable by it, except for the Taxes being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which the applicable Loan Party has set aside on its books adequate reserves in accordance with GAAP.
Section 3.13    No Material Misstatements.
(a)    All written information (other than the Projections, estimates and information of a general economic nature) (the “Information”) concerning the Loan Parties and their respective Subsidiaries, including the Project Entities, and the Transactions included in the Confidential Information Memorandum or otherwise prepared by or on behalf of the Borrower in connection with the Transactions and furnished to the Lenders, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the Closing Date, and did not contain any untrue statement of a material fact as of any such date or omit to state any material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made. As of the Closing Date, there is no fact known to the Loan Parties that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and that has not been set forth in the Loan Documents or in the other documents, certificates and other writings delivered by or on behalf of the Borrower to the Lead Arranger and the Lenders.
(b)    The Projections and estimates and information of a general economic nature prepared by or on behalf of the Borrower and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof and as of the Closing Date (it being understood that projections are inherently uncertain and no assurances are being given that the results contained in such Projections will be achieved), and (ii) as of the Closing Date, have not been modified in any material respect by the Borrower.
Section 3.14    Employee Benefit Plans. Each Plan is in compliance with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder, except for failures to so comply which would not reasonably be expected to result in a Material Adverse Effect, either individually or in the aggregate. No ERISA Event has occurred or is reasonably expected to occur that would subject any Loan Party to any Tax, penalty or other liabilities, which Tax, penalty or other liabilities which individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.
Section 3.15    Environmental Matters. Except for matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (i) no written notice, request for information, order, complaint, Environmental Claim or penalty has been received or incurred by any Loan Party, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of any of the Loan Parties, threatened against any Loan Party, which allege a violation of or liability under any Environmental Laws, in each case relating to any Loan Party, (ii) each Loan Party has obtained, and maintains in full force and effect, all permits, registrations and licenses to the extent necessary for the conduct of its business and operations as currently conducted, to comply with all applicable Environmental Laws and each is, and has been, in compliance with the terms and conditions of such permits, registrations and licenses, and with all applicable Environmental Laws, (iii) no Loan Party is conducting, funding or responsible for any investigation, remediation, remedial action or cleanup of any Release or threatened Release of Hazardous Materials, (iv) to the knowledge of any of the Loan Parties there has been no Release or threatened Release of Hazardous Materials at or from any property currently or, to the knowledge of any of the Loan Parties, formerly owned, operated or leased by any Loan Party that would reasonably be expected to give rise to any liability of any Loan Party under any Environmental Laws or Environmental Claim against any Loan Party, and no Hazardous Material has been generated, owned or controlled by any Loan Party and transported for disposal to or Released at any location in a manner that would reasonably be expected to give rise to any liability of any Loan Party under any Environmental Laws or to any Environmental Claim against any Loan Party, (v) no Loan Party has entered into any agreement or contract to assume, guarantee or indemnify a third party for any Environmental Claims, and (vi) to the knowledge of any of the Loan Parties there are not currently and there have not been any underground storage tanks owned or operated by any Loan Party or located on any Loan Party’s real property. Each Loan Party has made available to the Administrative Agent prior to the date hereof all environmental audits, assessment reports and other environmental documents in its possession or control with respect to the operations of, or any real property operated or leased by, any Loan Party, other than such audits, assessment reports and other documents not containing information that would reasonably be expected to result in any material Environmental Claims or liability to the Loan Parties, taken as a whole. Representations and warranties of the Loan Parties with respect to environmental matters are limited to those in this Section 3.15 unless expressly stated.

Section 3.16    Solvency. On the Closing Date, immediately after giving effect to the Transactions, the Loan Parties, on a consolidated basis with their Subsidiaries, are Solvent.
(a)    The Borrower does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it and the timing and amounts of cash to be payable on or in respect of its Indebtedness.
Section 3.17    Labor Matters. There are no strikes pending or threatened against any Loan Party that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of each Loan Party have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from any Loan Party or for which any claim may be made against any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the applicable Loan Party to the extent required by GAAP.
Section 3.18    Status as Senior Debt; Perfection of Security Interests. The Obligations of the Borrower shall rank pari passu with any other senior Indebtedness or securities of the Borrower and shall constitute senior indebtedness of the Borrower under and as defined in any documentation documenting any junior indebtedness of the Borrower. Each Security Document delivered pursuant to Sections 4.01 and 5.10 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein. When financing statements and other filings specified therein in appropriate form are filed in the offices specified therein, Control Agreements are entered into covering each Depositary Account and the Pledged Collateral that is certificated is delivered to the Collateral Agent, the Liens created by the Security Documents on such Collateral shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case prior and superior in right to any other Person, subject, in the case of Collateral other than Pledged Collateral, to Prior Liens, and in the case of Pledged Collateral, to Liens arising (and that have priority) by operation of law.
Section 3.19    Material Project Level Agreements. As of the Closing Date, each of the Material Project Level Agreements is in full force and effect and constitutes the legal, valid and binding obligation of the Project Entities party thereto. The Borrower has delivered to the Administrative Agent a complete and correct copy of each Material Project Level Agreement in effect on the Closing Date. To the knowledge of the Borrower, (a) no “Default” or “Event of Default” or similar term (as used in the applicable Project Level Financing Documents or Material Other Indebtedness Documents, as applicable) has occurred and is continuing under any of the Project Level Financing Documents or Material Other Indebtedness Documents and (b) no “Default” or “Event of Default” or equivalent event or circumstance defined by a similar term (as used in the Major Revenue Contracts) has occurred and is continuing under any of the Major Revenue Contracts other than, in the case of this clause (b), any such Default or Event of Default or equivalent event or circumstance which would not reasonably be expected to give rise to a termination of such agreement or otherwise have, individually or in the aggregate, be materially adverse to the Lenders.
Section 3.20    Insurance. The Loan Parties have purchased or provided (or caused to be purchased or provided) and are maintaining (or causing to be maintained), with financially sound and reputable insurance companies, insurance with respect to their respective properties and business against such risks (including with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage, and loss or damage, in each case of the kinds customarily insured against by projects of a similar size in the same or similar business, and of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and in accordance in all material respects with their respective applicable contractual obligations. As of the Closing Date, such insurance is in full force and effect. The Project Entities are in compliance with the covenants relating to maintenance of insurance set forth in the Project Level Financing Documents to which they are a party (or by which they are bound). Holding and the Borrower believe that the insurance maintained by or on behalf of them and their Subsidiaries is adequate.

Article IV.
CONDITIONS TO FUNDING
Section 4.01    Closing Date. The obligations of the Lenders to make Loans on the Closing Date are subject to the satisfaction of the following conditions:
(a)    The Administrative Agent shall have received a Borrowing Request from the Borrower as required by Section 2.03.
(b)    The representations and warranties set forth in Article III hereof and in the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided, that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by “materiality,” “Material Adverse Effect” or similar language in the text thereof.
(c)    At the time of and immediately after giving effect to the Transactions and the other transactions contemplated hereby to occur on the Closing Date, no Event of Default or Default shall have occurred and be continuing.
(d)    The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (a) a counterpart of this Agreement signed on behalf of such party or (b) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission, or electronic transmission of a PDF copy, of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) a Note, signed by the Borrower, in favor of each Lender that has requested such a Note in writing not less than three (3) Business Days prior to the Closing Date pursuant to Section 2.07(d).
(e)    The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, and the Lenders, a favorable written opinion of DLA Piper LLP, special counsel for the Loan Parties (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Collateral Agent, the Depositary Bank and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Loan Documents as are usual and customary for a financing of the type contemplated hereby as the Administrative Agent shall reasonably request, and each Loan Party hereby instructs its counsel to deliver such opinions.
(f)    The Administrative Agent shall have received each of the following:
(i)    a copy of the certificate or articles of incorporation, partnership agreement or limited liability agreement, including all amendments thereto, or other relevant constitutional documents under applicable law of each Loan Party and the Sponsor, each certified as of a recent date by the Secretary of State (or other similar official) of the state of such Person’s organization and a certificate as to the good standing of each such Loan Party and the Sponsor as of a recent date from such Secretary of State (or other similar official); and
(ii)    a certificate of the Secretary, Assistant Secretary, Director, Vice President, President or similar officer, or the general partner, managing member or sole member, of each Loan Party and, if applicable, the Sponsor, in each case dated the Closing Date and certifying:
(A)    that attached thereto is a true and complete copy of the by-laws (or partnership agreement, memorandum and articles of association, limited liability company agreement or other equivalent governing documents) of such Person as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below,

(B)    that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Person (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party or, if applicable, in the case of the Sponsor, any Sponsor Guaranty to which the Sponsor is a party, and, in the case of the Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,
(C)    that the certificate or articles of incorporation, partnership agreement or limited liability agreement of such Person has not been amended since the date of the last amendment thereto disclosed pursuant to clause (A) above, and
(D)    as to the incumbency and specimen signature of each officer or director executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party or, if applicable, in the case of the Sponsor, executing any Sponsor Guaranty to which the Sponsor is a party.
(g)    The Collateral and Guarantee Requirement with respect to items expressly required to be completed as of the Closing Date shall have been satisfied or waived and the Administrative Agent shall have received the results of a search of the UCC (or equivalent under other similar law) filings made with respect to the Loan Parties in the relevant jurisdictions and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.
(h)    The Transactions shall have been consummated or shall be consummated simultaneously with or immediately following the closing on the Closing Date.
(i)    The Administrative Agent shall have received the financial statements referred to in Section 3.05. The Administrative Agent shall have received a budget of the Borrower in effect for the period commencing on the Closing Date through December 31, 2018 and the Projections, in each case in form and substance reasonably satisfactory to the Administrative Agent.
(j)    Immediately after giving effect to the Transactions and the other transactions contemplated hereby to occur on the Closing Date, the Loan Parties shall have outstanding no Indebtedness other than (i) the Indebtedness outstanding under this Agreement and (ii) other Indebtedness permitted pursuant to Section 6.01.
(k)    The Lenders shall have received a solvency certificate substantially in the form of Exhibit F and signed by a Financial Officer of the Borrower confirming the Solvency of the Loan Parties, on a consolidated basis with their Subsidiaries, after giving effect to the Transactions.
(l)    Since December 31, 2016, there have been no events, changes or other occurrences that have had, continue to have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(m)    The Agents shall have received, all Fees payable thereto or to any Lender or to the Lead Arranger on or prior to the Closing Date and, to the extent invoiced at least four (4) Business Days prior to the Closing Date, all other amounts due and payable pursuant to the Loan Documents on or prior to the Closing Date, including reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document (it being understood that amounts under this paragraph (m) may be paid with proceeds of the Loans).

(n)    The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower dated as of the Closing Date as to the matters set forth in clauses (b), (c), (j) and (l) of this Section 4.01.
(o)    The Administrative Agent shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities with respect to the Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. PATRIOT Act, that has been reasonably requested by the Administrative Agent or any other Agent or Lender.
(p)    The Administrative Agent shall have received evidence of the establishment of each of the Depositary Accounts required to be established pursuant to Section 2.19(a) with the Depositary Bank. To the extent any Local Accounts have been established as of the Closing Date, the Administrative Agent shall have received Local Account Control Agreements executed by the Borrower or applicable Project Holdco, the Collateral Agent and the applicable account bank for each such Local Account.
(q)    Substantially simultaneously with the funding of Loans hereunder, (i) the DSR Requirement Amount as of the Closing Date shall have been Fully Funded into the Debt Service Reserve Account and (ii) the Liquidity Reserve Account (collectively with any Local Accounts) shall have been funded or credited in an amount equal to the Liquidity Reserve Maximum Balance.
(r)    The Administrative Agent shall have received (i) a report entitled “Independent Engineer’s Report Nymeria” dated November 6, 2017, delivered by Leidos Engineering, LLC with respect to the Projects respectively owned by the AVSR Entities, Sacramento PV Energy, LLC and Constellation Solar Horizons, LLC, including all exhibits, appendices and any other attachments thereto, in form and substance reasonably satisfactory to the Administrative Agent, (ii) a report entitled “EGR IV Portfolio Technical Due Diligence Report Exelon Wind, LLC” dated November 2, 2017, delivered by DNV KEMA Renewables, Inc. with respect to the Projects owned by Subsidiaries of ExGen Renewables JV (excluding the Projects owned by Sacramento PV Energy, LLC, Constellation Solar Horizons, LLC, Denver Airport Solar, LLC and Constellation Solar New Jersey III, LLC), including all exhibits, appendices and any other attachments thereto, in form and substance reasonably satisfactory to the Administrative Agent, (iii) a report entitled “SolGen Solar DG Portfolio Independent Engineer’s Report” dated August 5, 2016, delivered by Luminate, LLC with respect to the solar power Projects owned by the SolGen Entities identified therein, including all exhibits, appendices and any other attachments thereto, in form and substance reasonably satisfactory to the Administrative Agent and (iv) a report entitled “Albany Green Energy Independent Engineer’s Report Project No. 98536” dated October 5, 2017, delivered by Burns & McDonnell Engineering Company, Inc. with respect to the Project owned by the Albany Green Entities, including all exhibits, appendices and any other attachments thereto, in form and substance reasonably satisfactory to the Administrative Agent, together in each case with a reliance letter in form and substance reasonably satisfactory to the Administrative Agent.
Article V.
AFFIRMATIVE COVENANTS
Each of Holding and the Borrower covenants and agrees with each Agent and each Lender that so long as this Agreement shall remain in effect and until the Discharge of the Obligations, unless the Required Lenders shall otherwise consent in writing, Holding and the Borrower shall:
Section 5.01    Existence; Businesses and Properties.
(a)     Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.
(b)    Do or cause to be done all things necessary to (i) in the Borrower’s reasonable business judgment, obtain, preserve, renew, extend and keep in full force and effect the permits, franchises,

authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, (ii) comply in all material respects with all material applicable laws, rules, regulations and judgments, writs, injunctions, decrees, permits, licenses, and orders of any Governmental Authority, whether now in effect or hereafter enacted and (iii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement); in each case in this paragraph (b) except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 5.02    Insurance. Keep, and cause its Subsidiaries to keep, its insurable properties insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other reasonable insurance (including, to the extent consistent with past practices, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses and maintain such other insurance as may be required by applicable law.
Section 5.03    Taxes; Payment of Obligations.
(a)    Pay and discharge promptly when due all material Taxes imposed upon it before the same shall become delinquent or in default, as well as all material lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax or claim to the extent (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings and the applicable Loan Party shall have set aside on its books reserves in accordance with GAAP with respect thereto or (ii) the aggregate amount of such Taxes or claims does not exceed U.S. $1.0 million.
(b)    Pay, discharge or otherwise satisfy at maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Loan Party or (ii) the failure to pay, discharge or otherwise satisfy such obligation would not reasonably be expected to have a Material Adverse Effect.
Section 5.04    Financial Statements, Reports, Etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):
(a)    no later than one hundred and fifty (150) days after the end of each fiscal year starting with the fiscal year ended December 31, 2017, consolidated balance sheets and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year and (other than with respect to those for the fiscal years ending on December 31, 2017 and December 31, 2018) setting forth in comparative form the corresponding figures (if any) for the prior fiscal year, all (other than those for the fiscal year ending on December 31, 2017) audited by independent accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP;

(b)    no later than seventy five (75) days after the end of each of the first three (3) fiscal quarters of each fiscal year, starting with the fiscal quarter ended March 31, 2018, consolidated balance sheets and related statements of operations and cash flows showing the financial position of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and (other than with respect to those for the fiscal quarters ending during the 2018 fiscal year) setting forth in comparative form the corresponding figures (if any) for the corresponding periods of the prior fiscal year, all certified by a Financial Officer of the Borrower, on behalf of the Borrower, as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes);
(c)    no later than two (2) Business Days after each Quarterly Date, with respect to the Test Quarter then ended on such Quarterly Date, a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit G-2 or such other form as shall be approved by the Administrative Agent, (i) certifying that no Event of Default or Default has occurred and is continuing or, if such an Event of Default or Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth a computation of Available Cash for such Test Quarter in detail reasonably satisfactory to the Administrative Agent, (iii) providing evidence of the current balances in the Depositary Accounts (it being agreed that a screenshot of such balances as of such date or other similar statement from the Depositary Bank shall satisfy this clause (iii)) and (iv) setting forth a computation of the Financial Performance Covenant for such Test Quarter in detail reasonably satisfactory to the Administrative Agent;
(d)    (i) no later than five (5) Business Days after delivery thereof pursuant to any Project Level Financing Document, any audited annual financial statements of ExGen Renewables JV, Renewable Power Generation, LLC, Continental Wind, LLC, SolGen, LLC and AV Solar Ranch 1, LLC delivered to the agents, lenders or investors party thereto; (ii) no later than five (5) Business Days after delivery thereof pursuant to any Project Level Financing Document, unaudited quarterly financial statements of ExGen Renewables JV, Renewable Power Generation, LLC, Continental Wind, LLC, SolGen, LLC and AV Solar Ranch 1, LLC delivered to the agents, lenders or investors party thereto; and (iii) no later than five (5) Business Days after delivery thereof pursuant to any Project Level Financing Document, an officer’s certificate required thereunder relating to the satisfaction of distribution conditions and including calculations of any ratio tests required to be submitted with any such certificate pursuant to the terms of the applicable Project Level Financing Document;
(e)    no later than two (2) Business Days after each Excess Cash Flow Period, the Borrower will deliver to the Administrative Agent a certificate signed by a Financial Officer of the Borrower setting forth the amount, if any, of Excess Cash Flow for such Excess Cash Flow Period and the calculation thereof in reasonable detail, including the proposed allocation of such Excess Cash Flow pursuant to Section 2.19(c)(vii), in substantially the form of Exhibit G-1 or such other form as shall be approved by the Administrative Agent (which certificate shall serve as notice of prepayment pursuant to Section 2.08(d));
(f)    promptly, from time to time, (i) copies of any original statement for the Local Accounts provided to the Borrower by the applicable depositary bank and (ii) such other information regarding the operations, business affairs and financial condition of any Loan Party or any Subsidiary of any Loan Party, or compliance with the terms of any Loan Document, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender);
(g)    (i) promptly (but in any event no later than five (5) Business Days) after consummation of the AG Disposition to a Person other than ExGen Renewables JV, certified copies of any Organization Documents and any other joint venture or similar agreements entered into in connection with such AG Disposition of any Additional Albany Green Entities and (ii) promptly upon receipt thereof, a copy of any “Interest Notice” (as defined in the Credit Support Reimbursement Agreement);

(h)    after the execution and delivery of any material amendment, modification, extension, assignment, variance or waiver of timely compliance of any terms or conditions of any Material Project Level Agreement or Organizational Documents of any Subsidiary of the Borrower or any new Material Project Level Agreement, the Borrower shall promptly furnish the Administrative Agent certified copies of such amendment, modification, extension, assignment, variance or waiver or new Material Project Level Agreement; and
(i)    on the Closing Date and no later than one hundred and fifty (150) days following the first day of each fiscal year of the Borrower, a budget (which budgets may be prepared on a cash basis) for the Loan Parties for such fiscal year setting forth (i) the projected Available Cash to be received by the Borrower or Holding during such fiscal year and (ii) the projected Operating Expenses of the Loan Parties during such fiscal year, together with (except in the case of the budget for the Closing Date) a comparison of the prior fiscal year’s budget to actual results, accompanied by a certificate of a Responsible Officer of the Borrower certifying to the knowledge of the person signatory thereto that such budget is accurate and complete in all material respects based upon the Borrower’s good faith reasonable estimates of information contained therein.
Section 5.05    Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly after any Responsible Officer of any of the Loan Parties obtains actual knowledge thereof:
(a)     (i) any Event of Default or Default, (ii) any “Event of Default” or “Default” (or similar event or circumstance) under any Project Level Financing Document and (iii) any material breach or default under a Major Revenue Contract which breach or default permits or would permit (with the passage of time and/or giving of notice or otherwise) the termination of such Major Revenue Contract by any party thereto, in each case specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;
(b)    the filing or commencement of, or any written threat or written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against any Loan Party or any of their respective Subsidiaries which would reasonably be expected to have a Material Adverse Effect;
(c)    the occurrence of an event requiring a mandatory prepayment of the Loans hereunder (other than with Excess Cash Flow);
(d)    any event specific to any of the Loan Parties, their respective Subsidiaries or the Projects that has had, or would reasonably be expected to have, a Material Adverse Effect;
(e)    if at any time any of the events listed in clauses (i) through (xi) of Section 7.1(k) is reasonably likely to occur and would reasonably be expected to have a Material Adverse Effect, a written notice thereof, which notice shall state that it is an “ERISA Notice” for purposes of the Loan Documents;
(f)    at any time following delivery by any Loan Party of an ERISA Notice, within ten (10) Business Days after becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that such Loan Party proposes to take with respect thereto:
(i)    with respect to any Plan, any “reportable event,” as defined in Section 4043 of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;
(ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Company Entity of a notice from a Multiemployer Plan that such events have, or are reasonably expected to, taken place; or
(iii)    any event (including an ERISA Event), transaction or condition that could result in the incurrence of any liability by any Company Entity pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of any Company Entity pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and
(g)    the occurrence of (A) an “Event of Default” (as defined in the Credit Support Reimbursement Agreement), (B) the issuance of “Additional Credit Support” or extension of any existing “Credit Support” (each as defined in the Credit Support Reimbursement Agreement) pursuant to section 2.1 of the Credit Support Reimbursement Agreement or (C) any other material event or notification under the Credit Support Reimbursement Agreement.
Section 5.06    Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (owned or leased) (including ERISA), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Loan Parties will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Loan Parties, the Loan Parties’ Affiliates and their respective directors, officers, employees and agents with Anti-Terrorism Laws, Anti-Corruption Laws and Sanctions.
Section 5.07    Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and, subject to the provisions of Section 9.16, permit any Persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of any of the Loan Parties at reasonable times, upon reasonable prior notice to the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any Persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of any Loan Party with the officers thereof, or the general partner, managing member or sole member thereof, and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract); provided that, during any calendar year absent the occurrence and continuation of an Event of Default, only one (1) such visit may be made by the Administrative Agent and shall be at the Borrower’s expense; provided, further, that during the continuance of an Event of Default, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrower.
Section 5.08    Use of Proceeds. Use the proceeds of the Loans solely for the purposes described in Section 3.11. The Loan Parties will not request any borrowing or other extension of credit, and the Loan Parties shall not use, directly or indirectly, and shall not lend, contribute or otherwise make available the proceeds of any borrowing or other extension of credit to any subsidiary, joint venture partner or other Person (A) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Terrorism Laws or Anti-Corruption Laws, (B) to fund, finance or facilitate any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (C) in any manner that would result in the violation of any Sanctions by any Person.
Section 5.09    Compliance with Environmental Laws. Comply, and make commercially reasonable efforts to cause all lessees and other Persons occupying its properties to comply, with all Environmental Laws applicable to its business, operations and properties; obtain and maintain in full force and effect all material authorizations, registrations, licenses and permits required pursuant to Environmental Law for its business, operations and properties; and perform any investigation, remedial action or cleanup required pursuant to the Release of any Hazardous Materials as required pursuant to Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.10    Further Assurances.
(a)    Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, and other documents and recordings of Liens in stock registries or land title registries, as applicable), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties, and provide to the Administrative Agent, from time to time upon reasonable request evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
(b)    Promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.
(c)    Cause the Collateral and Guarantee Requirement to be and remain satisfied in accordance with the terms of the Security Documents.
Section 5.11    Credit Ratings. Use commercially reasonable efforts to obtain and to cause a public credit rating by S&P and by Moody’s to be maintained with respect to the Term Loan Facility; provided, that nothing in this Section 5.11 shall require the maintenance of any minimum ratings by either S&P or Moody’s.
Section 5.12    Interest Rate Protection. With respect to the Borrower, (a) no later than sixty (60) days following the Closing Date obtain, and at all times thereafter until at least the fourth (4th) anniversary of the date such Swap Agreement or Swap Agreements were entered into, cause to be maintained protection against fluctuations in interest rates pursuant to one or more Swap Agreements (“Interest Rate Swap Agreements”) with Specified Swap Counterparties, covering a notional amount of not less than 50.0% but not more than 105.0% of the reasonably anticipated outstanding principal amount of the Term Loans (such amount to be reasonably determined by the Borrower in good faith and to reflect the projected Excess Cash Flow prepayments pursuant to Section 2.09(c) during such period, as based upon the Base Case Model); provided that if at any time such Interest Rate Swap Agreements cover more than 105% of a notional amount of the outstanding principal amount of the Term Loans, the Borrower shall be required to cure such over-hedged position within 30 days so that no more than 105% of the outstanding principal amount of the Term Loans shall be subject to such Interest Rate Swap Agreements (after giving effect to such cure). Upon entering into any Interest Rate Swap Agreement (including any confirmation under any master agreement), the Borrower shall provide a copy thereof to the Administrative Agent.
Section 5.13    Accounts. At all times maintain the Depositary Accounts with the Depositary Bank and cause all Available Cash and other amounts referred to in Section 2.19(b) as and when received to be deposited into the Revenue Account in accordance with Section 2.19(b) (or in the case of Equity Proceeds, Completion Proceeds and (as applicable) Excess Project Disposition Proceeds in the Equity Proceeds Account to the extent permitted under Section 2.19(b)) and any amounts if and when withdrawn from the Depositary Accounts to be disbursed in accordance with Section 2.19, and maintain any Local Accounts subject to Local Account Control Agreements.
Section 5.14    Existence of the Project Entities; Operation and Maintenance. (a) Except to the extent that failure to maintain such existence or rights or privileges could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, do or cause to be done all things necessary to preserve, renew and keep in full force and effect the legal existence of each of its Subsidiaries and (b) cause the Project Entities to operate and maintain each Project in accordance with (x) in the case of the Continental Wind Entities, Section 5.4 of the Continental Wind Credit Agreement or (y) in the case of any other Project Entities, the corresponding affirmative covenant with respect to “Conduct of Business, Maintenance or Properties, Etc.” included in the Project Level Financing Documents to which they are a party (or by which they are bound), if any.
Section 5.15    Subsidiary Distributions. Subject to compliance with (i) the respective Organizational Documents of each Project Entity and (ii) the Material Project Level Agreements, cause all amounts that could be distributed to the Borrower and constitute Available Cash to be distributed by the Project Entities to the Borrower (no less frequently than quarterly).
Article VI.
NEGATIVE COVENANTS
Each of Holding and the Borrower covenant and agree with each Agent and each Lender that so long as this Agreement shall remain in effect and until the Discharge of the Obligations, unless the Required Lenders shall otherwise consent in writing, Holding and the Borrower shall not, and in the case of Sections 6.01, 6.02, 6.05, 6.09 and 6.13, shall not cause or permit any Project Entity to:
Section 6.01    Indebtedness. Incur, create, assume or permit to exist any Indebtedness or issue any Disqualified Equity Interests, except:
(a)    Indebtedness created hereunder and under the other Loan Documents and all Guaranties thereof;
(b)    Indebtedness of the Loan Parties pursuant to Swap Agreements permitted by Section 6.12;
(c)    Indebtedness in respect of appeal or performance bonds and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;
(d)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that (x) such Indebtedness (other than credit or purchase cards) is extinguished within five (5) Business Days of its incurrence and (y) such Indebtedness in respect of credit or purchase cards is extinguished within sixty (60) days from its incurrence;
(e)    Guarantees by any Loan Party of any Indebtedness of any other Loan Party expressly permitted to be incurred under this Section 6.01;
(f)    all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (e) above;
(g)    unsecured Credit Support Reimbursement Obligations, in an aggregate principal amount outstanding under this clause (g) (with any Credit Support being deemed to have an amount equal to the maximum potential liability of the Borrower or any other Loan Party thereunder) not to exceed $[***]; and
(h)    (x) in the case of the Project Entities, Project Level Indebtedness and (y)(i) in the case of the Continental Wind Entities, additional Indebtedness incurred by any Continental Wind Entity to the extent permitted under both the Continental Wind Financing Documents and the ExGen Renewables JV Agreements; (ii) in the case of the RPG Entities, additional Indebtedness incurred by any RPG Entity to the extent permitted under both the RPG Financing Documents and the ExGen Renewables JV

Agreements; (iii) in the case of the Other JV Entities, additional Indebtedness incurred by any Other JV Entity to the extent permitted under the ExGen Renewables JV Agreements (and, in the case of the Echo Entities, the Echo LLC Agreements); (iv) in the case of the Bluestem Entities, additional Indebtedness incurred by any Bluestem Entity to the extent permitted under the ExGen Renewables JV Agreements and the Bluestem Financing Documents; (v) in the case of ExGen Renewables JV, additional Indebtedness incurred by it to the extent permitted under the ExGen Renewables JV Agreements; (vi) in the case of the SolGen Entities, additional Indebtedness incurred by any SolGen Entity to the extent permitted under the SolGen Financing Documents and, after the SolGen Disposition, if any, to the extent permitted under the ExGen Renewables JV Agreements, in each case as such documents and agreements are in effect on the date hereof; (vii) in the case of the AVSR Entities, additional Indebtedness incurred by any AVSR Entity to the extent permitted under the AVSR Financing Documents and, after the AVSR Disposition, if any, to the extent permitted under the ExGen Renewables JV Agreements, in each case as such documents and agreements are in effect on the date hereof and (viii) in the case of the Albany Green Entities, additional Indebtedness incurred by any Albany Green Entity to the extent permitted under the AG Financing Documents and, after the AG Disposition, if applicable in the case of an AG Disposition to ExGen Renewables JV, to the extent permitted under the ExGen Renewables JV Agreements, in each case as such documents and agreements are in effect on the date hereof.
Section 6.02    Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person) at the time owned by it or on any income or revenues or rights in respect of any thereof, except (without duplication):
(a)    Liens on property or assets of any Loan Party existing on the Closing Date and set forth on Schedule 6.02(a); provided that such Liens shall secure only those obligations that they secure on the Closing Date and shall not subsequently apply to any other property or assets of any Loan Party;
(b)    any Lien created under the Loan Documents;
(c)    Liens for Taxes, assessments, charges or levies not yet delinquent or that are being contested in accordance with Section 5.03;
(d)    Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);
(e)    Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) relating to pooled deposit or sweep accounts of any Loan Party to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of such Loan Party;
(f)    Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;
(g)    Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by any Loan Party in the ordinary course of business;
(h)    (i) in the case of the Continental Wind Entities, Liens to the extent permitted under the both Continental Wind Financing Documents and the ExGen Renewables JV Agreements; (ii) in the case of the RPG Entities, Liens to the extent permitted under both the RPG Financing Documents and the ExGen Renewables JV Agreements; (iii) in the case of the Other JV Entities, Liens to the extent permitted under the ExGen Renewables JV Agreements (and, in the case of the Echo Entities, the Echo LLC Agreements); (iv) in the case of the Bluestem Entities, Liens to the extent permitted under the ExGen Renewables JV Agreements and the Bluestem Financing Documents; (v) in the case of ExGen Renewables JV, Liens to the extent permitted under the ExGen Renewables JV Agreements; (vi) in the case of the SolGen Entities, Liens to the extent permitted under the SolGen Financing Documents and, after the SolGen Disposition, if any, to the extent permitted under the ExGen Renewables JV Agreements, in each case as such documents and agreements are in effect on the date hereof; (vii) in the case of the AVSR Entities, Liens to the extent permitted under the AVSR Financing Documents and, after the AVSR Disposition, if any, to the extent permitted under the ExGen Renewables JV Agreements, in each case as such documents and agreements are in effect on the date hereof and (viii) in the case of the Albany Green Entities, Liens incurred by any Albany Green Entity to the extent permitted under the AG Financing Documents and, after the AG Disposition, if applicable in the case of an AG Disposition to ExGen Renewables JV, to the extent permitted under the ExGen Renewables JV Agreements, in each case as such documents and agreements are in effect on the date hereof;
(i)    Lien imposed by law such as carriers’, warehousemen’s, mechanics’, landlord’s (or lessor’s under operating leases), materialmen’s, repairmen’s, custom and revenue authorities’, or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable beyond the applicable grace period therefor or that are being contested in compliance with Section 5.03; and
(j)    deposits to secure the performance of leases (other than Capital Lease Obligations), statutory obligations, liability to insurance carriers under insurance or self-insurance arrangements, surety and appeal bonds, performance bonds, statutory bankers’ liens on moneys held in bank accounts and other obligations of a like nature, in each case incurred in the ordinary course of business.
Notwithstanding the foregoing, no Liens permitted pursuant to paragraphs (a), (e), (g), (h) or (j) of this Section shall be permitted to attach to any Pledged Collateral.
Section 6.03    Sale and Lease-back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”).
Section 6.04    Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger or amalgamation with a Person) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances (other than intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Loan Parties, which cash management operations shall not extend to any other Person) to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in, any other Person (each, an “Investment”), except:
(a)    Guarantees created under the Loan Documents;
(b)    Investments (including Investments in Equity Interests and Guarantees of Indebtedness otherwise expressly permitted hereunder) by a Loan Party in another Loan Party, Equity Interests in Project Holdcos and, if applicable in the case of an AG Disposition to a Person other than ExGen Renewables JV, Equity Interests in any Additional Albany Green Entity;
(c)    Cash and Cash Equivalents and Investments that were Cash and Cash Equivalents when made;
(d)    Swap Agreements permitted under Section 6.12;
(e)    Investments resulting from pledges and deposits referred to in Sections 6.02 and any exercise of the Cure Right;
(f)    so long as no Event of Default shall have occurred and be continuing or would result therefrom, additional Investments (other than an Additional Project) in any Project Entity, if any, to the extent made with the proceeds of equity capital contributions (other than proceeds received as a result of the exercise of Cure Rights pursuant to Section 7.02) to Holding and on deposit in the Equity Proceeds Account;
(g)    the loan to Peach Power, Inc. in the principal amount of $99,000,000 pursuant to that certain Purchase Money Loan Agreement, dated as of October 6, 2017, between the Borrower (as successor to

Constellation NewEnergy, Inc.) and Peach Power, Inc. (as in effect on the Closing Date) (the “DCO Loan”); and
(h)    so long as no Event of Default shall have occurred and be continuing or would result therefrom, Permitted Acquisitions to the extent made with the proceeds of equity capital contributions (other than proceeds received as a result of the exercise of Cure Rights pursuant to Section 7.02) to Holding.
Section 6.05    Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge into, amalgamate with or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired) including Equity Interests held by it, or issue, sell, transfer or otherwise dispose of any Equity Interests of any Loan Party (other than Holding) or any Project Entity or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that this Section 6.05 shall not prohibit:
(a)    the disposition of Cash and Cash Equivalents in the ordinary course of business;
(b)    Investments permitted by Section 6.04, Liens permitted by Section 6.02, Dividends described in Section 5.15 and Dividends permitted by Section 6.06;
(c)    abandonment, cancellation or disposition of any intellectual property of any Loan Party in the ordinary course of business;
(d)    issuances of Equity Interests (x) by (i) any Project Holdco to the Borrower, or (ii) the Borrower to Holding and (y) issuances of common Equity Interests by Holding (to the extent not constituting a Change in Control);
(e)    (i) in the case of the Continental Wind Entities, mergers, amalgamations, consolidations and sales, transfers, leases or other dispositions of assets to the extent permitted pursuant to both the Continental Wind Financing Documents and the ExGen Renewables JV Agreements; (ii) in the case of the RPG Entities, mergers, amalgamations, consolidations and sales, transfers, leases or other dispositions of assets to the extent permitted pursuant to both the RPG Financing Documents and the ExGen Renewables JV Agreements; (iii) in the case of the Other JV Entities, mergers, amalgamations, consolidations and sales, transfers, leases or other dispositions of assets to the extent permitted pursuant to the ExGen Renewables JV Agreements (and, in the case of the Echo Entities, the Echo LLC Agreements); (iv) in the case of the Bluestem Entities, mergers, amalgamations, consolidations and sales, transfers, leases or other dispositions of assets to the extent permitted pursuant to the ExGen Renewables JV Agreements and the Bluestem Financing Documents; (v) in the case of the SolGen Entities, mergers, amalgamations, consolidations and sales, transfers, leases or other dispositions of assets to the extent permitted pursuant to the SolGen Financing Documents and, after the SolGen Disposition, if any, to the extent permitted under the ExGen Renewables JV Agreements; and (vi) in the case of the Albany Green Entities, mergers, amalgamations, consolidations and sales, transfers, leases or other dispositions of assets to the extent permitted pursuant to the AG Financing Documents and, if applicable in the case of an AG Disposition to ExGen Renewables JV, to the extent permitted under the ExGen Renewables JV Agreements, in each case as such documents and agreements are in effect on the date hereof; provided that, for the avoidance of doubt, (A) in no event shall any of the AVSR Entities (or any Equity Interests thereof) or the AV Solar Project be permitted to be sold, transferred, leased or otherwise disposed of except in connection with the AVSR Disposition; (B) in no event shall any JV Class A Membership Interests be permitted to be sold, transferred or otherwise disposed of by ExGen Renewables Holdings and (C) in no event shall any Albany Green Entity (or any Equity Interests thereof) or the Albany Green Project be permitted to be sold, transferred, leased or otherwise disposed except in connection with the AG Disposition;

(f)    the sale or transfer of (x) up to all of the Equity Interests and Aggregate Interests in Albany Green Holdings held by the Borrower to ExGen Renewables JV or (y) up to 49.9% of the Aggregate Interests in Albany Green Holdings held by the Borrower to any other Person; provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) if such sale or transfer is made to (A) ExGen Renewables JV, such sale or transfer is made in accordance with the ExGen Renewables JV Agreements or (B) any other Person, the Borrower shall continue to Control Albany Green Holdings, (iii) the Loan Parties shall have retained (directly or indirectly) greater than 50% of the Aggregate Interests with respect to Albany Green Holdings, (iv) in the case of a sale or transfer to a Person other than ExGen Renewables JV, the terms of such sale or transfer and any agreements relating thereto could not reasonably be expected to result in a material impairment of the Borrower’s rights to receive distributions (including the timing and allocation thereof) from Albany Green Holdings or to have a material adverse effect on the Borrower’s ability to repay the Loans, (v) the Net Proceeds payable in cash in respect of such sale or transfer shall not be less than the applicable Target Sale Prepayment Amount; and (vi) the Net Proceeds payable in connection with any such sale or transfer in an amount equal to the applicable Target Sale Prepayment Amount shall have been applied in accordance with Section 2.09(b) (such disposition, the “AG Disposition”);
(g)    the sale or transfer of up to all of the Equity Interests in the AVSR Entities held by the Borrower to ExGen Renewables JV; provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) such sale or transfer is made in accordance with the ExGen Renewables JV Agreements and the Loan Parties shall have retained (directly or indirectly) greater than 50% economic interest (in the aggregate) with respect to the AVSR Entities; (iii) the Net Proceeds payable in cash in respect of such sale or transfer shall not be less than the applicable Target Sale Prepayment Amount; and (iv) the Net Proceeds payable in connection with any such sale or transfer in an amount equal to the applicable Target Sale Prepayment Amount and Target Sale Additional Prepayment Amount, if applicable, shall have been applied in accordance with Section 2.09(b) (such disposition, the “AVSR Disposition”); and
(h)    the sale or transfer of up to all of the Equity Interests in the SolGen Entities held by the Borrower to ExGen Renewables JV; provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) such sale or transfer is made in accordance with the ExGen Renewables JV Agreements and the Loan Parties shall have retained (directly or indirectly) greater than 50% economic interest (in the aggregate) with respect to the SolGen Entities; (iii) the Net Proceeds payable in cash in respect of such sale or transfer shall not be less than the applicable Target Sale Prepayment Amount; and (iv) the Net Proceeds payable in connection with any such sale or transfer in an amount equal to the applicable Target Sale Prepayment Amount and Target Sale Additional Prepayment Amount, if applicable, shall have been applied in accordance with Section 2.09(b) (such disposition, the “SolGen Disposition”).
Section 6.06    Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional shares of Equity Interests of the Person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any of its Subsidiaries to purchase or acquire) any shares of any class of its Equity Interests or set aside any amount for any such purpose (each, a “Dividend”); provided, however, that, notwithstanding the foregoing:
(a)    Holding may make noncash repurchases, redemptions or exchanges of Equity Interests deemed to occur upon exercise of stock options or exchange of exchangeable shares if such Equity Interests represent a portion of the exercise price of such options;

(b)    so long as no Event of Default shall have occurred and is continuing or would result therefrom, Holding and the Borrower may declare and pay Dividends in cash from Equity Proceeds on deposit in the Equity Proceeds Account;
(c)    the Borrower and Holding shall be permitted to make distributions of the net cash proceeds of the Loans to the Sponsor and/or any of its Affiliates within five (5) Business Days following the Closing Date;
(d)    the Borrower and Holding shall be permitted to make distributions of Completion Proceeds and Excess Project Disposition Proceeds; and
(e)    the Borrower and Holding shall be permitted to make distributions of Excess Cash Flow as provided in Section 2.19(c)(viii) and other distributions as provided in Section 2.19(d)(iii)(B) and Section 2.19(e)(ii)(D).
Section 6.07    Transactions with Affiliates.
(a)    Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates, unless such transaction, taken as a whole, is upon terms not materially less favorable to the applicable Loan Party than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate.
(b)    The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement:
(i)    any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership plans, including restricted stock plans, stock grants, directed share programs and other equity based plans customarily maintained by similar companies and the granting and performance of registration rights approved by the board of directors (or equivalent governing body) of the Loan Parties;
(ii)    transactions between or among the Loan Parties otherwise permitted by this Agreement;
(iii)    any indemnification agreement or any similar arrangement entered into with members, directors, officers, consultants and employees of any of the Loan Parties in the ordinary course of business and the payment of fees and indemnities to directors, officers, consultants and employees of any of the Loan Parties in the ordinary course of business;
(iv)    Investments otherwise permitted under Section 6.04(f);
(v)    transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 6.07(b) or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect;
(vi)    any employment agreement or employee benefit plan entered into by any of the Loan Parties in the ordinary course of business or consistent with past practice and payments pursuant thereto;
(vii)    transactions otherwise permitted under Section 6.06; or
(viii)    any purchase by the Sponsor or an Affiliate (other than a Loan Party or a Subsidiary of a Loan Party) of Equity Interests of Holding (to the extent not constituting a Change in Control).

Section 6.08    Business of the Borrower and Holding. Engage in any business or activity other than (a) in the case of Holding, the ownership of Equity Interests in the Borrower, and in the case of the Borrower, the ownership of Equity Interests in the Project Holdcos, (b) maintaining its legal existence, (c) participating in tax, accounting and other administrative and management activities for itself and as an entity that is part of a consolidated group of companies, (d) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, (e) the execution and delivery of Swap Agreements permitted under Section 6.12 and the performance of its obligations thereunder, (f) the performance of its obligations under the Loan Documents (including those required by Article V) and its Organizational Documents; (g) activities incidental to the businesses or activities described in clauses (a) through (f) of this Section 6.08 and (h) any other transaction permitted by the Loan Documents to the extent incidental to the business or activities described in clauses (a) through (f). In addition, the Loan Parties shall not acquire or hold any fee or leasehold interest in any real property.
Section 6.09    Limitation on Modifications or Prepayments of Indebtedness; Modifications of Certificate of Incorporation, By-laws and Certain Other Agreements; Etc.
(a)    Amend, supplement, waive or modify, or permit the amendment, supplement, waiver or modification of, in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the Organizational Documents of any Loan Party;
(b)    Make, or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness (other than the Loans) of the Loan Parties or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness of the Loan Parties, except for prepayments with the proceeds of Qualified Equity Interests of Holding issued for such purchase (other than proceeds from the exercise of the Cure Rights pursuant to Section 7.02);
(c)    Enter into or permit any Subsidiary of the Borrower to enter into any agreement or instrument that by its terms restricts, (i) in the case of any such Subsidiary, the payment of dividends or distributions or the making of cash advances by such Subsidiary to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary or, (ii) in the case of the Loan Parties, the granting of Liens by the Loan Parties pursuant to the Security Documents, in each case, other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:
(A)    applicable law; or
(B)    in the case of any Subsidiary (including the Project Entities), contractual encumbrances or restrictions in effect on the Closing Date in the Project Level Financing Documents.
(d)    (i) Amend, supplement, waive or modify, or permit the amendment, supplement, waiver or modification of, the Organizational Documents of any of the Subsidiaries of the Borrower (including ExGen Renewables JV) in a manner that would delay or reduce in any material respect the amount, timing or allocation of dividends or distributions to a Loan Party, without the prior written consent of the Required Lenders, (ii) amend, supplement, waive or modify or permit the amendment, supplement, waiver or modification of, the Organizational Documents of ExGen Renewables JV that are in effect as of the date hereof in a manner that would (A) alter the ownership structure or relative rights with respect to Class A and Class B Membership Interests or (B) materially change the rights and responsibilities of the Managing Member or (iii) otherwise amend, supplement, waive or modify, or permit the amendment, supplement, waiver or modification of, the Organizational Documents of any of the Subsidiaries of the Borrower if, in the case of clauses (ii) or (iii), such action could reasonably be expected to result in a material impairment of Borrower's ability to prepay or repay the Loans or otherwise is in a manner materially adversely to the Lenders;
(e)    (i) Amend, supplement, waive, rescind, terminate or otherwise modify, or permit the amendment, supplement, waiver, rescission, termination or modification of, (x) the conditions to dividends or other distributions (including satisfaction of any financial ratio tests with respect to such dividends or other distributions), or the timing, amount, allocation or other terms thereof, set forth in the Project Level Financing Documents or (y) the covenants limiting Indebtedness, Liens or mergers and sales or other dispositions of assets set forth in the Project Level Financing Documents, or (ii) otherwise amend, supplement, waive, rescind, terminate or otherwise modify, or permit the amendment, supplement, waiver, rescission, termination or modification of, any Project Level Financing Document, if in the case of this clause (ii), such action could reasonably be expected to result in a material impairment of Borrower's ability to prepay or repay the Loans or otherwise is in a manner materially adversely to the Lenders; or
(f)    Amend, supplement or otherwise modify the Credit Support Reimbursement Agreement after the Closing Date in any manner that would accelerate the final maturity of, or increase the rate of interest on, any Credit Support Reimbursement Obligations.
Section 6.10    Debt Service Coverage Ratio. Beginning on November 30, 2018, for any Test Period, permit the Debt Service Coverage Ratio on each Quarterly Date to be [***].
Section 6.11    Negative Pledge. With respect to the Equity Interests of the Borrower or any Project Holdco, (i) create, incur, assume or permit to exist any Lien on such Equity Interests other than any Lien arising by operation of law or under the Security Documents, (ii) assign or sell any income or revenues in respect thereof other than in connection with a Dividend thereof permitted by Section 6.06 or (iii) file or permit the filing of any financing statement or other similar notice of any Lien with respect to such Equity Interests under the UCC or any state or under any similar recording or notice statute except any such financing statements or notices filed with respect to the Lien under the Security Documents.
Section 6.12    Swap Agreements. Enter into any Swap Agreement, other than the Swap Agreements required to be entered into pursuant to Section 5.12.
Section 6.13    Amendment of Major Revenue Contracts, Etc. Cause or consent to or permit, any amendment, modification, extension, variance or waiver of timely compliance with any material terms or conditions of any Major Revenue Contract, or cause or consent to or permit any termination, cancellation, assignment or replacement (other than upon expiration in accordance with its terms) of any Major Revenue Contract unless such amendment, modification, extension, variance or waiver of timely compliance, termination, cancellation, assignment or replacement of any Major Revenue Contract is permitted pursuant to the terms of the applicable Project Level Financing Documents (without, for the avoidance of doubt, giving effect to any waiver of the terms thereof), as certified by a Responsible Officer of the Borrower.
Section 6.14    Fiscal Year, Name, Location and EIN. Change (a) its fiscal year end from December 31, or (b) its corporate or organization name, identity or organizational structure, jurisdiction of organization, federal employer identification number or other organization identification number or the location of its principal place of business, without, in the case of clause (b), at least 10 days’ prior written notice to the Administrative Agent and the Collateral Agent; provided that no Loan Party shall effect or permit any such change unless (x) all filings have been made, or will have been made within any statutory period, under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties and (y) such change does not adversely affect the priority of the Collateral Agent’s security interests.
Section 6.15    No Subsidiaries or Joint Ventures. Create, form or acquire any Subsidiary (other than the Project Entities, any Additional Project Entity and (if applicable) any Additional Albany Green Entities) or enter into any partnership or joint venture (other than any Permitted Acquisition or the exercise of any existing options set forth in the Organizational Documents of any Loan Party, Project Entity, Additional Project Entity or Additional Albany Green Entity as of the Closing Date to the extent, in each case, such a transaction qualifies as a new partnership or joint venture or with respect to any Additional Albany Green Entities formed, if applicable, in the case of an AG Disposition to a Person other than ExGen Renewables JV).
Section 6.16    Bank Accounts. Maintain any bank account or similar account with any financial institution other than the Depositary Accounts and the Local Accounts.
Section 6.17    Special Purpose Entity. Fail to at all times (a) maintain entity records and books of account separate from those of any other entity (other than in the case of books and accounts, the other Loan Parties) which is an Affiliate of the Borrower or any Project Entity, (b) act solely in its name and through its duly authorized officers, managers, representatives or agents in the conduct of its businesses (it being understood that certain Affiliates will be providing services in accordance with certain Material Project Level Agreements), (c) conduct in all material respects its business solely in its own name, in a manner not misleading to other Persons as to its identity (without limiting the generality of the foregoing, all oral and written communications (if any), including invoices, purchase orders, and contracts), (d) comply in all material respects with the terms of its certificate of formation and limited liability company agreement (or similar constituent documents), (e) not commingle its funds or assets with those of any other entity (other than the other Loan Parties) which is an Affiliate of the Borrower or any Project Entity, and (f) comply with any provisions of its LLC Agreement intended to ensure that each of Holding and the Borrower are special purpose entities.
Article VII.
EVENTS OF DEFAULT
Section 7.01    Events of Default. In case of the happening of any of the following events (“Events of Default”):
(a)    any representation or warranty made by any Loan Party in any Loan Document, or any representation, warranty or certification of any Loan Party contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made or furnished by such Loan Party; provided that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by “materiality,” “Material Adverse Effect” or similar language in the text thereof; and provided, further, that, in respect of any misrepresentation the impact of which is capable of being cured and the untruth of which would not reasonably be expected to result in a Material Adverse Effect, any such misrepresentation shall not be deemed to be an Event of Default if the impact of such misrepresentation is cured within thirty (30) days of the occurrence thereof;
(b)    default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
(c)    default shall be made in the payment of any interest on any Loan or in the payment of any Fee or any other amount (other than an amount referred to in paragraph (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three (3) Business Days;
(d)    default shall be made in the due observance or performance by any Loan Party of any covenant, condition or agreement contained in Section 5.01(a), Sections 5.04(a), (b), or (d), Section 5.05(a)(i), Section 5.08 or in Article VI;
(e)    default shall be made in the due observance or performance by any Loan Party of (i) the covenant contained in Section 6.10 and such default shall continue unremedied for the full ten (10) Business Day cure period following such Quarterly Date provided for exercise of the Cure Right in accordance with Section 7.02 or (ii) any covenant, condition or agreement of such Person contained in any Loan Document (other than those specified in paragraphs (b), (c) , (d) and (e)(i) above) and such default shall continue unremedied for a period of thirty (30) days after the earlier of (x) knowledge thereof by a Responsible Officer of any Loan Party and (y) written notice thereof from the Administrative Agent or any Lender to the Borrower;
(f)    (i) any event or condition occurs that (x) results in any Material Indebtedness of any Loan Party becoming due prior to its scheduled maturity or (y) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness of any Loan Party or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, (ii) any event or condition occurs that results in any Material Indebtedness of any Project Entity becoming due prior to its scheduled maturity; (iii) any Project Entity shall fail to pay any amounts due and payable on any Material Indebtedness (with all applicable grace periods having expired) and such event of default has continued unremedied for an additional five (5) days after all such applicable grace periods have expired or (iv) an “Event of Default” occurs under the Credit Support Reimbursement Agreement; provided, that clauses (ii), (iii) and (iv) shall not apply to the extent such event of default or acceleration is waived, rescinded or annulled in accordance with the terms of such Indebtedness or such Indebtedness is repaid prior to the exercise of remedies thereunder;
(g)    there shall have occurred a Change in Control;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party or Material Project Subsidiary or of a substantial part of the property or assets of any Loan Party or Material Project Subsidiary under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Loan Party or Material Project Subsidiary or for a substantial part of the property or assets of a Loan Party or Material Project Subsidiary, or (iii) the winding-up or liquidation of a Loan Party; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    any Loan Party or Material Project Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (i) above, (iii) apply for, request or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of the property or assets of any Loan Party or Material Project Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(j)    the failure by any Loan Party or Material Project Subsidiary to pay one or more final judgments aggregating in excess of U.S. $[***] (net of any amounts which are covered by insurance or bonded), which judgments are not discharged or effectively waived or stayed for a period of thirty (30) consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Loan Party or Material Project Subsidiary to enforce any such judgment;
(k)    if, at any time, (i) any Plan fails to comply with any material provision of ERISA and/or the Code (and applicable regulations under either) or with the material terms of such Plan, (ii) any Plan fails to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (iii) a notice of intent to terminate any Plan is or is reasonably expected to be filed with the PBGC or the PBGC institutes proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC notifies the Borrower that a Plan may become a subject of any such proceedings, (iv) a Loan Party incurs or is reasonably expected to incur any liability pursuant to Title I of ERISA (other than routine claims for benefits) or the penalty or excise tax provisions of the Code relating to employee benefit plans, or the Borrower or any ERISA Affiliate incurs or is reasonably expected to incur any liability pursuant to Title IV of ERISA (other than for timely paid premiums to the Pension Benefit Guaranty Corporation), (v) the Borrower or any ERISA Affiliate withdraws from any Multiemployer Plan in a complete withdrawal or a partial withdrawal, (vi) the Borrower or any ERISA Affiliate fails to make any required contribution to a Multiemployer Plan pursuant to Section 431 or 432 of the Code, (vii) any Multiemployer Plan is determined to be insolvent or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), (viii) a Loan Party establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of a Loan Party thereunder; (ix) a non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975(c) of the Code) occurs with respect to any Plan, (x) any ERISA Plan is determined to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), or (xi) a Foreign Plan Event occurs, and any such event or events described in clauses (i) through (xi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or
(l)    (i) any Loan Document, for any reason, shall cease to be, or shall be asserted in writing by any Loan Party not to be, a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to Collateral that is not immaterial to the Loan Parties on a consolidated basis shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and perfected security interest (having the priority required by this Agreement or the relevant Security Document) in the securities, assets or properties covered thereby or (iii) the Guarantees pursuant to the Security Documents by a Loan Party of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof) or shall be asserted in writing by a Loan Party not to be in effect or not to be legal, valid and binding obligations;
then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, and in the case of any event described in paragraph (h) or (i) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.
Section 7.02    Right to Cure. Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower fails to comply with the Financial Performance Covenant on any Quarterly Date, the Loan Parties shall have the right, on or after such Quarterly Date and on or prior to the tenth (10th) Business Day following such Quarterly Date, to effect a cure of such failure by receiving an additional equity investment from the Sponsor (or its designee) in the form of a cash equity contribution to the Borrower in an amount equal to the Cure Amount (collectively, the “Cure Right”) and upon the receipt by the Borrower of the Cure Amount, the Financial Performance Covenant shall be recalculated, giving effect to a pro forma increase to the Cash Flow Available for Debt Service for the relevant Test Period in an amount equal to such Cure Amount; provided that such pro forma adjustment to the Cash Flow Available for Debt Service shall be made solely for the purpose of curing the failure to comply with the Financial Performance Covenant with respect to the relevant Test Period that includes the Test Quarter for which such Cure Right was exercised (and shall be taken into account only in subsequent Test Periods that include the Test Quarter ended immediately prior to the exercise of the Cure Right) and not for any other purpose under any Loan Document. If, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the Financial Performance Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant (and any related Default or Event of Default as a result of such breach or default) that had occurred shall be deemed cured. Notwithstanding anything herein to the contrary, (i) Borrower may exercise the Cure Right with respect to only two (2) Test Quarters during any Test Period, (ii) the Cure Right shall not be exercised more than five (5) times during the term of this Agreement and (iii) any Cure Amount shall be deposited into the Revenue Account and applied in accordance with Section 2.19.
Article VIII.
THE AGENTS; ADDITIONAL PROVISIONS FOR DEPOSITARY BANK
Section 8.01    Appointment and Authority.
(a)    Each of the Lenders hereby irrevocably appoints MSSF to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
(b)    Each of the Lenders hereby irrevocably appoints Wilmington Trust, National Association to act on its behalf as the Collateral Agent under the Loan Documents, and the Administrative Agent and each of the Lenders (including in any capacity as a potential Specified Swap Counterparty) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent, and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent or the Required Lenders, shall be entitled to the benefits of all provisions of this Article VIII (including Section 8.11) and Article IX as though the Collateral Agent, or such co-agents, sub-agents and attorneys-in-fact, were expressly referred to in such provisions.
(c)    Each of the Lenders hereby irrevocably appoints MSSF as Syndication Agent.
(d)    Each of the Lenders hereby irrevocably appoints MSSF as Documentation Agent
(e)    Each of the Loan Parties, the Lenders and each Agent (other than the Depositary Bank) also hereby irrevocably appoints Wilmington Trust, National Association to act as their agent hereunder, with such powers as are expressly delegated to the Depositary Bank by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Each of the Agents and Lenders hereby authorizes and directs the Depositary Bank to act at the direction, or on the written instructions, of the Collateral Agent with respect to withdrawals, transfers and payments from and to the Depositary Accounts or as otherwise specified herein, in each case in accordance with the terms hereof. The Depositary Bank is hereby appointed to act, and hereby agrees to act, as Depositary Bank, as “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) with respect to the Depositary Accounts which are determined to be “securities accounts” (within the meaning of Section 8-501 of the UCC) and the “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC, the “Financial Assets”) credited thereto and as “bank” (within the meaning of 9-102(a)(8) of the UCC) with respect to the Depositary Accounts which are determined to be “deposit accounts” (within the meaning of Section 9-102(a)(29) of the UCC) and credit balances not constituting Financial Assets credited thereto, and to accept all payments, Cash and Cash Equivalents and other amounts to be delivered to or held by the Depositary Bank pursuant to the terms of this Agreement. The Depositary Bank shall hold and safeguard the Depositary Accounts during the term of this Agreement in accordance with the provisions of this Agreement.
(f)    Except as provided expressly to the contrary herein, the provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent, the Depositary Bank, any appointees thereof and the Lenders and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions except as expressly provided to the contrary herein.
Section 8.02    Rights as a Lender. Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include a Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.
Section 8.03    Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:
(a)    shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(b)    shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law;
(c)    shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of their respective Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity;
(d)    shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.08 and 7.01) or (ii) in the absence of its own gross negligence or willful misconduct (to the extent found in a final, non-appealable judgment by a court of competent jurisdiction);
(e)    shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent;

(f)    shall be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to such Agent by any Loan Party or any Lender;
(g)    shall be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the respective Agent has been advised of the likelihood of such loss or damage and regardless of the form of action; and
(h)    shall be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the respective Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;
provided that, notwithstanding the foregoing, the Depositary Bank shall take all actions as the other Agents or the Loan Parties shall direct it in writing to perform in accordance with the express provisions of this Agreement.
Section 8.04    Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, any Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 8.05    Delegation of Duties. Any Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Any Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.
Section 8.06    Resignation of the Agents. Any Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor with the consent of the Borrower (not to be unreasonably conditioned, withheld or delayed) (unless an Event of Default shall have occurred and be continuing, in which case no consent of the Borrower shall be required), which shall be a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States. If no such successor shall have been so appointed by the Required Lenders or the Borrower and shall not have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security, as bailee, until such time as a successor Collateral Agent is appointed), (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders and the Borrower, if applicable, appoint a successor Administrative Agent as provided for above in this Section 8.06 and (c) the Borrower and the Lenders agree that in no event shall the retiring Agent or any of its Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives have any liability to the Loan Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the failure of a successor Agent to be appointed and to accept such appointment. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this Section 8.06). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article VIII (including Section 8.11) and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.
Section 8.07    Non-Reliance on the Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 8.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Lead Arranger, the Syndication Agent or the Documentation Agent shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents in its capacity as such.
Section 8.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any federal, state or foreign bankruptcy, insolvency, receivership or similar law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.10, 8.11 and 9.05) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10, 8.11 and 9.05.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 8.10    Collateral and Guarantee Matters. Each of the Lenders irrevocably authorizes the Administrative Agent and the Collateral Agent to release Guarantees, Liens and security interests created by the Loan Documents in accordance with Section 9.18. Upon request by the Administrative Agent or the Collateral Agent, at any time, each Lender will confirm in writing such Agent’s authority provided for in the previous sentence.
Section 8.11    Indemnification. Each Lender agrees (i) to reimburse the Administrative Agent , the Depositary Bank and the Collateral Agent, on demand, in the amount of its pro rata share (based on its Commitments hereunder (or if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of its outstanding Loans)) of any reasonable expenses incurred for the benefit of the Lenders by the Administrative Agent, the Depositary Bank or the Collateral Agent, as applicable, including reasonable and documented counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders which shall not have been reimbursed by the Borrower (and without limiting the Borrower’s obligations to reimburse such amounts to the extent set forth in Section 9.05) and (ii) to indemnify and hold harmless the Administrative Agent, the Depositary Bank, the Collateral Agent and any of their respective directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Administrative Agent, the Depositary Bank or Collateral Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower (and without limiting the Borrower’s obligations to reimburse such amounts to the extent set forth in Section 9.05); provided that no Lender shall be liable to the Administrative Agent, the Depositary Bank or the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly and primarily from the gross negligence or willful misconduct of the Administrative Agent, the Collateral Agent, the Depositary Bank or any of their respective directors, officers, employees or agents, as applicable; provided, further, that it is understood and agreed that any action taken by the Administrative Agent, the Collateral Agent, the Depositary Bank or any of their respective directors, officers, employees or agents in accordance with the directions of the Required Lenders or any other appropriate group of Lenders pursuant to Section 9.08 shall not be deemed to constitute gross negligence or willful misconduct for purposes of the immediately preceding proviso.
Section 8.12    Withholding. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the Internal Revenue Service or any other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including reasonable and documented legal expenses, allocated internal costs and out-

of-pocket expenses) incurred. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.12. The agreements in this Section 8.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
Section 8.13    Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent or the Collateral Agent in accordance with Section 7.01 and the Security Documents for the benefit of all the Lenders or Secured Parties, as applicable; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent or Collateral Agent, as applicable) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 9.06 (subject to the terms of Section 2.16(c)), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any federal, state or foreign bankruptcy, insolvency, receivership or similar law; provided, further, that if at any time there is no Person acting as the Administrative Agent or the Collateral Agent, as applicable, hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent or the Collateral Agent, as applicable, pursuant to Section 7.01 and the Security Documents, as applicable and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.16(c), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 8.14    Additional Depositary Bank Provisions.
(a)    The Loan Parties, the Lenders and each Agent agree that, for purposes of Articles 8 and 9 of the UCC, notwithstanding anything to the contrary contained in any other agreement relating to the establishment and operation of the Depositary Accounts, the jurisdiction of the Depositary Bank (in its capacity as securities intermediary and bank) is the State of New York and the laws of the State of New York govern the establishment and operation of the Depositary Accounts.
(b)    The Depositary Bank shall exercise the same degree of care in administering the funds held on deposit in the Depositary Accounts and the investments purchased with such funds in accordance with the terms of this Agreement as the Depositary Bank exercises in the ordinary course of its day-to-day business in administering other funds and investments as required by applicable law. The Depositary Bank shall perform its obligations hereunder in accordance with generally accepted banking industry standards. The Depositary Bank is not party to and shall not execute and deliver, or otherwise become bound by, any agreement under which the Depositary Bank agrees with any Person other than the Collateral Agent to comply with entitlement orders or instructions originated by such Person relating to any of the Depositary Accounts or the security entitlements that are the subject of this Agreement. Except as expressly provided in Section 8.14(c), the Depositary Bank shall not grant any Lien on any Financial Asset, other than any Lien granted to the Collateral Agent (on behalf of the Secured Parties) under the Security Documents and shall, if such a Lien is nevertheless created by the Depositary Bank, cause the prompt release or discharge of the same. The Depositary Bank may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, legal counsel, custodians or nominees appointed with due care; provided that (i) the Depositary Bank’s obligations under this Agreement shall remain unchanged, (ii) the Depositary Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Independent Engineer and each other Agent shall continue to deal solely and directly with the Depositary Bank in connection with the Depositary Bank’s rights and obligations under this Agreement and any rights of the Depositary Bank under the other Loan Documents.

Neither the Depositary Bank nor any of its officers, directors, employees, agents or sub-agents shall be liable for any action taken or omitted under this Agreement or in connection therewith except to the extent caused by the Depositary Bank’s or their gross negligence or willful misconduct, provided that the Depositary Bank shall not be responsible for the negligence or misconduct of any agent appointed by it with due care. The Depositary Bank shall not be deemed to have knowledge of any Default or Event of Default unless the Depositary Bank shall have received written notice thereof. The rights, privileges, protections and benefits given to the Depositary Bank, including its rights to be indemnified, are extended to, and shall be enforceable by, the Depositary Bank in its capacity hereunder, and to each agent, custodian and other Person employed by the Depositary Bank in accordance herewith to act hereunder. In no event shall the Depositary Bank be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Depositary Bank has been advised of the likelihood of such loss or damage and regardless of the form of action.
(c)    In the event that the Depositary Bank has or subsequently obtains by agreement, operation of law or otherwise a Lien on any Depositary Account, the Depositary Bank agrees that such Lien shall (except to the extent provided in the next sentence) be subordinate to any Lien of the Collateral Agent. The Financial Assets or funds standing to the credit of the Depositary Accounts will not be subject to deduction, set-off, counter-claim, banker’s lien or any other right in favor of the Depositary Bank or any Person other than the Collateral Agent and, subject to the terms of this Agreement and the other Loan Documents, the Loan Parties (except to the extent of returned items and charge-backs either for uncollected checks or other items of payment and transfers previously credited to one or more of the Depositary Accounts, and the Loan Parties and the Collateral Agent hereby authorize the Depositary Bank to debit the applicable Depositary Accounts for such amounts).
(d)    The Depositary Bank is hereby authorized to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency of competent jurisdiction affecting any monies, documents or other Property held by the Depositary Bank. The Depositary Bank shall not be liable to any of the parties hereto or any of the Secured Parties or their successors, heirs or personal representatives by reason of the Depositary Bank’s compliance with such writs, orders, judgments or decrees, notwithstanding such writ, order, judgment or decree is later reversed, modified, set aside or vacated.
(e)    The Depositary Bank shall not be (i) required to initiate or conduct any litigation or collection proceeding hereunder or under any other Loan Document or (ii) responsible for any action taken or omitted to be taken by it hereunder or in connection with any other Loan Document (except for its own gross negligence or willful misconduct). Except as otherwise provided under this Agreement, the Depositary Bank shall take action under this Agreement only as it shall be directed in writing. The Depositary Bank shall have the right at any time to seek instructions concerning the administration of this Agreement from the applicable Agent, the Loan Parties or any court of competent jurisdiction. The Depositary Bank shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. The Depositary Bank shall not be responsible or liable for any error of judgment made in good faith by an officer or officers of the Depositary Bank, any loss which may result from any investment made pursuant to this Agreement or for any loss resulting from the sale of such investment.
(f)    To the extent permitted by applicable law, the Loan Parties shall assert, and the Loan Parties hereby waives, any claim against the Depositary Bank and its Affiliates and the officers, partners, members, shareholders, directors, trustees, advisors, employees, agents or sub-agents of the Depositary Bank or its Affiliates, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable law) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby or any act or omission or event occurring in connection therewith, and the Loan Parties hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(g)    Neither the Depositary Bank nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting, monitoring or maintaining the perfection of any security interest in the Collateral.
(h)    Whenever in the administration of this Agreement the Depositary Bank shall deem it necessary or desirable that a factual or legal matter be proved or established in connection with the Depositary Bank taking, suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of an Responsible Officer or a certificate of a senior officer of the applicable Agent, if appropriate, or from a legal opinion from counsel to the Loan Parties. The Depositary Bank shall have the right at any time to seek instructions concerning the administration of this Agreement from the applicable Agent, the Loan Parties or any court of competent jurisdiction. The Depositary Bank shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. The Depositary Bank shall not be responsible or liable for any error of judgment made in good faith by an officer or officers of the Depositary Bank, any loss which may result from any investment made pursuant to this Agreement or for any loss resulting from the sale of such investment.

Section 8.15    Cash Equivalent Investments in Depositary Accounts.
(a)    Unless otherwise instructed in writing by the Borrower and subject to Section 8.17, all cash deposited in the Depositary Accounts that are “securities accounts” (within the meaning of Section 8-501(a) of the UCC) shall be invested by the Depositary Bank in Cash and Cash Equivalents as specifically directed in writing by the Borrower; provided that, if the Borrower fails to so direct the Depositary Bank, then such amounts held in the Depositary Accounts shall be invested and reinvested in Cash and Cash Equivalents as selected by the Borrower in advance (which may be in the form of a standing instruction) or, if the Borrower fails to select any Cash and Cash Equivalents in advance or the Depositary Bank is not able to determine whether a selection has been made in advance or is in effect, then such amounts shall be invested and reinvested in cash. Such investments will mature in such amounts and not later than such times as may be necessary to provide funds when needed to make payments from such funds as provided in this Agreement. Except as otherwise provided herein, net interest or gain received, if any, from such Cash and Cash Equivalents shall be deposited into the Revenue Account; provided that net interest or gain received, if any, from Cash and Cash Equivalents made with cash on deposit in the Debt Service Reserve Account shall be deposited into Debt Service Reserve Account until the Debt Service Reserve Account is Fully Funded (as each such reserve requirement shall be certified to the Depositary Bank by the Borrower prior to any such deposit), and any release therefrom shall be subject to Section 2.19(d). Any loss shall be charged to the applicable Depositary Account. The Depositary Bank shall have no responsibility or liability for any loss which may result from any investment made pursuant to this Agreement, or for any loss resulting from the sale of any such investment.
(b)    In the event that at any time amounts are funded into a Depositary Account after 1:00 p.m. (New York City time) on any Business Day, the Depositary Bank shall have no obligation to invest or reinvest such amounts until the next Business Day.
(c)    If and when cash is required for the making of any withdrawal or transfer in accordance with this Agreement (it being understood that cash shall not be required for any transfer between Depositary Accounts unless Cash and Cash Equivalents do not exist in the Depositary Account from which funds are being transferred in appropriate amounts in order to permit such transfer), the Borrower shall cause Cash and Cash Equivalents to be sold or otherwise liquidated into cash (without regard to maturity) as and to the extent necessary in order to make such withdrawals or transfers. Subject to the applicable Control Agreement and Section 8.17, the Depositary Bank shall comply with any instruction from the Borrower with respect to any such liquidation of Cash and Cash Equivalents. In the event any such investments are so redeemed prior to the maturity thereof, neither the Depositary Bank nor any other Secured Party shall be liable for any loss or penalties relating thereto.

(d)    For purposes of determining responsibility for any income Taxes payable on account of any income or gain on any Cash and Cash Equivalents hereunder, such income or gain shall be for the account of the Borrower. The Borrower shall provide the Depositary Bank with certified tax identification numbers by furnishing appropriate forms W-8 or W-9 and such other forms and documents that the Depositary Bank may reasonably request.
Section 8.16    Depositary Account Balance Statements. The Depositary Bank shall, on a monthly basis within seven days after the end of each calendar month and at such other times as the Administrative Agent, the Collateral Agent or the Borrower may from time to time reasonably request in writing, provide to the Administrative Agent, the Collateral Agent and the Borrower fund balance statements in respect of each of the Depositary Accounts, sub-accounts and amounts segregated in any of the Depositary Accounts; provided that, notwithstanding the foregoing, if requested by the Borrower, the Depositary Bank shall provide the Borrower with internet access to fund balance statements and account activity summaries. Such balance statements and account activity summaries shall also include deposits, withdrawals and transfers from and to any Depositary Account and sub-accounts and the net investment income or gain received and collected in such Depositary Account and sub-account. The Depositary Bank shall retain records of all receipts, disbursements and investments of funds with respect to the Depositary Accounts until the third anniversary of the Discharge of the Obligations. The Depositary Bank shall promptly notify the Administrative Agent, the Collateral Agent and the Borrower of its receipt and the amount of any funds received from any Person that are, or are required hereunder to be, deposited into any Depositary Account, specifying the Depositary Account into which such funds have been deposited.
Section 8.17    Application of Funds in Depositary Accounts upon Event of Default. On and after any date on which the Depositary Bank receives written notice from the Collateral Agent that an Event of Default has occurred and is continuing and that the Collateral Agent is exercising its rights, on behalf of the Secured Parties, with respect to one or more of the Depositary Accounts pursuant to a direction by Required Lenders, notwithstanding anything herein to the contrary, the Depositary Bank shall thereafter accept all notices and instructions required or permitted to be given to the Depositary Bank pursuant to the terms of this Agreement only from the Administrative Agent or the Collateral Agent and not from the Borrower or any other Person, and the Depositary Bank shall not withdraw, transfer, pay or otherwise disburse any amounts in any of the Depositary Accounts except pursuant to such notices and instructions from the Administrative Agent or the Collateral Agent, unless such Event of Default no longer exists due to such Event of Default having been waived, cured or no longer existing, or having been deemed waived, in accordance with the terms of the applicable Loan Documents (as confirmed in writing to the Depositary Bank by the Collateral Agent), in which event the terms of this Section 8.17 shall thereafter be inapplicable to such Event of Default. Notwithstanding anything herein to the contrary, prior to any date on which the Depositary Bank receives notice that an Event of Default has occurred and is continuing from the Collateral Agent, the Depositary Agent shall continue to apply amounts pursuant to the terms of this Agreement.
Article IX.
MISCELLANEOUS
Section 9.01    Notices.
(a)    Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)    if to the Borrower, Holding, the Project Holdcos or Exelon Renewables JV, to c/o Exelon Generation Company, LLC, 1310 Point Street, 12th Floor, Baltimore, MD 21231, Attention: Project Finance; with a copy to c/o Exelon Generation Company, LLC, 701 Ninth Street NW, 9th Floor, Washington, DC 20068, Attention: Joseph Downs;

(ii)    if to the Administrative Agent, to Morgan Stanley Senior Funding, Inc., 1300 Thames Street, 4th Floor, Thames Street Wharf, Baltimore, MD 21231, Attention: Administrative Agent, Email: AGENCY.BORROWERS@morganstanley.com, with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017; Attention: Kenneth Wyman; Fax No.: 212-455-2502; Tel. No. 212-455-7435; Email: kwyman@stblaw.com;
(iii)    if to the Collateral Agent, to Wilmington Trust, National Association, 1100 North Market Street, Wilmington Delaware 19890, Attention: Institutional Client Services/Project Finance; Fax No. 302-636-4149; Tel. No. 302-636-6973;
(iv)    if to the Depositary Bank, to Wilmington Trust, National Association, 1100 North Market Street, Wilmington Delaware 19890, Attention: Institutional Client Services/Project Finance; Fax No. 302-636-4149; Tel. No. 302-636-6973; and/or
(v)    if to any Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to service of process, or to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent, the Collateral Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided further that approval of such procedures may be limited to particular notices or communications.
(c)    All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or (to the extent permitted by paragraph (b) above) electronic means prior to 5:00 p.m. (New York City time) on such date, or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.
(d)    Each of Holding, the Borrower, the Administrative Agent and the Collateral Agent may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address or facsimile for notices and other communications hereunder by notice to Holding, the Borrower, the Administrative Agent and the Collateral Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
Section 9.02    Survival of Agreement. All covenants, agreements, representations and warranties made by any Loan Party herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents, regardless of any investigation made by such Persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Commitments remain in effect. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.13, 2.14, 2.15, 8.11 and 9.05) and the provisions of Section 8.14(f) shall survive the payment in full of the principal and interest hereunder and the termination of the Commitments or this Agreement.
Section 9.03    Binding Effect. This Agreement shall become effective when it shall have been executed by each of Holding, the Borrower, the Administrative Agent and the Collateral Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holding, the Borrower, the Agents and each Lender and their respective permitted successors and assigns.
Section 9.04    Successors and Assigns.
(a)     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section 9.04), the Lenders, the Agents and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders, and the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement:
(b)    (i) Subject to the conditions set forth in Section 9.04(b)(ii) below, any Lender may assign to one or more assignees that are Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed); provided that no consent of the Administrative Agent shall be required for an assignment of a Loan to a Person that is a Lender, an Affiliate of a Lender or Approved Fund immediately prior to giving effect to such assignment.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans or contemporaneous assignments to related Approved Funds that equal at least U.S. $1.0 million in the aggregate, the amount of the Commitment and/or Loans, as applicable, of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, as applicable, with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S. $1.0 million and increments of U.S. $1.0 million in excess thereof unless the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default under paragraph (b), (c), (h) or (i) of Section 7.01 has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of the Term Loan Facility under this Agreement;

(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance or an Affiliated Lender Assignment and Acceptance, as applicable;
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any other administrative information that the Administrative Agent may reasonably request;
(E)    no such assignment shall be made to (x) a Defaulting Lender or Non-Consenting Lender or (y) the Borrower or any of the other Loan Parties or any of their respective Affiliates, other than any such Person (other than a Loan Party) in accordance with Section 9.04(e); and
(F)    notwithstanding anything to the contrary herein, no such assignment shall be made to a natural person.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, as applicable, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, as applicable, have the rights and obligations of a Lender under this Agreement, and the assigning Lender hereunder shall, to the extent of the interest assigned by such Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, as applicable, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, as applicable, covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.05 with respect to the period that such Lender held Loans). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall not be effective as an assignment hereunder.
(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, as applicable, delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice (but only, in the case of a Lender, at the Administrative Agent’s Office and with respect to any entry relating to such Lender’s Commitments, Loans, and other Obligations).
(v)    The assignor or assignee(s) to each assignment shall deliver to the Administrative Agent a processing and recordation fee in the amount of U.S. $3,500 (which shall be limited to one processing and recordation fee for each assignment to or between Approved Funds); provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. Upon its receipt (or waiver) of the processing and recording fee described in the preceding sentence, a duly completed Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, as applicable, executed by an assigning Lender and an assignee, any administrative information reasonably requested by the Administrative Agent (unless the assignee shall already be a Lender hereunder) and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, as applicable, and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)     (i) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person or any of the Borrower or its respective Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) such Lender shall, acting as a non-fiduciary agent of the Borrower (solely for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans (or other rights or obligations under the Loan Documents) held by it under the Loan Documents (the “Participant Register”), which entries shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, the Administrative Agent (in its capacity as such) shall have no responsibility for maintaining a Participant Register. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 8.11 with respect to any payments made by such Lender to its Participants. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to exercise rights under and to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.04(a)(i) or clause (i) through (vi) of the first proviso to Section 9.08(b) that affects such Participant and (y) no other agreement (oral or written) in respect of the foregoing with respect to such Participant may exist between such Lender and such Participant. Subject to paragraph (c)(ii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits (and subject to the requirements and limitations) of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender that acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.13, 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation, or unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its Note, if any, to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto, and any such pledgee (other than a pledgee that is the Federal Reserve Bank or any other central bank) shall acknowledge in writing that its rights under such pledge are in all respects subject to the limitations applicable to the pledging Lender under this Agreement or the other Loan Documents.
(e)    Subject to the other provisions of this Section 9.04 and the provisions of Section 9.21, any Affiliated Lender may make Loans or Commitments or purchase or sell outstanding Loans or Commitments from the Closing Date until the Business Day immediately preceding the Maturity Date, on the following basis:
(1)    any such purchase or sale of Loans or Commitments shall be consummated as an assignment otherwise in accordance with the provisions of this Section 9.04 and pursuant to an Affiliated Lender Assignment and Acceptance in lieu of an Assignment and Acceptance (it being understood and agreed that any such purchase or sale of Loans that does not comply with this Section 9.04 and Section 9.21 shall not be effective as an assignment hereunder);
(2)    any such purchase of Loans may be made by the applicable Affiliated Lender from time to time from one or more Lenders of such Affiliated Lender’s choosing and need not be made from all Lenders; and
(3)    at the time of purchase, the aggregate principal amount of the Loans and Commitments held by all Affiliated Lenders shall not exceed 25.0% of the total Commitments and Loans outstanding at any time.
Section 9.05    Expenses; Indemnity.
(a)    The Borrower agrees to pay all reasonable and documented out-of-pocket expenses (i) incurred by the Agents and the Lead Arranger (without duplication) in connection with the preparation of this Agreement and the other Loan Documents, and by the Agents and the Lead Arranger (without duplication) in connection with the syndication of the Commitments and the administration of this Agreement (including reasonable and documented out-of-pocket expenses incurred in connection with due diligence and the reasonable and documented fees, charges and disbursements for special New York counsel for the Administrative Agent, the Collateral Agent and the Lead Arranger and counsel to the Depositary Bank and, in the event of any perceived or actual conflict of interest, an additional firm of counsel for any similarly affected persons) and in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions hereby contemplated shall be consummated); and (ii) incurred by the Agents and the Lead Arranger (without duplication) or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the reasonable and documented fees, charges and disbursements of special New York counsel for the Administrative Agent and the Lead Arranger, counsel to the Collateral Agent and counsel to the Depositary Bank and, in connection with any such enforcement or protection, the reasonable and documented fees, charges and disbursements of any other necessary counsel; provided, that absent any conflict of interest, the Administrative Agent and the Lead Arranger shall not be entitled to payment for the fees, charges or disbursements of more than one counsel.
(b)    The Borrower agrees to indemnify the Agents (including the Depositary Bank) and the Lead Arranger (without duplication), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all claims, losses, damages, liabilities and related expenses, including reasonable and documented counsel fees, charges and disbursements (limited to no more than one firm as counsel to such Indemnitees, taken as a whole, one firm of local counsel for each relevant jurisdiction, one firm of specialty counsel, if applicable, and, in the event of any perceived or actual conflict of interest, an additional firm of counsel for any similarly affected persons), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby or thereby, (ii) the use or proposed use of the proceeds of the Loans, (iii) (A) any Environmental Claim related in any way to any Loan Party or any of its Subsidiaries or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any real property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries or by any predecessor of any Loan Party or any of its Subsidiaries, except to the extent such presence, Release or threatened Release first occurs after none of the Loan Parties or any of their Subsidiaries have possession or control of such real property or (C) the sending by any Loan Party or any of its Subsidiaries of any Hazardous Materials to any property for treatment, storage or disposal or (iv) any claim, litigation, investigation, inquiry or proceeding relating to any of the foregoing, whether or not the Borrower, any other Loan Party or any Indemnitee initiated or is a party thereto, in each case, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from (x) the gross negligence, bad faith, or willful misconduct of such Indemnitee or of any Related Indemnitee, (y) a material breach of this Agreement or any of the Loan Documents by such Indemnitee or by any Related Indemnitee or (z) any proceeding that does not involve an act or omission by any Loan Parties and that is brought by one Indemnitee against any other Indemnitee (other than any claims brought against any Agent or Lead Arranger in their respective capacities or fulfilling their respective roles as an arranger or agent or any similar role in connection with the Term Loan Facility). In no event shall any Indemnitee be liable to any Loan Party for any consequential, indirect, special or punitive damages. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(c)    All amounts due under this Section 9.05 shall be payable after written demand thereof accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested. This Section 9.05 shall not apply to Taxes other than any Taxes that represent losses, claims, damages, etc. to which Section 9.05 would otherwise apply arising from any non-Tax claim.
Section 9.06    Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 9.07    Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 9.08    Waivers; Amendment.
(a)    No failure or delay of any Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any other Loan Party in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and consented to by the Required Lenders; provided, however, that no such agreement shall:
(i)    decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan, without the prior written consent of each Lender directly affected thereby,
(ii)    increase or extend the Commitment of any Lender or decrease the fees payable to any Lender without the prior written consent of such Lender,
(iii)    extend or waive any Scheduled Amortization Payment or reduce the amount due on any Scheduled Amortization Payment or extend any date on which payment of interest on any Loan or any Fee is due, without the prior written consent of each Lender adversely affected thereby,
(iv)    amend or modify the provisions of Section 2.16(b) or (c) or any other provisions of this Agreement in a manner that would by its terms alter the pro rata sharing of payments required thereby or the application of payments required thereby, without the prior written consent of each Lender adversely affected thereby,
(v)    amend or modify the provisions of Section 9.04(a)(i) or this Section 9.08 or the definition of the term “Required Lenders,” or any other provision hereof or of any other Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Document or make any determination or grant any consent hereunder or under any other Loan Document, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date), or

(vi)    release all or substantially all the Collateral or release any Guarantees of the Borrower, Holding, ExGen Renewables Holding or any other Loan Party, without the prior written consent of each Lender;
provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Depositary Bank or the Collateral Agent hereunder or under the other Loan Documents without the prior written consent of the Administrative Agent, the Depositary Bank or the Collateral Agent, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender.
(c)    Without the consent of any Syndication Agent, Documentation Agent, Lead Arranger or Lender, the Loan Parties and the Administrative Agent, the Depositary Bank and/or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to or protect any security interest for the benefit of the Secured Parties in any property or so that the security interests therein comply with applicable law.
(d)    Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
(e)    Notwithstanding the foregoing, any Loan Document may be amended, modified, supplemented or waived with the written consent of the Administrative Agent and the Borrower without the need to obtain the consent of any Lender if such amendment, modification, supplement or waiver is executed and delivered in order to cure an ambiguity, omission, mistake or defect in such Loan Document; provided that in connection with this clause (e), in no event will the Administrative Agent be required to substitute its judgment for the judgment of the Lenders or the Required Lenders, and the Administrative Agent may in all circumstances seek the approval of the Required Lenders, the affected Lenders or all Lenders in connection with any such amendment, modification, supplement or waiver.
Section 9.09    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.
Section 9.10    Entire Agreement. This Agreement, the other Loan Documents, the Fee Letters and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement, the other Loan Documents and the Fee Letters. Notwithstanding the foregoing, Sections 2 (with respect to Fees), 4, 7 and 8 of the Engagement Letter shall survive the execution and delivery of this Agreement and remain in full force and effect; provided, however, that Sponsor’s obligations under Section 4 of the Engagement Letter shall automatically terminate and be deemed superseded immediately upon the execution and delivery of this Agreement. Nothing in this Agreement, in the other Loan Documents or in the Fee Letters, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement, the other Loan Documents or the Fee Letters.
Section 9.11    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
Section 9.12    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 9.13    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “.pdf” or “.tif” format) shall be effective as delivery of a manually executed counterpart hereof.
Section 9.14    Headings. The article and section headings and Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
Section 9.15    Jurisdiction; Consent to Service of Process.
(a)    Each of Holding and the Borrower, the Agents and the Lenders hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of Holding and the Borrower further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to such Person at the address specified for the Loan Parties in Section 9.01. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement (other than

Section 8.09 or Section 8.14) shall affect any right that any Lender or Agent may otherwise have to bring any action or proceeding to enforce this Agreement or the other Loan Documents against the Borrower or any other Loan Party in the courts of any jurisdiction in which the Borrower, the Loan Parties or their properties are located.
(b)    Each of Holding, the Borrower, the Agents, and the Lenders hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court sitting in New York County. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
Section 9.16    Confidentiality. Each of the Lenders and each of the Agents agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder (it being understood that the Information may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)); (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Term Loan Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Term Loan Facility; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to any Lender, any Agent or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, each Agent and each Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section, “Information” means all information received from the Borrower, Holding or any of its Subsidiaries relating to the Borrower, Holding, any of their respective Subsidiaries or any of their respective businesses, other than any such information that is available to any Lender or any Agent on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 9.17    Communications.
(a)    Delivery.
(i)    Each Loan Party hereby agrees that it will use all reasonable efforts to provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to 5:00 p.m. (New York City time) on the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at the address referenced in Section 9.01(a)(ii). Nothing in this Section 9.17 shall prejudice the right of the Agents, the Syndication Agent, the Documentation Agent, the Lead Arranger or any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.
(ii)    The Administrative Agent agrees that receipt of the Communications by the Administrative Agent at the email address referenced in Schedule 9.01(a)(ii) shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.
(b)    Posting. Each Loan Party further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks, SyndTrak or a substantially similar electronic transmission system (the “Platform”). The Borrower hereby acknowledges that (i) the Administrative Agent and/or the Lead Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who wish to receive information that is not material non-public information concerning the Loan Parties, their Subsidiaries or their securities, if any, for purposes of United States Federal securities laws, (collectively, “Public Side Information”) and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. In addition, the Borrower and the Agents agree that unless specifically labeled “Public - Does Not Contain Material Non-Public Information,” all information, documentation or other data disseminated to prospective Lenders in connection with the syndication of the Term Loan Facility, whether through an Internet site (including, without limitation, an IntraLinks or SyndTrak workspace), electronically, in presentations, at meetings or otherwise will be deemed to contain material non-public information concerning the Borrower, its Affiliates or their securities. The Borrower hereby agrees to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “Public - Does Not Contain Material Non-Public Information,” at a minimum, prominently on the first page thereof; (x) by marking Borrower Materials “Public - Does Not Contain Material Non-Public Information,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arranger and the Lenders to treat such Borrower Materials as containing only Public Side Information (although it may be sensitive and proprietary); (y) all Borrower Materials marked “Public - Does Not Contain Material Non-Public Information” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lead Arranger shall be entitled to treat the Borrower Materials that are not marked “Public - Does Not Contain Material Non-Public Information” as being suitable only for posting on a portion of the Platform not designated Public Side Information. Notwithstanding the foregoing, no Borrower shall be under any obligation to mark Borrower Materials “Public - Does Not Contain Material Non-Public Information” to

the extent such Borrower determines that such Borrower Materials contain information that is not Public Side Information with respect to such Borrower or its Affiliates or their respective securities.
(c)    Platform. The Platform is provided “as is” and “as available.” The Agent Parties do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent, the Collateral Agent or any of its or their affiliates or any of their respective officers, directors, employees, agents advisors or representatives (collectively, “Agent Parties”) have any liability to the Loan Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s or the Collateral Agent’s transmission of communications through the internet, except to the extent the liability of any Agent Party is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Party’s gross negligence or willful misconduct.
Section 9.18    Release of Liens and Guarantees. In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of its assets (including the Equity Interests of any of its Subsidiaries) to a Person that is not (and is not required to become) a Loan Party in a transaction not prohibited by the Loan Documents, the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense to release any Liens created by any Loan Document in respect of such Equity Interests or assets that are the subject of such disposition. Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests or assets shall no longer be deemed to be made once such Equity Interests or assets are so conveyed, sold, leased, assigned, transferred or disposed of. The Security Documents, the guarantees made therein, the Security Interest (as defined therein) and all other security interests granted thereby shall terminate, and each Loan Party shall automatically be released from its obligations thereunder and the security interests in the Collateral granted by any Loan Party shall be automatically released, upon the Discharge of the Obligations. At such time, the Administrative Agent and the Collateral Agent agree to take such actions as are reasonably requested by the Borrower at the Borrower’s expense to evidence and effectuate such termination and release of the guarantees, Liens and security interests created by the Loan Documents.
Section 9.19    Acknowledgment and Consent to Bail-in of EEA Financial Institutions. Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding among any such parties, each party acknowledges and accepts that any liability of any party to any other party under or in connection with the Loan Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
(a)    any Bail-In Action in relation to any such liability, including (without limitation):
(i)    a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)    a conversion of all, or part of, any such liability, into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)    a cancellation of any such liability; and

(b)    variation of any term of any Loan Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
Section 9.20    U.S.A. PATRIOT Act and Similar Legislation. Each Agent and each Lender hereby notifies each Loan Party that pursuant to the requirements of the U.S.A. PATRIOT Act and similar legislation, as applicable, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of each Loan Party and other information that will allow the Agents and the Lenders to identify such Loan Party in accordance with such legislation. Each Loan Party agrees to furnish such information promptly upon its receipt of a written request therefor from an Agent or a Lender.
Section 9.21    No Fiduciary Duty. Each Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this Section 9.21, the “Lenders”), may have economic interests that conflict with those of the Borrower and the other Loan Parties. Each of Holding and the Borrower hereby agrees, on behalf of itself and the other Loan Parties, that subject to applicable law, nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lenders and the Loan Parties, their equity-holders or their Affiliates. Each of Holding and the Borrower hereby acknowledges and agrees, on behalf of itself and the other Loan Parties, that (i) the transactions contemplated by the Loan Documents are arm's-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, (ii) in connection therewith and with the process leading to such transaction none of the Lenders is acting as the agent or fiduciary of any Loan Party, its management, equity-holders, creditors or any other person, (iii) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its Affiliates has advised or is currently advising such Loan Party on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents, (iv) each of the Borrower and each other Loan Party has consulted its own legal and financial advisors to the extent it has deemed appropriate, (v) the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates and no Lender has an obligation to disclose any such interests to the Borrower or its Affiliates and (vi) it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it in connection with such transaction or the process leading thereto, and agrees that each Lender shall have no liability (whether direct or indirect) in respect to such a claim or to any other Person asserting such a claim on their behalf. Each of Holding and the Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.
Section 9.22     Affiliated Lenders. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, with respect to any Loans at any time held by an Affiliated Lender, such Affiliated Lender shall have no right whatsoever, in its capacity as a Lender with respect to such Loans then held by such Affiliated Lender, whether or not any Loan Party is subject to a bankruptcy or other insolvency proceeding or otherwise, so long as such Lender is an Affiliated Lender, to (i) consent to any amendment, modification, waiver, consent or other such action with respect to, or otherwise vote on any matter related to, or vote in connection with any direction delivered to the Administrative Agent or the Collateral Agent by the Required Lenders pursuant to, any of the terms of the Agreement or any other Loan Document, in each case to the extent such amendment, modification, waiver, consent, other action, vote or direction is effective with only the consent of or action by the Required Lenders (each, a “Required Lender Vote/Directive”) and, if applicable, the Borrower or any other Loan Party; provided that for purposes of any Required Lender Vote/Directive, the Administrative Agent shall automatically deem any Loans held by such Affiliated Lender to be voted on a pro rata basis in accordance with the votes cast in respect of the Loans of all other Lenders in the aggregate (other than any Affiliated Lender) in connection with any such Required Lender Vote/Directive (including all voting and consent rights arising out of any bankruptcy or other insolvency proceedings (except for voting on any plan of reorganization or refraining from voting on any plan of reorganization, in which case the Administrative Agent shall vote or refrain from voting such Loans of such Affiliated Lender in the Administrative Agent’s sole discretion)); provided, further, that no such Required Lender Vote/Directive shall deprive such Affiliated Lender of its share of any payments or other recoveries which the Lenders are entitled to share on a pro rata basis under the Loan Documents and such Affiliated Lender’s vote shall be counted to the extent any such plan of reorganization or other amendment proposes to treat the Obligations of the Affiliated Lender in a manner less favorable in any material respect to such Affiliated Lender than the proposed treatment of Obligations held by Lenders that are not Affiliates of the Borrower, (ii) attend any meeting (live or by any electronic means) in such Affiliated Lender’s capacity as a Lender with any Agent or other Lender or receive any information from any Agent or other Lender except to the extent such information is made available to any Loan Party (or its representatives) and other than administrative notices given to all Lenders under Article II or (iii) have access to the Platform in such Affiliated Lender’s capacity as a Lender.
Section 9.23    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, solely for the benefit of, MSSF, the Administrative Agent, the Collateral Agent and the Lead Arranger and their respective Affiliates (the “Relevant Parties”), and not, for the avoidance of doubt, to or for the benefit of the Borrower, Holdings or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;
(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or
(iv)     such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, (I) unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (II) if such sub-clause (i) is not true with respect to a Lender and such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the

Relevant Entities, and not, for the avoidance of doubt, to or for the benefit of the Borrower, Holdings or any other Loan Party, that:
(i)     none of the Relevant Entities is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, or any of the other Loan Documents);
(ii)     the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or other person that has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E), as amended from time to time;
(iii)     the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations);
(iv)     the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and
(v)     no fee or other compensation is being paid directly to any Relevant Entity for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.
(c)    Each of MSSF, the Administrative Agent, the Collateral Agent and the Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
For purposes of this Section 9.23, the following definitions apply to each of the capitalized terms below:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code, to which Section 4975 of the Code applies or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
Section 9.24    No Personal Liability of Directors, Officers, Employees and Equityholders. No past, present or future director, officer, representative, Controlling person, executive, agent, employee, incorporator or shareholder (whether direct or indirect) of any Loan Party (including any holder of any membership interests in any Loan Party), as such, will have any liability for any obligations of any Loan Party under any Loan Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Agent and Lender and other Secured Party hereby waives and releases all such liability. The waiver and release are part of the consideration for the incurrence of the Obligations and establishment of the Term Loan Facility.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

EXGEN RENEWABLES IV, LLC, as Borrower By: _________________________________ Name: Title:

EXGEN RENEWABLES IV HOLDING, LLC, as Holding By: _________________________________ Name: Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, Syndication Agent, Documentation Agent and a Lender By: _________________________________ Name: Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Depositary Bank and Collateral Agent By: _________________________________ Name: Title:

FORM OF
ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date (as defined below) and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and [INSERT NAMES OF ASSIGNEE(S)] (the “Assignee[s]”). [It is understood and agreed that the rights and obligations of the Assignees hereunder are several and not joint]. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as may be amended from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the][each] Assignee, and [the][each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.
1.     Assignor:     ___________________________________________
2.     Assignee[(s)]:     ___________________________________________
[is a Lender][is an Affiliate/Approved Fund of [Identify Lender]][is an Eligible Assignee]

3.     Administrative Agent: Morgan Stanley Senior Funding, Inc.
4.     Credit Agreement: The Credit Agreement, dated as of November 28, 2017, among EXGEN RENEWABLES IV, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), EXGEN RENEWABLES IV HOLDING, LLC, a limited liability company organized under the laws of Delaware (“Holding”), the LENDERS party thereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Depositary Bank.

5.     Assigned Interest Add additional table for each Assignee1:

Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans*
Term Loan Facility	U.S. $850,000,000	U.S. $[___]	%

Effective Date: _____________, __, 20__ (the “Effective Date”). [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

___________________________

1 Add additional table for each Assignee.

* Calculate to nine (9) decimal places and show as a percentage of aggregate Loans of all Lenders in respect of the Term Loan
Facility.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE][2]
By:
Name:
Title:

[Consented3 to and accepted:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent
By:
Name:
Title:]

___________________________

2 Add additional signature blocks if there is more than one Assignee.

3 Consent of the Administrative Agent to be included to the extent required by Section 9.04(b) of the Credit Agreement.

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any Lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) the assignment and assumption pursuant hereto complies with the terms of the Credit Agreement; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Loan Party or any Affiliates thereof, or any other person obligated in respect of any Loan Document or (iv) the performance or observance by any Loan Party or any Affiliates thereof or any other Person of any of their respective obligations under any Loan Document.
1.2    Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements of an Eligible Assignee under the Credit Agreement and satisfies the requirements specified in Section 9.04(b) of the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on any Agent or any other Lender, (vi) attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [each] Assignee, (vii) the assignment and assumption pursuant hereto complies with the terms of the Credit Agreement and (viii) if it is a Non-U.S. Lender, attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; (b) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto, including, without limitation, pursuant to Section 8.05 of the Credit Agreement; and (c) agrees that (i) it will, independently and without reliance on any Agent, the Assignor or any other Lender and, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance; provided, however, that it shall be promptly followed by an original. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

FORM OF
AFFILIATED LENDER ASSIGNMENT AND ACCEPTANCE

This Affiliated Lender Assignment and Acceptance (the “Affiliated Lender Assignment and Acceptance”) is dated as of the Effective Date (as defined below) and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert names of Assignee(s)] (the “Assignee[s]”). [It is understood and agreed that the rights and obligations of the Assignees hereunder are several and not joint]. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as may be amended from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Affiliated Lender Assignment and Acceptance as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Affiliated Lender Assignment and Acceptance, without representation or warranty by the Assignor.
1.     Assignor: _____________________________________ [is an Affiliated Lender].
2.     Assignee[s]: ___________________________________ [is an Affiliated Lender].
3.     Administrative Agent: MORGAN STANLEY SENIOR FUNDING, INC.
4.     Credit Agreement: The Credit Agreement, dated as of November 28, 2017, among EXGEN RENEWABLES IV, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), EXGEN RENEWABLES IV HOLDING, LLC, a limited liability company organized under the laws of Delaware (“Holding”), the LENDERS party thereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Depositary Bank.

5.     Assigned Interest1:

Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[2]
Term Loan Facility	U.S. $850,000,000	U.S. $[____]	%

Effective Date: _____________, __, 20__ (the “Effective Date”). [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
6.    [Additional Representations and Covenants of Assignee. [The][Each] Assignee represents and warrants that (a) it is an Affiliated Lender pursuant to Section 9.04(e) of the Credit Agreement; (b) no Default or Event of Default has occurred or is continuing or would result therefrom, and (c) as of the Effective Date, after giving effect to this Affiliated Lender Assignment and Assumption, the aggregate principal amount of the Loans and Commitments held by all Affiliated Lenders does not exceed 25.0% of the total Commitments and Loans outstanding. By executing this Affiliated Lender Assignment and Assumption, each Affiliated Lender agrees to be bound by the terms of Section 9.22 of the Credit Agreement.]3
7.    [Additional Representations and Covenants of Assignor. The Assignor represents and warrants that (a) it is an Affiliated Lender pursuant to Section 9.04(e) of the Credit Agreement; (b) no Default or Event of Default has occurred or is continuing or would result therefrom, and (c) as of the Effective Date, after giving effect to this Affiliated Lender Assignment and Assumption, the aggregate principal amount of the Loans and Commitments held by all Affiliated Lenders does not exceed 25.0% of the total Commitments and Loans outstanding. By executing this Affiliated Lender Assignment and Assumption, each Affiliated Lender agrees to be bound by the terms of Section 9.22 of the Credit Agreement.]4

_____________________________
1 Add additional table for each Assignee.
2 Calculate to nine (9) decimal places and show as a percentage of aggregate Loans of all Lenders in respect of the Term Loan Facility.
3 Only to be included if the Assignee is the Affiliated Lender.
4 Only to be included if the Assignor is the Affiliated Lender.

The terms set forth in this Affiliated Lender Assignment and Acceptance are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE][5]
By:
Name:
Title:

[Consented6 to and accepted:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent
By:
Name:
Title:]

_________________________________

5 Add additional signature blocks if there is more than one Assignee.

6 Consent of the Administrative Agent to be included to the extent required by Section 9.04(b) of the Credit Agreement.

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
AFFILIATED LENDER ASSIGNMENT AND ACCEPTANCE

1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any Lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Affiliated Lender Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) the assignment and assumption pursuant hereto complies with the terms of the Credit Agreement; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Loan Party or any Affiliates thereof, or any other person obligated in respect of any Loan Document or (iv) the performance or observance by any Loan Party or any Affiliates thereof or any other Person of any of their respective obligations under any Loan Document.
1.2    Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Affiliated Lender Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements of an Eligible Assignee under the Credit Agreement and satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Affiliated Lender Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on any Agent or any other Lender, (vi) attached to this Affiliated Lender Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [each] Assignee, (vii) the assignment and assumption pursuant hereto complies with the terms of the Credit Agreement and (viii) if it is a Non-U.S. Lender, attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; (b) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto, including, without limitation, pursuant to Section 8.05 of the Credit Agreement; and (c) agrees that (i) it will, independently and without reliance on any Agent, the Assignor or any other Lender and, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and appoint Agents.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Affiliated Lender Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Affiliated Lender Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Affiliated Lender Assignment and Acceptance by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Affiliated Lender Assignment and Acceptance; provided, however, that it shall be promptly followed by an original. This Affiliated Lender Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

FORM OF PREPAYMENT NOTICE
Morgan Stanley Senior Funding, Inc.,
as Administrative Agent
1300 Thames Street, 4th Floor
Thames Street Wharf
Baltimore, MD 21231
Attention: Administrative Agent
Email: [***]

[Date]
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of November 28, 2017 (the “Credit Agreement”), among EXGEN RENEWABLES IV, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), EXGEN RENEWABLES IV HOLDING, LLC, a limited liability company organized under the laws of Delaware (“Holding”), the LENDERS party thereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Depositary Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
This Prepayment Notice is delivered to you pursuant to Section 2.08 of the Credit Agreement. The Borrower hereby gives notice of a prepayment of Loans as follows:
For a prepayment by Borrower,
1.    (select Type(s) of Loans)
Base Rate Loans in the aggregate principal amount of U.S. $______.
LIBOR Loans with an Interest Period ending ______, 20__ in the aggregate principal amount of U.S. $________.
2.    On __________, 20__ (a Business Day).
This Prepayment Notice and prepayment contemplated hereby comply with the Credit Agreement, including Section 2.09 of the Credit Agreement.

Very truly yours,
EXGEN RENEWABLES IV, LLC
By:
Name:
Title:

FORM OF BORROWING REQUEST

Morgan Stanley Senior Funding, Inc.,
as Administrative Agent
1300 Thames Street, 4th Floor
Thames Street Wharf
Baltimore, MD 21231
Attention: Administrative Agent
Email: [***]

[__], 2017
Ladies and Gentlemen:
The undersigned, EXGEN RENEWABLES IV, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), refers to that certain Credit Agreement, dated as of November 28, 2017 (the “Credit Agreement”), among the Borrower, EXGEN RENEWABLES IV HOLDING, LLC, a limited liability company organized under the laws of Delaware, the LENDERS party thereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Depositary Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in connection therewith sets forth below the terms on which such Borrowing is requested to be made:
For a Borrowing by Borrower:
(A)    Date of Borrowing (which shall be a Business Day):_________
(B)    Principal amount of Borrowing: U.S. $____________
(C)    Type of Borrowing (Base Rate or LIBOR): ____________
(D)    Interest Period and the last day thereof (if a LIBOR Borrowing):1 ____________

(E)	Funds are requested to be disbursed to the Borrower’s account with ______________ (Account No.___________).

[Signature Page Follows]

_________________________
1 Which must comply with the definition of “Interest Period”.

Very truly yours,
EXGEN RENEWABLES IV, LLC
By:
Name:
Title:

FORM OF
INTEREST ELECTION REQUEST

Morgan Stanley Senior Funding, Inc.,
as Administrative Agent
1300 Thames Street, 4th Floor
Thames Street Wharf
Baltimore, MD 21231
Attention: Administrative Agent
Email: [***]
[__], 2017
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of November 28, 2017 (the “Credit Agreement”), among EXGEN RENEWABLES IV, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), EXGEN RENEWABLES IV HOLDING, LLC, a limited liability company organized under the laws of Delaware (“Holding”), the LENDERS party thereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Depositary Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
This Interest Election Request is delivered to you pursuant to Section 2.05 of the Agreement and relates to the following:
For a Borrowing by Borrower,
1.    A conversion of a Borrowing A continuation of a Borrowing (select one).
2.    In the aggregate principal amount of U.S. $________.
3.    which Borrowing is being maintained as a [Base Rate Borrowing] [LIBOR Borrowing with an Interest Period ending on ________, 20__].
4.    (select relevant election)
If such Borrowing is a LIBOR Borrowing, such Borrowing shall be continued as a LIBOR Borrowing having an Interest Period of [____] months.
If such Borrowing is a LIBOR Borrowing, such Borrowing shall be converted to a Base Rate Borrowing.
If such Borrowing is a Base Rate Borrowing, such Borrowing shall be converted to a LIBOR Borrowing having an Interest Period of [____] months.
5.    Such election to be effective on ________, 20__ (a Business Day).
This Interest Election Request and the election made herein comply with the Credit Agreement, including Section 2.05 of the Credit Agreement.
[Signature Page Follows]

Very truly yours,
EXGEN RENEWABLES IV, LLC
By:
Name:
Title:

FORM OF
SECURITY AGREEMENT

EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT
Dated as of November 28, 2017
by and between
EXGEN RENEWABLES IV, LLC
as the Grantor

and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

Page
SECTION 1.    DEFINITIONS    2

1.1	General Definitions 2

1.2	Definitions; Interpretation 7
SECTION 2.    [RESERVED]
SECTION 3.    GRANT OF SECURITY    7

3.1	Grant of Security 7

3.2	Certain Limited Exclusions 8

3.3	Retention of Certain Rights 8
SECTION 4.    SECURITY FOR OBLIGATIONS; GRANTOR REMAINS LIABLE    8

4.1	Security for Obligations 8

4.2	Continuing Liability Under Collateral 8
SECTION 5.    CERTAIN RELATED REPRESENTATIONS; WARRANTIES AND COVENANTS        9

5.1	Generally 9

5.2	Equipment And Inventory 9

5.3	Receivables 9

5.4	Investment Related Property 10

5.5	Assigned Agreements 13

5.6	Letter of Credit Rights 13

5.7	Intellectual Property 13

5.8	Commercial Tort Claims 14
SECTION 6.    FURTHER ASSURANCES.    14

6.1	Further Assurances 14
SECTION 7.    COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT    15

7.1	Power of Attorney 15

7.2	No Duty on Part of Collateral Agent or Other Secured Parties 16
SECTION 8.    REMEDIES    17

8.1	Generally 17

8.2	Application of Proceeds 18

8.3	Sales on Credit 19

8.4	Investment Related Property 19

8.5	Intellectual Property 19

8.6	Investment Accounts 21
SECTION 9.    AMENDMENTS    21
SECTION 10.    CONTINUING SECURITY INTEREST; TRANSFER OF ADVANCES    21

SECTION 11.    STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM    21
SECTION 12.    NOTICES    22
SECTION 13.    RELEASES    22
SECTION 14.    MISCELLANEOUS    22
SECTION 15.    ACKNOWLEDGEMENTS    23
SECTION 16.    HEADINGS    23
SECTION 17.    APPLICABLE LAW    23
SECTION 18.    CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS    23
SECTION 19.    WAIVER OF JURY TRIAL    24
SECTION 20.    SECURITY INTEREST ABSOLUTE    24
SECTION 21.    REINSTATEMENT    24
SECTION 22.    COLLATERAL AGENT    24
SECTION 23.    LIMITED LIABILITY    24

SCHEDULES
SCHEDULE 4.1    -    GENERAL INFORMATION
SCHEDULE 4.4(a) -    PLEDGED EQUITY INTERESTS
SCHEDULE 4.4(b) - PLEDGED NOTES
SCHEDULE 4.8     -    COMMERCIAL TORT CLAIMS

EXHIBITS
EXHIBIT A    -    FORM OF PLEDGE SUPPLEMENT
EXHIBIT B    -    FORM OF UNCERTIFICATED SECURITIES CONTROL AGREEMENT
EXHIBIT C - FORM OF ISSUER CONSENT TO PLEDGED EQUITY INTEREST

This PLEDGE AND SECURITY AGREEMENT, dated as of November 28, 2017 (this “Agreement”), is entered into by and between EXGEN RENEWABLES IV, LLC, a limited liability company organized under the laws of Delaware (the “Grantor”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (in such capacity and together with its permitted successors, assigns and designees, the “Collateral Agent”). Capitalized terms used in this Agreement (including in this preamble and the recitals below) have the meanings assigned to such terms in Section 1.1.
RECITALS:
WHEREAS, as of the Closing Date, the Grantor owns (A) all of the Equity Interests in (i) ExGen Renewables Holdings, LLC, a limited liability company organized under the laws of Delaware (“ExGen Renewables Holdings”), (ii) SolGen Holding, LLC, a limited liability company organized under the laws of Delaware (“SolGen Holding”) and (iii) Exelon AVSR Holding, LLC, a limited liability company organized under the laws of Delaware (“Exelon AVSR Holding”) and (B) not less than 50% of the Equity Interests in Constellation DCO Albany Power Holdings, LLC, a limited liability company organized under the laws of Delaware (“Albany Power Holdings” and, collectively with ExGen Renewables Holdings, SolGen Holding and Exelon AVSR Holding, the “Project Holdcos”);
WHEREAS, ExGen Renewables Holdings owns all of the JV Class A Membership Interests in ExGen Renewables Partners, LLC, a limited liability company organized under the laws of the State of Delaware (“ExGen Renewables JV”);
WHEREAS, ExGen Renewables JV, SolGen Holding, Exelon AVSR Holding and Albany Power Holdings own, directly or indirectly, all (or a specified class of) the Equity Interests of each of the other Project Entities, which collectively own or lease the Projects;
WHEREAS, the Grantor intends to enter into the Credit Agreement, dated as of the date hereof (as amended, amended and restated, supplemented, replaced or otherwise modified and in effect from time to time, the “Credit Agreement”), among the Grantor, ExGen Renewables IV Holding, LLC, a limited liability company organized under the laws of State of Delaware (“Holding”), the Lenders party thereto from time to time, Morgan Stanley Senior Funding Inc., as administrative agent (in such capacity, together with any successor administrative agent appointed pursuant to the provisions of Article VIII of the Credit Agreement, the “Administrative Agent”), the Collateral Agent, and Wilmington Trust, National Association, as Depositary Bank, pursuant to which the Grantor has requested that the Lenders extend credit in the form of Loans on the Closing Date, in an aggregate U.S. Dollar amount for all such Loans of U.S. $850 million; and
WHEREAS, the Grantor has agreed to secure all of the Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a first priority Lien (subject to Liens permitted under the Credit Agreement) on substantially all of the assets and properties owned by the Grantor.
AGREEMENT:
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged and in reliance upon the representations, warranties and covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.    DEFINITIONS
.
1.1    General Definitions
. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein (including in the preamble and the recitals hereto) shall have the meanings given to them in the Credit Agreement. In addition to the terms defined in the Credit Agreement, the following terms shall have the following meanings:
“Account Debtor” means each Person who is obligated on a Receivable or any Supporting Obligation related thereto.
“Accounts” means all “accounts” as defined in Article 9 of the UCC.
“Additional Project Entity” has the meaning set forth in the Credit Agreement.
“Administrative Agent” has the meaning set forth in the recitals to this Agreement.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Albany Power Holdings” has the meaning assigned to such term in the recitals of this Agreement.

“Assigned Agreements” means all agreements, contracts and documents to which the Grantor is a party (including all exhibits and schedules thereto), as each such agreement, contract and document may be amended, supplemented or otherwise modified and in effect from time to time, including (i) all rights of the Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of the Grantor to receive proceeds of any insurance, bond, indemnity, warranty, letter of credit or guaranty with respect to the Assigned Agreements, (iii) all claims of the Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) all rights of the Grantor to terminate, amend, supplement, modify or waive performance under the Assigned Agreements, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder.

“Bankruptcy Event” means any event described in Sections 7.01(h) and 7.01(i) of the Credit Agreement.
“Chattel Paper” means all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the UCC.
“Collateral” has the meaning assigned in Section 3.1.
“Collateral Agent” has the meaning set forth in the preamble to this Agreement.
“Collateral Records” means books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” means all property (real or personal) assigned, licensed, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property in favor of the Grantor.
“Commercial Tort Claims” means all “commercial tort claims” as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 4.8 (as such schedule may be amended or supplemented from time to time).
“Commodities Accounts” means all “commodity accounts” as defined in Article 9 of the UCC.
“Copyright Licenses” means any and all agreements, licenses and covenants providing for the granting of any right in or to Copyrights, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright, or otherwise providing for a covenant not to sue (whether the Grantor is licensee or licensor thereunder).
“Copyrights” means all United States, and foreign copyrights (including Community designs), and rights in databases including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered and whether published or unpublished, moral rights, reversionary interests, termination rights, all registrations and applications therefor, all extensions and renewals thereof, all rights corresponding thereto throughout the world, all rights to sue for past, present and future infringements thereof, and all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.
“Credit Agreement” has the meaning set forth in the recitals to this Agreement.
“Deposit Accounts” means all “deposit accounts” as defined in Article 9 of the UCC.
“Documents” means all “documents” as defined in Article 9 of the UCC.
“Equipment” means (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.
“Event of Default” has the meaning assigned to such term in the Credit Agreement.
“Excluded Property” means any Permit, contract or agreement to which the Grantor is a party, and any of its rights or interest thereunder, if and to the extent that (a) the pledge or assignment of such Permit, contract or agreement hereunder, or a security interest granted therein, is prohibited by or in violation of (x) any Legal Requirement of a Governmental Authority applicable to the Grantor or (y) a term, provision or condition of any such Permit, contract or agreement; (b) the pledge or assignment of such Permit, contract or agreement hereunder would render such Permit, contract or agreement void, voidable, terminable or revocable or (c) the pledge or assignment of such Permit requires the consent of any third party or Government Authority, in each case except to the extent that such Legal Requirements or the term in such, Permit, contract or agreement providing for such prohibition or violation is ineffective under applicable law (including, without limitation, pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC); provided that any such property shall constitute Excluded Property only to the extent and for so long as the consequences specified above shall exist and shall cease to be an Excluded Property and shall become subject to the Lien of the Security Documents immediately and automatically, during such time as such consequence shall not exist.
“Exelon AVSR Holdings” has the meaning assigned to such term in the recitals hereto.

“ExGen Renewables Holdings” has the meaning assigned to such term in the recitals hereto.

“Fixtures” means all “fixtures” as defined in Article 9 of the UCC.
“General Intangibles” (i) means all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC and (ii) includes, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).
“Goods” (i) means all “goods” as defined in Article 9 of the UCC and (ii) includes, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).
“Grantor” has the meaning set forth in the preamble to this Agreement.
“Instruments” means all “instruments” as defined in Article 9 of the UCC.
“Insurance” means (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.
“Intellectual Property” means, collectively, all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses.
“Intercompany Note” means any promissory note evidencing loans made by the Grantor to any of its Subsidiaries.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time thereafter, and any successor statute.
“Inventory” means (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in the Grantor’s business; all goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by the Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).
“Investment Accounts” means the Depositary Accounts, the Securities Accounts, the Commodities Accounts and the Deposit Accounts.
“Investment Related Property” means: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt (including all Pledged Notes), Investment Accounts and certificates of deposit.
“Issuers” means the collective reference to each issuer of any Investment Related Property.
“Legal Requirements” means, as to any Person, any law, statute, rule, regulation, ordinance, order, code, treaty, judgment, decree, or any published directive or requirement which has the force of law, or other legally binding form of governmental restriction or decision of any Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject.
“Letter of Credit Right” means “letter-of-credit right” as defined in Article 9 of the UCC.
“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. For certainty, “Lien” shall not include any netting or set-off arrangements under any contract, agreement or other undertaking that is otherwise permitted to be entered into by ExGen Renewables JV, any Project Holdco or any Project Entity in accordance with the Project Level Financing Documents to which it (or its Subsidiaries) is a party.
“Money” means “money” as defined in the UCC.
“Obligations” has the meaning set forth in the Credit Agreement.
“Patent Licenses” means all agreements, licenses and covenants providing for the granting of any right in or to Patents or otherwise providing for a covenant not to sue (whether the Grantor is licensee or licensor thereunder).
“Patents” means all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, all rights corresponding thereto throughout the world, all inventions and improvements described therein, all rights to sue for past, present and future infringements thereof, all licenses, claims, damages, and proceeds of suit arising therefrom, and all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.
“Permits” means any and all franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, acceptances, exemptions, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required to be obtained from a Governmental Authority.
“Pledge Supplement” means any supplement to this agreement in substantially the form of Exhibit A.
“Pledged Debt” means all debt for borrowed money owed to the Grantor (including, without limitation, all intercompany debt for borrowed money), the instruments evidencing such debt for borrowed money, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such debt for borrowed money.

“Pledged Equity Interests” means all classes of Equity Interests owned by the Grantor, including, without limitation, all Equity Interests described on Schedule 4.4 under the heading “Pledged Equity Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such Pledged Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity Interests.
“Pledged Notes” means all promissory notes described on Schedule 1(b) under the heading “Pledged Notes” (as such schedule may be amended or supplemented from time to time), all Intercompany Notes at any time issued to any Pledgor and all other promissory notes issued to or held by any Pledgor (other than promissory notes issued in connection with extensions of trade credit by any Pledgor in the ordinary course of business).
“Proceeds” means (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.
“Project Holdcos” has the meaning assigned to such term in the recitals hereto.

“Receivables” means all rights to payment, whether or not earned by performance or achievement of milestones, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of the Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” means (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of the Grantor or any computer bureau or agent from time to time acting for the Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.
“Record” has the meaning set forth in Article 9 of the UCC.
“Secured Parties” means the Agents, the Lead Arranger, the Lenders and any Specified Swap Counterparty.
“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Accounts” means all “securities accounts” as defined in Article 8 of the UCC.
“SolGen Holdings” has the meaning assigned to such term in the recitals hereto.

“Supporting Obligation” means all “supporting obligations” as defined in Article 9 of the UCC in favor of the Grantor.
“Trade Secret Licenses” means any and all agreements providing for the granting of any right in or to Trade Secrets (whether the Grantor is licensee or licensor thereunder).
“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.
“Trademark Licenses” means any and all agreements providing for the granting of any right in or to Trademarks or otherwise providing for a covenant not to sue or permitting coexistence (whether the Grantor is licensee or licensor thereunder).
“Trademarks” means all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations, recordings and applications for any of the foregoing, all common-law rights related thereto, all extensions or renewals of any of the foregoing, all of the goodwill of the business connected with the use of and symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.
“Uncertificated Securities Control Agreement” means an agreement substantially in the form of Exhibit B.
1.2    Definitions; Interpretation
. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the rules of interpretation set forth in Section 1.02 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if fully set forth herein. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein or in the Credit Agreement have the meanings ascribed thereto in the UCC. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC. The terms “lease” and “license” shall include “sub-lease” and “sub license”, as applicable.
SECTION 2.    [RESERVED].
SECTION 3.    GRANT OF SECURITY
3.1    Grant of Security
. The Grantor hereby assigns and transfers to the Collateral Agent and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing Lien on all of the

Grantor’s right, title and interest in, to and under all of the following property of the Grantor (subject to the exclusions set forth in Section 3.2), in each case whether now owned or existing or hereafter acquired or in which the Grantor now has or at any time in the future may acquire or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”), as collateral security for prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations:
(a)    Accounts;
(b)    Chattel Paper;
(c)    Commercial Tort Claims described on Schedule 4.8 (as such schedule may be amended or supplemented from time to time);
(d)    Deposit Accounts;
(e)    Documents;
(f)    Fixtures;
(g)    General Intangibles;
(h)    Goods;
(i)    Instruments;
(j)    Insurance;
(k)    Intellectual Property
(l)    Investment Related Property;
(m)    Letter of Credit Rights;
(n)    Money;
(o)    Receivables and Receivable Records;
(p)    all other property not otherwise described above (except for any property specifically excluded from any clause in this section above in accordance with Section 3.2, and any property specifically excluded from any defined term used in any clause of this section above);
(q)    to the extent not otherwise included above, all Collateral Records, Collateral Support and guarantees and Supporting Obligations relating to any of the foregoing; and
(r)    to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.
3.2    Certain Limited Exclusions
. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest or Lien granted under Section 3.1 attach to any Excluded Property. The Grantor and the Collateral Agent hereby acknowledge and agree that the Lien created hereby in the Collateral is not, in and of itself, to be construed as a grant of a fee interest (as opposed to a Lien) in any Intellectual Property, including any Copyrights, Patents or Trademarks.
3.3    Retention of Certain Rights
. So long as the Collateral Agent has not given written notice to the Grantor of its intention to exercise its rights with respect to the Collateral under this Agreement upon the occurrence and during the continuation an Event of Default, the Grantor reserves all rights with respect to the Collateral (except as limited by the Loan Documents), including all rights to use, apply, modify, dispose of or otherwise deal with such Collateral (except as limited by the Loan Documents).
SECTION 4.    SECURITY FOR OBLIGATIONS; GRANTOR REMAINS LIABLE
4.1    Security for Obligations
. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations.
4.2    Continuing Liability Under Collateral
. Notwithstanding anything herein to the contrary, (i) the Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (ii) the Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any Assigned Agreement and any agreements relating to Pledged Equity Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any Assigned Agreement and any agreements relating to Pledged Equity Interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.
SECTION 5.    CERTAIN RELATED REPRESENTATIONS; WARRANTIES AND COVENANTS
5.1    Generally
. The Grantor hereby represents and warrants, on the Closing Date, that:
(a)    the Grantor has indicated on Schedule 4.1(A): (i) the full legal name of the Grantor, (ii) the type of organization of the Grantor, (iii) the jurisdiction of organization of the Grantor and (iv) the location of the Grantor’s chief executive office or sole place of business or principal residence, as the case may be;
(b)    the Grantor has no trade names other than as listed on Schedule 4.1(B); and

(c)    except as provided on Schedule 4.1(C), it has not changed its name, jurisdiction or form of organization or the location of its chief executive office or sole place of business or principal residence, as the case may be, in any way since the date of its formation.
5.2    Equipment And Inventory
. The Grantor represents and warrants that, as of the Closing Date, it does not have any Equipment or Inventory included in the Collateral.
5.3    Receivables
(a)    Covenants and Agreements
. Following the occurrence of and during the continuation of an Event of Default, the Collateral Agent shall have the right at any time, upon concurrent written notice to the Grantor of its intention to do so, (i) to notify, or direct the Grantor to notify, any Account Debtor of the Collateral Agent’s security interest in the Receivables and any Supporting Obligation, (ii) to direct, or request that the Grantor direct, such Account Debtors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Collateral Agent, and (iii) upon such concurrent notification and at the expense of the Grantor, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of written notice from the Collateral Agent referred to in the preceding sentence, any payments of Receivables constituting Collateral received by the Grantor shall be forthwith (and in any event within five Business Days) deposited by the Grantor in the exact form received duly indorsed by the Grantor to the Collateral Agent if required, in an account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by the Grantor in respect of its Receivables constituting Collateral, any Supporting Obligation constituting Collateral or Collateral Support constituting Collateral shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of the Grantor and the Grantor shall not adjust, settle or compromise the amount or payment of any Receivable constituting Collateral, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.
(b)    Delivery and Control of Receivables. With respect to any Receivables constituting Collateral hereafter arising in excess of $[***] (i)  evidenced by, or constituting, Chattel Paper or Instruments, the Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank, or (ii) which would constitute “electronic chattel paper” under Article 9 of the UCC, the Grantor shall take all steps necessary to give the Collateral Agent control over such Receivables (within the meaning of Section 9-105 of the UCC).
5.4    Investment Related Property
(a)    Investment Related Property Generally.
(i)    Covenants and Agreements. The Grantor hereby covenants and agrees that:
(A)    with respect to any Investment Related Property constituting Collateral with a fair market value in excess of $[***]that is represented by a certificate or that is an Instrument (other than any Investment Related Property credited to a Securities Account) owned by the Grantor, it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC (a “Certificated Security”); and
(B)    with respect to any Investment Related Property constituting Collateral with a fair market value in excess of $[***] that is an “uncertificated security” for purposes of the UCC (other than any uncertificated securities credited to a Securities Account) (an “Uncertificated Security”) owned by the Grantor, it shall cause the Issuer of such Uncertificated Security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the Issuer or (ii) execute an agreement substantially in the form of Exhibit B or such other form reasonably satisfactory to the Collateral Agent, pursuant to which such Issuer agrees to comply with the Collateral Agent’s instructions with respect to such Uncertificated Security without further consent by the Grantor; and
(C)    in addition to the foregoing, upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right, without notice to the Grantor, to (i) transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent and (ii) subject to the terms of the applicable Investment Related Property, to exchange any certificates or instruments representing such Investment Related Property constituting Collateral for certificates or instruments of smaller or larger denominations. In the event of a transfer pursuant to clause (i) of the immediately preceding sentence, the Collateral Agent shall within a reasonable period of time thereafter give the Grantor written notice of such transfer; provided, however, that (x) failure to give such notice shall have no effect on the rights of the Collateral Agent hereunder and (y) the Collateral Agent shall not be required to deliver any such notice if the Grantor is the subject of a Bankruptcy Event or the delivery of such notice is otherwise prohibited by applicable law.
(ii)    Voting and Distributions.
(A)    So long as no Event of Default shall have occurred and be continuing and until such time as the Grantor shall have received notice from the Collateral Agent pursuant to clause (B) below:
(1)    the Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property constituting Collateral or any part thereof; provided, however, that no vote with respect to the Investment Related Property shall be cast (or refrained from being cast), right exercised (or refrained from being exercised) or other action taken (or refrained from being taken) which would be inconsistent with, or result in any violation of, any provision of any of this Agreement or any other Loan Document;
(2)    the Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to the Grantor all proxies, and other instruments as the Grantor, at its sole cost and expense, may from time to time reasonably request for the purpose of enabling the Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above; and
(3)    the Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of any Investment Related Property for any purpose not inconsistent with the terms of this Agreement or the Loan Documents. To the extent that such distributions are made in accordance with the terms of the Loan Documents, the further distribution or payment of such monies to a Person which is not the Grantor shall not give rise to any claims or causes of action on the part of any Secured Party against the Grantor seeking the return or disgorgement of any such distributions or other payments unless the distributions or payments involve or result from fraud or willful misconduct of the Grantor.
(B)    Upon the occurrence and during the continuation of an Event of Default and upon delivery of written notice of the occurrence and continuation of such Event of Default from the Collateral Agent to the Grantor (it being acknowledged and agreed that the Collateral Agent shall not be required to deliver any such notice if the Grantor is the subject of a Bankruptcy Event):
(1)    all rights of the Grantor to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 5.4(a)(ii)(A)(3) shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to receive and hold as Investment Related Property such dividends, interest and other distributions;
(2)    in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, in each case, in respect of Investment Related Property constituting Collateral: (x) the Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent, at its sole cost and expense, all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (y) the Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 7.1; and
(3)    the Grantor hereby authorizes and instructs each Issuer of any Investment Related Property pledged by the Grantor hereunder to comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Grantor.
(b)    Pledged Equity Interests and Pledged Notes.

(i)    Representations and Warranties
. The Grantor hereby represents and warrants, on the Closing Date, that:
(A)    Schedule 4.4(a) sets forth under the heading “Pledged Equity Interests” all of the Pledged Equity Interests owned by the Grantor, and such Pledged Equity Interests constitute the percentage of issued and outstanding Equity Interests or percentage of beneficial interest of the respective Issuers thereof indicated on such Schedule 4.4(a); and
(B)    Schedule 4.4(b) sets forth under the heading “Pledged Notes” all of the Pledged Notes owned by the Grantor; and
(C)    each of the Pledged Equity Interests that is pledged by the Grantor hereunder is certificated as indicated on Schedule 4.4(a) and constitutes a “security” under Section 8-103 of the UCC or the corresponding code or statute of any other applicable jurisdiction and each such “security” is a Certificated Security or is represented by a certificate.
(ii)    Covenants and Agreements.
(A) Pledged Equity Interests. The Grantor hereby covenants and agrees that, if the Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer (including, without limitation, any Additional Project Entity), whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Equity Interests, or otherwise in respect thereof, the Grantor shall accept the same as the agent of the Collateral Agent, hold the same in trust for the Collateral Agent and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by the Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations, and in the case Equity Interests in Additional Project Entities, a consent from the Issuer thereof substantially in the form of Exhibit C. Unless otherwise consented to by the Collateral Agent, Pledged Equity Interests required to be pledged hereunder in any Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall be represented by a certificate and, in the Organizational Documents of such Subsidiary, the Grantor shall cause the Issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization (and all certificates representing such Pledged Equity Interests (and any additional Pledged Equity Interests acquired or issued after the Closing Date) shall have been delivered to the Collateral Agent, together with duly executed instruments of transfer or assignment in blank).
(B) Pledged Notes. If the Grantor shall at any time hold or acquire any Instruments, the Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify; provided that the Collateral Agent shall return any such Instruments for purposes of presentation, collection, renewal or replacement. The Grantor agrees to promptly deliver or cause to be delivered to the Collateral Agent any and all Pledged Notes held or acquired by the Grantor, accompanied by proper instruments of assignment duly executed by the Grantor and such other instruments or documents as the Collateral Agent may reasonably request; provided that the Collateral Agent shall return any such Pledged Note to the Borrower (x) to be amended or assigned in connection with a permitted disposition (including the AG Disposition) under the Credit Agreement to the extent required to facilitate such disposition so long as the Borrower delivers any replacement Pledged Note, if any, held by the Borrower after consummation of such disposition or (y) for purposes of presentation, collection, renewal or replacement.
5.5    Assigned Agreements
. The Grantor hereby covenants and agrees that, in addition to any rights under Section 5.3, the Collateral Agent may at any time, after the occurrence and during the continuation of an Event of Default, notify, or direct the Grantor to notify, the counterparty on any Assigned Agreement of the security interest of the Collateral Agent therein. In addition, after the occurrence and during the continuation of an Event of Default, the Collateral Agent may upon written notice to the Grantor, notify, or direct the Grantor to notify, the counterparty that all payments under the Assigned Agreements shall be made directly to the Collateral Agent.
5.6    Letter of Credit Rights
(a)    Representations and Warranties
. The Grantor hereby represents and warrants, on the Closing Date, that, to the knowledge of the Grantor, the Grantor does not have rights as beneficiary in any letter of credit constituting Collateral.
(b)    Covenants and Agreements.
(i)    The Grantor hereby covenants and agrees that with respect to any letter of credit constituting Collateral with a stated amount in excess of $[***] hereafter arising it shall use its commercially reasonable efforts to (x) obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Collateral Agent and (y) deliver to the Collateral Agent a completed Pledge Supplement, together with all Supplements to Schedules thereto.
(ii)    Upon the occurrence and during the continuation of an Event of Default, the Grantor will, promptly upon request by the Collateral Agent, (x) notify (and the Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to any Supporting Obligations consisting of letters of credit of which the Grantor is the beneficiary that the proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee and (y) arrange for the Collateral Agent on behalf of the Secured Parties to become the transferee beneficiary of any such letter of credit.
5.7    Intellectual Property
(a)    Non-Exclusive License. For the purpose of enabling the Collateral Agent to exercise rights and remedies under Section 8, the Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license to use, assign, license or sublicense any Intellectual Property included in the Collateral now owned or hereafter acquired by the Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.
(b)    Use of Intellectual Property. Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Loan Documents that limit the rights of the Grantor to dispose of its Intellectual Property, so long as no instruction by the Collateral Agent acting at the direction of the Secured Parties has been delivered in connection with the occurrence and continuance of an Event of Default, the Grantor may exploit, use, enjoy, protect, license sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Grantor. In furtherance of the foregoing, so long as no such instruction has been delivered in connection with the occurrence and continuance of an Event of Default, the Collateral Agent shall from time to time, upon the request and at the expense of the Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, that the Grantor shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (a) immediately above as to any specific Intellectual Property constituting Collateral). Further, upon the release of the Liens on the Collateral in accordance with the terms of Section 9.18 of the Credit Agreement, the Collateral Agent shall transfer to the Grantor the license granted pursuant to clause (a) immediately above. The exercise of rights and remedies under Section 8 by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantor in accordance with the first sentence of this clause (b).
(c)    Events of Default. Upon the occurrence and during the continuance of an Event of Default, the Grantor shall, upon the request of the Collateral Agent, deliver to the Collateral Agent a schedule listing all Intellectual Property constituting Collateral and take such other action as the Collateral Agent shall deem necessary to perfect the Liens created hereunder in all such Collateral.
5.8    Commercial Tort Claims. If the Grantor shall at any time acquire a Commercial Tort Claim with potential value in excess of excess of $[***], the Grantor shall use its commercially reasonable efforts to, within 60 days of obtaining such Commercial Tort Claim, deliver to the Collateral Agent a completed Pledge Supplement, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims, and such other documentation acceptable to the Collateral Agent to grant a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.
SECTION 6.    FURTHER ASSURANCES.
6.1    Further Assurances
(a)    The Grantor agrees that from time to time, at the sole cost and expense of the Grantor, that, upon its receipt of a written request therefor from the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary in order to (x) create and/or maintain the validity and perfection of and otherwise protect any security interest in Collateral granted hereby or (y) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor shall maintain the Liens created by this Agreement as a perfected security interest prior and superior in right to any other Person except Liens permitted under the Loan Documents, and, upon the reasonable written request of the Collateral Agent, execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices as are necessary, or as the Collateral Agent may reasonably request, to grant, preserve, protect, reflect and perfect the security interests granted or purported to be granted hereby. For the avoidance of doubt, nothing herein shall require the Collateral Agent to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Loan Document) and such responsibility shall be solely that of the Borrower.
(b)    The Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, intellectual property security agreements and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Agent may reasonably determine, are necessary or advisable to perfect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine, are necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.” The Collateral Agent shall have no responsibility for or liability with respect to monitoring the compliance of any other party to the Loan Documents, this Agreement or any other document related hereto or thereto. The Collateral Agent has no duty to monitor the value or rating of any of the Collateral on an ongoing basis. The Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail; provided that, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent may not request updated schedules pursuant to this Section 6.1 from the Grantor more frequently than twice per calendar year.
SECTION 7.    COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT
7.1    Power of Attorney
. The Grantor hereby irrevocably constitutes and appoints the Collateral Agent, acting for and on behalf of itself and the other Secured Parties and each successor or assign of the Collateral Agent as its true and lawful attorney-in-fact, with full power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, at the Grantor’s sole cost and expense, subject to the terms of this Agreement and applicable Legal Requirements, to enforce all rights, interests and remedies of the Grantor with respect to the Collateral upon the occurrence and during the continuation of an Event of Default, for the purpose of carrying out the provisions of this Agreement, including the right to:
(a)    ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral,
(b)    in the name of the Grantor or its own name or otherwise, take possession of, receive and indorse and collect any check, Account, Chattel Paper, draft, note, acceptance or other Instrument for the payment of moneys due under any Account or general intangible, in each case, constituting Collateral,
(c)    file any claims or take any other action that the Collateral Agent may deem necessary or advisable for the collection of all or any part of the Collateral,
(d)    execute, in connection with any sale or disposition of the Collateral under this Agreement, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral,

(e)    in the case of any Intellectual Property constituting Collateral, execute and deliver, and have recorded, any agreement, instrument, document or paper as the Collateral Agent may request to evidence the Collateral Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of the Grantor relating thereto or represented thereby,
(f)    pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral (other than Liens permitted under the Credit Agreement), effect any repair or pay or discharge any insurance called for by the terms of this Agreement or the other Loan Documents (including all or any part of the premiums therefor and the costs thereof),
(g)    direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct,
(h)    sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice or other document in connection with any Collateral,
(i)    commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right with respect to any Collateral,
(j)    defend any suit, action or proceeding brought against the Grantor with respect to any Collateral,
(k)    settle, compromise or adjust any such suit, action or proceeding with respect to any Collateral and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate,
(l)    assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions and in such manner as the Collateral Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment,
(m)    notify the counterparty on any Assigned Agreement of the security interest of the Collateral Agent therein and that all payments thereunder shall be made directly to the Collateral Agent and cure any default by the Grantor under any Assigned Agreement, and
(n)    upon foreclosure, generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and the Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the other Secured Parties’ Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.
This appointment as attorney-in-fact is irrevocable and coupled with an interest.
7.2    No Duty on Part of Collateral Agent or Other Secured Parties
. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any other

Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except in the case of their own gross negligence or willful misconduct, except in the case of their own gross negligence or willful misconduct.
SECTION 8.    REMEDIES
8.1    Generally
.
(a)    If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:
(i)    require the Grantor to, and the Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;
(ii)    enter onto the property where any Collateral is located and take possession thereof with or without judicial process;
(iii)    prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and
(iv)    without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent in its reasonable discretion may deem commercially reasonable.
(b)     The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. So long as such sale is conducted in a commercially reasonable manner, the Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Obligations, the Grantor shall be liable for the deficiency and the reasonable fees and expenses of any attorneys employed by the Collateral Agent to collect such deficiency. The Grantor further agrees that a breach of any of the covenants contained in this Section 8.1 will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8.1 shall be specifically enforceable against the Grantor, and the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Obligations becoming due and payable prior to their stated maturities. Nothing in this Section 8.1 shall in any way alter the rights of the Collateral Agent hereunder.
(c)    The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(d)    The Collateral Agent shall have no obligation to marshal any of the Collateral.
8.2    Application of Proceeds
(a)    Any Proceeds constituting Collateral to be applied by the Collateral Agent pursuant to the Loan Documents upon the occurrence and during the continuation of an Event of Default and in connection with the enforcement, collection or realization in respect of any Collateral by the Collateral Agent, shall be applied in the following order:
(i)    First, to pay incurred and unpaid fees and expenses of the Agents under the Loan Documents;
(ii)    Second, to the Collateral Agent, for application by it towards payment, without duplication, of (a) all interest, breakage costs and fees then due and payable under the Loan Documents and (b) any ordinary course settlement payments and any interest due and payable to any Specified Swap Counterparty under any Secured Swap Agreements, pro rata among the Secured Parties according to the amounts of such Obligations then due and owing and remaining unpaid to the Secured Parties;
(iii)    Third, to the Collateral Agent, for application by it towards payment, without duplication, of (a) all principal and premium (if any) then due and payable under the Loan Documents and (b) any termination payments payable to any Specified Swap Counterparty under any Secured Swap Agreements, pro rata among the Secured Parties according to the amounts of such Obligations then due and owing and remaining unpaid to the Secured Parties;
(iv)    Fourth, to the Collateral Agent, on a pro rata basis, for application by it towards payment of all other Obligations due and owing and remaining unpaid to the Secured Parties under the Loan Documents and the Secured Swap Agreements; and
(v)    Fifth, any balance remaining after the Discharge of the Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive the same.
(b)    No sale or other disposition of all or any part of the Collateral pursuant to Section 8.1 shall be deemed to relieve the Grantor of its obligations under any Loan Document except to the extent the proceeds thereof are applied to the payment of such obligations.
8.3    Sales on Credit
. If the Collateral Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale.
8.4    Investment Related Property
. The Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Investment Related Property, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire the Investment Related Property for their own account for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Investment Related Property for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so. If the Collateral Agent exercises its right to sell any or all of the Investment Related Property, upon written request, the Grantor shall and shall cause each Issuer of any Pledged Equity Interests to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the SEC thereunder, as the same are from time to time in effect.
8.5    Intellectual Property
(a)    Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:
(i)    the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of the Grantor, the

Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Intellectual Property constituting Collateral, in which event the Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and the Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Section 9.05 of the Credit Agreement in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section 8.5, the Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of the Grantor’s rights in the Intellectual Property constituting Collateral by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement or violation;
(ii)    upon written demand from the Collateral Agent, the Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent or such Collateral Agent’s designee all of the Grantor’s right, title and interest in and to the Intellectual Property constituting Collateral and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;
(iii)    the Grantor agrees that such an assignment and/or recording shall be applied to reduce the Obligations outstanding only to the extent that the Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property constituting Collateral; and
(iv)    the Collateral Agent shall have the right to notify, or require the Grantor to notify, any obligors with respect to amounts due or to become due to the Grantor in respect of the Intellectual Property of the Grantor constituting Collateral, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of the Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done;
(A)    all amounts and proceeds (including checks and other instruments) received by the Grantor in respect of amounts due to the Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 8.2; and
(B)    the Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.
(b)    If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Intellectual Property constituting Collateral shall have been previously made and shall have become absolute and effective, and (iv) the Obligations shall not have become immediately due and payable, upon the written request of the Grantor, the Collateral Agent shall promptly execute and deliver to the Grantor, at the Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to the Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided that, after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided, further, that the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the Secured Parties.
(c)    Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 8 and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of the Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property constituting Collateral now owned or hereafter acquired by the Grantor, and wherever the same may be located.
8.6    Investment Accounts
. If any Event of Default shall have occurred and be continuing, the Collateral Agent shall (at the written direction of the Administrative Agent) send to each bank, securities intermediary or issuer party to any Control Agreement or Uncertificated Securities Control Agreement, a “Notice of Sole Control” or similar notice as defined in and under such Agreement, and shall apply all proceeds therefrom in accordance with this Agreement and the other Security Documents.
SECTION 9.    AMENDMENTS
. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except pursuant to an agreement in writing entered into by the Grantor and the Collateral Agent and otherwise in accordance with the Credit Agreement; provided, however, that, notwithstanding any provision of any Loan Document to the contrary, any schedule hereto may be amended or supplemented from time to time solely by written notice to the Collateral Agent from the Grantor (and such amendment or supplement shall become effective upon delivery of any such notice).
SECTION 10.    CONTINUING SECURITY INTEREST; TRANSFER OF ADVANCES
. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the Discharge of the Obligations, be binding upon the Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns.
SECTION 11.    STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM
. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder and other requirements of law or the UCC, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. To the extent permitted by law, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any of the Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise. If the Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantor under the Credit Agreement.
SECTION 12.    NOTICES
. Any notice required or permitted to be given under this Agreement shall be given in accordance with the Credit Agreement.
SECTION 13.    RELEASES
Upon the Discharge of the Obligations, and subject to Section 21, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and the Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantor. At the request and sole expense of the Grantor following any such termination, the Collateral Agent shall deliver to the Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to the Grantor such documents or otherwise authorize the filing of such documents as the Grantor shall reasonably request to evidence such termination.
If any of the Collateral shall be sold, transferred or otherwise disposed of by the Grantor in a transaction permitted by any Loan Documents or consented to in accordance with the Loan Documents, then the Collateral Agent, at the request and at the sole expense of the Grantor (with written confirmation from the Administrative Agent), shall execute and deliver to the Grantor all releases or authorize the filing of other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral; provided that the Grantor shall have delivered to the Collateral Agent and the Administrative Agent, at least 5 Business Days prior to the date of the proposed release, a written request for release identifying the relevant Collateral and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Grantor stating that such transaction is in compliance with the Loan Documents and the Proceeds of such Collateral will be applied in accordance with the terms of the Loan Documents, if applicable.
SECTION 14.    MISCELLANEOUS
No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a default or an event of default under the Loan Documents if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and the Grantor and their respective successors and assigns. The Grantor shall not, without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile or other electronic delivery (including by certified electronic signature) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
The Grantor’s waiver of rights or agreements in respect of Collateral, the exercise of remedies, standards of care, notice and the other matters covered by Sections 5 through 8 are in each case qualified that such waivers or agreements are being made to the fullest extent permitted by law.
SECTION 15.    ACKNOWLEDGEMENTS
. The Grantor hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party; (b) neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to the Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantor, on the one hand, and the Collateral Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor and (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantor and the Secured Parties.
SECTION 16.    HEADINGS
. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 17.    APPLICABLE LAW
. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 18.    CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS
Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York state court or federal court of the United States of America sitting in the County and City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York state or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
Each party hereto further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to such party at its address specified in Section 12. Nothing herein shall affect the right to serve process in any other manner permitted by law.
SECTION 19.    WAIVER OF JURY TRIAL
. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.
SECTION 20.    SECURITY INTEREST ABSOLUTE
. All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of the Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Loan Document, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document, (c) any exchange, release or non-perfection of any security on any collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Obligations or this Agreement (other than the payment in full of all of the Obligations or the benefit of any statute of limitations affecting the Grantor’s obligations hereunder or the enforcement thereof).
SECTION 21.    REINSTATEMENT
. This Agreement and the Liens created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of the Grantor in respect of the Obligations is rescinded or must otherwise be restored by any Secured Party, whether as a result of any Bankruptcy Event or reorganization or otherwise, and the Grantor shall indemnify the Collateral Agent, each other Secured Party and its respective employees, officers and agents on demand for all reasonable fees, costs and expenses (including reasonable fees, costs and expenses of counsel) incurred by the Collateral Agent, such other Secured Party or their respective employees, officers or agents in connection with such reinstatement, rescission or restoration.

SECTION 22.    COLLATERAL AGENT
. Notwithstanding anything herein to the contrary, the Collateral Agent shall be afforded all of the rights, powers, immunities and indemnities of the Collateral Agent set forth in the Credit Agreement and the Loan Documents, as if such rights, powers, immunities and indemnities were specifically set forth herein. The Grantor hereby acknowledges the appointment of the Collateral Agent pursuant to the Credit Agreement. The rights, privileges, protections and benefits given to the Collateral Agent, including its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent in its capacity hereunder, and to each agent, custodian and other Person employed by the Collateral Agent in accordance herewith to act hereunder.
SECTION 23.    LIMITED LIABILITY
. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, none of the Secured Parties shall have any claims with respect to the transactions contemplated hereunder or thereunder against Holdings, any past, present or future holder (whether direct or indirect) of any Equity Interests in Holdings or any of its Subsidiaries or Affiliates (other than the Loan Parties), shareholders, officers, incorporators, directors, employees, representatives, Controlling persons, executives or agents (collectively, the “Nonrecourse Persons”), such claims against the Nonrecourse Persons (including as may arise by operation of law) being expressly waived hereby; provided that the foregoing shall not (a) constitute a waiver, release or discharge (or otherwise impair the enforceability) of any of the Obligations or of any of the terms, covenants, conditions or provisions of this Agreement or any other Loan Document and the same shall continue (subject to clause (d) below, but without personal liability of the Nonrecourse Persons) until fully paid, discharged, observed or performed; (b) constitute a waiver, release or discharge of any Lien or security interest purported to be created pursuant to this Agreement or any other Loan Documents (or otherwise impair the ability of any Secured Party to realize or foreclose upon any Collateral); (c) in any way limit or restrict any right or remedy of the Collateral Agent or any other Secured Party (or any assignee or beneficiary thereof or successor thereto) with respect to, and each of the Nonrecourse Persons shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud (which shall not include innocent or negligent misrepresentation), willful misrepresentation or misappropriation of revenues, profits or proceeds from the Projects or any Collateral, that should or would have been paid as provided in the relevant Loan Document or paid or delivered to the Collateral Agent or any other Secured Party (or any assignee or beneficiary thereof or successor thereto) towards any payment required under any Loan Document; or (d) affect or diminish in any way or constitute a waiver, release or discharge of any obligation, covenant, or agreement made by any of the Nonrecourse Persons (or any security granted by the Nonrecourse Persons in support of the obligations of any Person) under or in connection with any Loan Document (or as security for the Obligations), any Sponsor Guaranty or other agreement with any Secured Party. The limitations on recourse set forth in this Section 23 shall survive the Discharge of the Obligations and the performance of the Obligations under the Loan Documents.
[Signature pages follow.]

IN WITNESS WHEREOF, the Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
EXGEN RENEWABLES IV, LLC

By:	________________________________
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

By:	________________________________
Name:
Title:

November 28, 2017
Wilmington Trust, National Association, in its capacity as Collateral Agent
RE: Pledge and Security Agreement, dated as of November 28, 2017, between ExGen Renewables IV, LLC, as Grantor, and Wilmington Trust, National Association, as Collateral Agent
Ladies and Gentlemen:
ExGen Renewables Holdings, LLC consents to the grant by the Grantor of a security interest in all of the Pledged Equity Interests constituting Collateral to the Collateral Agent and the terms of such grant set forth in the Pledge and Security Agreement, dated as of November 28, 2017, between ExGen Renewables IV, LLC as Grantor, and Wilmington Trust, National Association, as Collateral Agent (the “Security Agreement”; capitalized terms used herein are as defined in the Security Agreement).

ExGen Renewables Holdings, LLC

By:	________________________________
Name:
Title:

November 28, 2017
Wilmington Trust, National Association, in its capacity as Collateral Agent
RE: Pledge and Security Agreement, dated as of November 28, 2017, between ExGen Renewables IV, LLC as Grantor and Wilmington Trust, National Association, as Collateral Agent
Ladies and Gentlemen:
SolGen Holding, LLC consents to the grant by the Grantor of a security interest in all of the Pledged Equity Interests constituting Collateral to the Collateral Agent and the terms of such grant set forth in the Pledge and Security Agreement, dated as of November 28, 2017, between ExGen Renewables IV, LLC, as Grantor, and Wilmington Trust, National Association, as Collateral Agent (the “Security Agreement”; capitalized terms used herein are as defined in the Security Agreement).

SolGen Holding, LLC

By:	________________________________
Name:
Title:

November 28, 2017
Wilmington Trust, National Association, in its capacity as Collateral Agent
RE: Pledge and Security Agreement, dated as of November 28, 2017, between ExGen Renewables IV, LLC as Grantor and Wilmington Trust, National Association, as Collateral Agent
Ladies and Gentlemen:
Exelon AVSR Holding, LLC consents to the grant by the Grantor of a security interest in all of the Pledged Equity Interests constituting Collateral to the Collateral Agent and the terms of such grant set forth in the Pledge and Security Agreement, dated as of November 28, 2017, between ExGen Renewables IV, LLC, as Grantor and Wilmington Trust, National Association, as Collateral Agent (the “Security Agreement”; capitalized terms used herein are as defined in the Security Agreement).

Exelon AVSR Holding, LLC

By:	________________________________
Name:
Title:

November 28, 2017
Wilmington Trust, National Association, in its capacity as Collateral Agent
RE: Pledge and Security Agreement, dated as of November 28, 2017, between ExGen Renewables IV, LLC as Grantor, and Wilmington Trust, National Association, as Collateral Agent
Ladies and Gentlemen:
Constellation DCO Albany Power Holdings, LLC consents to the grant by the Grantor of a security interest in all of the Pledged Equity Interests constituting Collateral to the Collateral Agent and the terms of such grant set forth in the Pledge and Security Agreement, dated as of November 28, 2017, between ExGen Renewables IV, LLC as Grantor, and Wilmington Trust, National Association, as Collateral Agent (the “Security Agreement”; capitalized terms used herein are as defined in the Security Agreement).

Constellation DCO Albany Power Holdings, LLC

By:	________________________________
Name:
Title:

SCHEDULE 4.1
TO PLEDGE AND SECURITY AGREEMENT
GENERAL INFORMATION

(A)
Full Legal Name, Type of Organization, Jurisdiction of Organization, organizational identification number (if one exists), and the location of the Grantor’s chief executive office or sole place of business or principal residence, as the case may be:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Organizational Identification Number	Chief Executive Office/ Sole Place of Business or Principal Residence
ExGen Renewables IV, LLC	Limited liability company	Delaware	[***]	10 South Dearborn Street, 49th Floor Chicago, IL 60603

(B)	Other names (including any trade name or fictitious business name) under which the Grantor conducts business:
None.

(C)
Changes in Name, Jurisdiction of Organization, form and the location of the Grantor’s chief executive office or sole place of business or principal residence, as the case may be, since the date of its formation:

None.

SCHEDULE 4.4
TO PLEDGE AND SECURITY AGREEMENT
PLEDGED EQUITY INTERESTS

Owner	Issuer	Class of Stock or other Equity Interest	Percentage
ExGen Renewables IV, LLC	ExGen Renewables Holdings, LLC	Membership Interests	100%
ExGen Renewables IV, LLC	SolGen Holding, LLC	Membership Interests	100%
ExGen Renewables IV, LLC	Exelon AVSR Holding	Membership Interests	100%
ExGen Renewables IV, LLC	Constellation DCO Albany Power Holdings, LLC	Class A Membership Interests	50%

SCHEDULE 4.4(b)
TO PLEDGE AND SECURITY AGREEMENT
PLEDGED NOTES
Promissory Note in favor of ExGen Renewables IV, LLC (as assignee of Constellation NewEnergy, Inc.) (“Lender”) by Peach Power, Inc. (“Borrower”) in the amount of $99,000,000.

SCHEDULE 4.8
TO PLEDGE AND SECURITY AGREEMENT
COMMERCIAL TORT CLAIMS
None. EXHIBIT A
TO PLEDGE AND SECURITY AGREEMENT
FORM OF PLEDGE SUPPLEMENT
This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered by EXGEN RENEWABLES IV, LLC, a Delaware limited liability company (the “Grantor”) pursuant to the Pledge and Security Agreement, dated as of November 28, 2017 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), between EXGEN RENEWABLES IV, LLC, as Grantor, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement (including by reference to definitions in other agreements).
The Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent for the benefit of the Secured Parties, a security interest in and continuing Lien on all of the Grantor’s right, title and interest in, to and under all Collateral of the Grantor (excluding, for the avoidance of doubt, Excluded Property), in each case whether now owned or existing or hereafter acquired or arising and wherever located. The Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.
IN WITNESS WHEREOF, the Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].
EXGEN RENEWABLES IV, LLC

By:	________________________________
Name:
Title:

SUPPLEMENT TO SCHEDULE 4.1
TO PLEDGE AND SECURITY AGREEMENT

(A)
Full Legal Name, Type of Organization, Jurisdiction of Organization, organizational identification number (if one exists), and the location of the Grantor’s chief executive office or sole place of business or principal residence, as the case may be:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Organizational Identification Number	Chief Executive Office/ Sole Place of Business or Principal Residence

(B)	Other names (including any trade name or fictitious business name) under which the Grantor has conducted business for the past five years:

(C)	Changes in name, jurisdiction of organization, chief executive office/ sole place of business/ principal residence and corporate structure since its formation:

EXHIBIT B
TO PLEDGE AND SECURITY AGREEMENT
FORM OF UNCERTIFICATED SECURITIES CONTROL AGREEMENT
This Uncertificated Securities Control Agreement dated as of [_________], 20[__] among EXGEN RENEWABLES IV, LLC (the “Pledgor”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (the “Collateral Agent”), and [_________], a [_________] (the “Issuer”). Capitalized terms used but not defined herein shall have the meaning assigned in the Pledge and Security Agreement dated as of November 28, 2017, between the Pledgor and the Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”). All references herein to the “UCC” means the Uniform Commercial Code as in effect in the State of New York.
Section 1. Registered Ownership of Shares. The Issuer hereby confirms and agrees that as of the date hereof the Pledgor is the registered owner of [____ shares] [___% of interests] of the Issuer’s [common] equity (the “Pledged Shares”) and the Issuer shall not change the registered owner of the Pledged Shares without the prior written consent of the Collateral Agent.
Section 2. Instructions. If at any time the Issuer shall receive instructions originated by the Collateral Agent relating to the Pledged Shares, the Issuer shall comply with such instructions without further consent by the Pledgor or any other person.
Section 3. Additional Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Collateral Agent:
(a)    It has not entered into, and until the termination of this agreement will not enter into, any agreement with any other person relating to the Pledged Shares pursuant to which it has agreed to comply with instructions issued by such other person; and
(b)    It has not entered into, and until the termination of this agreement will not enter into, any agreement with the Pledgor or the Collateral Agent purporting to limit or condition the obligation of the Issuer to comply with instructions as set forth in Section 2 hereof.
(c)    Except for the claims and interest of the Collateral Agent and of the Pledgor in the Pledged Shares, the Issuer does not know of any claim to, or interest in, the Pledged Shares. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Shares, the Issuer will promptly notify the Collateral Agent and the Pledgor thereof.
(d)    This Uncertificated Securities Control Agreement is the valid and legally binding obligation of the Issuer.
Section 4. Choice of Law. This Agreement shall be governed by the law of the State of New York.
Section 5. Conflict with Other Agreements. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

Section 6. Voting Rights. Until such time as the Collateral Agent shall otherwise instruct the Issuer in writing upon the occurrence (and during the continuation of an Event of Default), the Pledgor shall have the right to vote the Pledged Shares.
Section 7. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agent may assign its rights hereunder only with the express written consent of the Issuer and by sending written notice of such assignment to the Pledgor.
Section 8. Indemnification of Issuer. The Pledgor and the Collateral Agent hereby agree that (a) the Issuer is released from any and all liabilities to the Pledgor and the Collateral Agent arising from the terms of this Agreement and the compliance of the Issuer with the terms hereof, except to the extent that such liabilities arise from the Issuer’s negligence and (b) the Pledgor, its successors and assigns shall at all times indemnify and save harmless the Issuer from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Issuer with the terms hereof, except to the extent that such claim, action or suit arises from the Issuer’s negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.
Section 9. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by facsimile or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgor:	ExGen Renewables IV, LLC
cc/o Exelon Generation Company, LLC
1310 Point Street, 12th Floor
Baltimore, MD 21231
Attention: Project Finance

with a copy to
c/o Exelon Generation Company, LLC
701 Ninth Street NW, 9th Floor
Washington, DC 20068
Attention: Joseph Downs

Collateral	Wilmington Trust, National Association
Agent:            1100 North Market Street
Wilmington Delaware 19890
Attention: Institutional Client Services/Project Finance
Facsimile: 302-636-4149
Telephone: 302-636-6973

Issuer:	[Name of Issuer]
[Address]
Attention: [________________]

Facsimile: [________________]
Any party may change its address for notices in the manner set forth above.

Section 10. Termination. The obligations of the Issuer to the Collateral Agent pursuant to this Agreement shall continue in effect until the security interests of the Collateral Agent in the Pledged Shares have been terminated pursuant to the terms of the Security Agreement and the Collateral Agent has notified the Issuer of such termination in writing. The Collateral Agent agrees to provide a Notice of Termination in substantially the form of Exhibit A hereto to the Issuer upon the request of the Pledgor on or after the termination of the Collateral Agent’s security interest in the Pledged Shares pursuant to the terms of the Security Agreement. The termination of this Uncertificated Securities Control Agreement shall not terminate the Pledged Shares or alter the obligations of the Issuer to the Pledgor pursuant to any other agreement with respect to the Pledged Shares.
Section 11. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.
EXGEN RENEWABLES IV, LLC
as Pledgor

By:	________________________________
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

By:	________________________________
Name:
Title:

[NAME OF ISSUER],
as Issuer

By:	________________________________
Name:
Title:

EXHIBIT A
TO EXHIBIT B TO PLEDGE AND SECURITY AGREEMENT
[Letterhead of Collateral Agent]
[Date]

[Name and Address of Issuer]
Attention: [    ]
Re:     Termination of Control Agreement
You are hereby notified that the Uncertificated Securities Control Agreement between you, (the “Pledgor”) and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Pledged Shares (as defined in the Uncertificated Securities Control Agreement) from the Pledgor. This notice terminates any obligations you may have to the undersigned with respect to the Pledged Shares, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Pledgor pursuant to any other agreement.
You are instructed to deliver a copy of this notice by facsimile or other electronic transmission to the Pledgor.
Very truly yours,
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

By:	________________________________
Name:
Title:

EXHIBIT C
TO PLEDGE AND SECURITY AGREEMENT

FORM OF ISSUER CONSENT TO PLEDGED EQUITY INTEREST
[ ], 2017
Wilmington Trust, National Association, in its capacity as Collateral Agent
RE: Pledge and Security Agreement, dated as of November 28, 2017, between ExGen Renewables IV, LLC, as Grantor and Wilmington Trust, National Association, as Collateral Agent
Ladies and Gentlemen:
[NAME OF ISSUER] consents to the grant by the applicable Pledgor of a security interest in all of the Pledged Equity Interests constituting Collateral to the Collateral Agent and the terms of such grant set forth in the Pledge and Security Agreement, dated as of November 28, 2017, between ExGen Renewables IV, LLC, as Grantor and Wilmington Trust, National Association, as Collateral Agent (the “Pledge and Security Agreement”; capitalized terms used herein are as defined in the Pledge and Security Agreement).

[Name of issuer]

By:	________________________________
Name:
Title:

FORM OF
PLEDGE AGREEMENT

GUARANTEE AND PLEDGE AGREEMENT

Dated as of November 28, 2017

by and among
EXGEN RENEWABLES IV HOLDING, LLC
and
EXGEN RENEWABLES HOLDINGS, LLC
as the Pledgors
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

PAGE

SECTION 1.	DEFINITIONS. 2

1.1	General Definitions 2

1.2	Definitions; Interpretation 3

SECTION 2.	GUARANTEE 4

2.1	Guarantee 4

2.2	Limitation on Liability 5

2.3	No Subrogation 5

2.4	Right of Contribution 5

SECTION 3.	PLEDGE. 5

3.1	Pledge 5

3.2	Security for Obligations 6

3.3	Continuing Liability under Collateral 6

3.4	Delivery of Certificates and Instruments 7

3.5	Voting; Distributions; Turnover 7

3.6	Authorization 8

SECTION 4.	REPRESENTATIONS AND WARRANTIES. 8

4.1	Generally 8

SECTION 5.	COVENANTS. 9

5.1	Further Assurances. 9

5.2	Certificates and Instruments 9

5.3	Records; Statements and Schedules 10

5.4	Notices 10

5.5	Filing Fees 10

5.6	Bankruptcy; Dissolution 10

5.7	Compliance with Organizational Documents of the Company 11

SECTION 6.	COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. 11

6.1	Power of Attorney 11

6.2	No Duty on Part of Collateral Agent or Other Secured Parties 12

SECTION 7.	REMEDIES. 12

7.1	Generally 12

7.2	Application of Proceeds 13

7.3	Sales on Credit 14

7.4	Pledged Equity Interests 14

7.5	Enforcement Expenses 15

SECTION 8.	AMENDMENTS 15

SECTION 9.	CONTINUING SECURITY INTEREST; TRANSFER OF ADVANCES. 15

SECTION 10.	STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM. 15

SECTION 11.	NOTICES. 16

SECTION 12.	RELEASE 16

SECTION 13.	MISCELLANEOUS. 16

SECTION 14.	ACKNOWLEDGEMENTS. 17

SECTION 15.	HEADINGS. 17

SECTION 16.	APPLICABLE LAW. 17

SECTION 17.	CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS 17

SECTION 18.	WAIVER OF JURY TRIAL. 18

SECTION 19.	REINSTATEMENT. 18

SECTION 20.	COLLATERAL AGENT. 18

SECTION 21.	SECURITY INTEREST ABSOLUTE. 18

SECTION 22.	LIMITED LIABILITY. 19

SCHEDULES
SCHEDULE 1 - PLEDGED EQUITY INTERESTS
SCHEDULE 4.1 - GENERAL INFORMATION

This GUARANTEE AND PLEDGE AGREEMENT, dated as of November 28, 2017 (this “Agreement”), is entered into by and among EXGEN RENEWABLES IV HOLDING, LLC, a limited liability company organized under the laws of Delaware (“Holding”), EXGEN RENEWABLES HOLDINGS, LLC, a limited liability company organized under the laws of Delaware (“ExGen Renewables Holdings”, together with Holding, the “Pledgors”, and each a “Pledgor”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (in such capacity and together with its permitted successors, assigns and designees, the “Collateral Agent”). Capitalized terms used in this Agreement (including in this preamble and the recitals below) have the meanings assigned to such terms in Section 1.1.
RECITALS:
WHEREAS, as of the date hereof, Holding owns the Equity Interests in ExGen Renewables IV, LLC, a limited liability company organized under the laws of the State of Delaware (the “Borrower”) described on Schedule 1;
WHEREAS, as of the Closing Date, the Borrower owns (A) all of the Equity Interests in (i) ExGen Renewables Holdings, (ii) SolGen Holding, LLC, a limited liability company organized under the laws of Delaware (“SolGen Holding”) and (iii) Exelon AVSR Holding, LLC, a limited liability company organized under the laws of Delaware (“Exelon AVSR Holding”) and (B) not less than 50% of the Equity Interests in Constellation DCO Albany Power Holdings, LLC, a limited liability company organized under the laws of Delaware (“Albany Power Holdings” and, collectively with ExGen Renewables Holdings, SolGen Holding and Exelon AVSR Holding, the “Project Holdcos”);
WHEREAS, ExGen Renewables Holdings owns all of the JV Class A Membership Interests (the “Class A Membership Interests”) in ExGen Renewables Partners, LLC, a limited liability company organized under the laws of the State of Delaware (“ExGen Renewables JV”, and together with the Borrower, the “Subsidiaries”) described on Schedule 1;
WHEREAS, ExGen Renewables JV, SolGen Holding, Exelon AVSR Holding and Albany Power Holdings own, directly or indirectly, all (or a specified class of) the Equity Interests of each of the other Project Entities, which collectively own or lease the Projects;
WHEREAS, the Borrower intends to enter into the Credit Agreement, dated as of the date hereof (as amended, amended and restated, supplemented, replaced or otherwise modified and in effect from time to time, the “Credit Agreement”), among the Borrower, Holding, the Lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, together with any successor administrative agent appointed pursuant to the provisions of Article VIII of the Credit Agreement, the “Administrative Agent”), Wilmington Trust, National Association, as Collateral Agent and Wilmington Trust, National Association, as Depositary Bank, pursuant to which the Company has requested that the Lenders extend credit in the form of Loans on the Closing Date, in an aggregate U.S. Dollar amount for all such Loans of U.S. $850 million; and
WHEREAS, each of the Pledgors has agreed to secure all of the Pledgor Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a Lien on all of the Collateral.

AGREEMENT:
Now, Therefore, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged and in reliance upon the representations, warranties and covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
SECTION 1.    DEFINITIONS.
1.1    General Definitions
. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein (including in the preamble and the recitals hereto) shall have the meanings given to them in the Credit Agreement. In addition to the terms defined in the Credit Agreement, the following terms shall have the following meanings:
“Administrative Agent” has the meaning set forth in the recitals to this Agreement.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Albany Power Holdings” has the meaning assigned to such term in the recitals of this Agreement.

“Bankruptcy Event” means any event described in Sections 7.01(h) and 7.01(i) of the Credit Agreement.

“Bankruptcy Law” means the Bankruptcy Code and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors.
“Borrower Obligations” has the meaning assigned in Section 2.1.
“Collateral” has the meaning assigned in Section 3.1.
“Collateral Agent” has the meaning set forth in the preamble to this Agreement.
“Company” has the meaning set forth in the recitals to this Agreement.
“Credit Agreement” has the meaning set forth in the recitals to this Agreement.
“Exelon AVSR Holding” has the meaning assigned to such term in the recitals hereto.

“ExGen Renewables Holdings” has the meaning assigned to such term in the recitals hereto.

“Issuer” means ExGen Renewables IV, LLC and ExGen Renewables Partners, LLC, as applicable.
“Legal Requirements” means, as to any Person, any law, statute, rule, regulation, ordinance, order, code, treaty, judgment, decree, or any published directive or requirement which has the force of law, or other legally binding form of governmental restriction or decision of any Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject.

“LLC Interests” has the meaning given to such term in Section 3.1(a).
“Obligations” has the meaning assigned to such term in the Credit Agreement.
“Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 13, 2017.
“Pledged Equity Interests” means all classes of Equity Interests owned by any Pledgor, including, without limitation, the LLC Interests and the certificates, if any, representing such Pledged Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity Interests.
"Pledgor Obligations" means all Obligations of the Pledgors including arising under Section 2 hereof.
“Proceeds” means (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to the Pledged Equity Interests and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.
“Project Holdcos” has the meaning assigned to such term in the recitals hereto.

“Record” has the meaning set forth in Article 9 of the UCC.

“Secured Parties” means the Agents, the Lenders and any Specified Swap Counterparty.

“SolGen Holding” has the meaning assigned to such term in the recitals hereto.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided however that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

1.2    Definitions; Interpretation
. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the rules of interpretation set forth in Section 1.02 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if fully set forth herein. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein or in the Credit Agreement have the meanings ascribed thereto in the UCC. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC. The terms “lease” and “license” shall include “sub-lease” and “sub license”, as applicable.

SECTION 2.    GUARANTEE
2.1    Guarantee
(a)    Subject to the provisions of this Section 2, each Pledgor hereby fully, unconditionally and irrevocably guarantees to the Collateral Agent for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of the Obligations of the Borrower (the "Borrower Obligations"). Each Pledgor further agrees that the Borrower Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Section 2 notwithstanding any extension or renewal of any Borrower Obligation.
(b)    Each Pledgor waives notice of protest for nonpayment, notice of presentment for payment, demand, protest, and notice thereof as to any of the Borrower Obligations. Each Pledgor waives notice of any default under the Borrower Obligations.
(c)    Each Pledgor further agrees that its guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by the Collateral Agent, the Administrative Agent or any other Secured Party to any security held for payment of the Borrower Obligations.
(d)    Except as set forth in Sections 9.08 and 9.18 of the Credit Agreement, the obligations of each Pledgor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Borrower Obligations in full or the benefit of any statute of limitations affecting such Pledgor's liability hereunder or the enforcement thereof), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Borrower Obligations or otherwise. Without limiting the generality of the foregoing, none of the Pledgor Obligations shall be discharged or impaired or otherwise affected by (a) the failure of the Collateral Agent, the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy against the Borrower or any other person under this Agreement or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any other Loan Document or any other agreement; (d) the release or non-perfection of any security held by any Lender or the Collateral Agent for the Borrower Obligations or any of them; (e) the failure of the Collateral Agent, the Administrative Agent or any other Secured Party to exercise any right or remedy against any other Loan Party; (f) any change in the ownership of any Loan Party; (g) any default, failure or delay, willful or otherwise, in the performance of the Borrower Obligations, or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Pledgor or would otherwise operate as a discharge of any Pledgor as a matter of law or equity.
(e)    Each Pledgor agrees that its guarantee herein shall remain in full force and effect until the Discharge of the Obligations. Each Pledgor further agrees that its guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Borrower Obligations is rescinded or must otherwise be restored by the Collateral Agent, the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower or otherwise.
(f)    Each Pledgor hereby guarantees that payments hereunder will be paid to the Collateral Agent in cash upon demand by the Collateral Agent without set-off or counterclaim.

(g)    Each Pledgor further agrees that, as between it, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, (x) the maturity of the Borrower Obligations guaranteed hereby may be accelerated as provided in the Credit Agreement for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Borrower Obligations guaranteed hereby arising in connection with any Bankruptcy Event with respect to any Loan Party or otherwise and (y) in the event of any such declaration of acceleration of such Borrower Obligations, such Borrower Obligations (whether or not due and payable) shall forthwith become due and payable by the Pledgors for the purposes of this Guarantee.
2.2    Limitation on Liability
. Any term or provision of this Agreement or the other Loan Documents to the contrary notwithstanding, the obligations of each Pledgor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Pledgor, result in the obligations of such Pledgor under its guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.
2.3    No Subrogation
. Notwithstanding any payment or payments made by the Pledgors hereunder, no Pledgor shall be entitled to be subrogated to any of the rights of any Secured Party against the Borrower or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Borrower Obligations, nor shall any Pledgor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by such Pledgor hereunder, until all amounts owing to the Secured Parties by the Borrower on account of the Borrower Obligations are paid in full. If any amount shall be paid to any Pledgor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Pledgor in trust for the Collateral Agent, the Administrative Agent and the Lenders, segregated from other funds of such Pledgor, and shall, forthwith upon receipt by such Pledgor, be turned over to the Collateral Agent in the exact form received by such Pledgor, to be applied against the Borrower Obligations.
2.4    Right of Contribution
. Each Pledgor hereby agrees that to the extent that any Pledgor shall have paid more than its proportionate share of any payment made on the Borrower Obligations, such Pledgor shall be entitled to seek and receive contribution from and against the other Pledgor who has not paid its proportionate share of such payment. The provisions of this Section 2.4 shall in no respect limit the obligations and liabilities of each Pledgor with respect to the Borrower Obligations and each Pledgor shall remain liable to the Secured Parties for the full amount guaranteed by such Pledgor hereunder.

SECTION 3.    PLEDGE.
3.1    Pledge
. Each Pledgor hereby assigns and transfers to the Collateral Agent and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing Lien on all of such Pledgor’s right, title and interest in all property of such Pledgor identified below, in each case whether now owned or existing or hereafter acquired or in which such Pledgor now has or at any time in the future may acquire or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”), as collateral security for prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Pledgor Obligations:
(a)    all of such Pledgor’s limited liability company interests in the Issuers and all after acquired limited liability company interests in the Issuers (collectively, the “LLC Interests”), including but not limited to those LLC Interests described on Schedule 1 (as such schedule may be amended or supplemented from time to time), and all of such Pledgor’s rights to acquire limited liability company interests in any Issuer in addition to or in exchange or substitution for the LLC Interests and all other Equity Interests in any Issuer owned by such Pledgor;
(b)    all of such Pledgor’s rights, privileges, authority and powers as a member of an Issuer under the Operating Agreement and the other Organizational Documents of the Issuers;
(c)    all certificates or other documents representing any and all of the foregoing in clauses (a) and (b);
(d)    all dividends, distributions, cash, securities, instruments and other property or proceeds of any kind to which such Pledgor may be entitled in its capacity as member of an Issuer by way of distribution, return of capital or otherwise, including from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the LLC Interests;
(e)    without affecting any obligations of such Pledgor or any Issuer under any of the other Loan Documents, in the event of any consolidation or merger in which any Issuer is not the surviving Person, all of such Pledgor’s ownership interests of any class or character in the successor Person formed by or resulting from such consolidation or merger;
(f)    any other claim which such Pledgor now has or may in the future acquire in its capacity as member of an Issuer against such Issuer and its property; and
(g)    all Proceeds, products and accessions of and to any of the property described in the preceding clauses (a) through (f) above.
3.2    Security for Obligations
. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Pledgor Obligations.
3.3    Continuing Liability under Collateral

. Notwithstanding anything herein to the contrary, (i) each Pledgor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (ii) each Pledgor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Equity Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Equity Interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral.
3.4    Delivery of Certificates and Instruments
. All certificates and instruments representing or evidencing any of the Pledged Equity Interests shall be delivered to and be held by or on behalf of the Collateral Agent in accordance with Section 5.2 and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent.
3.5    Voting; Distributions; Turnover
.
(a)    Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given written notice to the Pledgors of the Collateral Agent’s intent to exercise its rights under this Section 3.5(a) (it being acknowledged and agreed that the Collateral Agent shall not be required to deliver any such notice to a Pledgor that is the subject of a Bankruptcy Event):
(i)    each Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights with respect to the Collateral; provided, however, that no vote with respect to the Collateral shall be cast, right exercised or other action taken which would be inconsistent with, or result in any violation of, any provision of any of this Agreement or any other Loan Document. Upon the occurrence and during the continuation of an Event of Default, and after written notice thereof delivered by the Collateral Agent to the Pledgors in accordance with the terms of this Agreement (it being acknowledged and agreed that the Collateral Agent shall not be required to deliver any such notice to a Pledgor that is the subject of a Bankruptcy Event), all voting and other rights of each Pledgor with respect to the Collateral which such Pledgor would otherwise be entitled to exercise pursuant to the terms of this Agreement or otherwise shall cease;
(ii)    the Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Pledgor all proxies, and other instruments as such Pledgor, at its sole cost and expense, may from time to time reasonably request for the purpose of enabling such Pledgor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (i) above; and
(iii)    each Pledgor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Pledged Equity Interests for any purpose not inconsistent with the terms of this Agreement or the Loan Documents. To the extent that such distributions are made in accordance with the terms of the Loan Documents, the further distribution or payment of such monies to any other Person shall not give rise to any claims or causes of action on the part of any Secured Party against a Pledgor seeking the return or disgorgement of any such distributions or other payments unless the distributions or payments involve or result from fraud or willful misconduct of such Pledgor.
(b)    Upon the occurrence and during the continuation of an Event of Default, and upon delivery of written notice of the occurrence and continuation of such Event of Default, to the Pledgors, and after notice thereof from the Collateral Agent to the Borrower (it being acknowledged and agreed that the Collateral Agent shall not be required to deliver any such notice if the Borrower is the subject of a Bankruptcy Event):
(i)    the Collateral Agent shall have the right, without notice to any Pledgor, to (A) transfer all or any portion of the Pledged Equity Interests to its name or the name of its nominee or agent and (B) subject to the terms of the Pledged Equity Interests, exchange any certificates or instruments representing such Pledged Equity Interests for certificates or instruments of smaller or larger denominations. In the event of a transfer pursuant to clause (A) of the immediately preceding sentence, the Collateral Agent shall within a reasonable period of time thereafter give each Pledgor notice of such transfer; provided, however, that (x) failure to give such notice shall have no effect on the rights of the Collateral Agent hereunder and (y) the Collateral Agent shall not be required to deliver any such notice to a Pledgor that is the subject of a Bankruptcy Event or the delivery of such notice is otherwise prohibited by applicable law;
(ii)    all respective rights of the Pledgors to receive the dividends, interest and other distributions that they would otherwise be authorized to receive and retain pursuant to Section 3.5(a)(iii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to receive and hold as Pledged Equity Interests such dividends, interest and other distributions;
(iii)    in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, in each case, in respect of the Pledged Equity Interests constituting Collateral: (1) each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent, at such Pledgor’s sole cost and expense, all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) each Pledgor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 6.1; and
(iv)    each Pledgor hereby authorizes and instructs the Borrower to comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor.
(c)    All distributions and other amounts which are received by a Pledgor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).
3.6    Authorization
. At any time after the occurrence and during the continuation of an Event of Default, each Pledgor hereby authorizes and directs the Borrower to (i) comply with any instructions received by it from the

Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and (ii) unless otherwise expressly permitted hereby, pay any dividend or other payments in respect of the Collateral directly to the Collateral Agent. The Company hereby agrees that the provisions of this Section 3.6 shall apply to it with respect to all actions that may be required of it pursuant to such Section.
SECTION 4.    REPRESENTATIONS AND WARRANTIES.
4.1    Generally
. Each Pledgor hereby represents and warrants, on the Closing Date, that:
(a)    it has indicated on Schedule 4.1(A): (i) its full legal name, (ii) its type of organization, (iii) its jurisdiction of organization and (iv) the location of its chief executive office or sole place of business or principal residence, as the case may be;
(b)    it has no trade names other than as listed on Schedule 4.1(B); and
(c)    except as provided on Schedule 4.1(C), it has not changed its name, jurisdiction or form of organization or the location of its chief executive office or sole place of business or principal residence, as the case may be, in any way since the date of its formation.
(d)    Schedule 1 sets forth under the heading “Pledged Equity Interests” all of the Pledged Equity Interests owned by such Pledgor, and such Pledged Equity Interests constitute the percentage of issued and outstanding Equity Interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule 1; and
(e)    each of the Pledged Equity Interests pledged by the Pledgors hereunder on Schedule 1 constitutes a “security” under Section 8-103 of the UCC or the corresponding code or statute of any other applicable jurisdiction and each such “security” is a Certificated Security.
SECTION 5.    COVENANTS.
Each Pledgor hereby respectively covenants and agrees (each on its own behalf) from and after the Closing Date until the termination of this Agreement in accordance with the provisions of Section 12:
5.1    Further Assurances.
(a)    Each Pledgor agrees that from time to time, at its sole cost and expense, upon its receipt of a written request therefor from the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary in order to (x) create and/or maintain the validity and perfection of and otherwise protect any security interest in Collateral granted hereby or (y) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Pledgor shall maintain the Liens created by this Agreement as a perfected security interest prior and superior in right to any other Person except Liens permitted under the Loan Documents, and, upon the reasonable written request of the Collateral Agent, execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices as are necessary, or as the Collateral Agent may reasonably request, to grant, preserve, protect, reflect and perfect the security interests granted or purported to be granted hereby. For the avoidance of doubt, nothing herein shall require the Collateral Agent to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Loan Document) and such responsibility shall be solely that of the Borrower.
(b)    Each Pledgor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, intellectual property security agreements and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Agent may reasonably determine, are necessary or advisable to perfect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine, are necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.” The Collateral Agent shall have no responsibility for or liability with respect to monitoring the compliance of any other party to the Loan Documents, this Agreement or any other document related hereto or thereto. The Collateral Agent has no duty to monitor the value or rating of any of the Collateral on an ongoing basis.
5.2    Certificates and Instruments
. Each Pledgor hereby covenants and agrees that, if such Pledgor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Pledged Equity Interests, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Equity Interests, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Collateral Agent, hold the same in trust for the Collateral Agent and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Pledgor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Pledgor Obligations. Unless otherwise consented to by the Collateral Agent, Pledged Equity Interests required to be pledged hereunder shall be represented by a certificate and, in the Organizational Documents of the applicable Subsidiary, the applicable Pledgor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization (and all certificates representing such Pledged Equity Interests (and any additional Pledged Equity Interests acquired or issued after the Closing Date) shall have been delivered to the Collateral Agent, together with duly executed instruments of transfer or assignment in blank).

5.3    Records; Statements and Schedules
. Each Pledgor shall keep and maintain, at its own cost and expense, records of the Collateral owned by it, including records of all payments received with respect thereto, and it shall make the same available to the Collateral Agent for inspection at such Pledgor’s chief executive office, at its own cost and expense upon reasonable notice (except after the occurrence and during the continuance of an Event of Default), at any time during normal business hours. Each Pledgor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail; provided that, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent may not request updated schedules pursuant to this Section 5.3 more frequently than twice per calendar year.

5.4    Notices
. Each Pledgor shall promptly upon a Responsible Officer of such Pledgor obtaining actual knowledge of the occurrence of any Event of Default relating solely to such Pledgor, furnish to the Collateral Agent a notice of such event describing the same in reasonable detail.
5.5    Filing Fees
. Each Pledgor shall pay any applicable filing fees and related expenses in connection with any filing made by the Collateral Agent in accordance with Section 5.1(b).
5.6    Bankruptcy; Dissolution
. Holding shall not authorize or permit the Borrower to:
(a)    except upon compliance with the requirements of the Organizational Documents of the Borrower as in effect on the date hereof, (i) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Borrower or its debts under Bankruptcy Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Subsidiary or any substantial part of the Borrower’s property, (ii) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Borrower or (iii) make a general assignment for the benefit of the Borrower’s creditors;
(b)    commence or join with any other Person (other than the Collateral Agent and the other Secured Parties) in commencing any proceeding against the Borrower under the U.S. Bankruptcy Code or statute now or hereafter in effect in any jurisdiction; or
(c)    except as permitted by the Loan Documents, liquidate, wind-up or dissolve, or sell or lease or otherwise transfer or dispose of all or any substantial part of its property, assets or business or combine, merge or consolidate with or into any other entity, or change its legal form, or implement any material acquisition or purchase of assets from any Person.
5.7    Compliance with Organizational Documents of the Company
. Holding shall comply in all material respects with its obligations under the Operating Agreement and Organizational Documents of the Borrower.
SECTION 6.    COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.
6.1    Power of Attorney
. Each Pledgor hereby irrevocably constitutes and appoints the Collateral Agent, acting for and on behalf of itself and the other Secured Parties and each successor or assign of the Collateral Agent as its true and lawful attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, at such Pledgor’s sole cost and expense, subject to the terms of this Agreement and applicable Legal Requirements, to enforce all rights, interests and remedies of such Pledgor with respect to the Collateral upon the occurrence and during the continuation of an Event of Default, for the purpose of carrying out the provisions of this Agreement, including the right to:
(i)    ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral,

(ii)    in the name of such Pledgor or its own name or otherwise, take possession of, receive and indorse and collect any check, draft, note, acceptance or other Instrument (as defined in Article 9 of the UCC) for the payment of moneys due under any general intangible, in each case, constituting Collateral,
(iii)    file any claims or take any other action that the Collateral Agent may deem necessary or advisable for the collection of all or any part of the Collateral,
(iv)    pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral (other than Liens permitted by the Loan Documents), effect any repair or pay or discharge any insurance called for by the terms of this Agreement or the other Loan Documents (including all or any part of the premiums therefor and the costs thereof),
(v)    execute, in connection with any sale or disposition of the Collateral under this Agreement, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral,
(vi)    direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct,
(vii)    commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right with respect to any Collateral,
(viii)    defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral,
(ix)    settle, compromise or adjust any such suit, action or proceeding with respect to the Collateral and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, and
(x)    upon foreclosure, generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Pledgor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the other Secured Parties’ Liens thereon and to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.
This appointment as attorney-in-fact is irrevocable and coupled with an interest.
6.2    No Duty on Part of Collateral Agent or Other Secured Parties
. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Pledgors for any act or failure to act hereunder, except in the case of their own gross negligence or willful misconduct, except in the case of their own gross negligence or willful misconduct.

SECTION 7.    REMEDIES.
7.1    Generally
.
(a)    If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:
(i)    require the Pledgors to, and the Pledgors hereby agree that each Pledgor shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;
(ii)    enter onto the property where any Collateral is located and take possession thereof with or without judicial process; and
(iii)    without notice except as specified below or under the UCC, sell, assign or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent in its reasonable discretion may deem commercially reasonable.
(b)    The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Pledgor Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that match buyers and sellers of assets. So long as such sale is conducted in a commercially reasonable manner, each Pledgor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Obligations, each Pledgor shall be liable for the deficiency and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 7.1 will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.1 shall be specifically enforceable against any Pledgor, and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Obligations becoming due and payable prior to their stated maturities. Nothing in this Section 7.1 shall in any way alter the rights of the Collateral Agent hereunder.
(c)    The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(d)    The Collateral Agent shall have no obligation to marshal any of the Collateral.
7.2    Application of Proceeds
.
(a)    Any Proceeds constituting Collateral to be applied by the Collateral Agent pursuant to the Loan Documents upon the occurrence and during the continuation of an Event of Default and in connection with the enforcement, collection or realization in respect of any Collateral by the Collateral Agent, shall be applied in the following order:
(i)    First, to pay incurred and unpaid fees and expenses of the Agents under the Loan Documents;
(ii)    Second, to the Collateral Agent, for application by it towards payment, without duplication, of (x) all interest, breakage costs and fees then due and payable under the Loan Documents and (y) any ordinary course settlement payments and any interest due and payable to any Specified Swap Counterparty under any Secured Swap Agreements, pro rata among the Secured Parties according to the amounts of such Obligations then due and owing and remaining unpaid to the Secured Parties;
(iii)    Third, to the Collateral Agent, for application by it towards payment, without duplication, of (x) all principal and premium (if any) then due and payable under the Loan Documents and (y) any termination payments payable to any Specified Swap Counterparty under any Secured Swap Agreements, pro rata among the Secured Parties according to the amounts of such Obligations then due and owing and remaining unpaid to the Secured Parties;
(iv)    Fourth, to the Collateral Agent, on a pro rata basis, for application by it towards payment of all other Obligations due and owing and remaining unpaid to the Secured Parties under the Loan Documents and the Secured Swap Agreements; and
(v)    Fifth, any balance remaining after the Discharge of the Obligations shall be paid over to the applicable Pledgor or to whomsoever may be lawfully entitled to receive the same.
Notwithstanding the foregoing, no amounts received from any Pledgor shall be applied to any Excluded Swap Obligations of such Pledgor.

(b)    No sale or other disposition of all or any part of the Collateral pursuant to Section 7.1 shall be deemed to relieve any Pledgor of its obligations under any Loan Document except to the extent the proceeds thereof are applied to the payment of such obligations.
7.3    Sales on Credit
. If the Collateral Agent sells any of the Collateral upon credit, the applicable Pledgor will be credited only with payments actually made by the purchaser and received by the Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and such Pledgor shall be credited with proceeds of the sale.
7.4    Pledged Equity Interests
. Each Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Equity Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire the Pledged Equity Interests for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so. If the Collateral Agent exercises its right to sell any or all of the Pledged Equity Interests, upon written request, the applicable Pledgor shall and shall cause the issuer of such Pledged Equity Interests from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Pledged Equity Interests which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the SEC thereunder, as the same are from time to time in effect.
7.5    Enforcement Expenses
. (a)    Each Pledgor agrees to pay or reimburse each Secured Party for all its reasonable and documented costs and expenses incurred in collecting against such Pledgor under the Guarantee contained in Section 2 or otherwise enforcing or protecting any rights under this Agreement, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Collateral Agent and of any other necessary counsel.
(b)    The agreement in this Section 7.5 shall survive the Discharge of the Obligations.
SECTION 8.    AMENDMENTS
None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except pursuant to an agreement in writing entered into by each Pledgor and the Collateral Agent and otherwise in accordance with the Credit Agreement; provided, however, that, notwithstanding any provision of the Loan Documents to the contrary, any Schedule hereto may be amended or supplemented from time to time solely by written notice to the Collateral Agent from any Pledgor (and such amendment or supplement shall become effective upon delivery of any such notice).

SECTION 9.    CONTINUING SECURITY INTEREST; TRANSFER OF ADVANCES.
This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the Discharge of the Obligations, be binding upon each Pledgor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the Secured Parties and their successors, transferees and assigns.

SECTION 10.    STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.
The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder and other requirements of law or the UCC, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. To the extent permitted by law, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any of the Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of a Pledgor or otherwise. If any Pledgor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Pledgor or the Borrower under the Credit Agreement.
SECTION 11.    NOTICES.
Any notice required or permitted to be given under this Agreement shall be given in accordance with the Credit Agreement.
SECTION 12.    RELEASE
Upon the Discharge of the Obligations, and subject to Section 19, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and the Pledgors hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgors. At the request and sole expense of any Pledgor following any such termination, the Collateral Agent shall deliver to such Pledgor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Pledgor such documents or otherwise authorize the filing of such documents as such Pledgor shall reasonably request to evidence such termination.
If any of the Collateral shall be sold, transferred or otherwise disposed of by a Pledgor in a transaction permitted by any Loan Document or consented to in accordance with the Loan Documents, then the Collateral Agent, at the request and at the sole expense of such Pledgor (with written confirmation from the Administrative Agent), shall execute and deliver to such Pledgor all releases or authorize the filing of other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral; provided that such Pledgor shall have delivered to the Collateral Agent and the Administrative Agent, at least 5 Business Days prior to the date of the proposed release, a written request for release identifying the Collateral and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by such Pledgor stating that such transaction is in compliance with the Loan Documents and the Proceeds of such Collateral will be applied in accordance with the terms of the Loan Documents, if applicable.

SECTION 13.    MISCELLANEOUS.
No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a default or an event of default under the Loan Documents if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and the Pledgors and their respective successors and assigns. No Pledgor shall, without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile or other electronic delivery (including by certified electronic signature) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
Each Pledgor’s waiver of rights or agreements in respect of Collateral, the exercise of remedies, standards of care, notice and the other matters covered by Sections 2 through 7 are in each case qualified that such waivers or agreements are being made to the fullest extent permitted by law.
SECTION 14.    ACKNOWLEDGEMENTS.
Each Pledgor hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party; (b) neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to any Pledgor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between each Pledgor, on the one hand, and the Collateral Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor and (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Pledgors and the Secured Parties.
SECTION 15.    HEADINGS.
Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 16.    APPLICABLE LAW.
THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 17.    CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS
Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York state court or federal court of the United States of America sitting in the County and City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York state or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
Each party hereto further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to such party at its address specified in Section 11. Nothing herein shall affect the right to serve process in any other manner permitted by law.
SECTION 18.    WAIVER OF JURY TRIAL.
EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.
SECTION 19.    REINSTATEMENT.
This Agreement and the Liens created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of any Pledgor in respect of the Pledgor Obligations is rescinded or must otherwise be restored by any Secured Party, whether as a result of any Bankruptcy Event or reorganization or otherwise, and each Pledgor shall indemnify the Collateral Agent, each other Secured Party and their respective employees, officers and agents on demand for all reasonable fees, costs and expenses (including reasonable fees, costs and expenses of counsel) incurred by the Collateral Agent, such other Secured Party or their respective employees, officers or agents in connection with such reinstatement, rescission or restoration.

SECTION 20.    COLLATERAL AGENT.
Notwithstanding anything herein to the contrary, the Collateral Agent shall be afforded all of the rights, powers, immunities and indemnities of the Collateral Agent set forth in the Credit Agreement and the other Loan Documents, as if such rights, powers, immunities and indemnities were specifically set forth herein. Each Pledgor hereby acknowledges the appointment of the Collateral Agent pursuant to the Credit Agreement. The rights, privileges, protections and benefits given to the Collateral Agent, including its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent in its capacity hereunder, and to each agent, custodian and other Person employed by the Collateral Agent in accordance herewith to act hereunder.
SECTION 21.    SECURITY INTEREST ABSOLUTE.
All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of the Pledgors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Loan Document, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Borrower Obligations or the Pledgor Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document, (c) any exchange, release or non-perfection of any security on any collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Borrower Obligations or the Pledgor Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Borrower Obligations or the Pledgor Obligations or this Agreement (other than the payment in full of all of the Pledgor Obligations or the benefit of any statute of limitations affecting any Pledgor’s obligations hereunder or the enforcement thereof).
SECTION 22.    LIMITED LIABILITY.
Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, none of the Secured Parties shall have any claims with respect to the transactions contemplated hereunder or thereunder against any past, present or future holder (whether direct or indirect) of any Equity Interests in any Pledgor or any of its subsidiaries or Affiliates (other than the Loan Parties), shareholders, officers, incorporators, directors, employees, representatives, Controlling persons, executives or agents (collectively, the “Nonrecourse Persons”), such claims against the Nonrecourse Persons (including as may arise by operation of law) being expressly waived hereby; provided that the foregoing shall not (a) constitute a waiver, release or discharge (or otherwise impair the enforceability) of any of the Borrower Obligations or the Pledgor Obligations or of any of the terms, covenants, conditions or provisions of this Agreement or any other Loan Document and the same shall continue (subject to clause (d) below, but without personal liability of the Nonrecourse Persons) until fully paid, discharged, observed or performed; (b) constitute a waiver, release or discharge of any Lien or security interest purported to be created pursuant to this Agreement or any other Loan Documents (or otherwise impair the ability of any Secured Party to realize or foreclose upon any Collateral); (c) in any way limit or restrict any right or remedy of the Collateral Agent or any other Secured Party (or any assignee or beneficiary thereof or successor thereto) with respect to, and each of the Nonrecourse Persons shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud (which shall not include innocent or negligent misrepresentation), willful misrepresentation or misappropriation of revenues, profits or proceeds from the Projects or any Collateral, that should or would have been paid as provided in the relevant Loan Document or paid or delivered to the Collateral Agent or any other Secured Party (or any assignee or beneficiary thereof or successor thereto) towards any payment required under any Loan Document; or (d) affect or diminish in any way or constitute a waiver, release or discharge of any obligation, covenant, or agreement made by any of the Nonrecourse Persons (or any security granted by the Nonrecourse Persons in support of the obligations of any Person) under any Loan Document (or as security for the Borrower Obligations or the Pledgor Obligations), any Sponsor Guaranty or other agreement with any Secured Party. The limitations on recourse set forth in this Section 22 shall survive the Discharge of the Obligations and the performance of the Borrower Obligations and the Pledgor Obligations under the Loan Documents.
[Signature pages follow.]

IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

EXGEN RENEWABLES IV HOLDING, LLC By: _________________________________________ Name: Title:

ExGen Renewables Holdings, LLC By: _________________________________________ Name: Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent By: Name: Title:

November 28, 2017
Wilmington Trust, National Association, in its capacity as Collateral Agent
RE: Guarantee and Pledge Agreement, dated as of November 28, 2017, among ExGen Renewables IV Holding, LLC, ExGen Renewables Holdings, LLC, each as Pledgor, and Wilmington Trust, National Association, as Collateral Agent (the “Guarantee and Pledge Agreement”)
Ladies and Gentlemen:
The Company consents to the grant by the Pledgors of a security interest in all of the Pledged Equity Interests constituting Collateral to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Equity Interest to the Collateral Agent or its nominee during the occurrence of an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto. Capitalized terms used herein are as defined in the Guarantee and Pledge Agreement.

EXGEN RENEWABLES IV, LLC

By:	_______________________________
Name:
Title:

SCHEDULE 1-1

SCHEDULE 1
TO GUARANTEE AND PLEDGE AGREEMENT
PLEDGED EQUITY INTERESTS

Owner	Issuer	Class of Stock or other Equity Interest	Percentage
ExGen Renewable IV Holding, LLC	ExGen Renewables IV, LLC	Membership Interests	100%
ExGen Renewables Holdings, LLC	ExGen Renewables Partners, LLC	Class A Membership Interests	100%

SCHEDULE 4.1-1

SCHEDULE 4.1
TO GUARANTEE AND PLEDGE AGREEMENT
GENERAL INFORMATION

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, and Chief Executive Office/Sole Place of Business/Principal Residence:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Organizational Identification Number	Chief Executive Office/ Sole Place of Business/Principal Residence
ExGen Renewables IV Holding, LLC	Limited liability company	Delaware	[***]	10 South Dearborn Street, 49th Floor Chicago, IL 60603
ExGen Renewables Holdings, LLC	Limited liability company	Delaware	[***]	10 South Dearborn Street, 49th Floor Chicago, IL 60603

(B)	Other names (including any trade name or fictitious business name) under which each Pledgor has conducted business for the past five years:

None.

(C)	Changes in name, jurisdiction of organization, chief executive office/ sole place of business/ principal residence and corporate structure since its formation.

None.

FORM OF
SOLVENCY CERTIFICATE
I, the undersigned, the [Chief Financial Officer] [title of other Financial Officer] of the Borrower (as defined below), DO HEREBY CERTIFY on behalf of the Borrower that:
1.    This certificate is furnished pursuant to Section 4.01(k) of the Credit Agreement, dated as of November 28, 2017, among EXGEN RENEWABLES IV, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), EXGEN RENEWABLES IV HOLDING, LLC, a limited liability company organized under the laws of Delaware (“Holding”), the LENDERS party thereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Depositary Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
2.    Immediately after giving effect to the Transactions, (a) the fair value of the assets (for the avoidance of doubt, calculated to include goodwill and other intangibles) of the Loan Parties and their Subsidiaries, on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Loan Parties and their Subsidiaries, on a consolidated basis; (b) the present fair saleable value of the property of the Loan Parties and their Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liabilities of the Loan Parties and their Subsidiaries, on a consolidated basis, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties and their Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties and their Subsidiaries, on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.
3.    The Borrower does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it, and the timing and amounts of cash to be payable on or in respect of its Indebtedness.
[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto set my hand this __ day of _________, 2017.

EXGEN RENEWABLES IV, LLC, as Borrower
By:
Name:
Title:[Chief Financial Officer][other Financial Officer]

FORM OF ECF SWEEP DATE CERTIFICATE

[DATE]

Pursuant to Section 5.04(e) of that certain Credit Agreement, dated as of November 28, 2017 (as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), among EXGEN RENEWABLES IV, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), EXGEN RENEWABLES IV HOLDING, LLC, a limited liability company organized under the laws of Delaware (“Holding”),the Lenders party thereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent for the Lenders (in such capacity, including any successor thereto in such capacity, the “Administrative Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent for the Lenders (in such capacity, including any successor thereto in such capacity, the “Collateral Agent”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Depositary Bank, the undersigned hereby certifies that he or she is the [INSERT title of Financial Officer] of the Borrower, and certifies in such capacity, and not in his or her individual capacity, that Excess Cash Flow for the Excess Cash Flow Period ending on [_____]1 (the “Subject Excess Cash Flow Period”) is $[______], which amount represents all funds on deposit in the Revenue Account as of the end of such Excess Cash Flow Period.

This ECF Sweep Date Certificate shall also serve as notice of prepayment pursuant to Section 2.08 in the amount of Excess Cash Flow set forth above.

As of the end of the Subject Excess Cash Flow Period:

1.	The product of (i) The Applicable ECF Percentage and (ii) Excess Cash Flow for the Excess Cash Flow Period is U.S. $________.

2.     The outstanding principal amount of Loans is U.S. $________.

3.	[The outstanding and unpaid principal amount of Credit Support Reimbursement Obligations is U.S. $________.][2]

4.	The amount allocated to Loans is U.S. $________.

5.	[The amount allocated to Credit Support Reimbursement Obligations is U.S. $________.][3]

6.    [The Target Balance Prepayment Amount is U.S. $________.] To be inserted for Quarterly Dates from and after May 2022.

__________________________________
1 To be the Excess Cash Flow Period most recently ended as of the date of this certificate.
2 Pursuant to the proviso in Section 2.19(c)(vii) of the Credit Agreement, please insert the description of any Credit Support Reimbursement Obligations outstanding for twelve (12) Quarterly Dates after the incurrence of such Credit Support Reimbursement Obligations, if applicable.
3 To be inserted if applicable.

The Borrower hereby gives notice of a prepayment of Loans as follows with all amounts in the ECF Prepayment Account:5
For a prepayment by Borrower,
1.    (select Type(s) of Loans)
Base Rate Loans in the aggregate principal amount of U.S. $______.
LIBOR Loans with an Interest Period ending ______, 20__ in the aggregate principal amount of U.S. $________.
2.    On __________, 20__ (a Business Day).
This ECF Sweep Date Certificate and prepayment contemplated hereby comply with the Credit Agreement, including Section 2.09 of the Credit Agreement.

[Signature Page Follows]

_________________________

5 To be inserted only for ECF Sweep Dates.

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by one of their Financial Officers as of the date and year first above written.

EXGEN RENEWABLES IV, LLC, as Borrower
By:
Name:
Title:[INSERT title of Financial Officer]

FORM OF QUARTERLY DATE CERTIFICATE

[DATE]

Pursuant to Section 5.04(c) of that certain Credit Agreement, dated as of November 28, 2017 (as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), among EXGEN RENEWABLES IV, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), EXGEN RENEWABLES IV HOLDING, LLC, a limited liability company organized under the laws of Delaware (“Holding”),the Lenders party thereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent for the Lenders (in such capacity, including any successor thereto in such capacity, the “Administrative Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent for the Lenders (in such capacity, including any successor thereto in such capacity, the “Collateral Agent”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Depositary Bank, the undersigned hereby certifies that he or she is the [INSERT title of Financial Officer] of one of the Borrower, and certifies in such capacity, and not in his or her individual capacity, as follows with respect to the Quarterly Date occurring on [_____] (the “Subject Quarterly Date”):

1. No Event of Default or Default has occurred and is continuing as of the date hereof, except as set forth in a separate attachment, if any, to this Quarterly Date Certificate, specifying the nature and extent thereof and the corrective action taken or proposed to be taken with respect thereto by the Borrower;

2. Annex A hereto sets forth the Borrower’s calculation of Available Cash for the Test Quarter ended on the Subject Quarterly Date;

3. Annex B hereto sets forth evidence of the current balances in each of the Depositary Accounts as of the Subject Quarterly Date; and

4. Annex C hereto sets forth the Borrower’s calculation of the Financial Performance Covenant for the Test Period ended on the Subject Quarterly Date.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by one of its Financial Officers as of the date and year first above written.

EXGEN RENEWABLES IV, LLC, as Borrower
By:
Name:
Title:[INSERT title of Financial Officer]

Calculation of Available Cash

APPLICABLE TEST QUARTER ENDING [_____], 20[__][1]

Available Cash:

The sum (without duplication) of all amounts the Borrower and Holding actually receive in cash during the applicable Test Quarter in the form of:

            dividends or similar distributions or fees, whether on account of operations, management or maintenance or otherwise, in each case, from the Project Entities pursuant to the Project Level Financing Documents or otherwise:
$___________

__________________________

1 To be the Test Quarter ended as of the Quarterly Date set forth in this Quarterly Date Certificate.

Annex B to
Quarterly Date Certificate

Evidence of Cash Balances in each Depositary Account

[Separately attached]

Annex C to
Quarterly Date Certificate

Compliance with Financial Performance Covenant

APPLICABLE TEST PERIOD ENDING [_____], 20[__][1] Debt Service Coverage Ratio: Means, for the applicable Test Period, the ratio of:
(a) Cash Flow Available for Debt Service for the applicable Test Period:	$___________
to: (b) Debt Service for the applicable Test Period:	$___________
Debt Service Coverage Ratio = (a) to (b):	___________

Cash Flow Available for Debt Service: Means, as of any date of determination:
(a) Available Cash for the Test Period most recently ended as of such date:	$___________
Minus
(b) Operating Expenses for such Test Period paid (or directed to be paid pursuant to a withdrawal certificate) in cash pursuant to Section 2.19(c)(i) during such Test Period:	$___________

Debt Service: Means, for any period, the amount of:
Fees, interest (including, without duplication of interest amounts payable under the Credit Agreement, ordinary course settlement amounts payable by the Borrower under any Interest Rate Swap Agreement, net of ordinary course settlement amounts received by the Borrower thereunder during the relevant period) and Scheduled Amortization Payments of principal due and payable under the Loan Documents during such Test Period (excluding any such amounts due and payable on the Maturity Date):
$___________

___________________________
1 To be the Test Period ended as of the Subject Quarterly Date.
2 As set forth on Annex A for each Quarterly Date Certificate delivered in respect of the Test Quarters in the relevant Test Period.

FORM OF TERM LOAN NOTE
U.S. $_______________    Dated: __________, 2017

FOR VALUE RECEIVED, the undersigned, EXGEN RENEWABLES IV, LLC (the “Borrower”), HEREBY PROMISES TO PAY to [NAME OF LENDER] (the “Lender”) at the office of the Administrative Agent as provided for by the Credit Agreement referred to below, for the account of the Lender or its applicable lending office or its registered assigns, the principal amount of the Loans (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of November 28, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined), among the Borrower, EXGEN RENEWABLES IV HOLDING, LLC, a limited liability company organized under the laws of Delaware (“Holding”), the LENDERS party thereto from time to time and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Depositary Bank, on the dates and in the principal amounts provided in the Credit Agreement.
The Borrower promises to pay to the Lender or its registered assigns interest on the unpaid principal amount of the Loan advanced to the Borrower from the date of such Loan, until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.
Both principal and interest are payable in U.S. dollars to Morgan Stanley Senior Funding, Inc., as Administrative Agent, at 1300 Thames Street, 4th Floor, Thames Street Wharf, Baltimore, MD 21231, Attention: Administrative Agent, Email: [***], in immediately available funds. The Loan advanced to the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this promissory note (the “Promissory Note”); provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.
This Promissory Note is one of the Notes referred to in Section 2.07(d) of the Credit Agreement and is entitled to the benefits of the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of loans (the “Loans”) by the Lenders to or for the benefit of the Borrowers in an aggregate amount not to exceed at any time outstanding U.S. $850,000,000, the Indebtedness of the Borrower resulting from each such Loan being, on request of a Lender, evidenced by such promissory notes, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The Obligations of the Borrower under this Promissory Note and the other Loan Documents, and the Obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.
The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Promissory Note or the other Loan Documents, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. The Borrower further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the Borrower at the address specified for the Loan Parties in Section 9.01(a) of the Credit Agreement. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Promissory Note shall affect any right that the Lender or Agent may otherwise have to bring any action or proceeding relating to this Promissory Note or the other Loan Documents against the Borrower or any other Loan Party or their properties in the courts of any jurisdiction in which the Borrower, the Loan Parties or their properties are located.
The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Promissory Note or the other Loan Documents in any New York State or federal court sitting in New York County. The Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
This Promissory Note shall be governed by, and construed in accordance with, the law of the State of New York.

EXGEN RENEWABLES IV, LLC, as Borrower
By:
Name:
Title:

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loans	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

FORM OF TAX CERTIFICATE
Reference is made to the Credit Agreement dated as of November 28, 2017 (the “Credit Agreement”), among EXGEN RENEWABLES IV, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), EXGEN RENEWABLES IV HOLDING, LLC, a limited liability company organized under the laws of Delaware (“Holding”), the LENDERS party thereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Depositary Bank. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Pursuant to Section 2.15(e) of the Credit Agreement, [              ] (the “Non-U.S. Lender”) certifies that:1

I.    The Non-U.S. Lender is not a “bank” (within the meaning of Section 881(c)(3)(A) of the Code).
II.    The Non-U.S. is not a 10-percent shareholder of the Borrower (within the meaning of Section 881(c)(3)(B) or Section 871(h)(3)(B) of the Code).
III.    The Non-U.S. Lender is not a controlled foreign corporation (as such term is defined in Section 881(c)(3)(C) of the Code) related to the Borrower (within the meaning of Section 864(d)(4) of the Code).
IV.    The Non-U.S. Lender is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate.

________________________
1 If the Non-U.S. Lender is an intermediary, a foreign partnership or other flow-through entity, the following adjustments shall be made.

A.	The following representations shall be provided as applied to the direct or indirect partners, members or beneficial owners claiming the portfolio interest exemption:

·	the status in Clause II, and

·	the status in Clause III,

B.	The following representations shall be provided as applied to the Non-U.S. Lender as well as the direct or indirect partners, members or beneficial owners claiming the portfolio interest exemption:

·	the status in Clause I.

C.
The following representation shall be provided instead of the representation in Clause IV: The Non-U.S. Lender is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, and its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)).

D.
The Non-U.S. Lender shall provide a U.S. Internal Revenue Service Form W-8IMY (with U.S. Internal Revenue Service Form W-8BEN, W-8BEN-E or W-9, as applicable, from each of its partners/ members/beneficial owners).

E.    Appropriate adjustments shall be made in the case of tiered intermediaries or tiered partnerships/ flow-through entities.

The Non-U.S. Lender has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E or any subsequent versions thereof or successors thereto. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly executed certificate in either the calendar year in which each payment is to be made to the Non-U.S. Lender, or in either of the two calendar years preceding such payments.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[Name of Non-U.S. Lender]

By: ______________________
Name: ____________________
Title: ______________________
[Address]

Dated:____________________, 20__

FORM OF ADMINISTRATIVE QUESTIONNAIRE
Please email to the Administrative Agent at Morgan Stanley Senior Funding, Inc. [***]

Borrower:     EXGEN RENEWABLES IV, LLC

Lender / Investor: (as name appears on assignment agreement): ___________________________

An original, executed tax form (W8/W9) must be provided to the agent prior to the Lender / Investor being closed into the transaction.
________________________________________________________________________________________________________________________________________________________________
________________________________________________________________________________

Operations/Administrative Contacts (for draw downs, repayments, rate setting, etc.):

Name:	Name:
c/o:	c/o:
Address:	Address:
City, St, Zip:	City, St, Zip:
Attn:	Attn:
Phone:	Phone:
Email:	Email:

________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Wire Instructions:

Bank Name:
ABA #
BNF Name:
BNF Address:
A/C:
FFC:
Ref:
________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Credit Contact:    Closing and Clear Par Contacts:

Name:	Name:
c/o:	c/o:
Address:	Address:
City, St, Zip:	City, St, Zip:
Attn:	Attn:
Phone:	Phone:
Email:	Email:

________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Intralinks Contacts:

Name:	Name:
c/o:	c/o:
Address:	Address:
City, St, Zip:	City, St, Zip:
Attn:	Attn:
Phone:	Phone:
Email:	Email:

________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Please forward Amendments, Waivers, Closing Documentation and Compliance to:

Name:	Name:
c/o:	c/o:
Address:	Address:
City, St, Zip:	City, St, Zip:
Attn:	Attn:
Phone:	Phone:
Email:	Email:

FORM OF WITHDRAWAL CERTIFICATE
WITHDRAWAL CERTIFICATE
Date:1_________________
Withdrawal Date:________
Wilmington Trust, National Association,
as Collateral Agent and Depositary Agent
1100 North Market Street
Wilmington, DE 19890
Attention: Institutional Client Services/Project Finance
Facsimile No.: [***]
Phone No.: [***]
Morgan Stanley Senior Funding, Inc.,
as the Administrative Agent
1300 Thames Street, 4th Floor
Thames Street Wharf
Baltimore, MD 21231
Attention: Administrative Agent
Email: [***]
Re: ExGen Renewables IV,
LLC Ladies and Gentlemen:
Reference is made to the Credit Agreement, dated as of November 28, 2017 (as amended, amended and restated, supplemented, replaced or otherwise modified and in effect from time to time, the “Credit Agreement”), among EXGEN RENEWABLES IV, LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), EXGEN RENEWABLES IV HOLDING, LLC, a limited liability company organized under the laws of Delaware (“Holding”), the LENDERS party thereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Depositary Bank. Capitalized terms used but not otherwise defined in this certificate (this “Withdrawal Certificate”) shall have the meanings assigned (whether directly or by reference to another agreement) to such terms in the Credit Agreement.
The undersigned is a Responsible Officer of the Borrower and is delivering this Withdrawal Certificate on behalf of the Borrower pursuant to Section[s] [2.19(c)] [2.19(d)(iii)] [2.19(d)(iv)] [2.19(e)(ii)] [2.19(e)(iii)] [2.19(f)] [2.19(g)] [2.19(h)] [2.19(i)] of the Credit Agreement.

________________________
1 A copy of this Withdrawal Certificate must be received by the Depositary Agent and the Administrative Agent at least five Business Days prior to the proposed Withdrawal Date except as otherwise expressly provided in the Credit Agreement.

1.    Revenue Account. The following transfers are requested to be made from the Revenue Account in accordance with this Withdrawal Certificate as set forth in greater detail in Part A of the attached Schedule I:

(a)
[From time to time as necessary:] In accordance with Section 2.19(c)(i) of the Credit Agreement, we request that $ ________ be withdrawn and transferred to the applicable payees as set forth in greater detail in Part A of the attached Schedule I to pay Operating Expenses (and any Fees). Such amount requested equals the amount of Operating Expenses (and any Fees) that are due and have not yet been paid.

(b)
[On each Quarterly Date and otherwise from time to time as necessary:] In accordance with Section 2.19(c)(ii) of the Credit Agreement, we request that: (x) $ _________ be withdrawn and transferred to the Administrative Agent as set forth in greater detail in Part A of the attached Schedule I, which amount requested equals the amount of interest and breakage costs on the Loans due and payable to the Lenders, and (y) $ _________ be withdrawn and transferred to each Specified Swap Counterparty as set forth in greater detail in Part A of the attached Schedule I, which amount requested equals the amount of scheduled ordinary course payments (but not termination payments) due and payable under Secured Swap Agreements.

(c)
[On each Quarterly Date:] In accordance with Section 2.19(c)(iii) of the Credit Agreement, we request that: (x) $ ____________ be withdrawn and transferred to the Administrative Agent as set forth in greater detail in Part A of the attached Schedule I, which amount requested equals the amount of principal of (including Scheduled Amortization Payments) and premium, if any, on the Loans due and payable to the Lenders, and (y) $ ____________ be withdrawn and transferred to each Specified Swap Counterparty as set forth in greater detail in Part A of the attached Schedule I, which amount requested equals the amount of termination payments due and payable under Secured Swap Agreements.

(d)
[On each Quarterly Date and otherwise from time to time as necessary:] In accordance with Section 2.19(c)(iv) of the Credit Agreement, we request that $ ____________ be withdrawn to pay the applicable payees as set forth in greater detail in Part A of the attached Schedule I. Such amount requested equals the amount of indemnities and other amounts (other than interest, Fees, principal and premium) due to the Lenders under the Loan Documents.

(e)
[On each Quarterly Date, as necessary:] In accordance with Section 2.19(c)(v) of the Credit Agreement, we request that $ ____________ be withdrawn and transferred to the Debt Service Reserve Account. Such amount requested, together with the amount then on deposit in or credited to the Debt Service Reserve Account plus the aggregate guaranteed amount of each Sponsor Guaranty credited thereto and the aggregate Drawing Amount of each Account Letter of Credit credited thereto, equals the DSR Requirement Amount as of the Quarterly Date to which this Withdrawal Certificate relates. The undersigned hereby certifies that as of the Quarterly Date to which this Withdrawal Certificate relates, the DSR Requirement Amount for the six (6) month period following such Quarterly Date is $ [_______] and is based on the reasonable good faith projections of the Borrower.

(f)
[On each Quarterly Date, at the option of the Borrower:] In accordance with Section 2.19(c)(vi) of the Credit Agreement, we request that $ ____________ be withdrawn and transferred to the [Liquidity Reserve Account][and/or][Local Accounts]. Such amount requested, together with the amount then on deposit in the (x) Liquidity Reserve Account, after giving effect to such transfer, do not exceed the Liquidity Reserve Balance or (y) Liquidity Reserve Account together with the amount then on deposit in the Local Accounts, after giving effect to such transfer, do not exceed $30,000,000.

(g)
[On each Quarterly Date, as applicable:] In accordance with Section 2.19(c)(vii)(A) of the Credit Agreement, we request that [(x)] $ ____________ be withdrawn and transferred to the ECF Prepayment Account [and (y) $ ____________ be withdrawn to pay the applicable payees as set forth in greater detail in Part A of the attached Schedule I to be applied to the payment or repayment of Credit Support Reimbursement Obligations]. Such amount requested equals the Applicable ECF Percentage of the remaining balance in the Revenue Account after all amounts have been withdrawn and transferred in accordance with Sections 2.19(c)(i) through 2.19(c)(vi) (as the case may be) of the Credit Agreement. [Such amounts are allocated pro rata (based on the aggregate amount of the outstanding principal of the Loans and the Credit Support Reimbursement Obligations then outstanding and unpaid on such Quarterly Date)].

(h)
[On each Quarterly Date, ending in May, as applicable, commencing May 2022:] In accordance with Section 2.19(c)(vii)(B) of the Credit Agreement, we request that $ ____________ be withdrawn and transferred to the ECF Prepayment Account. Such amount requested equals the Target Balance Prepayment Amount.

(h)
[On each ECF Sweep Date, commencing May 2022:] In accordance with Section 2.19(c)(viii) of the Credit Agreement, we request that $ ____________ be withdrawn and transferred to [ ] as set forth in greater detail in Part A of the attached Schedule I. Such amount requested equals all or a portion of the remaining funds in the Revenue Account after all amounts have been withdrawn and transferred in accordance with Sections 2.19(c)(i) through 2.19(c)(vii) (as the case may be) of the Credit Agreement. The Borrower certifies that no Default or Event of Default has occurred or is continuing.

2.     Debt Service Reserve Account. The following transfers are requested to be made from the Debt Service Reserve Account in accordance with this Withdrawal Certificate as set forth in greater detail in Part B of the attached Schedule I:

(a)     [In the event there are Excess Reserve Amounts:] In accordance with Section 2.19(d)(iii) of the Credit Agreement, we request that $_________ be withdrawn from the Debt Service Reserve Account and transferred to the Revenue Account pursuant to Section 2.19(d)(iii). Such amount requested [equals the Excess Reserve Amount] [If cash on deposit in the Debt Service Reserve Account is less than the Excess Reserve Amount: does not exceed the Excess Reserve Amount] in accordance with Section 2.19(d)(iii). The Borrower certifies that no Default or Event of Default has occurred or is continuing.

(b)    In accordance with Section 2.19(d)(iv) of the Credit Agreement, we request that $___________ be withdrawn from the Debt Service Reserve Account and transferred to the Administrative Agent to pay:

(i.)    [If the funds on deposit in or credited to the Revenue Account are not anticipated to be, or are not, adequate to pay all amounts to be paid therefrom pursuant to Sections 2.19(c)(ii) of the Credit Agreement:] [FIRST, interest, breakage costs and Fees then due and payable under the Loan Documents; and]

(ii)     [If the funds on deposit in or credited to the Revenue Account are not anticipated to be, or are not, adequate to pay all principal and premium, if any, pursuant to
Section 2.19(c)(vi):] [SECOND, principal and premium (if any) then due and payable under the Loan Documents].
Such amount requested represents [an amount equal to the Debt Payment Deficiency] [the aggregate amount of funds on deposit or credited to the Debt Service Reserve Account].
3.    Liquidity Reserve Account. The following transfers are requested to be made from the Liquidity Reserve Account in accordance with this Withdrawal Certificate as set forth in greater detail in Part C of the attached Schedule I:
(a)     [In the event there are Excess Liquidity Reserve Amounts:] In accordance with Section 2.19(e)(ii)(C) of the Credit Agreement, we request that $_________ be withdrawn from the Liquidity Reserve Account and transferred to the Revenue Account pursuant to Section 2.19(e)(ii)(C). Such amount requested [equals the Excess Liquidity Reserve Amount] [If cash on deposit in the Liquidity Reserve Account is less than the Excess Liquidity Reserve Amount: does not exceed the Excess Liquidity Reserve Amount] in accordance with Section 2.19(e)(ii)(C). The Borrower certifies that no Default or Event of Default has occurred or is continuing.

(b)     [In the event there is a Borrower Liquidity Shortfall or Project Liquidity Shortfall:] In accordance with Section 2.19(e)(iii) of the Credit Agreement, we request that $ _____________ be withdrawn from the Liquidity Account and [transferred to the Revenue Account. Such amount (together with any amounts transferred to the Revenue Account from the Local Accounts on such date) represents a Borrower Liquidity Shortfall] [transferred to the Persons as set forth in greater detail in Part C of the attached Schedule I. Such amount (together with any amounts transferred from the Local Accounts on such date) shall be used for application to the following Project Liquidity Shortfall: [Insert reasonably detailed description.]]
(c)    In accordance with Section 2.19(e)(iii) of the Credit Agreement, we request that $ _____________ be withdrawn from the Liquidity Account and transferred to the Local Account specified in greater detail in Part C of the attached Schedule I. Such amount shall be used for application to a Borrower Liquidity Shortfall or Project Liquidity Shortfall. After giving effect to such transfer, (1) the amount on deposit in the Liquidity Reserve Account shall not exceed the Liquidity Reserve Maximum Balance and (2) the aggregate amount on deposit in the Liquidity Reserve Account and the Local Accounts shall not exceed $30,000,000.
4.     Equity Proceeds Account. In accordance with Section 2.19(g) of the Credit Agreement, we request that $ _____________ be withdrawn from the Equity Proceeds Account and [transferred to [the Revenue Account][Debt Service Reserve Account][Liquidity Reserve Account][ECF Prepayment Account].] [transferred to the Persons as set forth in greater detail in Part D of the attached Schedule I. Such amount shall be used for a purpose permitted by the Credit Agreement and the other Loan Documents.]

5.     ECF Prepayment Account.     In accordance with Section 2.19(h) of the Credit Agreement, we request that $ _____________ be withdrawn from the ECF Prepayment Account and transferred to the Administrative Agent for application to the mandatory prepayment of the Loans pursuant to Section 2.09(b). Such amount requested equals the balance in the ECF Prepayment Account.
6.         Invasion of Accounts. (a) [In the event the amounts on deposit in the Revenue Account are insufficient to make disbursements clauses 2.19(c)(ii) and (iii): In accordance with Section 2.19(i) of the Credit Agreement, we request that $ _____________ be withdrawn from the ECF Prepayment Account and transferred to the Revenue Account. Such amount requested shall be used to cover an insufficiency in the amounts on deposit in the Revenue Account to make disbursements in clauses 2.19(c)(ii) and (iii).]
(b)        [In the event the amounts on deposit in the Revenue Account and the ECF Prepayment Account are insufficient to make disbursements clauses 2.19(c)(ii) and (iii):] In accordance with Section 2.19(i) of the Credit Agreement, we request that $ _____________ be withdrawn from the Liquidity Reserve Account and transferred to the Revenue Account. Such amount requested shall be used to cover an insufficiency in the amounts on deposit in the Revenue Account to make disbursements.
[Signature page(s) follow.]

IN WITNESS WHEREOF, the Borrower has caused this Withdrawal Certificate to be duly executed and delivered by a Responsible Officer of the Borrower as of the date first written above.

EXGEN RENEWABLES IV, LLC, as the Borrower

By:	_______________________________
Name:
Title:

Schedule I to
Withdrawal Certificate

Part A: Disbursements from Revenue Account

Transfer Date	Payee/Account and Purpose	Payment Date	Wiring or Other Payment Instructions	Amount
$

[Insert additional rows as necessary]				$

			Total:	$

Part B: Disbursements from Debt Service Reserve Account

Transfer Date	Payee/Account and Purpose	Payment Date	Wiring or Other Payment Instructions	Amount
$

[Insert additional rows as necessary]				$

			Total:	$

Part C: Disbursements from Liquidity Reserve Account

Transfer Date	Payee/Account and Purpose	Payment Date	Wiring or Other Payment Instructions	Amount
$

[Insert additional rows as necessary]				$

			Total:	$

Part D: Disbursements from Equity Proceeds Account

Transfer Date	Payee/Account and Purpose	Payment Date	Wiring or Other Payment Instructions	Amount
$

[Insert additional rows as necessary]				$

			Total:	$

Schedule 1.01A - Existing Project Level Financing Documents

A.    The “RPG Financing Documents” are set forth below:

1.
Each of (a) the Note Purchase Agreement, dated as of March 31, 2016, among Renewable Power Generation, LLC, Renewable Power Generation Holdings, LLC, their affiliates party thereto as guarantors and the purchasers listed as a party on Schedule B thereto, and (b) the other Financing Documents (as defined therein), in each case as amended, modified, supplemented and in effect on the Closing Date.

2.
Each of (a) the Credit Agreement, dated as of March 31, 2016, among Renewable Power Generation, LLC, Renewable Power Generation Holdings, LLC, their other affiliates party thereto as guarantors, the lenders and issuing banks party thereto from time to time and Morgan Stanley Senior Funding, Inc., as Administrative Agent, and (b) the other Financing Documents (as defined therein), in each case as amended, modified, supplemented and in effect on the Closing Date.

B.    The “Continental Wind Financing Documents” are set forth below:

1.
Each of (a) the Indenture, dated as of September 30, 2013, among Continental Wind, LLC, Continental Wind Holdings, LLC, their other affiliates party thereto as guarantors and Wilmington Trust, National Association, as Trustee, and (b) the other Financing Documents (as defined therein), in each case as amended, modified, supplemented and in effect on the Closing Date.

2.
Each of (a) the Credit Agreement, dated as of September 30, 2013, among Continental Wind, LLC, Continental Wind Holdings, LLC, their affiliates party thereto as guarantors, the lenders and issuing banks party thereto from time to time, and Credit Agricole Corporate and Investment Bank, as administrative agent for the lenders thereunder, and (b) the other Financing Documents (as defined therein), in each case as amended, modified, supplemented and in effect on the Closing Date.

C.    The “SolGen Financing Documents” are set forth below:

1.
Each of (a) the Note Purchase Agreement, dated as of September 30, 2016, among SolGen, LLC, SolGen Holding, LLC, their affiliates party thereto as guarantors, and each of the purchasers listed as a party on the purchasers schedule thereto, and (b) the other Financing Documents (as defined therein), in each case as amended, modified, supplemented and in effect on the Closing Date.

2.
Each of (a) the Credit Agreement, dated as of September 30, 2016, among SolGen, LLC, SolGen Holding, LLC, their affiliates party thereto as guarantors, the lenders and issuing banks party thereto from time to time, and BNP Paribas, as administrative agent for the lenders thereunder, and (b) the other Financing Documents (as defined therein), in each case as amended, modified, supplemented and in effect on the Closing Date.

D.    The “Bluestem Financing Documents” are set forth below:

1.
Each of (a) the Membership Interest Purchase and Equity Capital Contribution Agreement, dated as of December 22, 2016, among Bluestem Wind Energy Holdings, LLC, Exelon Wind, LLC, Bluestem Wind Energy Member, LLC, BAL Investment & Advisory, Inc. and Antrim Corporation, and (b) the other Investment Documents (as defined therein), in each case as amended, modified, supplemented and in effect on the Closing Date.

2.	Each of (a) the Amended and Restated Operating Agreement of Bluestem Wind Energy Holdings, LLC,, dated as of December 22, 2016, among Bluestem Wind Energy Member,

LLC, BAL Investment & Advisory, Inc. and Antrim Corporation, and (b) the other Investment Documents (as defined therein), in each case as amended, modified, supplemented and in effect on the Closing Date.
E.    The “AG Financing Documents” are set forth below:

1.
Bond Purchase Loan Agreement, dated as of December 1, 2014, by and between the Albany Dougherty Payroll Development Authority and Albany Green Energy, LLC, as amended, modified, supplemented and in effect on the Closing Date.

2.
Each of (a) Lease Agreement, dated as of December 1, 2014, by and between the Albany Dougherty Payroll Development Authority and Albany Green Energy, LLC, and (b) the Bond, Bond Documents, Bond Resolution, Loan Documents, PILOT Agreement and Security Documents (as those terms are respectively defined therein), in each case as amended, modified, supplemented and in effect on the Closing Date.

F.    The “AVSR Financing Documents” are set forth below:

1.
Note Purchase Agreement, dated as of September 28, 2011, by and among the Federal Financing Bank, the Secretary of Energy (acting through the Department of Energy) and AV Solar Ranch 1, LLC, as amended, modified, supplemented and in effect on the Closing Date and the Future Advance Promissory Note, dated September 28, 2011.

2.
Each of (a) Loan Guarantee Agreement, dated as of September 28, 2011, dated as of May 4, 2016, by and among AV Solar Ranch 1, LLC, the U.S. Department of Energy, as guarantor, and the U.S. Department of Energy, as loan servicer, and (b) the other Financing Documents (as defined therein), in each case as amended, modified, supplemented and in effect on the Closing Date.

G.    The “ExGen Renewables JV Agreements” are set forth below:

1.
Amended and Restated Limited Liability Company Agreement of ExGen Renewables Partners, LLC dated July 6, 2017 by and among ExGen Renewables Partners, LLC, ExGen Renewables Holdings, LLC, and John Hancock Life Insurance Company (U.S.A).

Schedule 1.01B - Material Other Indebtedness Documents

1.	The Indebtedness and related obligations under the Existing Project Level Financing Documents set forth in Parts A - F of Schedule 1.01A.

2.	Promissory Note, dated June 28, 2011, made by Denver Airport Solar, LLC to City and County of Denver

3.	The Indebtedness and related obligations under the following agreements:

a.	Reimbursement Agreement, dated September 23, 2013, by and between Continental Wind, LLC and Exelon Generation Company, LLC

b.	Reimbursement Agreement, dated March 31, 2016, by and among Renewable Power Generation, LLC, Renewable Power Generation Holdings, LLC, and Exelon Generation Company, LLC

c.	Collateral Facility Agreement, dated September 30, 2016, by and among Exelon Generation Company, LLC, SolGen, LLC, SolGen Holding, LLC and each of the SolGen Projects

d.	Promissory Note, dated December 22, 2016, by and between Bluestem Wind Energy, LLC and Exelon Generation Company, LLC

e.	Reimbursement Agreement dated November 28, 2017, by and between Albany Green Energy, LLC and Exelon Generation Company, LLC.

f.	Reimbursement Agreement dated November 28, 2017, by and between ExGen Renewables IV, LLC and Exelon Generation Company, LLC.

Schedule 1.01C - Project Entities

1.	AV Solar Ranch Entities	Exelon AVSR Holding, LLC Exelon AVSR, LLC Exelon AVSR, LLC
2.	Albany Green Entities	Constellation DCO Albany Power Holdings, LLC Albany Green Energy, LLC
3.	Bluestem Entities	Bluestem Wind Energy Member Holdings, LLC Bluestem Wind Energy Member, LLC Bluestem Wind Energy Holdings, LLC Bluestem Wind Energy, LLC
4.	RPG Entities
Renewable Power Generation Holdings, LLC
Renewable Power Generation, LLC
Beebe 1B Renewable Energy, LLC
Cow Branch Wind Power, L.L.C.
CR Clearing, LLC
Wind Capital Holdings, LLC
Threemile Canyon Wind I, LLC
Constellation Solar Horizons, LLC
Sacramento PV Energy, LLC

5.	SolGen Entities	SolGen Holding, LLC SolGen, LLC Outback Solar, LLC Constellation Solar Arizona, LLC Mohave Sunrise Solar I, LLC Constellation Solar Georgia, LLC California PV Energy, LLC

6.	Continental Wind Entities
ExGen Renewables I Holding, LLC
ExGen Renewables I, LLC
Continental Wind Holding, LLC
Continental Wind, LLC
Shooting Star Wind Project, LLC
Whitetail Wind Energy, LLC
Beebe Renewable Energy, LLC
Harvest II Windfarm, LLC
High Mesa Energy, LLC
Wildcat Wind LLC
Wildcat Finance, LLC
Michigan Wind 2, LLC
Tuana Springs Energy, LLC
Greensburg Wind Farm, LLC
Cassia Gulch Wind Park, LLC
Cassia Wind Farm LLC
Four Corners Windfarm, LLC
Four Mile Canyon Windfarm, LLC
Harvest Windfarm, LLC
Bennett Creek Windfarm, LLC
Hot Springs Windfarm, LLC

7.	Echo Entities	Ward Butte Windfarm, LLC Sand Ranch Windfarm, LLC Oregon Trail Windfarm, LLC Pacific Canyon Windfarm, LLC Wagon Trail, LLC Big Top, LLC Butter Creek Power, LLC
8.	Other Project Entities	CP Windfarm, LLC Criterion Power Partners, LLC Fourmile Wind Energy, LLC Michigan Wind 1, LLC Sendero Wind Energy, LLC Denver Airport Solar, LLC Constellation Solar New Jersey III, LLC

Schedule 1.01D - Projects

Project	Fuel Type	Location
Albany Green Project
Albany Green Project	Biomass	Albany, GA
AV Solar Project
AV Solar Ranch Project	Solar	LA County, CA
Continental Wind Projects
Shooting Star	Wind	Kiowa County, KS
Whitetail	Wind	Laredo, TX
Beebe 1A	Wind	Gratiot County, MI
Harvest	Wind	Elkton, MI
Harvest II	Wind	Elkton, MI
High Mesa	Wind	Bliss, ID
Wildcat	Wind	Lovington, NM
Michigan Wind 2	Wind	Minden City, MI
Tuana Springs	Wind	Hagerman, ID
Greensburg	Wind	Greensburg, KS
Cassia (Cassia Gulch and Cassia Wind)	Wind	Hagerman, ID
Echo II (Four Corners Wind Farm, Four Mile Canyon)	Wind	Morrow and Umatilla County, OR
Mt. Home (Bennet Creek and Hot Springs)	Wind	Elmore, ID
RPG Projects
Beebe 1B	Wind	Ithaca, MI
Cow Branch	Wind	Tarkio, MO
Conception	Wind	Stanberry, MO
Bluegrass Ridge	Wind	King City, MO
Threemile Canyon	Wind	Boardman, OR
Clean Horizon	Solar	Emmitsburg, MD
Sacramento	Solar	Sacramento, CA
Other Projects
CP Windfarm	Wind	Winnebago, MN
Criterion	Wind	Oakland, MD
Echo I (Ward Butte, Sand Ranch, Oregon Trail, Pacific Canyon)	Wind	Echo, OR
Echo III (Wagon Trail, Butter Creek, Big Top)	Wind	Echo, OR
Fourmile Ridge	Wind	Garrett County, MD
Michigan Wind	Wind	Ubly, MI
Sendero	Wind	Jim Hogg and Zapata Counties, TX
Denver (Solar)	Solar	Denver, CO
MTBOE (Constellation Solar NJ)	Solar	Cape May Court House, NJ
Bluestem Wind Project	Wind	Beaver County, OK

SolGen Projects
Mohave Sunrise Solar Project
Mohave Sunrise Solar	Solar	Mohave County, AZ
Constellation Solar Arizona Projects
Buckeye	Solar	Buckeye, AZ
Casa Grande	Solar	Casa Grande, AZ
Crane I	Solar	Yuma, AZ
Crane II	Solar	Yuma, AZ
Dysart - Phase I to III	Solar	Maricopa County, AZ
Dysart IV	Solar	Surprise, AZ
Isaac	Solar	Phoenix, AZ
Marana	Solar	Marana and Tucson, AZ
Miami	Solar	Gila County, AZ
Peoria	Solar	Peoria, AZ
Somerton	Solar	Somerton, AZ
TUSD	Solar	Tucson, AZ
TUSD - Trico	Solar	Tucson, AZ
Vail	Solar	Tucson and Vail, AZ
Constellation Solar Georgia Projects
Evergreen	Solar	Dublin, GA
Fresh Air	Solar	Sparta, GA
URE I - Coleman I	Solar	Wadley, GA
URE I - Coleman II	Solar	Wadley, GA
URE I - Hilliard	Solar	Cave Springs, GA
URE I - Mohawk	Solar	Summerville, GA
URE I - Prescott	Solar	Wrens, GA
URE I - SCDA	Solar	Eastanollee, GA
URE I - Williford	Solar	Gibson, GA
URE II	Solar	Toccoa, GA
California PV Energy Projects
Castaic	Solar	Castaic, CA
Chaffey	Solar	San Bernardino, CA
Champagne	Solar	Ontario, CA
Central	Solar	Rancho Cucamonga, CA
Ironhouse	Solar	Oakley, CA
Jurupa	Solar	Ontario, CA
Keppel	Solar	Los Angeles County, CA
Palmdale	Solar	Palmdale, CA
Pomona	Solar	Pomona, CA
LADWP-Port of LA	Solar	San Pedro, CA
San Gabriel	Solar	San Gabriel, CA
Outback Solar Project

Outback Solar	Solar	Lake County, OR

Schedule 1.01E - Target Loan Balance

Date	Target Debt Balance
5/31/2018	[***]
5/31/2019	[***]
5/31/2020	[***]
5/31/2021	[***]
5/31/2022	[***]
5/31/2023	[***]
5/31/2024	[***]

Schedule 1.01F - Echo LLC Agreements

The “Echo LLC Agreements” shall mean the documents set forth below:

1.	Amended and Restated Limited Liability Company Agreement of Oregon Trail Windfarm, LLC dated August 4, 2008.

2.	Amended and Restated Limited Liability Company Agreement Pacific Canyon Windfarm, LLC dated August 4, 2008.

3.	Amended and Restated Limited Liability Company Agreement of Sand Ranch Windfarm, LLC dated August 4, 2008.

4.	Amended and Restated Limited Liability Company Agreement of Ward Butte Windfarm, LLC dated August 4, 2008.

5.	Amended and Restated Limited Liability Company Agreement of Big Top, LLC dated October 21, 2008.

6.	Amended and Restated Limited Liability Company Agreement of Butter Creek Power, LLC dated October 21, 2008.

7.	Amended and Restated Limited Liability Company Agreement of Wagon Trail, LLC dated October 21, 2008.Schedule 2.01 - Commitments

Lender	Commitment
Morgan Stanley Senior Funding, Inc.	$850,000,000

Schedule 3.07(c) - Subsidiaries

Subsidiary	Jurisdiction of Organization	Class of Stock or other Equity Interest	Percentage Owned
ExGen Renewables IV, LLC	Delaware	Membership Interests	100% by ExGen Renewables IV Holding, LLC
ExGen Renewables Holdings, LLC	Delaware	Membership Interests	100% owned by ExGen Renewables IV, LLC (“EGRIV”)
ExGen Renewables Partners, LLC (“EGRP”)	Delaware	Class A Membership Interests	100% owned by ExGen Renewables Holdings, LLC
Exelon AVSR Holding, LLC	Delaware	Membership Interests	100% owned by EGRIV
Exelon AVSR, LLC	Delaware	Membership Interests	100% owned by Exelon AVSR Holding, LLC
AV Solar Ranch 1, LLC	Delaware	Membership Interests	100% owned by Exelon AVSR, LLC
Constellation DCO Albany Power Holdings, LLC	Delaware	Class A Membership Interests	50.51% owned by EGRIV
Albany Green Energy, LLC	Georgia	Membership Interests	100% owned by Constellation DCO Albany Power Holdings, LLC
SolGen Holdings, LLC	Delaware	Membership Interests	100% owned by EGRIV
SolGen, LLC	Delaware	Membership Interests	100% owned by SolGen Holding, LLC
Outback Solar, LLC	Oregon	Membership Interests	100% owned by SolGen, LLC
Constellation Solar Arizona, LLC	Delaware	Membership Interests	100% owned by SolGen, LLC
Mohave Sunrise Solar I, LLC	Arizona	Membership Interests	100% owned by SolGen, LLC
Constellation Solar Georgia, LLC	Georgia	Membership Interests	100% owned by SolGen, LLC
California PV Energy, LLC	Delaware	Membership Interests	100% owned by SolGen, LLC
Big Top, LLC	Oregon	Class A Membership Interests	100% by ExGen JV
Bluestem Wind Energy Member Holdings, LLC	Delaware	Membership Interests	100% owned by EGRP
Bluestem Wind Energy Member, LLC	Delaware	Membership Interests	100% owned by Bluestem Wind Energy Member Holdings, LLC
Bluestem Wind Energy Holdings, LLC	Delaware	Class A Membership Interests	100% owned by Bluestem Wind Energy Member, LLC

Bluestem Wind Energy, LLC	Delaware	Membership Interests	100% owned by Bluestem Wind Energy Holdings, LLC
Butter Creek Power, LLC	Oregon	Class A Membership Interests	100% by EGRP
Constellation Solar New Jersey III, LLC	Delaware	Membership Interests	100% owned by EGRP
CP Windfarm, LLC	Minnesota	Membership Interests	100% owned by EGRP
Criterion Power Partners, LLC	Delaware	Membership Interests	100% owned by EGRP
Denver Airport Solar, LLC	Delaware	Membership Interests	100% owned by EGRP
Fourmile Wind Energy, LLC	Maryland	Membership Interests	100% owned by EGRP
Michigan Wind 1, LLC	Delaware	Membership Interests	100% owned by EGRP
Oregon Trail Windfarm, LLC	Oregon	Class A Membership Interests	100% by EGRP
Pacific Canyon Windfarm, LLC	Oregon	Class A Membership Interests	100% by EGRP
Sand Ranch Windfarm, LLC	Oregon	Class A Membership Interests	100% by EGRP
Sendero Wind Energy, LLC	Delaware	Membership Interests	100% owned by EGRP
Wagon Trail, LLC	Oregon	Class A Membership Interests	100% by EGRP
Ward Butte Windfarm, LLC	Oregon	Class A Membership Interests	100% by EGRP
ExGen Renewables I Holding, LLC	Delaware	Membership Interests	100% owned by EGRP
ExGen Renewables I, LLC	Delaware	Membership Interests	100% owned by ExGen Renewables I Holding, LLC
Continental Wind Holding, LLC	Delaware	Membership Interests	100% owned by ExGen Renewables I, LLC
Continental Wind, LLC (“CW”)	Delaware	Membership Interests	100% owned by Continental Wind Holding, LLC
Beebe Renewable Energy, LLC	Delaware	Membership Interests	100% owned by CW
Bennett Creek Windfarm, LLC	Idaho	Membership Interests	100% owned by CW
Cassia Gulch Wind Park LLC	Idaho	Membership Interests	100% owned by CW
Cassia Wind Farm LLC	Idaho	Membership Interests	100% owned by CW
Four Corners Windfarm, LLC	Oregon	Membership Interests	100% owned by CW
Four Mile Canyon Windfarm, LLC	Oregon	Membership Interests	100% owned by CW

Greensburg Wind Farm, LLC	Delaware	Membership Interests	100% owned by CW
Harvest Windfarm, LLC	Michigan	Membership Interests	100% owned by CW
Harvest II Windfarm, LLC	Delaware	Membership Interests	100% owned by CW
High Mesa Energy, LLC	Idaho	Membership Interests	100% owned by CW
Hot Springs Windfarm, LLC	Idaho	Membership Interests	100% owned by CW
Michigan Wind 2, LLC	Delaware	Membership Interests	100% owned by CW
Shooting Star Wind Project, LLC	Delaware	Membership Interests	100% owned by CW
Tuana Springs Energy, LLC	Idaho	Membership Interests	100% owned by CW
Whitetail Wind Energy, LLC	Delaware	Membership Interests	100% owned by CW
Wildcat Wind LLC	New Mexico	Membership Interests	100% owned by CW
Wildcat Finance, LLC	Delaware	Membership Interests	100% owned by Wildcat Wind LLC
Renewable Power Generation Holdings, LLC	Delaware	Membership Interests	100% owned by EGRP
Renewable Power Generation, LLC (“RPG”)	Delaware	Membership Interests	100% owned by Renewable Power Generation Holdings, LLC
Beebe 1B Renewable Energy, LLC	Delaware	Membership Interests	100% owned by RPG
Constellation Solar Horizons, LLC	Delaware	Membership Interests	100% owned by RPG
Cow Branch Wind Power, L.L.C	Missouri	Membership Interests	100% owned by RPG
CR Clearing, LLC	Missouri	Membership Interests	100% owned by RPG
Sacramento PV Energy, LLC	Delaware	Membership Interests	100% owned by RPG
Threemile Canyon Wind I, LLC	Oregon	Membership Interests	100% owned by RPG
Wind Capital Holdings, LLC	Missouri	Membership Interests	100% owned by RPG

Schedule 3.07(d) - Equity Interests

1.	The Organizational Documents of Holding, the Borrower and its Subsidiaries.

2.
The rights of EGRIV and Peach Power, Inc., as the owners of the Class A Membership Interest, and the rights of DCO Energy, LLC, as the owner of the Class B Membership Interest, under the Amended and Restated Limited Liability Company Agreement of Constellation DCO Albany Power Holdings, LLC, dated as of October 6, 2017.

3.	The rights of ExGen Renewables IV, LLC under the Call Option Agreement dated as of October 6, 2017.

4.
The rights of ExGen Renewables Holdings, LLC, as the Class A Member, and the rights of John Hancock Life Insurance Company, as the Class B Member, under the Amended and Restated Limited Liability Company Agreement of ExGen Renewable Partners, LLC dated July 6, 2017.

5.
The rights of Bluestem Wind Energy Member, LLC, as the Class A Member, under the Amended and Restated Limited Liability Company Agreement of Bluestem Wind Energy Holdings, LLC dated as of December 22, 2016.

6.
The rights of Homestead Windfarm LLC (as assignee from Columbia Windfarm, LLC), as the Class B Member, under the Amended and Restated Limited Liability Company Agreement of Oregon Trail Windfarm, LLC dated August 4, 2008.

7.	The rights of Oregon International Holding, Inc., as the Class B Member, under the Amended and Restated Limited Liability Company Agreement Pacific Canyon Windfarm, LLC dated August 4, 2008.

8.
The rights of Homestead Windfarm LLC (as assignee from Columbia Windfarm, LLC), as the Class B Member, under the Amended and Restated Limited Liability Company Agreement of Sand Ranch Windfarm, LLC dated August 4, 2008.

9.	The rights of Pacific Trail Windfarm, LLC, as the Class B Member, under the Amended and Restated Limited Liability Company Agreement of Ward Butte Windfarm, LLC dated August 4, 2008.

10.	The rights of Frank Mader and LaVonne Mader, as the Class B Members, under the Amended and Restated Limited Liability Company Agreement of Big Top, LLC dated October 21, 2008

11.	The rights of Kent Madison and Shannon Madison, as the Class B Members, under the Amended and Restated Limited Liability Company Agreement of Butter Creek Power, LLC dated October 21, 2008.

12.	The rights of Shannon Rust and Tim Rust, as the Class B Members, under the Amended and Restated Limited Liability Company Agreement of Wagon Trail, LLC dated October 21, 2008.

13.	Option Agreement, dated March 31, 2016, between Exelon Generation Company, LLC and Wilmington Trust, National Association, as collateral agent.

14.	Call Option Agreement, dated April 26, 2011, between Belectric Solarkraftwerke GmbH and Sacramento PV Energy, LLC.

15.	Option Agreement, dated September 30, 2013, between Exelon Corporation and Wilmington Trust, National Association, as collateral agent.

Schedule 6.01(i) - Project Level Indebtedness

The Indebtedness incurred pursuant to the documents set forth in Parts A-F of Schedule 1.01A and the documents set forth in Part 2 of Schedule 1.01B.

Schedule 6.02(a) - Liens

To the extent qualifying as a Lien, the matters set forth in Section 3.07(d) applicable to the Loan Parties and the terms and limitations set forth in the Organizational Documents for the Loan Parties.
Schedule 6.07(b) - Transactions with Affiliates
Various Projects
The contracts listed in part 3 of Schedule 1.01B

Echo I
(Sand Ranch Windfarm, LLC, Oregon Trail Windfarm, LLC, Pacific Canyon Windfarm, LLC and Ward Butte Windfarm, LLC)

1.	REC Transfer Agreement, dated August 4, 2008, by and between Oregon Windfarms, LLC and Sand Ranch Windfarm, LLC.

2.	REC Transfer Agreement, dated August 4, 2008, by and between Oregon Windfarms, LLC and Oregon Trail Windfarm, LLC.

3.	REC Transfer Agreement, dated August 4, 2008, by and between Oregon Windfarms, LLC and Pacific Canyon Windfarm, LLC.

4.	REC Transfer Agreement, dated August 4, 2008, by and between Oregon Windfarms, LLC and Ward Butte Windfarm, LLC.

5.	Construction Management Agreement, dated August 4, 2008, by and between Sand Ranch Windfarm, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC)

6.	Construction Management Agreement, dated August 4, 2008, by and between Oregon Trail Windfarm, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

7.	Construction Management Agreement, dated August 4, 2008, by and between Pacific Canyon Windfarm, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

8.	Construction Management Agreement, dated August 4, 2008, by and between Ward Butte Windfarm, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

9.	Operation and Maintenance Management Agreement, dated August 4, 2008, by and between Sand Ranch Windfarm, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

10.	Operation and Maintenance Management Agreement, dated August 4, 2008, by and between Oregon Trail Windfarm, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

11.	Operation and Maintenance Management Agreement, dated August 4, 2008, by and between Pacific Canyon Windfarm, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

12.	Operation and Maintenance Management Agreement, dated August 4, 2008, by and between Ward Butte Windfarm, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

13.
Engineering & Procurement Agreement, dated September 16, 2008, by and among PacifiCorp and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC) as Shared Facilities Manager appointed by Four Mile Canyon Windfarm, LLC, Sand Ranch Windfarm, LLC, Ward Butte Windfarm, LLC, Oregon Trail Windfarm, LLC, Four Corners Windfarm, LLC and Pacific Canyon Windfarm, LLC.

14.
Commissioning and Final Completion Agreement, dated October 28, 2008, by and among Pacific Canyon Windfarm, LLC, Sand Ranch Windfarm, LLC, Ward Butte Windfarm, LLC, Oregon Trail Windfarm, LLC, Butter Creek Power, LLC, Big Top, LLC, Wagon Trail, LLC, Vestas-American Wind Technology, Inc. and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

15.
Service and Maintenance Agreement, dated October 28, 2008, by and among Pacific Canyon Windfarm, LLC, Sand Ranch Windfarm, LLC, Ward Butte Windfarm, LLC, Oregon Trail Windfarm, LLC, Butter Creek Power, LLC, Big Top, LLC, Wagon Trail, LLC, Vestas-American Wind Technology, Inc. and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC), as amended by that First Amendment to Service and Maintenance Agreement, dated July 29, 2010.

16.
Warranty Agreement, dated October 28, 2008, by and among Pacific Canyon Windfarm, LLC, Sand Ranch Windfarm, LLC, Ward Butte Windfarm, LLC, Oregon Trail Windfarm, LLC, Butter Creek Power, LLC, Big Top, LLC, Wagon Trail, LLC, Vestas-American Wind Technology, Inc. and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

17.
Service and Maintenance Agreement, dated June 1, 2014, by and among Pacific Canyon Windfarm, LLC, Sand Ranch Windfarm, LLC, Ward Butte Windfarm, LLC, Oregon Trail Windfarm, LLC, Butter Creek Power, LLC, Big Top, LLC, Wagon Trail, LLC, Vestas-American Wind Technology, Inc. and Exelon Wind, LLC.

18.
69 KV Power Line 69 kV Line Agreement, dated February 20, 2012, by and among Oregon Windfarms, LLC, Sand Ranch Windfarm, LLC, Oregon Trail Windfarm, LLC, Ward Butte Windfarm, LLC, Pacific Canyon Windfarm, LLC, Four Mile Canyon Windfarm, LLC, Four Corners Windfarm, LLC, Big Top, LLC, Butter Creek Power, LLC, Wagon Trail, LLC, High Plateau Windfarm, LLC, Lower Ridge Windfarm, LLC, Mule Hollow Windfarm, LLC, Pine City Windfarm, LLC and Exelon Wind, LLC.

19.
Wind Turbine Lockout Agreement, dated February 14, 2012, by and among Sand Ranch Windfarm, LLC, and Oregon Trail Windfarm, LLC, Ward Butte Windfarm, LLC, Pacific Canyon Windfarm, LLC, Four Mile Canyon Windfarm, LLC, Four Corners Windfarm, LLC, Big Top, LLC, Butter Creek Power, LLC, Wagon Trail, LLC, High Plateau Windfarm, LLC, Lower Ridge Windfarm, LLC, Mule Hollow Windfarm, LLC, Pine City Windfarm, LLC and Exelon Wind, LLC.

20.
Agreement Regarding Shared Interconnection Facilities, dated January 18, 2012, by and among PacifiCorp, Sand Ranch Windfarm, LLC, Oregon Trail Windfarm, LLC, Ward Butte Windfarm, LLC, Pacific Canyon Windfarm, LLC, Four Mile Canyon Windfarm, LLC, Four Corners Windfarm, LLC, Big Top, LLC, Butter Creek Power, LLC, Wagon Trail, LLC, Lower Ridge Windfarm, LLC, High Plateau Windfarm, LLC, Mule Hollow Windfarm, LLC, Pine City Windfarm, LLC and Exelon Wind, LLC.

21.
Amended and Restated Assignment, Shared Premises, and Shared Facilities Agreement, dated October 21, 2008, by and among Oregon Windfarms, LLC, Four Mile Canyon Windfarm, LLC, Four Corners Windfarm, LLC, Ward Butte Windfarm, LLC, Pacific Canyon Windfarm, LLC, Sand Ranch Windfarm, LLC, Oregon Trail Windfarm, LLC, Butter Creek Power, LLC, Wagon Trail, LLC, Big Top, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

22.
Strategic Investment Program Agreement, dated December 17, 2008, by and among Morrow County, Umatilla County, Four Corners Windfarm, LLC, Four Mile Canyon Windfarm, LLC, Pacific Canyon Windfarm, LLC, Sand Ranch Windfarm, LLC, Ward Butte Windfarm, LLC, Oregon Trail Windfarm, LLC, Butter Creek Power, LLC, Big Top, LLC and Wagon Trail, LLC.

23.
Station Load, Losses and Net Output Allocation Algorithm for the Morrow Projects, dated January 2012, by and among Sand Ranch Windfarm, LLC, Oregon Trail Windfarm, LLC, Ward Butte Windfarm, LLC, Pacific Canyon Windfarm, LLC, Four Mile Canyon Windfarm, LLC, Four Corners Windfarm, LLC, Big Top, LLC, Butter Creek Power, LLC, Wagon Trail, LLC, Lower Ridge Windfarm, LLC, High Plateau Windfarm, LLC, Mule Hollow Windfarm, LLC, Pine City Windfarm, LLC and PacifiCorp.

24.
Transmit Electricity Agreement, dated July 27, 2009, by and among Oregon Windfarms, LLC, Four Mile Canyon Windfarm, LLC, Ward Butte Windfarm, LLC, Four Corners Windfarm, LLC, Pacific Canyon Windfarm, LLC, Wagon Trail, LLC, Big Top, LLC, Butter Creek Power, LLC, Sand Ranch Windfarm, LLC and Oregon Trail Windfarm, LLC.

25.	Project Administration Agreement, dated August 4, 2008, by and between Sand Ranch Windfarm, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

26.	Project Administration Agreement, dated August 4, 2008, by and between Oregon Trail Windfarm, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

27.	Project Administration Agreement, dated August 4, 2008, by and between Pacific Canyon Windfarm, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

28.	Project Administration Agreement, dated August 4, 2008, by and between Ward Butte Windfarm, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

29.
Agreement for the Purchase and Sale of Renewable Energy Certificates, dated August 21, 2009, by and among Grey K Renewable Energy Limited, Oregon Windfarms, LLC, Sand Ranch Windfarm, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

30.
Agreement for the Purchase and Sale of Renewable Energy Certificates, dated August 21, 2009, by and among Grey K Renewable Energy Limited, Oregon Windfarms, LLC, Oregon Trail Windfarm, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

31.
Agreement for the Purchase and Sale of Renewable Energy Certificates, dated August 21, 2009, by and among Grey K Renewable Energy Limited, Oregon Windfarms, LLC, Pacific Canyon Windfarm, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

32.
Agreement for the Purchase and Sale of Renewable Energy Certificates, dated August 21, 2009, by and among Grey K Renewable Energy Limited, Oregon Windfarms, LLC, Ward Butte Windfarm, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

33.	Letter Agreement, dated August 3, 2013, by and among Oregon Windfarms, LLC, Four Mile Canyon Windfarm, LLC, Four Corners Windfarm, LLC, and Exelon Wind, LLC.

34.
Assignment, Assumption, Consent and Release Agreement, dated August 16, 2017, by and among Grey K Renewable Energy Limited, Exelon Generation Company, LLC, Oregon Windfarms, LLC, Oregon Trail Windfarm, LLC, and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

35.
Assignment, Assumption, Consent and Release Agreement, dated August 16, 2017, by and among Grey K Renewable Energy Limited, Exelon Generation Company, LLC, Oregon Windfarms, LLC, Pacific Canyon Windfarm, LLC, and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

36.
Assignment, Assumption, Consent and Release Agreement, dated August 16, 2017, by and among Grey K Renewable Energy Limited, Exelon Generation Company, LLC, Oregon Windfarms, LLC, Sand Ranch Windfarm, LLC, and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

37.
Assignment, Assumption, Consent and Release Agreement, dated August 16, 2017, by and among Grey K Renewable Energy Limited, Exelon Generation Company, LLC, Oregon Windfarms, LLC, Ward Butte Windfarm, LLC, and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

Echo III
(Big Top, LLC, Butter Creek Power, LLC and Wagon Trail, LLC)

1.	Construction Management Agreement, dated October 21, 2008, by and between Big Top, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

2.	Construction Management Agreement, dated October 21, 2008, by and between Butter Creek Power, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

3.	Construction Management Agreement, dated October 21, 2008, by and between Wagon Trail, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

4.	Operation and Maintenance Management Agreement, dated October 21, 2008, by and between Big Top, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

5.	Operation and Maintenance Management Agreement, dated October 21, 2008, by and between Butter Creek Power, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

6.	Operation and Maintenance Management Agreement, dated October 21, 2008, by and between Wagon Trail, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

7.
Transmit Electricity Agreement, dated July 27, 2009, by and among Oregon Windfarms, LLC, Four Mile Canyon Windfarm, LLC, Ward Butte Windfarm, LLC, Four Corners Windfarm, LLC, Pacific Canyon Windfarm, LLC, Wagon Trail, LLC, Big Top, LLC, Butter Creek Power, LLC, Sand Ranch Windfarm, LLC and Oregon Trail Windfarm, LLC.

8.
Service and Maintenance Agreement, dated June 1, 2014, by and among Pacific Canyon Windfarm, LLC, Sand Ranch Windfarm, LLC, Ward Butte Windfarm, LLC, Oregon Trail Windfarm, LLC, Butter Creek Power, LLC, Big Top, LLC, Wagon Trail, LLC, Vestas-American Wind Technology, Inc. and Exelon Wind, LLC.

9.
69 KV Power Line 69 kV Line Agreement, dated February 20, 2012, by and among Oregon Windfarms, LLC, Sand Ranch Windfarm, LLC, Oregon Trail Windfarm, LLC, Ward Butte Windfarm, LLC, Pacific Canyon Windfarm, LLC, Four Mile Canyon Windfarm, LLC, Four Corners Windfarm, LLC, Big Top, LLC, Butter Creek Power, LLC, Wagon Trail, LLC, High Plateau Windfarm, LLC, Lower Ridge Windfarm, LLC, Mule Hollow Windfarm, LLC, Pine City Windfarm, LLC and Exelon Wind, LLC.

10.
Wind Turbine Lockout Agreement, dated February 14, 2012, by and among Sand Ranch Windfarm, LLC, Oregon Trail Windfarm, LLC, Ward Butte Windfarm, LLC, Pacific Canyon Windfarm, LLC, Four Mile Canyon Windfarm, LLC, Four Corners Windfarm, LLC, Big Top, LLC, Butter Creek Power, LLC, Wagon Trail, LLC, High Plateau Windfarm, LLC, Lower Ridge Windfarm, LLC, Mule Hollow Windfarm, LLC, Pine City Windfarm, LLC and Exelon Wind, LLC.

11.
Agreement Regarding Shared Interconnection Facilities, dated January 18, 2012, by and among PacifiCorp, Sand Ranch Windfarm, LLC, Oregon Trail Windfarm, LLC, Ward Butte Windfarm, LLC, Pacific Canyon Windfarm, LLC, Four Mile Canyon Windfarm, LLC, Four Corners Windfarm, LLC, Big Top, LLC, Butter Creek Power, LLC, and Wagon Trail, LLC, Lower Ridge Windfarm, LLC, High Plateau Windfarm, LLC, Mule Hollow Windfarm, LLC, Pine City Windfarm, LLC and Exelon Wind, LLC.

12.
Commissioning and Final Completion Agreement, dated October 28, 2008, by and among Pacific Canyon Windfarm, LLC, Sand Ranch Windfarm, LLC, Ward Butte Windfarm, LLC, Oregon Trail Windfarm, LLC, Butter Creek Power, LLC, Big Top, LLC, Wagon Trail, LLC, Vestas-American Wind Technology, Inc. and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

13.
Amended and Restated Assignment, Shared Premises, and Shared Facilities Agreement, dated October 21, 2008, by and among Oregon Windfarms, LLC, Four Mile Canyon Windfarm, LLC, Four Corners Windfarm, LLC, Ward Butte Windfarm, LLC, Pacific Canyon Windfarm, LLC, Sand Ranch Windfarm, LLC, Oregon Trail Windfarm, LLC, Butter Creek Power, LLC, Wagon Trail, LLC, Big Top, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

14.
Strategic Investment Program Agreement, dated December 17, 2008, by and among Morrow County, Umatilla County, Four Corners Windfarm, LLC, Four Mile Canyon Windfarm, LLC, Pacific Canyon Windfarm, LLC, Sand Ranch Windfarm, LLC, Ward Butte Windfarm, LLC, Oregon Trail Windfarm, LLC, Butter Creek Power, LLC, Big Top, LLC and Wagon Trail, LLC.

15.
Station Load, Losses and Net Output Allocation Algorithm for the Morrow Projects, dated January 2012, by and among Sand Ranch Windfarm, LLC, Oregon Trail Windfarm, LLC, Ward Butte Windfarm, LLC, Pacific Canyon Windfarm, LLC, Four Mile Canyon Windfarm, LLC, Four Corners Windfarm, LLC, Big Top, LLC, Butter Creek Power, LLC, Wagon Trail, LLC, Lower Ridge Windfarm, LLC, High Plateau Windfarm, LLC, Mule Hollow Windfarm, LLC, Pine City Windfarm, LLC and PacifiCorp.

16.	Engineering & Procurement Agreement, dated September 16, 2008, by and between PacifiCorp and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC) as Shared Facilities Manager.

17.	Balance of Plant Engineering and Construction Contract, dated July 23, 2008, by and between Exelon Wind, LLC (f/k/a John Deere Renewables, LLC) and Silvey Enterprises, Inc.

18.	Project Administration Agreement, dated October 21, 2008, by and between Big Top, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

19.	Project Administration Agreement, dated October 21, 2008, by and between Butter Creek Power, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

20.	Project Administration Agreement, dated October 21, 2008, by and between Wagon Trail, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

21.	Assignment, Assumption, Consent and Release Agreement, dated August 16, 2017, by and among Grey K Renewable Energy Limited, Exelon Generation Company, and Big Top, LLC.

22.	Assignment, Assumption, Consent and Release Agreement, dated August 16, 2017, by and among Grey K Renewable Energy Limited, Exelon Generation Company, and Butter Creek Power, LLC.

23.	Assignment, Assumption, Consent and Release Agreement, dated August 16, 2017, by and among Grey K Renewable Energy Limited, Exelon Generation Company, and Wagon Trail, LLC.

Bluestem

1.
Membership Interest Purchase and Equity Capital Contribution Agreement, dated December 22, 2016, by and among Bluestem Wind Energy Holdings, LLC, Exelon Wind, LLC, Bluestem Wind Energy Members, LLC, BAL Investment & Advisory, Inc. and Antrim Corporation.

2.
Escrow Agreement, dated December 22, 2016, by and among Bluestem Wind Energy Member, LLC, Bluestem Wind Energy Holdings, LLC, BAL Investment & Advisory, Inc., Antrim Corporation and Wilmington Trust, National Association.

3.	Global Services Agreement, dated December 22, 2016, by and among Bluestem Wind Energy Holdings, LLC, Bluestem Wind Energy, LLC and Exelon Generation Company, LLC.

4.	Service Procurement Agreement, dated December 22, 2016, by and between Bluestem Wind Energy, LLC and Exelon Business Services Company, LLC.

5.	Reimbursement Agreement, dated December 22, 2016, by and between Exelon Generation Company, LLC and Bluestem Wind Energy, LLC.

6.	Assignment and Assumption Agreement, dated December 22, 2016, by and between Exelon Wind, LLC and Bluestem Wind Energy, LLC.

7.	Promissory Note, dated December 22, 2016, by and between Bluestem Wind Energy, LLC and Exelon Generation Company, LLC.

Criterion

1.	Shared Facilities Agreement, dated September 22, 2015, by and among Criterion Power Partners LLC, Fair Wind Power Partners, LLC and Exelon Wind, LLC.
Fourmile Wind

1.	PTC Offtake Agreement, dated July 6, 2017, by and between Exelon Corporation and Fourmile Wind Energy, LLC.
Michigan Wind 1

1.	Shared Facilities Agreement, dated September 27, 2013, by and between Michigan Wind 1, LLC and Michigan Wind 2, LLC.

2.	Substation Site Easement Agreement, dated September 13, 2013, by and between Michigan Wind 1, LLC and Michigan Wind 2, LLC.

3.	Management Services Agreement, dated May 1, 2007, by and between Harvest Wind Farm, LLC and Michigan Wind LLC.

4.	Assignment of Amended and Restated Large Generator Interconnection Agreement, dated August 17, 2011, by and between Michigan Wind 1, LLC and Michigan Wind 2, LLC.

5.
Consent to Assignment of Amended and Restated Large Interconnection Agreement, dated August 10, 2011, by and among Michigan Wind 1, LLC, Michigan Wind 2, LLC, International Transmission Company and Midwest Independent Transmission System Operator, Inc.

Sendero

1.	PTC Offtake Agreement, dated July 6, 2017, by and between Exelon Corporation and Sendero Wind Energy, LLC.

Renewable Power Generation Projects

1.	Service Procurement Agreement, dated March 31, 2016, by and between Renewable Power Generation, LLC and Exelon Business Services, LLC.

2.	Global Management Services Agreement, dated March 31, 2016, by and between Renewable Power Generation, LLC and Exelon Generation Company, LLC.

3.	PTC Offtake Agreement, dated March 31, 2016, by and between Exelon Generation Company, LLC and Renewable Power Generation, LLC.

4.	PTC Option Agreement, dated March 31, 2016, by and between Exelon Generation Company, LLC and Renewable Power Generation, LLC.

5.	Reimbursement Agreement (Insurance), dated March 31, 2016, by and between Exelon Generation Company and Renewable Power Generation, LLC.

6.	Assignment and Assumption Agreement, dated March 31, 2016, by and between Exelon Wind, LLC and Renewable Power Generation, LLC (CG Power Systems USA, Inc.).

7.	Assignment and Assumption Agreement, dated March 31, 2016, by and between Exelon Wind, LLC and Renewable Power Generation, LLC (Run Energy, L.P.).
Beebe 1B

1.	Co-Tenancy, Shared Facilities and Easement Agreement, dated July 19, 2013, by and among Beebe Renewable Energy, LLC, Beebe 1B Renewable, LLC and Exelon Wind, LLC.

2.	Substation Co-Tenancy, Shared Facilities and Easement Agreement, dated July 19, 2013, by and among Beebe Renewable Energy, LLC, Beebe 1B Renewable, LLC and Exelon Wind, LLC.

3.	Build-Out Agreement, dated July 19, 2013, by and among Beebe Renewable Energy, LLC, Beebe 1B Renewable, LLC, and Exelon Wind, LLC.

4.	Build-Out Agreement, dated August 9, 2013, by and among Beebe Renewable Energy, LLC, Beebe 1B Renewable, LLC, Beebe Renewable Energy 2, LLC and Exelon Wind, LLC.

5.	Transmission Easement Agreement, dated July 19, 2013, by and between Beebe Renewable Energy, LLC and Beebe 1B Renewable Energy, LLC.

6.	Interconnection Easement Agreement (Substation), dated July 19, 2013, by and between Beebe Renewable Energy, LLC and Beebe 1B Renewable Energy, LLC.

7.	Shared Facilities Easement Agreement, dated July 19, 2013, by and between Beebe Renewable Energy, LLC and Beebe 1B Renewable Energy, LLC.

8.	Wind Energy Project Sublease Agreement (Substation), dated July 19, 2013, by and between Beebe Renewable Energy, LLC and Beebe 1B Renewable Energy, LLC.

9.	Substation Site Easement Agreement (Substation), dated July 19, 2013, by and between Beebe Renewable Energy, LLC and Beebe 1B Renewable Energy, LLC.
Cow Branch

1.	Master Maintenance and Service Agreement, dated April 1, 2015, by and among Wind Capital Holdings, LLC, CR Clearing, LLC, Cow Branch Wind Power, L.L.C. and Suzlon Wind Energy Corporation.
Conception (CR Clearing, LLC)

1.	Master Maintenance and Service Agreement, dated April 1, 2015, by and among Wind Capital Holdings, LLC, CR Clearing, LLC, Cow Branch Wind Power, L.L.C. and Suzlon Wind Energy Corporation.
Bluegrass (Wind Capital Holding, LLC)

1.	Master Maintenance and Service Agreement, dated April 1, 2015, by and among Wind Capital Holdings, LLC, CR Clearing, LLC, Cow Branch Wind Power, L.L.C. and Suzlon Wind Energy Corporation.
Threemile Canyon

1.	Assignment, Assumption, Consent and Release Agreement, dated August 16, 2017, by and among Grey K Renewable Energy Limited, Exelon Generation Company, LLC, and Threemile Canyon Wind I, LLC.
Solar Horizons

1.
Operation and Maintenance Agreement, dated September 7, 2012, by and between Constellation Solar Horizons, LLC and Constellation NewEnergy, Inc., as amended by First Amendment to Operation and Maintenance Agreement, dated March 31, 2016.

Continental Wind Projects

1.	Services Agreement, dated 2015, by and between Constellation Power Source Generation, LLC (acting as Exelon Industrial Services) and Continental Wind, LLC.

2.	Global Management Services Agreement, dated June 14, 2013, by and between Continental Wind, LLC and Exelon Generation Company, LLC.

3.	PTC Offtake Agreement, dated September 1, 2013, between Exelon Corporation and Continental Wind, LLC.

4.	PTC Option Agreement, dated September 1, 2013, between Exelon Corporation and Continental Wind, LLC.

5.	Assignment and Assumption Agreement, dated September 30, 2013, by and between Exelon Wind, LLC and Continental Wind, LLC.

6.	Reimbursement Agreement (Insurance), dated September 23, 2013, by and between Exelon Generation Company and Continental Wind, LLC.

7.	Assignment of Renewable Energy Purchase Agreement, dated September 30, 2013 , by and among Harvest II Windfarm, LLC, Beebe Renewable Energy, LLC, Michigan Wind 2, LLC,

Consumers Energy Company, Wilmington Trust, National Association, and Credit Agricole Corporate and Investment Bank.
Whitetail

1.	Electricity Supply Agreement, dated August 10, 2012, by and between Whitetail Wind Energy, LLC and Constellation NewEnergy, Inc.
Michigan Wind 2

1.	Shared Facilities Agreement, dated September 27, 2013, by and between Michigan Wind 1, LLC and Michigan Wind 2, LLC.

2.	Assignment of Amended and Restated Large Generator Interconnection Agreement, dated August 17, 2011, by and between Michigan Wind 1, LLC and Michigan Wind 2, LLC.

3.
Consent to Assignment of Amended and Restated Large Interconnection Agreement, dated August 10, 2011, by and among Michigan Wind 1, LLC, Michigan Wind 2, LLC, International Transmission Company and Midwest Independent Transmission System Operator, Inc.

Beebe 1A

1.	Co-Tenancy, Shared Facilities and Easement Agreement, dated July 19, 2013, by and among Beebe Renewable Energy, LLC, Beebe 1B Renewable Energy, LLC and Exelon Wind, LLC.

2.	Substation Co-Tenancy, Shared Facilities and Easement Agreement, dated July 19, 2013, by and among Beebe Renewable Energy, LLC, Beebe 1B Renewable Energy, LLC and Exelon Wind, LLC.

3.	Build-Out Agreement, dated July 19, 2013, by and among Beebe Renewable Energy, LLC, Beebe 1B Renewable Energy, LLC and Exelon Wind, LLC.

4.	Build-Out Agreement, dated August 9, 2013, by and among Beebe Renewable Energy, LLC, Beebe 1B Renewable Energy, LLC, Beebe Renewable Energy 2, LLC and Exelon Wind, LLC.

5.	Wind Energy Project Sublease Agreement, dated July 19, 2013, by and among Beebe Renewable Energy, LLC, Beebe 1B Renewable, LLC and Exelon Wind, LLC.
Harvest and Harvest II

1.
Amended and Restated Generator Interconnection Agreement, dated July 3, 2012, by and among Harvest Windfarm, LLC, International Transmission Company (dba ITC Transmission) and Midwest Independent Transmission System Operator, Inc., as assigned by that Assignment Agreement, dated September 18, 2012, by and between Harvest Windfarm, LLC and Harvest II Windfarm, LLC.

2.	Shared Facilities Agreement, dated January 1, 2012, by and between Harvest Wind Farm, LLC and Harvest II Wind Farm, LLC.

3.	Management Services Agreement, dated May 1, 2007, by and between Harvest Wind Farm, LLC and Michigan Wind LLC.

4.	Performance Bond and Guaranty, dated April 30, 2012, made by Harvest II Windfarm, LLC and Exelon Generation Company, LLC in favor of Huron County.
Mountain Home

1.	Generator Interconnection Agreement, dated September 13, 2007, by and among Bennett Creek Windfarm, LLC, Hot Springs Windfarm, LLC, and Idaho Power Company - Delivery.

2.
Master Maintenance and Service Agreement, dated April 1, 2015, by and among Suzlon Wind Energy Corporation, Bennett Creek Wind Farm, LLC, Cassia Gulch Wind Park LLC, Cassia Wind Farm LLC, Greensburg Wind Farm, LLC, Hot Springs Windfarm, LLC and Tuana Springs Energy, LLC.

High Mesa (High Mesa Energy, LLC)

1.	Assignment and Assumption Agreement, dated September 30, 2013, by and among Exelon Wind, LLC, High Mesa Energy, LLC and Continental Wind, LLC.

2.	Assignment and Assumption Agreement, dated August 30, 2012, by and between Exelon Wind, LLC and High Mesa Energy, LLC.
Cassia Wind Farm, LLC Cassia Gulch Wind Park, LLC and Tuana Springs, LLC

1.	Generator Interconnection Agreement, dated February 11, 2009, by and among Cassia Gulch Wind Park, LLC, Cassia Wind Farm, LLC and Idaho Power Company - Delivery.

2.
Master Maintenance and Service Agreement, dated April 1, 2015, by and among Suzlon Wind Energy Corporation, Bennett Creek Wind Farm, LLC, Cassia Gulch Wind Park LLC, Cassia Wind Farm LLC, Greensburg Wind Farm, LLC, Hot Springs Windfarm, LLC and Tuana Springs Energy, LLC.

3.
Assignment, Shared Premises and Shared Facilities Agreement, dated April 10, 2010, by and among Cassia Gulch Wind Park, LLC, Cassia Wind Farm, LLC, Tuana Springs Energy, LLC, and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC), reference to which is made in that certain Memorandum of Assignment, Shared Premises and Shared Facilities Agreement, dated August 13, 2013 and recorded August 15, 2013.

4.	Firm Energy Sales Agreement, dated August 5, 2009, by and between Cassia Gulch Wind Park LLC, Tuana Springs Energy, LLC and Idaho Power Company.

5.	Generator Interconnection Agreement, dated February 26, 2010, among Cassia Gulch Wind Park, LLC, Tuana Springs Energy, LLC, and Idaho Power Company - Delivery.
Wildcat

1.	Bond Purchase Agreement, dated March 23, 2012, by and between Wildcat Finance, LLC, Lea County, New Mexico and Wildcat Wind LLC.
Echo II
(Four Corners Windfarm, LLC and Four Mile Canyon Windfarm, LLC)

1.	REC Sharing Agreement, dated August 4, 2008, by and between Oregon Windfarms, LLC and Four Corners Windfarm, LLC.

2.	REC Sharing Agreement, dated August 4, 2008, by and between Oregon Windfarms, LLC and Four Mile Canyon Windfarm, LLC.

3.
69 KV Power Line 69 kV Line Agreement, dated February 20, 2012, by and among Oregon Windfarms, LLC, Sand Ranch Windfarm, LLC, Oregon Trail Windfarm, LLC, Ward Butte Windfarm, LLC, Pacific Canyon Windfarm, LLC, Four Mile Canyon Windfarm, LLC, Four Corners Windfarm, LLC, Big Top, LLC, Butter Creek Power, LLC, Wagon Trail, LLC, High Plateau Windfarm, LLC, Lower Ridge Windfarm, LLC, Mule Hollow Windfarm, LLC, Pine City Windfarm, LLC and Exelon Wind, LLC.

4.
Wind Turbine Lockout Agreement, dated February 14, 2012, by and among Sand Ranch Windfarm, LLC, Oregon Trail Windfarm, LLC, Ward Butte Windfarm, LLC, Pacific Canyon Windfarm, LLC, Four Mile Canyon Windfarm, LLC, Four Corners Windfarm, LLC, Big Top, LLC, Butter Creek Power, LLC, Wagon Trail, LLC, High Plateau Windfarm, LLC, Lower Ridge Windfarm, LLC, Mule Hollow Windfarm, LLC, Pine City Windfarm, LLC and Exelon Wind, LLC.

5.
Agreement Regarding Shared Interconnection Facilities, dated January 18, 2012, by and among PacifiCorp, Sand Ranch Windfarm, LLC, Oregon Trail Windfarm, LLC, Ward Butte Windfarm, LLC, Pacific Canyon Windfarm, LLC, Four Mile Canyon Windfarm, LLC, Four Corners Windfarm, LLC, Big Top, LLC, Butter Creek Power, LLC, Wagon Trail, LLC, Lower Ridge Windfarm, LLC, High Plateau Windfarm, LLC, Mule Hollow Windfarm, LLC, Pine City Windfarm, LLC and Exelon Wind, LLC.

6.
Amended and Restated Assignment, Shared Premises, and Shared Facilities Agreement, dated October 21, 2008, by and among Oregon Windfarms, LLC, Four Mile Canyon Windfarm, LLC, Four Corners Windfarm, LLC, Ward Butte Windfarm, LLC, Pacific Canyon Windfarm, LLC, Sand Ranch Windfarm, LLC, Oregon Trail Windfarm, LLC, Butter Creek Power, LLC, and Wagon Trail, LLC, Big Top, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

7.
Strategic Investment Program Agreement, dated December 17, 2008, by and among Morrow County, Umatilla County, Four Corners Windfarm, LLC, Four Mile Canyon Windfarm, LLC, Pacific Canyon Windfarm, LLC, Sand Ranch Windfarm, LLC, Ward Butte Windfarm, LLC, Oregon Trail Windfarm, LLC, Butter Creek Power, LLC, Big Top, LLC and Wagon Trail, LLC.

8.
Station Load, Losses and Net Output Allocation Algorithm for the Morrow Projects, dated January 2012, by and among Sand Ranch Windfarm, LLC, Oregon Trail Windfarm, LLC, Ward Butte Windfarm, LLC, Pacific Canyon Windfarm, LLC, Four Mile Canyon Windfarm, LLC, Four Corners Windfarm, LLC, Big Top, LLC, Butter Creek Power, LLC, Wagon Trail, LLC, Lower Ridge Windfarm, LLC, High Plateau Windfarm, LLC, Mule Hollow Windfarm, LLC, Pine City Windfarm, LLC and PacifiCorp.

9.
Agreement for the Purchase and Sale of Renewable Energy Certificates, dated August 21, 2009, by and between Grey K Renewable Energy Limited, Oregon Windfarms, LLC, Four Corners Windfarm, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

10.
Agreement for the Purchase and Sale of Renewable Energy Certificates, dated August 21, 2009, between Grey K Renewable Energy Limited, Oregon Windfarms, LLC, Four Mile Canyon Windfarm, LLC and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

11.	Assignment, Assumption, Consent and Release Agreement, dated August 16, 2017, by and among Grey K Renewable Energy Limited, Exelon Generation Company, LLC, and Four Mile Canyon Windfarm, LLC.

12.	Assignment, Assumption, Consent and Release Agreement, dated August 16, 2017, by and among Grey K Renewable Energy Limited, Exelon Generation Company, LLC, and Four Corners Windfarm, LLC.

13.
Assignment, Assumption, Consent and Release Agreement, dated August 16, 2017, by and among Grey K Renewable Energy Limited, Exelon Generation Company, LLC, Oregon Windfarms, LLC, Four Mile Canyon Windfarm, LLC, and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

14.
Assignment, Assumption, Consent and Release Agreement, dated August 16, 2017, by and among Grey K Renewable Energy Limited, Exelon Generation Company, LLC, Oregon Windfarms, LLC, Four Corners Windfarm, LLC, and Exelon Wind, LLC (f/k/a John Deere Renewables, LLC).

Greensburg

1.
Master Maintenance and Service Agreement, dated April 1, 2015, by and among Suzlon Wind Energy Corporation, Bennett Creek Wind Farm, LLC, Cassia Gulch Wind Park LLC, Cassia Wind Farm LLC, Greensburg Wind Farm, LLC, Hot Springs Windfarm, LLC and Tuana Springs Energy, LLC.

Albany Green Energy Project

1.	Operation and Maintenance Agreement, dated 2016, by and between Albany Green Energy, LLC and Exelon Generation Company, LLC.

2.	Intercompany Steam Sales Agreement, dated September 30, 2016, by and between Albany Green Energy, LLC and Constellation NewEnergy, Inc.

3.	Amended and Restated Operation and Maintenance Agreement, dated 2017, by and between Albany Green Energy, LLC and Exelon Generation Company, LLC.

4.	Management Services Agreement, dated 2017, by and between Albany Green Energy, LLC and Exelon Generation Company, LLC.

5.	Reimbursement Agreement (Insurance), dated 2017, by and between Exelon Generation Company, LLC and Albany Green Energy, LLC.

SolGen Projects

1.	Operation and Maintenance Agreement, dated August 31, 2016, by and between California PV Energy, LLC and Constellation New Energy, Inc.

2.	Operation and Maintenance Agreement, dated August 31, 2016, by and between Constellation Solar Arizona, LLC and Constellation New Energy, Inc.

3.	Operation and Maintenance Agreement, dated August 31, 2016, by and between Constellation Solar Georgia, LLC and Constellation New Energy, Inc.

4.	Operation and Maintenance Agreement, dated August 31, 2016, by and between Mohave Sunrise Solar I, LLC and Constellation New Energy, Inc.

5.	Management Services Agreement, dated August 31, 2016, by and between SolGen, LLC and Constellation New Energy, Inc.

6.	REC Marketing and Other Services Agreement, dated August 31, 2016, by and between SolGen, LLC and Exelon Generation Company, LLC.

7.	Reimbursement Agreement, dated August 31, 2016, by and between SolGen, LLC and Exelon Generation Company, LLC.

8.	Collateral Facility Agreement, dated September 30, 2016, by and among Exelon Generation Company, LLC, SolGen, LLC, SolGen Holding, LLC, and each of the SolGen Projects.

AV Solar Ranch Project

1.
Administrative Services Agreement, dated September 27, 2011, by and between AV Solar Ranch 1, LLC and Exelon Generation Company, LLC, as amended by the First Amendment to the Administrative services Agreement, dated January 1, 2017.